As filed with the Securities and Exchange Commission on January 28, 2003

Registration No. 333-101463

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-11
REGISTRATION STATEMENT
Under
The Securities Act of 1933

WELLS REAL ESTATE FUND XIV, L.P.
(Exact name of registrant as specified in governing instruments)

6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092
(770) 449-7800
(Address, Including Zip Code, and Telephone Number, Including Area Code,
of Registrant’s Principal Executive Offices)

Donald Kennicott, Esq.
Michael K. Rafter, Esq.
Holland & Knight LLP
One Atlantic Center, Suite 2000
1201 West Peachtree Street, N.E.
Atlanta, Georgia 30309-3400
(404) 817-8500
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Agent for Service)

Georgia	01-0748981
(State or other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Numbers)

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

Approximate date of commencement of proposed sale to the public:    As soon as practicable following effectiveness of this Registration Statement.

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered(1)	Amount Being Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Cash Preferred Units Tax Preferred Units	4,500,000	$10.00	$45,000,000	$4,140

(1)	Cash preferred units and tax preferred units will be offered in combination, such that the aggregate dollar amount of units sold will not exceed $45,000,000.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

WELLS REAL ESTATE FUND XIV, L.P.

$1,250,000 Minimum Offering
Up to 4,500,000 units at a purchase price of $10.00 per unit

Wells Real Estate Fund XIV, L.P. (Wells Fund XIV) is a limited partnership that will invest in commercial real estate properties primarily consisting of high quality commercial office and industrial buildings leased to tenants having a net worth at the time of lease execution of over $100,000,000. This is what is commonly referred to as a “blind pool” offering in that we do not yet own any property and have not yet identified any properties for acquisition. We are offering and selling to the public 4,500,000 units of limited partnership interest for $10 per unit. Upon your purchase of units, you will elect to have your units treated as either:

•       Cash preferred units, which entitle you to
distributions of cash flow from operations; or

•       Tax preferred units, which entitle you to a
higher percentage of net sale proceeds upon the sale of our properties and allocations of certain tax deductions.

You must purchase at least 100 units for $1,000 except in certain states as described beginning on page     of this prospectus. Your money will be placed in an interest-bearing escrow account until we receive a minimum of $1,250,000 (125,000 units). If we do not sell the minimum amount of units by             , 2003, your money will be returned to you within 30 days thereafter.

The most significant risks relating to an investment in Wells Fund XIV include the following:

•       inability to resell or dispose of the units, except at a substantial     discount from the per unit price;

•       total reliance on the general partners to select properties and conduct     our operations;

•       authorization of substantial fees to the general partners and their     affiliates;

•       conflicts of interest facing the general partners including allocation of     time and resources devoted to Wells Fund XIV;

•       limited voting rights of limited partners;

•       if we only sell 125,000 units, we may buy only an interest in one     property;

•       liquidation of Wells Fund XIV may not occur for over 12 years; and

•       potential loss of your invested capital.

You should see the complete discussion of the risk factors beginning on page     .

The Offering:

•       Our units will be offered to the public at $10 per unit for a     total offering of $45,000,000.

•       We will offer units in Wells Fund XIV until the earlier of
                         , 2005, or the date we sell all $45,000,000     worth of units.

•       We will invest approximately 84% of the offering proceeds     raised in real estate properties, and the balance will be used     to pay fees and expenses.

•       We will pay selling commissions to broker-dealers of 7.0%     and a dealer manager fee of 2.5% out of offering proceeds     raised.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is a criminal offense if someone tells you otherwise.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

WELLS INVESTMENT SECURITIES, INC.

            , 2003

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Questions and Answers about this Offering

Q:	What is Wells Real Estate Fund XIV, L.P.?

A:
We are a public real estate program formed to acquire high quality commercial office and industrial buildings leased long-term to high net worth companies (typically having a minimum net worth of $100,000,000). Wells Fund XIV was organized as a Georgia limited partnership in October 2002.

Q:	Who will choose which real estate properties to invest in?

A:	Our general partners make all of our investment decisions. The general partners are Leo F. Wells, III and Wells Capital, Inc. (Wells Capital).

Q:	Who is Wells Capital?

A:
Wells Capital serves as one of our general partners. Wells Capital was incorporated in the State of Georgia in 1984. As of December 31, 2002, Wells Capital had sponsored public real estate programs which have raised in excess of $2.5 billion from approximately 85,900 investors and which have acquired a total of 102 commercial real estate properties and have sold four commercial real estate properties.

Q:	What are the specific criteria the general partners use when selecting a potential property for acquisition?

A:
Our general partners will generally seek to acquire high quality commercial office and industrial buildings located in densely populated suburban and metropolitan markets on an economically “triple-net” basis leased to large companies having a net worth in excess of $100,000,000.

To find properties that best meet our selection criteria for investment, our general partners study regional demographics and market conditions and interview local brokers to gain the practical knowledge that these studies sometimes lack. An experienced commercial construction engineer inspects the structural soundness and the operating systems of each building, and an environmental firm investigates environmental issues to ensure each property meets our quality specifications.

Q:	What are the terms of your leases?

A:
We seek to secure leases with creditworthy tenants prior to or at the time of the acquisition of a property. Our leases will generally be economically “triple-net” leases, which means that the tenant is responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. We will often enter into leases pursuant to which we will be responsible for replacement of specific structural components of a property such as the roof of the building or the parking lot. Our leases will generally have terms of eight to 10 years, many of which will have renewal options for additional five-year terms.

Q.	Do you currently own any real estate properties?

A.	No. This offering is a “blind pool” offering in that we do not know of any specific real estate properties that we will acquire with the proceeds from this offering.

Q:	What kind of offering is this?

A:	We are offering the public up to 4,500,000 units of limited partnership interest on a “best efforts” basis.

Q:	How does a “best efforts” offering work?

A:
When units are offered to the public on a “best efforts” basis, the brokers participating in the offering are only required to use their best efforts to sell the units and have no firm commitment or obligation to purchase any of the units.

Q:	Who can buy units?

A:
After you receive a copy of this prospectus, you may buy units provided that you have either (1) a net worth of at least $45,000 and an annual gross income of at least $45,000, or (2) a net worth of at least $150,000. For this purpose, net worth does not include your home, home furnishings and personal automobiles. These minimum levels may be higher in certain states, so you should carefully read the more detailed description in the “Suitability Standards” section of this prospectus.

Q:	Is there any minimum investment required?

A:
Yes. Generally, you must invest at least $1,000. Except in Maine, Minnesota, Nebraska and Washington, if you already own our units or have purchased units from an affiliated Wells public real estate program, you can make purchases for less than the minimum investment. These minimum investment levels may be higher in certain states, so you should carefully read the more detailed description of the minimum investment requirements appearing later in the “Suitability Standards” section of this prospectus.

Q:	If I buy units, how may I sell them in the future?

A:
There is no public trading market available for your units, and our partnership agreement imposes substantial restrictions on transfers of your units. In addition, we do not anticipate liquidating Wells Fund XIV until at least 10 to 12 years after the date we acquire our last property or complete construction of our last building. As a result, you may find it very difficult to sell your units, and you should consider an investment in our units as a long-term investment.

Q:	What is the primary difference between cash preferred units and tax preferred units?

A:
Upon purchasing your units, you must elect to have your units treated as either cash preferred units or tax preferred units. Cash preferred units entitle you to distributions of cash flow from operations. Tax preferred units entitle you to a higher percentage of net sale proceeds upon the sale of our properties and allocations of certain tax deductions.

Q:	Once I make my initial election, may I change the status of my units?

A:
Yes, you may change the status of your units from cash preferred units to tax preferred units or from tax preferred units to cash preferred units one time during each calendar quarter to be effective at the beginning of the next calendar quarter.

Q:	What will you do with the money raised in this offering?

A:
We will use your investment proceeds to purchase primarily high quality commercial office and industrial buildings. We intend to invest a minimum of 84% of the proceeds from this offering to acquire real estate properties, and the remaining approximately 16% of the proceeds will be used to pay fees and expenses of this offering and acquisition-related expenses. The payment of these fees and expenses will not reduce your invested capital, which will remain $10 per unit.

Until we invest the proceeds of this offering in real estate, we will invest in short-term, highly liquid investments. These short-term investments will not earn as high of a return as we expect to earn on our real estate investments, and we cannot guarantee how long it will take to fully invest the proceeds in real estate. We intend to invest or commit to investment substantially all of the money raised in this offering within one year of the termination of this offering, subject to market conditions.

Q:	Who is the Dealer Manager and what fees and commissions will it be paid?

A:
Our Dealer Manager is Wells Investment Securities, an affiliate of our general partners. Wells Investment Securities, an NASD member, was organized in May 1984 and will provide certain wholesaling, sales promotional and marketing assistance services to Wells Fund XIV in connection with the distribution of the units offered pursuant to this prospectus. (See “Plan of Distribution” and “Compensation of General Partners and Affiliates.”)

Out of the approximately 16% of the proceeds used to pay fees and expenses of this offering and acquisition-related expenses described above, up to 7.0% of gross offering proceeds will be paid to Wells Investment Securities as selling commissions. In addition, Wells Investment Securities will receive up to 2.5% of gross offering proceeds as a dealer manager fee. Out of these commissions and dealer manager fee, Wells Investment Securities may reallow up to 8.5% of gross offering proceeds to participating broker-dealers in connection with this offering.

Q:	Will I be notified of how my investment is doing?

A:	You will receive periodic updates on the performance of your investment with us, including:

•	Four detailed quarterly cash distribution reports;

•	An annual report;

•	Supplements to this prospectus;

•	A quarterly investor newsletter;

•	Regular acquisition reports detailing our latest property acquisitions; and

•	An annual IRS Schedule K-1.

Q:	When will I get my detailed tax information?

A:	We intend to mail your Schedule K-1 tax information to you by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about the offering or if you would like additional copies of this prospectus, you should contact your registered representative or contact:

Client Services Department
Wells Capital, Inc.
6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092
(800) 557-4830 or (770) 243-8282
www.wellsref.com

Summary of the Offering

This summary highlights selected information contained elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements.

Wells Real Estate Fund XIV, L.P.

Wells Real Estate Fund XIV, L.P. is a Georgia limited partnership. Our address and registered office is located at the office of the general partners, 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. Our telephone number outside the State of Georgia is 800-557-4830 (770-243-8282 in Georgia). We refer to Wells Real Estate Fund XIV, L.P. as “Wells Fund XIV” in this prospectus.

General Partners

Leo F. Wells, III and Wells Capital, Inc., a Georgia corporation, are the general partners of Wells Fund XIV and will make all of our investment decisions. For information regarding the previous experience of the general partners and their affiliates in the management of real estate programs, see “Management” and “Prior Performance Summary.” The term “affiliate” includes generally any entity in which a general partner owns 10% or more or otherwise controls, any person owning, directly or indirectly, 10% or more of a general partner and any officer, director or partner of a general partner.

The Offering

We are offering to the public up to 4,500,000 units of limited partnership interest at $10 per unit. We will offer units in Wells Fund XIV until the earlier of             , 2005, or the date we sell all $45,000,000 worth of units in this offering. However, we may terminate this offering at any time prior to such termination date. We will hold your investment proceeds in an escrow account until the minimum offering is met, at which time we may withdraw funds for the acquisition of real estate properties or the payment of fees and expenses. We will generally admit limited partners to Wells Fund XIV on a daily basis during the offering period. If we do not receive and accept the minimum offering of $1,250,000 by             , 2003, this offering will be terminated and your subscription proceeds will be returned to you within 30 days thereafter with interest, but excluding reasonable escrow fees.

Summary of Risk Factors

Following are what we believe to be the most significant risks relating to your investment:

•
This is a “blind pool” offering in that we do not own any property nor have we identified any properties in which we will invest. You will not have the opportunity to evaluate properties before we acquire them. You must rely totally upon the general partners’ ability to select properties.

•
Our partnership agreement imposes substantial restrictions on transfers of your units. No public market for the units currently exists or is ever likely to develop so it will be difficult to sell your units. If you are able to sell your units at all, you will likely have to sell them at a substantial discount.

•
We do not anticipate liquidating Wells Fund XIV until at least 10 to 12 years after the date we acquire our last property or complete construction of our last building. Accordingly, you should consider your investment in our units as a long-term investment, and this offering is only suitable for long-term investors.

•
The number of properties that we will acquire and the diversification of our investments will be reduced to the extent that we sell less than all of the 4,500,000 units. If we only sell the minimum 125,000 units, we may buy only a partial interest in one property. There is a greater risk that you will lose money in your investment if we cannot diversify our portfolio of properties by geographic location, property type and industry group of tenants.

•
Our general partners and their affiliates will have a conflict in allocating their time and other resources between Wells Fund XIV and the other Wells programs and activities in which they are involved. Failure to invest proceeds raised in this offering in real estate properties on a timely basis or failure of our general partners to devote sufficient time or resources to the operations of Wells Fund XIV could result in reduced returns to our limited partners.

•	We will pay substantial fees to the general partners and their affiliates regardless of the quality of the services provided.

•
If you elect to have your units treated as cash preferred units, you will be allocated all of our net income, and substantially lower or no deductions for depreciation and other tax losses. As a result, we anticipate you will be allocated taxable income in excess of any cash distributions you may receive from us.

•
If you elect to have your units treated as tax preferred units, you will not receive any cash distributions from operations. You will be allocated a disproportionately larger share of the partnership’s deductions for depreciation and other tax losses.

•
Your receipt of desired benefits upon making your election of cash preferred units or tax preferred units may vary significantly depending upon the ratio of investors electing cash preferred units and tax preferred units.

•	You will have limited voting rights and, therefore, will have little or no control over the partnership’s operations.

•
Our general partners have a net worth that is limited in amount, substantially illiquid and not readily marketable. Accordingly, we cannot guarantee that our general partners will have sufficient cash to make any required payments to Wells Fund XIV.

•
Real estate investments are subject to general downturns in the economy as well as downturns in specific geographic areas. We cannot predict what the occupancy level will be in a particular building or that any tenant will remain solvent. We also cannot predict the future value of our properties. Accordingly, we cannot guarantee that you will receive cash distributions, any appreciation of your investment or a return of your invested capital.

•
We may invest some or all of the offering proceeds to acquire vacant land on which a building will be constructed in the future. This type of investment involves risks relating to the builder’s ability to control construction costs, failure to perform, or failure to build in conformity with plan specifications and timetables. We may be subject to potential cost overruns and time delays for properties under construction. Increased costs of newly constructed properties may reduce our returns to you, while construction delays may delay our ability to distribute cash to you.

Before you invest in Wells Fund XIV, you should carefully review the complete discussion of the “Risk Factors” beginning on page      of this prospectus.

Properties to be Acquired

As of the date of this prospectus, we have neither purchased nor contracted to purchase any properties, nor have the general partners identified any properties in which there is a reasonable probability that we will invest. Upon receipt of proceeds of greater than $1,250,000, we will seek to acquire and operate commercial real estate properties. Although we are authorized to purchase all types of commercial properties, including without limitation, office buildings, shopping centers, business and industrial parks, manufacturing facilities, warehouses and distribution facilities, and other similar real estate properties, and may in fact acquire any such type of property, we will primarily seek to invest in high quality commercial office and industrial buildings located in suburban and metropolitan areas. We will purchase properties which are newly constructed, under construction, or have been constructed and have operating histories. All such properties may be acquired, developed and operated by us either alone or jointly with another party. We are likely to enter into one or more joint ventures for the acquisition of properties with Wells Real Estate Fund XIII, L.P. (Wells Fund XIII) and Wells Real Estate Investment Trust, Inc. (Wells REIT) or other future Wells public programs.

Possible Leverage of Properties

We will not borrow any money to acquire our real estate properties. While the general partners have never borrowed funds for Wells public partnerships sponsored in the past and do not intend to borrow any money for Wells Fund XIV, they are authorized under our partnership agreement to borrow against properties after we acquire them in amounts of up to 25% of the total purchase price of all of our properties for purposes of maintenance, repair or improvement of such properties. See the “Investment Objectives and Criteria – Borrowing Policies” section of the prospectus on page      for a more detailed discussion of our borrowing policies.

Investment Objectives

Our investment objectives are:

•	to maximize cash distributions to you from operations;

•	to preserve, protect and return your capital contribution; and

•	to realize growth in the value of our properties upon the sale of such properties.

We may only change these investment objectives upon approval of a majority vote of our limited partners. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our business and objectives.

Distributions and Allocations

We expect to distribute cash flow from operations to limited partners electing cash preferred units no later than the end of the sixth full quarter of partnership operations.

Differences between Cash Preferred Units and Tax Preferred Units

When you subscribe for units in Wells Fund XIV, you must elect to have your units treated as either cash preferred units or tax preferred units. You may also change your election one time during each quarterly accounting period, unless prohibited by applicable state law. Your choice of cash preferred units or tax preferred units is merely an election of status for your units that entitles you to different rights and priorities as to distributions of cash from operations and net sale proceeds and as to the allocation of taxable income and deductions for depreciation and other tax losses, as summarized in the table below. In all other respects, the units have the same rights and privileges.

Description	Cash Preferred	Tax Preferred
Distribution of all cash flow from operations	X
Allocation of substantially all deductions and tax losses		X
Allocation of substantially all income from operations	X
Potential for higher return on real estate appreciation		X
Initial priority of distribution of net sale proceeds		X

If you elect to have your units treated as cash preferred units, you will be allocated more taxable income than the amount of cash flow you will receive because you will be allocated little, if any, of the partnership’s deductions for depreciation and other tax losses. However, we anticipate that you will receive sufficient cash distributions to pay your income tax liability resulting from such allocation of income. Our investment objective of maximizing distributable cash from operations will directly benefit holders of cash preferred units, and will not benefit holders of tax preferred units.

If you elect to have your units treated as tax preferred units, you will not receive any cash distributions from operations, but you will be allocated substantially all of the partnership’s deductions for depreciation and other tax losses over the initial years of your investment until you are allocated aggregate tax losses equal to the amount of the purchase price paid for your units. Our investment objective of realizing growth in the value of our properties upon the ultimate sale of such properties may benefit holders of tax preferred units to a greater extent than holders of cash preferred units.

If you want to read more about each class of unit, see the “Description of the Units” section of the prospectus on page     . If you want to read more about the allocation and distribution of cash flow from operations and the net proceeds from the sale or exchange of properties or the allocation of taxable income and loss, see the “Distributions and Allocations” section of the prospectus on page     .

Conflicts of Interest

Our general partners and their affiliates will experience conflicts of interest in connection with the management of Wells Fund XIV, including the following:

•
our general partners and their affiliates will have a conflict in allocating their time and resources between Wells Fund XIV and the other Wells programs and activities in which they are involved, and our partnership agreement does not specify any minimum amount of time or level of attention that our general partners must devote to Wells Fund XIV;

•	our general partners must determine whether Wells Fund XIV, Wells Fund XIII, the Wells REIT or some future public or private Wells program should acquire and own any specific property;

•	our general partners must determine which of the Wells public programs should enter into a joint venture for the acquisition and operation of specific properties;

•	our general partners may compete with other Wells programs for the same tenants in negotiating leases or in selling similar properties at the same time;

•
we will pay fees to our general partners and their affiliates in connection with partnership transactions involving the purchase, management and sale of our properties regardless of the quality of the property acquired or the services provided to us;

•	we may purchase one or more properties from Wells Development Corporation, an affiliate of our general partners, pursuant to transactions which would involve conflicts of interest; and

•
our general partners will be responsible for deciding when to sell a property, and their decision may be influenced by the conflict resulting from the loss of on-going property management, leasing and asset management fees earned versus the subordinated real estate commissions that may be earned upon the ultimate sale of our properties.

See the “Conflicts of Interest” section of this prospectus on page              for a detailed discussion of the various conflicts of interest relating to your investment, as well as the procedures that we have established to resolve a number of these potential conflicts.

The following chart indicates the relationship between our general partners and their affiliates which will be providing services to Wells Fund XIV.

Prior Offering Summary

Our general partners and their affiliates have previously sponsored 14 publicly offered real estate limited partnerships and one real estate investment trust on an unspecified property or “blind pool” basis. As of December 31, 2002, our general partners and their affiliates had raised in excess of $2.5 billion from approximately 85,900 investors in these 15 public real estate programs. The “Prior Performance Summary” on page      of this prospectus contains a discussion of the Wells public programs sponsored to date. For certain statistical data relating to prior public real estate programs with investment objectives similar to ours, see the “Prior Performance Tables” beginning on page      of this prospectus.

Compensation to General Partners and Affiliates

Our general partners and their affiliates will receive compensation and fees for services relating to this offering and the investment and management of our assets. The most significant items of compensation are included in the following table:

Type of Compensation	Form of Compensation	$$ Amount for Minimum Offering (125,000 units)	$$ Amount for Maximum Offering (4,500,000 units)
Organizational and Offering Stage

Selling Commissions	7.0% of gross offering proceeds	$87,500	$3,150,000
Dealer Manager Fee	2.5% of gross offering proceeds	$31,250	$1,125,000
Organization and Offering Expenses	3.0% of gross offering proceeds	$37,500	$1,350,000

Acquisition and Development Stage

Acquisition and Advisory Fees	3.0% of gross offering proceeds	$37,500	$1,350,000
Acquisition Expenses	0.5% of gross offering proceeds	$6,250	$225,000

Operational Stage

Property Management and Leasing Fees	4.5% of gross revenues	N/A	N/A
Initial Lease-Up Fee for Newly Constructed Property	Competitive fee for geographic location of property based on a survey of brokers and agents (customarily equal to the first month’s rent)	N/A	N/A

Cash Distributions	10.0% of current cash flow after cash preferred priority return to limited partners	N/A	N/A

Liquidation Stage

Real Estate Commissions	3.0% of sale price after limited partners receive repayment of capital plus 6.0% return on capital	N/A	N/A

Liquidating Distributions	20.0% of net sale proceeds after cash preferred and tax preferred priority returns to limited partners	N/A	N/A

Our general partners may not receive compensation in excess of the maximum amount permitted under the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association (NASAA Guidelines).

Our general partners and their affiliates may receive a number of other items of incidental expense reimbursement during the operation and liquidation stages of Wells Fund XIV. See the “Compensation of the General Partners and Affiliates” section of this prospectus on page              for specific details relating to such compensation.

Depreciation and Cost Recovery Method

We intend to use the straight-line method of depreciation for the real properties we acquire. (See “Federal Income Tax Consequences.”)

Partnership Agreement

Your rights and obligations in Wells Fund XIV and your relationship with our general partners will be governed by our partnership agreement. Some of the significant features of our partnership agreement include the following:

•	Voting Rights. Limited partners owning a majority of our outstanding units may vote to:

(1)
amend our partnership agreement, subject to the limited rights of our general partners to amend our partnership agreement without the approval of the limited partners as described in Section 11.2(b) of our partnership agreement;

(2)	change our business purpose or our investment objectives; and

(3)	remove a general partner.

In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

•
Mergers and Consolidations.    Our partnership agreement prohibits our general partners from initiating any merger or consolidation by Wells Fund XIV with any other partnership or corporation. We may not merge or consolidate with any other partnership or corporation without approval by a majority of limited partners.

For a detailed discussion of material provisions of our partnership agreement, see the “Summary of Partnership Agreement” section of this prospectus on page             . A complete copy of our partnership agreement is attached as Exhibit A to this prospectus.

Risk Factors

Your purchase of units involves a number of risks. You should specifically consider the following risks before purchasing units:

Investment Risks

Marketability and Transferability Risks

There is no public trading market for your units.

There is no public market for your units, and we do not anticipate that a public trading market will ever develop for your units. In fact, our partnership agreement restricts our ability to participate in a public trading market or anything substantially equivalent to one by providing that any transfer which may cause us to be classified as a “publicly traded partnership” as defined in Section 7704 of the Internal Revenue Code shall be deemed void and shall not be recognized. Because classification of Wells Fund XIV as a “publicly traded partnership” may significantly decrease the value of your units, our general partners intend to use their authority to the maximum extent possible to prohibit transfers of units which could cause us to be classified as a “publicly traded partnership.”

Your units have limited transferability and lack liquidity due to restrictions under state regulatory laws and our partnership agreement.

Except for certain intra-family transfers, you are limited in your ability to transfer your units. Our partnership agreement and certain state regulatory agencies have imposed restrictions relating to the number of units you may transfer. In addition, the suitability standards applied to you upon the purchase of your units may also be applied to persons to whom you wish to transfer your units. Accordingly, you may find it difficult to sell your units for cash or you may have to sell your units at a substantial discount. You may not be able to sell your units in the event of an emergency, and your units are not likely to be accepted as collateral for a loan. (See “Summary of Partnership Agreement – Transferability of Units.”)

This offering is only suitable for long-term investors because your units lack a public trading market and have transfer restrictions.

As discussed above, your units lack a public trading market and have transfer restrictions. We do not anticipate selling any properties until at least 10 to 12 years after the date of acquisition or completion of construction. (See “Investment Objectives and Criteria – Disposition Policies.”) For each of these reasons, you should view your investment in units strictly as a long-term investment.

Management Risks

You are participating in a “blind pool” offering and must rely totally on our general partners for selection of properties.

This offering is commonly referred to as a “blind pool” offering in that our general partners have not identified any properties in which there is a reasonable probability that we will invest. You must rely entirely upon the ability of our general partners with respect to the investment in and management of unspecified properties, and you will not have an opportunity to evaluate for yourself the relevant economic, financial and other information regarding the specific properties in which the proceeds of this offering will be invested. You should be aware that the appraisals we are required to obtain for each property we acquire are merely estimates of value and should not be relied upon as accurate measures of true worth or realizable value. We cannot assure you that we will successfully obtain suitable investments or that, if we make investments, we will achieve our objectives.

You must rely on our general partners for management of our business.

Our general partners will make all decisions with respect to the management of Wells Fund XIV. As a limited partner, you will have no right or power to take part in the management of Wells Fund XIV, except through the exercise of your limited voting rights. Therefore, you will be relying almost entirely on our general partners for management of Wells Fund XIV and the operation of its business. (See “Management.”) Our general partners may only be removed under certain conditions set forth in our partnership agreement. If our general partners are removed, they will receive payment equal to the fair market value of their interests in Wells Fund XIV as agreed upon by our general partners and Wells Fund XIV or by arbitration if they are unable to agree. (See “Summary of Partnership Agreement – Voting Rights of the Limited Partners.”)

Leo F. Wells, III has a dominant role in determining what is in the best interests of Wells Fund XIV and its limited partners.

Leo F. Wells, III is one of our general partners and is the President, Treasurer and sole director of Wells Capital, our other general partner. Therefore, one person has a dominant role in determining what is in the best interests of Wells Fund XIV and its limited partners. Since no person other than Mr. Wells has any direct control over management of Wells Fund XIV, we do not have the benefit of independent consideration of issues affecting our partnership operations. Therefore, Mr. Wells alone will determine the propriety of his own actions, which could result in a conflict of interest when he is faced with any significant decision relating to our partnership affairs. (See “Fiduciary Duty of the General Partners.”)

We depend on key personnel who would be difficult to replace.

Our success depends to a significant degree upon the continued contributions of certain key personnel, including Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz, M. Scott Meadows, David H. Steinwedell and John G. Oliver, each of whom would be difficult to replace. None of our key personnel are currently subject to employment agreements, nor do we maintain any key person life insurance on our key personnel. If any of our key personnel were to cease employment with us, our operating results could suffer.

We may not be successful in attracting and retaining skilled personnel.

Our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Due to the level of competition for such personnel in the marketplace, we may not be successful in attracting and retaining such skilled personnel.

The rapid growth of Wells Capital may negatively impact our operations if Wells Capital is unable to effectively manage its employees.

Wells Capital, one of our general partners, has experienced significant and rapid growth over the past few years. For example, Wells Capital had 101 employees at the end of 2000, 171 employees at the end of 2001, and 328 employees at the end of 2002. Our operations may be negatively affected if Wells Capital is unable to effectively manage its employees and their training, work load and responsibilities, as well as implementation of processes and procedures.

Our general partners have a limited net worth consisting of illiquid assets which may affect their ability to fulfill their financial obligations to Wells Fund XIV.

The net worth of our general partners consists primarily of interests in real estate, retirement plans, partnerships and closely-held businesses. Accordingly, the net worth of our general partners is illiquid and not readily marketable. This illiquidity may be relevant to you in evaluating the ability of our general partners to fulfill their financial obligations to Wells Fund XIV. In addition, our general partners have commitments to the other Wells programs. Specifically, you should consider these factors when evaluating our general partners’ obligation to advance on an interest-free basis an amount of up to 1.0% of gross offering proceeds for maintenance and repairs of our properties to the extent that we have insufficient funds for such purposes. (See “Management.”)

Conflicts of Interest Risks

Our general partners will face conflicts of interest relating to time management which could result in lower returns on our investments.

During times of intense activity in other programs and ventures, our general partners may devote less time and resources to our business than is necessary or appropriate since our general partners and their affiliates are also general partners and sponsors of other real estate programs having investment objectives and legal and financial obligations similar to Wells Fund XIV. Because our general partners and their affiliates have interests in other real estate programs and also engage in other business activities, they will have conflicts of interest in allocating their time between our business and these other activities. You should note that our partnership agreement does not specify any minimum amount of time or level of attention that our general partners are required to devote to Wells Fund XIV. (See “Conflicts of Interest.”) If our general partners, for any reason, are not able to provide investment opportunities to us consistent with our investment objectives in a timely manner, we may have lower returns on our investments.

Our general partners will face conflicts of interest relating to the purchase and leasing of properties.

We may be buying properties at the same time as Wells Fund XIII, the Wells REIT or other future Wells programs are buying properties. There is a risk that the general partners will choose a property that provides lower returns to us than a property purchased by another Wells program. We may acquire properties in geographic areas where other Wells programs own properties. If one of the Wells programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays in locating another suitable tenant. (See “Conflicts of Interest.”)

Investments in joint ventures with affiliates will result in additional risks involving our relationship with the co-venturer.

We are likely to enter into joint ventures with Wells Fund XIII, the Wells REIT or other Wells public programs for the acquisition, development or improvement of properties. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with an investment in real estate, including, for example:

•	the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;

•	that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals; or

•	that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.

Actions by such a co-venturer, co-tenant or partner might result in subjecting the property to liabilities in excess of those contemplated and may have the effect of reducing your returns.

If we enter into a joint venture with the Wells REIT and shares of the Wells REIT become listed on a securities exchange, our investment objectives may conflict with those of the Wells REIT.

Our general partners and their affiliates are currently sponsoring a public offering on behalf of the Wells REIT, a real estate program which is structured as a real estate investment trust. (See “Prior Performance Summary.”) In the event that we enter into a joint venture with the Wells REIT, we may face certain additional risks and potential conflicts of interest. For example, upon becoming listed on a securities exchange, the Wells REIT will automatically become a perpetual life entity, which may no longer have similar goals and objectives with respect to the resale of properties in the future. In addition, in the event that the Wells REIT is not listed on a securities exchange by January 30, 2008, the organizational documents of the Wells REIT provide for an immediate orderly liquidation of its assets. In the event of such liquidation, any joint venture between Wells Fund XIV and the Wells REIT may also be required to sell its properties at such time even though we may not otherwise desire to do so. Although the terms of any joint venture agreement between Wells Fund XIV and the Wells REIT would grant us a right of first refusal to buy such properties, it is unlikely that we would have sufficient funds to exercise our right of first refusal under these circumstances.

Our general partners will face various conflicts of interest relating to joint ventures with affiliates.

Since our general partners and their affiliates control both Wells Fund XIV and Wells Fund XIII and, to a certain degree, the Wells REIT, agreements and transactions between the parties with respect to any joint venture between such parties will not have the benefit of arm’s length negotiation of the type normally conducted between unrelated co-venturers. Under these joint venture arrangements, neither co-venturer may have the power to control the venture, and an impasse could be reached regarding matters pertaining to the joint venture, which might have a negative influence on the joint venture and decrease potential returns to you. In the event that a co-venturer has a right of first refusal to buy out the other co-venturer, it may be unable to finance such buy-out at that time. It may also be difficult for us to sell our interest in any such joint venture or partnership or as a co-tenant in property. In addition, to the extent that our co-venturer, partner or co-tenant is an affiliate of our general partners, certain conflicts of interest will exist. (See “Conflicts of Interest.”)

If our general partners purchase units, they may have an incentive to purchase properties that provide higher cash flow from operations.

Pursuant to the terms of the offering, our general partners or their affiliates may purchase units for their own account. In addition, our general partners have broad discretion in choosing between investments in various types of income-producing and non-income-producing properties, which will affect the relative performance of cash preferred units and tax preferred units. Under Section 8.14 of our partnership agreement, our general partners and their affiliates may only elect the status of cash preferred units. If our general partners or their affiliates do purchase units, they would then have an incentive to acquire properties which would produce more favorable results for investors electing cash preferred units, which could adversely affect investors electing tax preferred units.

General Investment Risks

The Georgia Revised Uniform Limited Partnership Act (GRULPA) does not grant you any specific voting rights and your rights are limited under our partnership agreement.

A vote of a majority in interest of the limited partners is sufficient to take the following significant partnership actions:

•	to amend our partnership agreement;

•	to change our business purpose or our investment objectives;

•	to remove our general partners; or

•	to authorize a merger or a consolidation of Wells Fund XIV.

These are your only significant voting rights granted under our partnership agreement. In addition, GRULPA does not grant you any specific voting rights. Therefore, your voting rights in our operations are severely limited. (See “Summary of Partnership Agreement – Voting Rights of the Limited Partners.”)

You are bound by the majority vote on matters on which you are entitled to vote.

You may approve any of the above actions by majority vote of the limited partners. Therefore, you will be bound by such majority vote even if you do not vote with the majority on any of these actions.

Under our partnership agreement, we are required to indemnify our general partners under certain circumstances which may reduce returns to our limited partners.

Under our partnership agreement and subject to certain limitations, Wells Fund XIV is required to indemnify our general partners from and against losses, liabilities and damages relating to or arising out of any action or inaction on behalf of Wells Fund XIV done in good faith and in the best interest of Wells Fund XIV. If substantial and expensive litigation should ensue and Wells Fund XIV is obligated to indemnify one or both general partners, we may be forced to use substantial funds to do so which may reduce your return on your investment.

We may have substantial limitations on our ability to achieve a diversified portfolio of properties.

If we sell less than 4,500,000 units, we may purchase fewer properties resulting in less diversification of the number of properties we own, the types of properties in which we invest, the geographic regions of our properties and the industry types of our tenants. The likelihood of our profitability being affected by any one of our investments will increase. For example, in the event we only raise the minimum amount of $1,250,000, we may only be able to buy an interest in one property and, therefore, would not achieve any diversification of our assets. Additionally, we are not limited in the number or size of properties we acquire or the percentage of net proceeds we may invest in a single property. Your investment in units will be subject to greater risk to the extent that we lack a diversified property portfolio.

We established the offering price on an arbitrary basis.

Our general partners have arbitrarily determined the selling price of the units and such price bears no relationship to any established criteria for valuing issued or outstanding units of limited partnership interest or other ownership interests at the present time, provided, however, our general partners considered the offering price of the previous public limited partnerships sponsored by our general partners and the offering price used by our competitors in determining the offering price for the units.

Payment of fees to our general partners and their affiliates will reduce cash available for investment and distribution.

Our general partners and their affiliates will perform services for us in connection with the offer and sale of the units, the selection and acquisition of our properties, and the management and leasing of our properties. In addition to selling commissions of up to 7.0% of gross offering proceeds paid to participating broker-dealers, our affiliates may receive fees of up to 2.5% of gross offering proceeds as a dealer manager fee, 3.0% of gross offering proceeds as reimbursement for organizational and offering expenses, 3.0% of gross offering proceeds for acquisition and advisory fees, and 0.5% of gross offering proceeds as reimbursement for acquisition expenses. In addition, our affiliates may receive property management, leasing and asset management fees of 4.5% of gross revenues in connection with the commercial properties we acquire. These fees will reduce the amount of cash available for investment in properties or distribution to limited partners. (See “Compensation of the General Partners and Affiliates.”)

The availability and the timing of cash distributions are uncertain.

We cannot assure you that sufficient cash will be available to make distributions to you from either net cash from operations or proceeds from the sale of properties. We bear all expenses incurred in our operations, which are deducted from cash funds generated by operations prior to computing the amount of net cash from operations to be distributed to our general and limited partners. In addition, our general partners, in their discretion, may retain any portion of such funds for tenant improvements, tenant refurbishments and other lease-up costs or for working capital reserves.

Gains and distributions upon resale of our properties are uncertain.

Although gains from the sale of properties typically represent a substantial portion of any profits attributable to a real estate investment, we cannot assure you that we will realize any gains on the resales of our properties. In any event, you should not expect distribution of such proceeds to occur during the early years of our operations. We will generally not sell properties developed by us until at least 10 years after completion of the development and construction of the properties, and receipt of the full proceeds of such sales may be extended over a substantial period of time following the sales. (See “Investment Objectives and Criteria – Disposition Policies.”) In addition, the amount of taxable gain allocated to you with respect to the sale of a partnership property could exceed the cash proceeds received from such sale.

Proceeds from the sale of a property will generally be distributed to investors. The general partners, in their sole discretion, may not make such distribution if such proceeds are used to:

•	purchase land underlying any of our properties;

•	buy out the interest of any co-venturer or joint venture partner in a property which is jointly owned;

•	create working capital reserves; or

•	make repairs, maintenance, tenant improvements, capital improvements or other expenditures to our existing properties.

The reinvestment of proceeds from the sale of our properties will not occur, however, unless sufficient cash will be distributed to you to pay any increased federal or state income tax liability created by the sale of the property assuming you will be subject to a 30% combined federal and state tax bracket. (See “Federal Income Tax Consequences – Taxation of Real Estate Operations.”)

We are uncertain of our sources for funding of future capital needs.

Substantially all of the gross proceeds of the offering will be used for investment in properties and for payment of various fees and expenses. (See “Estimated Use of Proceeds.”) In addition, we do not anticipate that we will maintain any permanent working capital reserves. Accordingly, in the event that we develop a need for additional capital in the future, such as the funding of tenant improvements, tenant refurbishments or other lease-up costs, we have not identified any sources for such funding, and we cannot assure you that any sources of funding will be available to us for potential capital needs in the future.

Earnest money deposits made to Wells Development Corporation for development of properties may not be refunded.

If we enter into a contract, either directly or indirectly through joint ventures with affiliates, to acquire real property from Wells Development Corporation (Wells Development), an affiliate of our general partners, we anticipate that we will be obligated to pay a substantial earnest money deposit anticipated to be between 20% and 30% of the purchase price at the time of contracting to acquire such real property. The obligation of Wells Development to refund our earnest money is unsecured, and it is unlikely that we would be able to obtain a refund of such earnest money deposit from it under these circumstances since Wells Development is an entity without substantial assets or operations. Although Wells Development’s obligation to refund the earnest money deposit to us under these circumstances will be guaranteed by Wells Management Company, Inc. (Wells Management), our Property Manager, Wells Management has no substantial assets other than contracts for property management and leasing services pursuant to which it receives substantial monthly fees. Therefore, we cannot assure you that Wells Management would be able to refund all of our earnest money deposit in a lump sum. If we were forced to collect our earnest money deposit by enforcing the guaranty of Wells Management, we will likely be required to accept installment payments over time payable out of the revenues of Wells Management’s property management and leasing operations. We cannot assure you that we would be able to collect the entire amount of our earnest money deposit under such circumstances. (See “Investment Objectives and Criteria – Acquisition of Properties from Wells Development Corporation.”)

Special Risks Regarding Status of Units

If you elect cash preferred units, you will be allocated more income than cash flow.

Since limited partners electing cash preferred units will be allocated substantially all of Wells Fund XIV’s net income, while substantially all deductions for depreciation and other tax losses will be allocated to limited partners electing tax preferred units, we expect that those of you electing cash preferred units will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year.

If you elect tax preferred units, you may not be able to use your passive losses.

Those of you electing tax preferred units will be allocated a disproportionately larger share of our deductions for depreciation and other tax losses. Such losses will be treated as “passive” losses, which may only be used to offset “passive” income and may not be used to offset active or portfolio income. Accordingly, you may receive no current benefit from your share of tax losses unless you are currently being allocated passive income from other sources.

Your decision to elect cash preferred units or tax preferred units will be impaired by the unspecified nature of our offering.

As set forth above, our general partners have not identified any properties in which there is a reasonable probability that we will invest. In addition, our general partners have broad discretion in choosing between investments in various types of income-producing and non-income-producing properties, which will have an effect on the relative performance between cash preferred units and tax preferred units. We anticipate that investors electing cash preferred units will benefit to a greater extent than investors electing tax preferred units if the majority of our investments are in properties which generate relatively high cash flows but have lower potential for appreciation. Conversely, investors electing tax preferred units will benefit to a greater extent than investors electing cash preferred units if a greater percentage of our investments is in properties generating less current cash flow but having greater potential for appreciation in value. The unspecified nature of the offering may impair your ability to make an informed decision as to whether to elect cash preferred units or tax preferred units in light of the different features of each class of unit. (See “Investment Objectives and Criteria.”)

The desired effect of electing cash preferred units or tax preferred units may be reduced depending on how many investors elect each type of unit.

You will be entitled to different rights and priorities as to distributions of cash flow from operations and net sale proceeds and as to the allocation of depreciation and other tax losses depending upon whether you elect cash preferred units or tax preferred units. However, the effect of any advantage associated with the election of cash preferred units or tax preferred units may be significantly reduced or eliminated, depending upon the ratio of cash preferred units to tax preferred units during any given period. We will not restrict the ratio of cash preferred units to tax preferred units, and we will not attempt to establish or maintain any particular ratio. In the experience of the general partners in prior Wells public programs, the ratio of investors has typically been approximately 70% to 80% electing cash preferred units and approximately 20% to 30% electing tax preferred units. Below is a set of hypothetical scenarios showing the net effect of certain ratios of investors electing cash preferred units and tax preferred units.

Factual Assumptions:  For purposes of the following hypotheticals, we have assumed that Wells Fund XIV sells $25,000,000 in units (2,500,000 units) and has $1,250,000 of cash available for distribution and $1,000,000 in tax losses in the relevant year.

Hypotheticals:  The following table shows the allocation of cash flow per cash preferred unit (CPU) and tax losses per tax preferred unit (TPU) in three scenarios reflecting different ratios of investors electing cash preferred units and tax preferred units.

Allocations	90% CPU/10% TPU	75% CPU/25% TPU	50% CPU/50% TPU
Cash Flow per CPU	$0.55	$0.67	$1.00
Tax Losses per TPU	$4.00	$1.60	$0.80

As shown in these hypotheticals, your receipt of desired benefits upon making your election of cash preferred units or tax preferred units may vary significantly depending upon the ratio of investors electing cash preferred units and tax preferred units.

Real Estate Risks

Real estate investments are long-term investments and may be difficult to sell in response to changing economic conditions.

Virtually all real property investments are subject to certain inherent risks. Real estate investments are generally long-term investments which cannot be quickly converted to cash. Real property investments are also subject to adverse changes in general economic conditions or local conditions which may reduce the demand for office buildings. Other factors can also affect real estate values, including:

•	possible federal, state or local regulations and controls affecting rents, prices of goods, fuel and energy consumption and prices, water and environmental restrictions;

•	increasing labor and material costs; and

•	the attractiveness of the property to tenants in the neighborhood.

General economic conditions may affect the timing of sale of our properties and the purchase price we receive.

We may be unable to sell a property if or when we decide to do so. The real estate market is affected by many factors, such as general economic conditions, the availability of financing, interest rates and other factors, including supply and demand for real estate investments, all of which are beyond our control. We cannot predict whether we will be able to sell any property for the price or on terms which are acceptable to us. Further, we cannot predict the length of time which will be needed to find a willing purchaser and to close the sale of a property.

Adverse economic conditions in the geographic regions in which we purchase properties may negatively impact your overall returns.

Adverse economic conditions in the geographic regions in which we buy our properties could affect the real estate values in this area or the business of our tenants if any of our tenants rely upon the local economy for their revenues. Therefore, changes in local economic conditions could reduce our income and distributions to limited partners or the amounts we could otherwise receive upon a sale of a property in a negatively affected region.

Most of the metropolitan markets in which we typically invest in real properties have been negatively affected by a weakened economy.

Most of the metropolitan markets in which we typically purchase properties experienced an economic slowdown during 2001 and 2002 in line with the nation’s overall slowing economy. The terrorist attacks in New York City and Washington, D.C. on September 11, 2001, and the resulting nationwide slowdown in airline traffic and tourism had a further impact on many of the local economies where we typically purchase properties. The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

Adverse economic conditions affecting the particular industries of the tenants of our properties may negatively impact your overall returns.

Adverse economic conditions affecting a particular industry of one or more of our tenants, such as the technology industry, could affect the financial ability of one or more of our tenants to make payments under their leases, which could cause delays in our receipt of rental revenues or a vacancy in one or more of our properties for a period of time. Therefore, changes in economic conditions of the particular industry of one or more of our tenants could reduce our income and distributions to limited partners and the value of one or more of our properties at the time of sale of such properties.

A property that incurs a vacancy could be difficult to sell or lease.

A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. We anticipate that most of our properties will be leased to a single tenant and, accordingly, may be specifically suited to the particular needs of the tenant based on the type of business the tenant operates. For example, a number of companies now desire space with an open floor plan. We may have difficulty obtaining a new tenant for any vacant space in our properties, particularly if the floor plan limits the types of businesses that can use the space without major renovation. Although we do not know of any specific properties that we will acquire with the proceeds of this offering, we anticipate following the trend of our six most recent Wells public programs of purchasing properties that are leased predominantly to single tenants. As of December 31, 2002, approximately 87% of the properties owned by the six most recent Wells public programs were leased to single tenants. If a vacancy on any of our properties continues for a long period of time, we may suffer reduced revenues resulting in less cash to be distributed to investors electing cash preferred units. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

We will be dependent on our tenants for substantially all of our revenue, so our success is materially dependent on the financial stability of our tenants.

We anticipate that most of our properties will be occupied by a single tenant and, therefore, the success of our investments are materially dependent on the financial stability of our tenants. Lease payment defaults by tenants could cause us to reduce the amount of distributions to holders of cash preferred units. A default of a tenant on its lease payments to us would cause us to lose the revenue from the property. In the event of a default, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-letting our property. If a lease is terminated, we cannot assure you that we will be able to lease the property for the rent previously received or sell the property without incurring a loss.

If one or more of our tenants file bankruptcy, we may be precluded from collecting all sums due.

If one or more of our tenants, or the guarantor of a tenant’s lease, commences, or has commenced against it, any proceeding under any provision of the federal Bankruptcy Code, as amended, or any other legal or equitable proceeding under any bankruptcy, insolvency, rehabilitation, receivership or debtor’s relief statute or law (bankruptcy proceeding), we may be unable to collect sums due under relevant leases. Any or all of the tenants, or a guarantor of a tenant’s lease obligations, could be subject to a bankruptcy proceeding. Such a bankruptcy proceeding may bar our efforts to collect pre-bankruptcy debts from these entities or their properties, unless we are able to obtain an enabling order from the bankruptcy court. If a lease is rejected by a tenant in bankruptcy, we would only have a general unsecured claim against the tenant, and may not be entitled to any further payments under the lease.

A tenant’s or lease guarantor’s bankruptcy proceeding could hinder or delay efforts to collect past due balances under relevant leases, and could ultimately preclude collection of these sums. Such an event could cause a decrease or cessation of rental payments which would mean a reduction in our cash flow and the amount available for distribution to our limited partners. In the event of a bankruptcy proceeding, we cannot assure you that the tenant or its trustee will assume our lease. If a given lease, or guaranty of a lease, is not assumed, our cash flow and the amounts available for distribution to our limited partners may be adversely affected.

We may not have funding for future tenant improvements which may reduce your returns and make it difficult to attract one or more new tenants.

When a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space and other lease-up costs. Substantially all of our net offering proceeds available for investment will be used for investment in partnership properties, and we do not anticipate that we will maintain permanent working capital reserves. We also have no identified funding source to provide funds which may be required in the future for tenant improvements, tenant refurbishments and other lease-up costs in order to attract new tenants. We cannot assure you that any such source of funding will be available to us for such purposes in the future and, to the extent we are required to use net cash from operations to fund such tenant improvements, tenant refurbishments and other lease-up costs, cash distributions to limited partners holding cash preferred units will be reduced.

Uninsured losses relating to real property may adversely affect your returns.

Our general partners will attempt to assure that all of our properties are insured to cover casualty losses. However, in the event that any of our properties incurs a casualty loss which is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we have no source of funding to repair or reconstruct the damaged property, and we cannot assure you that any such source of funding will be available to us for such purposes in the future.

Development and construction of our properties may result in delays and increased costs and risks.

We may invest some or all of the net proceeds available for investment in the acquisition and development of properties upon which we will develop and construct improvements at a fixed contract price. We will be subject to risks relating to the builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate pre-construction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. Factors such as those discussed above can result in increased costs of a project or loss of our investment. In addition, we may not be able to find suitable tenants to lease our newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property.

Competition for investments may increase costs and reduce returns.

We will experience competition for real property investments from individuals, corporations and bank and insurance company investment accounts, as well as other real estate limited partnerships, real estate investment trusts, pension plans and other entities engaged in real estate investment activities. We compete against other potential purchasers of properties of high quality commercial properties leased to creditworthy tenants and, as a result of the weakened U.S. economy, there is greater competition for the properties of the type in which we invest. Since Wells Fund XIV does not borrow money to acquire properties, our source of funding for acquisitions is limited to the amount of money actually raised from our limited partners and available for investment in properties, and our ability to form joint ventures with affiliated entities. Accordingly, competition for investments may have the effect of increasing costs and reducing your returns.

Delays in acquisitions of properties may adversely affect your investment.

Delays we encounter in the selection, acquisition and development of properties could adversely affect your returns. When we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space. Therefore, holders of cash preferred units could suffer delays in the distribution of cash and holders of tax preferred units could suffer delays in the availability of income tax deductions for depreciation and other tax losses to be allocated to you.

Uncertain market conditions and the broad discretion of our general partners relating to the future disposition of properties could adversely affect the return on your investment.

We generally will hold the various real properties in which we invest until such time as the general partners determine that the sale or other disposition thereof appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Our general partners intend to sell properties acquired for development after holding such properties for a minimum period of 10 years from the date the development is completed, and intend to sell existing income-producing properties within 10 to 12 years after their acquisition, or as soon thereafter as market conditions permit. This is the period of time it typically takes to realize significant appreciation of the type of property in which we traditionally invest. However, our general partners may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon the termination of Wells Fund XIV on December 31, 2032, or earlier if a majority of you vote to liquidate Wells Fund XIV in response to a formal proxy to liquidate. (See “Summary of Partnership Agreement – Proxy to Liquidate.”) We cannot predict with any certainty the various market conditions affecting real estate investments which will exist at any particular time in the future. Due to the uncertainty of market conditions which may affect the future disposition of our properties, we cannot assure you that we will be able to sell our properties at a profit in the future. Accordingly, the timing of liquidation of Wells Fund XIV and the extent to which you will receive cash distributions and realize potential appreciation on our real estate investments will be dependent upon fluctuating market conditions.

If our general partners purchase environmentally hazardous property, our operating results could be adversely affected.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. In connection with the acquisition and ownership of our properties, we may be potentially liable for such costs. The cost of defending against claims of liability, complying with environmental regulatory requirements or remediating any contaminated property could materially adversely affect the business, assets or results of operations of Wells Fund XIV and, consequently, amounts available for distribution to you.

Prior Wells public programs sponsored by our general partners have recently sold real estate properties at a loss.

The real estate properties purchased during the 1980s by prior Wells public programs sponsored by the general partners have not appreciated to the levels anticipated at the time of purchase. Recently some of these properties have been sold by such programs at purchase prices below the prices paid for such properties. We cannot guarantee that the properties purchased by Wells Fund XIV will appreciate in value.

Federal Income Tax Risks

The Internal Revenue Service (IRS) may challenge our characterization of material tax aspects of your investment in Wells Fund XIV.

An investment in units involves certain material income tax risks, the character and extent of which are, to some extent, a function of whether you elect to have your units treated as cash preferred units or tax preferred units. You are urged to consult with your own tax advisor with respect to the federal, as well as state and foreign, tax consequences of an investment in our units. We will not seek any rulings from the IRS regarding any of the tax issues discussed herein. Further, although we have obtained an opinion from Holland & Knight LLP (Counsel) regarding the material federal income tax issues relating to an investment in our units (Tax Opinion), you should be aware that the Tax Opinion represents only Counsel’s best legal judgment, based upon representations and assumptions referred to therein and conditioned upon the existence of certain facts. The Tax Opinion has no binding effect on the IRS or any court. Accordingly, we cannot assure you that the conclusions reached in the Tax Opinion, if contested, would be sustained by any court. In addition, Counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this prospectus. Counsel also gives no opinion as to the tax consequences to you of tax issues which impact at the individual or partner level. Accordingly, you are urged to consult with and rely upon your own tax advisors with respect to tax issues which impact at the partner or individual level. (For a more complete discussion of the tax risks and tax consequences associated with an investment in Wells Fund XIV, see generally “Federal Income Tax Consequences.”)

Investors may realize taxable income without cash distributions.

As a limited partner in Wells Fund XIV, you will be required to report your allocable share of Wells Fund XIV’s taxable income on your personal income tax return regardless of whether or not you have received any cash distributions from Wells Fund XIV. For example, if you elect cash preferred units, you will be allocated substantially all of our net income, defined in the partnership agreement to mean generally net income for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation and amortization and gain or loss from the sale of partnership properties, even if such income is in excess of any distributions of cash from our operations. Further, if you participate in the distribution reinvestment plan, you will be allocated your share of our net income and gain on sale, including net income and gain on sale allocable to units acquired pursuant to the distribution reinvestment plan, even though you will receive no cash distributions from Wells Fund XIV. In addition, if you elect cash preferred units pursuant to the deferred commission option, you will be allocated your share of our net income with respect to such units even though net cash from our operations otherwise distributable to you will instead be paid to third parties to satisfy the deferred commission obligations with respect to such units for a period of six years following the year of purchase, or longer if required to satisfy the outstanding commission obligation. (See “Plan of Distribution.”) If you elect cash preferred units, you will likely be allocated taxable income in excess of any distributions to you, and the amount of cash received by you could be less than the income tax attributable to the net income allocated to you.

We could potentially be characterized as a publicly traded partnership.

If the IRS were to classify Wells Fund XIV as a “publicly traded partnership,” we could be taxable as a corporation, and distributions made to you could be treated as portfolio income to you rather than passive income. Counsel has given its opinion that it is more likely than not we will not be classified as a “publicly traded partnership,” which is defined generally as a partnership whose interests are publicly traded or frequently transferred. However, this opinion is based only upon certain representations of our general partners and the provisions in our partnership agreement which attempt to comply with certain safe harbor standards adopted by the IRS. We cannot assure you that the IRS will not challenge this conclusion or that we will not, at some time in the future, be treated as a publicly traded partnership due to the following factors:

•	the complex nature of the IRS safe harbors;

•	the lack of interpretive guidance with respect to such provisions; and

•	the fact that any determination in this regard will necessarily be based upon facts which have not yet occurred.

The deductibility of losses will be subject to passive loss limitations.

Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to “passive activities,” which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors electing tax preferred units will be characterized as passive losses, and accordingly, the deductibility of such losses will be subject to these limitations.

The IRS may challenge our allocations of profit and loss.

Counsel has given its opinion that it is more likely than not partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and our limited partners substantially in accordance with the allocation provisions of the partnership agreement. We cannot assure you, however, that the IRS will not successfully challenge the allocations in the partnership agreement and reallocate items of income, gain, loss, deduction and credit in a manner which reduces the anticipated tax benefits to investors electing tax preferred units or increases the income allocated to investors electing cash preferred units.

We may be characterized as a dealer.

If we were deemed for tax purposes to be a “dealer,” defined as one who holds property primarily for sale to customers in the ordinary course of business, with respect to one or more of our properties, any gain recognized upon a sale of such real property would be taxable to you as ordinary income and would also constitute “unrelated business taxable income” (UBTI) to investors who are tax-exempt entities. The resolution of our status in this regard is dependent upon facts which will not be known until the time a property is sold or held for sale. Accordingly, Counsel is unable to render an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

We may be audited and additional tax, interest and penalties may be imposed.

Our federal income tax returns may be audited by the IRS. Any audit of Wells Fund XIV could result in an audit of your tax return causing adjustments of items unrelated to your investment in Wells Fund XIV, in addition to adjustments to various partnership items. In the event of any such adjustments, you might incur accountants’ or attorneys’ fees, court costs and other expenses contesting deficiencies asserted by the IRS. You may also be liable for interest on any underpayment and certain penalties from the date your tax was originally due. The tax treatment of all partnership items will generally be determined at the partnership level in a single proceeding rather than in separate proceedings with each partner, and our general partners are primarily responsible for contesting federal income tax adjustments proposed by the IRS. In this connection, our general partners may extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the IRS. Further, our general partners may cause us to elect to be treated as an “electing large partnership.” If they do, we could take advantage of simplified flow-through reporting of partnership items. Adjustments to partnership items would continue to be determined at the partnership level, however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Accordingly, if you make an election to change the status of your units between the years in which a tax benefit is claimed and an adjustment is made, you may suffer a disproportionate adverse impact with respect to any such adjustment. Further, our general partners will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the partnership level, thereby potentially adversely impacting the holders of a particular class of units disproportionately to holders of the other class of units.

State and local taxes and a requirement to withhold state taxes may apply.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own our properties may impose income taxes upon your share of our taxable income allocable to any partnership property located in that state. Many states have also implemented or are implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you may be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses which would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our units.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our units. Additional changes to the tax laws are likely to continue to occur in the future, and we cannot assure you that any such changes will not adversely affect the taxation of a limited partner. Any such changes could have an adverse effect on an investment in our units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our units. You should also note that the Tax Opinion assumes that no legislation will be enacted after the date of this prospectus which will be applicable to an investment in our units.

Retirement Plan and Qualified Plan Risks

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in units.

If you are investing the assets of a pension, profit sharing, Section 401(k), Keogh or other qualified retirement plan or the assets of an Individual Retirement Account (IRA) in units, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

For a more complete discussion of the foregoing issues and other risks associated with an investment in units by retirement plans, see the “Investment By Tax-Exempt Entities and ERISA Considerations” section of this prospectus on page             .

We may terminate the offering or dissolve Wells Fund XIV if our assets are deemed to be plan assets or if we engage in prohibited transactions.

If our assets were deemed to be assets of qualified plans investing as limited partners, i.e., plan assets, our general partners would be considered to be plan fiduciaries and certain contemplated transactions between our general partners or their affiliates and Wells Fund XIV may be deemed to be “prohibited transactions” subject to excise taxation under Section 4975 of the Internal Revenue Code. Additionally, if our assets were deemed to be plan assets, the standards of prudence and other provisions of ERISA would extend as to all plan fiduciaries to the general partners with respect to our investments. We have not requested an opinion of Counsel regarding whether or not our assets would constitute plan assets under ERISA nor have we sought any rulings from the U.S. Department of Labor regarding classification of our assets.

In this regard, U.S. Department of Labor Regulations defining plan assets for purposes of ERISA contain exemptions which, if satisfied, would preclude assets of a limited partnership such as ours from being treated as plan assets. We cannot assure you that our partnership agreement and this offering have been structured so that the exemptions in such Regulations would apply to Wells Fund XIV, and although our general partners intend that an investment by a qualified plan in units will not be deemed an investment in the assets of Wells Fund XIV, we can make no representations or warranties of any kind regarding the consequences of an investment in our units by qualified plans in this regard. Plan fiduciaries are urged to consult with and rely upon their own advisors with respect to this and other ERISA issues which, if decided adversely to Wells Fund XIV, could result in “prohibited transactions,” which would cause the imposition of excise taxation and the imposition of co-fiduciary liability under Section 405 of ERISA in the event actions undertaken by us are deemed to be non-prudent investments or “prohibited transactions.”

In the event our assets are deemed to constitute plan assets or certain transactions undertaken by us are deemed to constitute “prohibited transactions” under ERISA or the Internal Revenue Code, and no exemption for such transactions is obtainable by us, the general partners have the right, but not the obligation, upon notice to all limited partners, but without the consent of any limited partner to:

•	terminate the offering of units;

•	compel a termination and dissolution of Wells Fund XIV; or

•
restructure our activities to the extent necessary to comply with any exemption in the U.S. Department of Labor Regulations or any prohibited transaction exemption granted by the Department of Labor or any condition which the Department of Labor might impose as a condition to granting a prohibited transaction exemption. (See “Investment by Tax-Exempt Entities and ERISA Considerations.”)

Adverse tax consequences may result because of minimum distribution requirements.

If you intend to purchase units through your IRA, or if you are a trustee of an IRA or other fiduciary of a retirement plan considering an investment in units, you must consider the limited liquidity of an investment in our units as it relates to applicable minimum distribution requirements under the Internal Revenue Code. If units are held and our properties have not yet been sold at such time as mandatory distributions are required to begin to an IRA beneficiary or qualified plan participant, Sections 408(a)(6) and 401(a)(9) of the Internal Revenue Code will likely require that a distribution-in-kind of the units be made to the IRA beneficiary or qualified plan participant. Any such distribution-in-kind of units must be included in the taxable income of the IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions with which to pay the income tax liability attributable to any such distribution.

Unrelated business taxable income (UBTI) may be generated with respect to tax-exempt investors.

We do not intend or anticipate that the tax-exempt investors in Wells Fund XIV will be allocated income deemed to be derived from an unrelated trade or business, which is generally referred to as “UBTI.” Further, Wells Fund XIV will never incur indebtedness to acquire its properties, which would cause recharacterization of a portion of our income allocable to tax-exempt investors as UBTI. Notwithstanding this prohibition, the general partners do have limited authority to borrow funds deemed necessary:

•	to finance improvements necessary to protect capital previously invested in a property;

•	to protect the value of our investment in a property; or

•	to make one of our properties more attractive for sale or lease.

Our general partners have represented that they will not cause Wells Fund XIV to incur indebtedness unless they obtain an opinion of Counsel or an opinion from our tax accountants that the proposed indebtedness more likely than not will not cause the income allocable to tax-exempt investors to be characterized as UBTI. Any such opinion will have no binding effect on the IRS or any court. Therefore, some risk remains that we may generate UBTI for our tax-exempt investors in the event that it becomes necessary for us to borrow funds.

Further, in the event we are deemed to be a “dealer” in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, the gain realized on the sale of our properties which is allocable to tax-exempt investors would be characterized as UBTI. (See “Federal Income Tax Consequences – Investment by Qualified Plans and Other Tax-Exempt Entities.”)

Suitability Standards

An investment in Wells Fund XIV involves significant risks. It may be difficult to resell partnership units due to the restrictions on transferability contained in our partnership agreement and because no public market for the units currently exists nor is one ever expected to develop. Investors who are able to sell their units at all will likely be able to sell such units only at a discount. (See “Summary of Partnership Agreement – Transferability of Units.”) In addition, we anticipate that properties we purchase will be held for at least 10 years. Accordingly, the units we are offering are suitable only as a long-term investment for persons of adequate financial means. Further, because cash preferred units and tax preferred units have different rights and priorities with respect to tax allocations and cash distributions from operations and on sale of our properties, you should consider carefully the information set forth under “Description of the Units” in determining whether to elect cash preferred units or tax preferred units, or some combination of each.

If the investor is an individual, including an individual beneficiary of a purchasing IRA, or if the investor is a fiduciary, such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act, such individual or fiduciary, as the case may be, must represent that he meets certain suitability requirements. The requirements are set out in the Subscription Agreement attached as Exhibit B to this prospectus, and include the following:

•
that such individual, or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the units, has a minimum annual gross income of $45,000 and a net worth excluding home, furnishings and automobiles of not less than $45,000; or

•
that such individual, or, in the case of a fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the units, has a net worth excluding home, furnishings and automobiles of not less than $150,000.

Transferees will also be required to comply with applicable standards, except for transfers to family members and transfers made by gift, inheritance or divorce. In the case of purchases of units by fiduciary accounts in California, the suitability standards must be met by the beneficiary of the account or, in those instances where the fiduciary directly or indirectly supplies the funds for the purchase of units, by such fiduciary.

The minimum purchase is 100 units ($1,000) except in certain states as described below. You may not transfer less than the minimum required purchase nor, except in very limited circumstances,

transfer, fractionalize or subdivide such units so as to retain less than such minimum number thereof. For purposes of satisfying the minimum investment requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that they contribute in increments of at least $25. You should note, however, that an investment in Wells Fund XIV will not, in itself, create a retirement plan as defined in Section 401(a) of the Internal Revenue Code or an IRA as defined in Section 408(a) of the Internal Revenue Code for any investor and that, in order to create a retirement plan or an IRA, an investor must comply with all applicable provisions of the Internal Revenue Code. Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirements and have purchased units in Wells public programs or units or shares in other public real estate programs may purchase less than the minimum number of units set forth above, but in no event less than 2.5 units ($25). After an investor has purchased the minimum investment, any additional investments must be made in increments of at least 2.5 units ($25), except for (1) those made by investors in Maine, who must still meet the minimum investment requirement for Maine residents of $1,000 for IRAs and $2,500 for non-IRAs, and (2) purchases of units pursuant to our distribution reinvestment plan or reinvestment plans of other public real estate programs, which may be in lesser amounts.

We have listed the suitability standards in the following table for those states that have any requirements different from those set by Wells Fund XIV.

State	Income/Net Worth Requirements	Minimum Purchase	Other Limitations
Arizona	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	N/A

California	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)
The following legend must be placed on each certificate: “It is unlawful to consummate a sale or transfer of this security, or any interest therein, or to receive any consideration therefor, without the prior written consent of the Commissioner of Corporations of the State of California, except as permitted in the Commissioner’s rules.”

Florida	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	100 units ($1,000)	Units of subsequent partnership reinvestment plans must be registered or exempt from registration in Florida, and such units must be purchased through a Florida registered broker-dealer.

Iowa	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	200 units ($2,000)	Husband and wife may not jointly contribute from separate IRAs to satisfy minimum purchase.

Maine	(1) Current annual gross income of $50,000 and net worth of $50,000, or (2) net worth of $200,000	250 units ($2,500); 200 units ($2,000) for IRAs	Husband and wife may not jointly contribute from separate IRAs to satisfy minimum purchase.

State	Income/Net Worth Requirements	Minimum Purchase	Other Limitations
Massachusetts	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	N/A

Michigan	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	Investors may not invest more than 10% of net worth.

Minnesota	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	250 units ($2,500); 200 units ($2,000) for IRAs and qualified retirement plans	N/A

Mississippi	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	N/A

Missouri	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	Husband and wife may not jointly contribute from separate IRAs to satisfy minimum purchase.

Nebraska	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	500 units ($5,000) except for IRAs and qualified retirement plans
Investments in additional units pursuant to reinvestment plans must be at least $50 per year and made through a Nebraska registered broker-dealer. Nebraska investors may not invest more than 10% of net worth in units of Wells Fund XIV.

New Hampshire	(1) Current annual gross income of $50,000 and net worth of $125,000, or (2) net worth of $250,000	100 units ($1,000)	N/A

New York	(1) Current annual gross income of $50,000 and net worth of $50,000, or (2) net worth of $150,000	250 units ($2,500) except for IRAs	No proceeds from New York investors released from escrow until $2,500,000 raised in offering.

North Carolina	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	250 units ($2,500) except for IRAs and qualified retirement plans	N/A

State	Income/Net Worth Requirements	Minimum Purchase	Other Limitations
Ohio	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	250 units ($2,500) except for IRAs	Investors may not invest more than 10% of net worth in units of Wells Fund XIV.

Oklahoma	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	100 units ($1,000)	Husband and wife may not jointly contribute from separate IRAs to satisfy minimum purchase.

Oregon	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	N/A

Pennsylvania	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	100 units ($1,000)
Investors must have a net worth of at least ten times amount of investment in the partnership. Subscription proceeds from Pennsylvania investors held in escrow until $2,500,000 raised from all investors. If proceeds held in escrow more than 120 days, funds returned to investors unless they choose to reinvest.

South Carolina	(1) Net worth of $150,000, or (2) state and federal income subject to maximum rate of income tax	250 units ($2,500) except IRAs and qualified retirement plans	N/A

South Dakota	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	N/A

Tennessee	(1) Current annual gross income of $60,000 and net worth of $60,000, or (2) net worth of $225,000	100 units ($1,000)	N/A

Texas	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	100 units ($1,000)	Investments in additional units pursuant to reinvestment plans must be made through a Texas registered broker-dealer.

Wisconsin	(1) Current annual gross income of $45,000 and net worth of $45,000, or (2) net worth of $150,000	100 units ($1,000)	Husband and wife may not jointly contribute from separate IRAs to satisfy minimum purchase.

Net worth in all cases excludes home, furnishings and automobiles.

By executing the Subscription Agreement and Subscription Agreement Signature Page (collectively, the “Subscription Agreement”), which is attached as Exhibit B to this prospectus, you represent to our general partners that you meet the foregoing applicable suitability standards for the state in which you reside. Our general partners will not accept subscriptions from any person or entity which does not represent that it meets such standards. Our general partners have the unconditional right to accept or reject any subscription in whole or in part.

Each participating broker-dealer selling units on our behalf is required to:

•
make reasonable efforts to assure that each person purchasing units is suitable in light of such person’s age, educational level, knowledge of investments, financial means and other pertinent factors; and

•	maintain records for at least six years of the information used to determine that an investment in units is suitable and appropriate for each investor.

The agreements with the selling broker-dealers require such broker-dealers to (1) make inquiries diligently as required by law of all prospective investors in order to ascertain whether a purchase of units is suitable for the investor, and (2) transmit promptly to Wells Fund XIV all fully completed and duly executed Subscription Agreements.

Investment Objectives and Criteria

General

We invest in commercial real properties, including properties which are under development or construction, are newly constructed or have been previously constructed and have operating histories. Our investment objectives are:

•	to maximize net cash from operations to be distributed to you;

•	to preserve, protect and return capital contributions; and

•	to realize capital appreciation upon the ultimate sale of properties.

We cannot assure you that we will attain these objectives or that our capital will not decrease. We may not change our investment objectives except upon approval of limited partners holding a majority of the units.

Our general partners make all decisions relating to the purchase or sale of our properties. See “Management” for a description of the background and experience of our general partners.

Acquisition and Investment Policies

We will seek to invest the net offering proceeds available for investment after the payment of fees and expenses on an all cash basis in the acquisition of primarily high quality commercial office and industrial buildings. We are not limited to such investments, however. We may invest in other commercial properties such as shopping centers, retail properties, business and industrial parks, manufacturing facilities and warehouse and distribution facilities. We will primarily attempt to acquire commercial properties which are generally less than five years old, the space in which has been leased or preleased to one or more tenants having a net worth at the time of lease execution in excess of $100,000,000. (See “Terms of Leases and Tenant Creditworthiness.”) We may invest in commercial properties which are not preleased to such tenants or in other types of commercial properties such as hotels or motels. We will not, however, be actively engaged in the business of operating hotels, motels or similar properties. The trend in the most recently sponsored Wells public programs has been to invest primarily in high quality commercial office and industrial buildings located in densely populated suburban and metropolitan markets. (See “Prior Performance Summary.”)

We will seek to invest in properties that will satisfy the primary objective of providing distributions of current cash flow to holders of cash preferred units. However, because a significant factor in the valuation of income-producing real properties is their potential for future income, our general partners anticipate that the majority of properties acquired by Wells Fund XIV will have both the potential for capital appreciation and distributions of current cash flow to investors. To the extent feasible, our general partners will strive to invest in a diversified portfolio of properties in terms of geography, type of property and industry of our tenants that will satisfy Wells Fund XIV’s investment objectives of maximizing net cash from operations, preserving investors’ capital and realizing capital appreciation upon the ultimate sale of properties.

We anticipate that a minimum of 84% of the proceeds from the sale of units will be used to acquire real estate properties and the balance will be used to pay various fees and expenses. (See “Estimated Use of Proceeds.”)

We will not invest more than 15% of the net offering proceeds available for investment in non-income producing properties. A property which is expected to produce income within two years of its acquisition will not be considered a non-income producing property. In addition, we will not acquire any property in exchange for units.

Our investment in real estate will generally take the form of holding fee title or a leasehold estate having a term, including renewal periods, of at least 40 years. We will acquire such interest either directly or indirectly through investments in joint ventures, general partnerships, co-tenancies or other co-ownership arrangements with the developers of the properties, affiliates of the general partners or other persons. (See “Joint Venture Investments” below.) In addition, we may purchase properties and lease them back to the sellers of such properties. While we will use our best efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease” so that Wells Fund XIV will be treated as the owner of the property for federal income tax purposes, no assurance can be given that the IRS will not challenge such characterization. In the event that any such sale-leaseback transaction is recharacterized as a financing transaction for federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed, and our income therefrom could be treated as portfolio income, rather than passive income. (See “Federal Income Tax Consequences – Taxation of Real Estate Operations.”)

While we are not limited as to the geographic area where we may conduct our operations, we intend to invest only in properties located in the United States. We do not anticipate focusing our investments in any particular geographic region within the United States.

We are not specifically limited on the number or size of properties we may acquire or on the percentage of net proceeds of this offering which we may invest in a single property. The number and mix of properties we acquire will depend upon real estate and market conditions and other circumstances existing at the time we are acquiring our properties and the amount of proceeds we raise in this offering.

In making investment decisions, we will consider relevant real estate property and financial factors, including the location of the property, its suitability for any development contemplated or in progress, its income-producing capacity, the prospects for long-range appreciation, its liquidity and income tax considerations. Our general partners will have substantial discretion with respect to the selection of our specific investments.

We will obtain independent appraisals for each property in which we invest, and the purchase price of each such property will not exceed its appraised value. However, we will rely on our own independent analysis and not on such appraisals in determining whether to invest in a particular property.

It should be noted that appraisals are estimates of value and should not be relied upon as measures of true worth or realizable value. Copies of these appraisals will be available for review and duplication by investors at our office and will be retained for at least five years.

Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	environmental reports;

•	surveys;

•	evidence of marketable title subject to such liens and encumbrances as are acceptable to our general partners;

•
audited financial statements covering recent operations of any properties having operating histories unless such statements are not required to be filed with the Securities and Exchange Commission; and

•	title and liability insurance policies.

We will not close the purchase of any property unless and until we obtain what is generally referred to as a “Phase I” environmental site assessment and are generally satisfied with the environmental status of the property. A Phase I environmental site assessment basically consists of a visual survey of the building and the property in an attempt to identify areas of potential environmental concerns, visually observing neighboring properties to assess surface conditions or activities which may have an adverse environmental impact on the property, and contacting local governmental agency personnel and performing a regulatory agency file search in an attempt to determine any known environmental concerns in the immediate vicinity of the property. A Phase I environmental site assessment does not generally include any sampling or testing of soil, groundwater or building materials from the property.

We may enter into arrangements with the seller or developer of a property whereby the seller or developer agrees that, if during a stated period the property does not generate a specified cash flow, the seller or developer will pay in cash to Wells Fund XIV a sum necessary to reach the specified cash flow level, subject in some cases to negotiated dollar limitations.

In determining whether to purchase a particular property, we may, in accordance with customary practices, obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and is normally credited against the purchase price if the property is purchased.

In purchasing, leasing and developing real estate properties, we will be subject to risks generally incident to the ownership of real estate, including:

•	changes in general economic or local conditions;

•	changes in supply of or demand for similar or competing properties in an area;

•	changes in the financial condition of our tenants;

•	changes in interest rates and availability of permanent mortgage funds which may render the sale of a property difficult or unattractive;

•	changes in tax, real estate, environmental and zoning laws;

•	periods of high interest rates and tight money supply which may make the sale of properties more difficult;

•	tenant turnover; and

•	general overbuilding or excess supply in the market area.

Periods of high interest rates and tight money supply may make the sale of our properties more difficult. We may experience difficulty in keeping our properties fully leased due to tenant turnover, general overbuilding or excess supply in the market area.

Development and Construction of Properties

We may invest substantially all of the net proceeds available for investment in properties on which improvements are to be constructed or completed, although we may not invest in excess of 15% of the net offering proceeds available for investment in properties which are not expected to produce income within two years of their acquisition. To help ensure performance by the builders of properties which are under construction, completion of properties under construction shall be guaranteed at the price contracted either by an adequate completion bond or performance bond, or, in appropriate circumstances, our general partners may rely upon the substantial net worth of the contractor or developer or a personal guarantee accompanied by financial statements showing a substantial net worth provided by an affiliate of the person entering into the construction or development contract as an alternative to a completion bond or performance bond. Development of real estate properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. (See “Risk Factors – Real Estate Risks.”)

We may make periodic progress payments or other cash advances to developers and builders of our properties prior to completion of construction only upon receipt of an architect’s certification as to the percentage of the project then-completed and as to the dollar amount of the construction then-completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary or prudent.

We may directly employ one or more project managers to plan, supervise and implement the development of any unimproved properties which we may acquire. Such persons would be compensated directly by Wells Fund XIV and, other than through such employment, will not be affiliated with our general partners.

Acquisition of Properties from Wells Development Corporation

We may acquire properties, directly or indirectly through joint ventures with affiliated entities, from Wells Development Corporation (Wells Development), a Georgia corporation formed by Wells Management as a wholly-owned subsidiary for the purposes of (1) acquiring existing income-producing commercial real estate properties, and (2) acquiring land, developing commercial real properties, securing tenants for such properties, and selling such properties upon completion to Wells Fund XIV or other Wells programs. In the case of properties to be developed by Wells Development and sold to us, we anticipate that Wells Development will:

•	acquire a parcel of land;

•	enter into contracts for the construction and development of a commercial building thereon;

•	enter into an agreement with one or more tenants to lease all or a majority of the property upon its completion; and

•	secure a financing commitment from a commercial bank or other institutional lender to finance the acquisition and development of the property.

Our contracts with Wells Development will provide for us to acquire the developed property only upon its completion and upon the tenant taking possession under its lease. All construction required to develop a parcel of land acquired by Wells Development will be performed by one or more companies which are independent of Wells Development, our general partners and their affiliates.

We will be required to pay a substantial sum to Wells Development at the time of entering into the contract as a refundable earnest money deposit to be credited against the purchase price at closing, which Wells Development will apply to the cost of acquiring the land and initial development costs. We anticipate that the earnest money deposit will represent approximately 20% to 30% of the purchase price of the developed property set forth in the purchase contract. The purchase price that we pay to Wells Development for the developed property will not exceed the cost to Wells Development of the acquisition, construction and development of the project, including interest and other carrying costs to Wells Development. All profits and losses during the period any such property is held by Wells Development will accrue to Wells Fund XIV, and no other benefit will accrue to Wells Development or its affiliates from the sale of such property except for acquisition and advisory fees payable to our general partners or their affiliates which are described in detail elsewhere in this prospectus. (See “Compensation of the General Partners and Affiliates.”)

In the case of properties we acquire from Wells Development that have already been developed, Wells Development will be required to obtain an appraisal for the property prior to contracting with us, and the purchase price we pay under the purchase contract will not exceed the fair market value of the property as determined by the appraisal. In the case of properties we acquire from Wells Development which have not yet been constructed at the time of contracting, Wells Development will be required to obtain an independent “as built” appraisal for the property prior to contracting with us, and the purchase price we pay under the purchase contract will not exceed the anticipated fair market value of the developed property as determined by the appraisal.

We anticipate that Wells Development will use the earnest money deposit received from Wells Fund XIV upon execution of a purchase contract as partial payment for the cost of the acquisition of the land and construction expenditures. Wells Development will borrow the remaining funds necessary to complete the development of the property from an independent commercial bank or other institutional lender by pledging the real property, development contracts, leases and all other contract rights relating to the project as security for such borrowing. Our contract with Wells Development will require Wells Development to deliver to us at closing title to the property, as well as an assignment of leases, free and clear of all encumbrances relating to any such borrowing. In no event will we take title to the property subject to a mortgage or otherwise incur indebtedness in connection with the acquisition of such property. Wells Development will hold the title to the property on a temporary basis only for the purpose of facilitating the acquisition and development of the property prior to its resale to us and other affiliates of the general partners. Wells Development will not hold title to any such property for more than 12 months prior to selling such property to Wells Fund XIV. We may not acquire any property which is currently owned by Wells Development as of the date of this prospectus.

We may enter into a contract to acquire property from Wells Development notwithstanding the fact that at the time of contracting, we have not yet raised sufficient proceeds to enable us to pay the full amount of the purchase price at closing. We anticipate that we will be able to raise sufficient additional proceeds from our offering during the period between any such execution of the contract and the date provided in the contract for closing. In the case of properties to be developed by Wells Development, the contract will likely provide that the closing will occur immediately following the completion of the development by Wells Development. However, it is likely that the contract will also provide that we may elect to close the purchase of the property before the development has been completed, in which case we would obtain an assignment of the construction and development contracts from Wells Development and would complete the construction either directly or indirectly through a joint venture with an affiliate. Any contract between Wells Fund XIV, directly or indirectly through a joint venture with an affiliate, and Wells Development for the purchase of property to be developed by Wells Development will provide that we will be obligated to purchase the property only if:

•
Wells Development completes the development of the improvements in accordance with the specifications of the contract, and an approved tenant takes possession of the building under a lease satisfactory to Wells Fund XIV; and

•	we have sufficient net proceeds available for investment in properties at closing to pay the balance of the purchase price remaining after payment of the earnest money deposit.

Our general partners will not cause Wells Fund XIV to enter into a contract to acquire property from Wells Development if they do not reasonably anticipate that funds will be available to purchase the property at the time of closing. If we enter into a contract to acquire property from Wells Development and, at the time for closing, are unable to purchase the property because we do not have sufficient net proceeds available for investment, we will not be required to close the purchase of the property and will be entitled to a refund of our earnest money deposit from Wells Development. Because Wells Development is an entity without substantial assets or operations, however, Wells Development’s obligation to refund our earnest money deposit will be guaranteed by Wells Management. See the “Management” section of this prospectus for a description of Wells Management.

If Wells Management is required to make good on its guaranty, we may not be able to obtain the earnest money deposit from Wells Management in a lump sum since Wells Management’s only significant assets are its contracts for property management and leasing services, but would more likely be required to accept installment payments over some period of time payable out of Wells Management’s operating revenues. (See “Risk Factors – Investment Risks.”)

Terms of Leases and Tenant Creditworthiness

The terms and conditions of any lease we enter into with regard to a tenant may vary substantially from those we describe in this prospectus. However, we expect that a majority of our leases will be either (1) economically what are generally referred to as “triple-net” leases, or (2) gross leases under which the tenant will be responsible for increases in the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. When we use the term “triple-net” lease in this prospectus, we are referring to a lease which provides that, in addition to making its lease payments, the tenant will be responsible for the cost of repairs, maintenance, property taxes, utilities, insurance and other operating costs. We are not limited to entering into only “triple-net” leases, however, particularly if we acquire properties other than office buildings.

Our general partners have developed specific standards for determining the creditworthiness of potential tenants of our properties. While authorized to enter into leases with any type of tenant, our general partners anticipate that a majority of the tenants of our properties will be corporations or other entities having a net worth at the time of lease execution in excess of $100,000,000 or whose lease obligations are guaranteed by another corporation or entity having a net worth in excess of $100,000,000. As of December 31, 2002, approximately 87% of the aggregate rental income of the properties acquired by Wells public programs since January 1, 1994 was derived from corporate tenants having a net worth at the time of lease execution of at least $100,000,000 or whose lease obligations were guaranteed by another entity having a net worth of at least $100,000,000.

In an attempt to limit or avoid speculative purchases, to the extent possible, our general partners will generally seek to secure leases with tenants at or prior to the closing of the acquisition of our properties.

We anticipate that tenant improvements required to be funded by the landlord in connection with newly acquired properties will be funded from our net proceeds available for investment. However, at such time as a tenant at one of our properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract new tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. Since we do not anticipate maintaining permanent working capital reserves, we may not have access to funds required in the future for tenant improvements, tenant refurbishments and other lease-up costs in order to attract new tenants to lease vacated space. (See “Risk Factors – Real Estate Risks.”)

Borrowing Policies

We will not borrow money to acquire any of our properties. Further, as a matter of partnership policy, our general partners do not intend to cause us to borrow any funds subsequent to the acquisition of its properties. However, in order to give our general partners flexibility in the management of Wells Fund XIV, Section 11.3(e) of our partnership agreement authorizes us to borrow funds for the following limited purposes:

•
for partnership operating purposes in the event of unexpected circumstances in which our cash resources become insufficient for the maintenance and repair of our properties or for the protection or replacement of assets; and

•
in order to finance improvement of properties, when our general partners deem such improvements to be necessary or appropriate to protect the capital previously invested in the properties, to protect the value of our investment in a particular property, or to make a particular property more attractive for sale or lease.

We may not borrow funds for any other purposes. Further, the aggregate amount of partnership borrowings at any given time may not exceed 25% of the total purchase price of all of our properties. (See Section 11.3(e) of our partnership agreement.)

We will not cause Wells Fund XIV to incur indebtedness unless we first obtain an opinion of counsel or an opinion from our tax accountants that the indebtedness to be obtained more likely than not will not cause our income to be characterized by the IRS as “unrelated business taxable income” as defined in Section 512 of the Internal Revenue Code. Investors should be aware, however, that any such opinion would be based upon various representations and assumptions, and would have no binding effect on the IRS or any court. Accordingly, no assurance can be given that the conclusions reached in any such opinion, if contested, would be sustained by a court, or that any such indebtedness to be obtained by Wells Fund XIV in the future would not cause the income allocated to limited partners that are tax-exempt entities to be taxed as “unrelated business taxable income.” (See “Federal Income Tax

Consequences – Investment by Qualified Plans and Other Tax-Exempt Entities.”) We will not incur debt to fund distributions to investors.

We may borrow funds from our general partners or their affiliates for the purposes listed above only if the following qualifications are met:

•
any such borrowing cannot constitute a “financing” as that term is defined under the NASAA Guidelines, i.e., indebtedness encumbering partnership properties or incurred by the partnership, the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50% of the principal amount of which is scheduled to be paid during the first 24 months;

•
interest and other financing charges or fees must not exceed the amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as our principal place of business; and

•	no prepayment charge or penalty shall be required. (See Section 11.3(e) of our partnership agreement.)

Our general partners have agreed to advance Wells Fund XIV on an interest-free basis an aggregate amount of up to 1.0% of gross offering proceeds to the extent that we have insufficient funds for maintenance and repair of our properties. (See “Risk Factors – Investment Risks.”)

Except in connection with a potential borrowing as described above, we will not issue senior securities.

Joint Venture Investments

We are likely to enter into joint ventures with affiliated entities for the acquisition, development or improvement of properties for the purpose of diversifying our portfolio of assets. We may invest some or all of the proceeds of the offering in such joint ventures under the conditions described below. In this connection, we will likely enter into joint ventures with Wells Fund XIII and the Wells REIT or other Wells public programs. Our general partners also have the authority to enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of developing, owning and operating properties in accordance with our investment policies. (See “Risk Factors – Investment Risks” and “Conflicts of Interest.”) In determining whether to invest in a particular joint venture, our general partners will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate property investments. (See generally “Investment Objectives and Criteria.”)

At such time as our general partners believe that a reasonable probability exists that we will enter into a joint venture with another Wells public program for the acquisition or development of a specific property, this prospectus will be supplemented to disclose the terms of such proposed investment transaction. Based upon our general partners’ experience, in connection with the development of a property which is currently owned by a Wells program, this would normally occur upon the signing of legally binding leases with one or more major tenants for commercial space to be developed on such property, but may occur before or after any such signing, depending upon the particular circumstances surrounding each potential investment. It should be understood that the initial disclosure of any such proposed transaction cannot be relied upon as an assurance that we will ultimately consummate such proposed transaction nor that the information provided in any supplement to this prospectus concerning any proposed transaction will not change after the date of the supplement.

We may enter into a partnership, joint venture or co-tenancy with unrelated parties if:

•
the management of such partnership, joint venture or co-tenancy is under our control in that we or one of our affiliates possess the power to direct or to cause the direction of the management and policies of any such partnership, joint venture or co-tenancy;

•	we, as a result of such joint ownership of a property, are not charged, directly or indirectly, more than once for the same services;

•
the joint ownership, partnership or co-tenancy agreement does not authorize or require us to do anything as a partner, joint venturer or co-tenant with respect to the property which we or our general partners could not do directly under our partnership agreement; and

•	our general partners and their affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under our partnership agreement.

In the event that any such co-ownership arrangement contains a provision giving each party a right of first refusal to purchase the other party’s interest, we may not have sufficient capital to finance the buy-out. (See “Risk Factors – Investment Risks.”)

We intend to enter into joint ventures with other Wells public programs for the acquisition of properties, but may only do so provided that:

•	each such co-venturer has substantially identical investment objectives as ours;

•	we, as a result of such joint ownership of a property, are not charged, directly or indirectly, more than once for the same services;

•	the compensation payable to our general partners and their affiliates is substantially identical in each program;

•	we will have a right of first refusal to buy if such co-venturer elects to sell its interest in the property held by the joint venture; and

•	the investment by Wells Fund XIV and such affiliate are on substantially the same terms and conditions.

In the event that the co-venturer were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the other co-venturer’s interest in the property held by the joint venture. In the event that any joint venture with an affiliated entity holds interests in more than one property, the interest in each such property may be specially allocated based upon the respective proportion of funds invested by each co-venturer in each such property. Our entering into joint ventures with other Wells public programs will result in certain conflicts of interest. (See “Risk Factors – Investment Risks” and “Conflicts of Interest.”)

Disposition Policies

We anticipate that prior to our termination and dissolution, all of our properties will be sold. We intend to hold the various real properties in which we invest until such time as sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. In deciding whether to sell properties, we will consider factors such as potential capital appreciation, cash flow and federal income tax considerations, including possible adverse federal income tax consequences to the limited partners. Our general partners anticipate that we will sell existing income-producing properties within approximately 10 to 12 years after acquisition and will sell property acquired for development within approximately 10 to 12 years from the date of completion of such development. However, our general partners may exercise their discretion as to whether and when to sell a property, and we will have no obligation to sell properties at any particular time, except upon the termination of Wells Fund XIV on December 31, 2032, or earlier if investors holding a majority of the units vote to liquidate Wells Fund XIV in response to a formal proxy to liquidate. (See “Summary of Partnership Agreement – Proxy to Liquidate.”)

Cash flow from operations will not be invested in the acquisition of real estate properties. However, in the discretion of our general partners, cash flow may be held as working capital reserves, or used to make repairs, maintenance, tenant improvements, capital improvements or other expenditures to existing properties. In addition, net sale proceeds generally will not be reinvested but will be distributed to the partners. Thus, Wells Fund XIV is intended to be self-liquidating in nature. However, net sale proceeds need not be so distributed if such proceeds are, in the discretion of our general partners:

•	used to purchase land underlying any of our properties;

•	used to buy out the interest of any co-tenant or joint venture partner in a property which is jointly owned;

•	held as working capital reserves; or

•	used to make repairs, maintenance, tenant improvements, capital improvements or other expenditures to existing properties.

Notwithstanding the above, reinvestment of proceeds from the sale of properties to purchase underlying land or the interest of a co-tenant or joint venture partner will not occur unless sufficient cash will be distributed to pay any increased federal or state income tax liability created by the sale of the property assuming limited partners will be subject to a 30% combined federal and state tax bracket.

We will not pay, directly or indirectly, any commission or fee, except as specifically permitted under Article XII of our partnership agreement, to our general partners or their affiliates in connection with the reinvestment or distribution of proceeds from the sale, exchange or financing of our properties.

Although not required to do so, we will generally seek to sell our real estate properties for all cash. We may, however, accept terms of payment from a buyer which include purchase money obligations secured by mortgages as partial payment, depending upon then prevailing economic conditions customary in the area in which the property being sold is located, credit of the buyer and available financing alternatives. Some properties we sell may be sold on the installment basis under which only a portion of the sale price will be received in the year of sale, with subsequent payments spread over a number of years. In such event, the full distribution by Wells Fund XIV of the net proceeds of any sale may be delayed until the notes are paid, sold or financed.

Other Policies

Except in connection with sales of our properties where we may take purchase money obligations as partial payment, we will not make loans to any person, nor will we underwrite securities of other issuers, offer securities except potentially for purchase money obligations to sellers in exchange for property, or invest in securities of other issuers for the purpose of exercising control. Notwithstanding the foregoing, we may invest in joint ventures or partnerships as described above and in a corporation where real estate is the principal asset and its acquisition can best be effected by the acquisition of the stock of such corporation, subject to the limitations set forth below.

Under the terms of our partnership agreement, we are not authorized to engage in any of the following activities:

•	invest as a limited partner in other limited partnerships;

•	issue any units after the termination of the offering or issue units in exchange for property;

•	make investments in real estate mortgages except in connection with the sale or other disposition of a property;

•	make loans to our general partners or their affiliates; or

•
invest in or underwrite the securities of other issuers except for permitted temporary investments pending utilization of partnership funds. We intend to invest the proceeds of the offering such that we will comply at all times with the existing exemptions from the definition of “investment company” under the Investment Company Act of 1940 and the Regulations issued thereunder.

Management

The General Partners

Our general partners are: Wells Capital, Inc. and Mr. Leo F. Wells, III, individually.

Wells Capital, Inc. (Wells Capital) is a Georgia corporation formed in April 1984. The executive office of Wells Capital is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. Leo F. Wells, III is the Chief Executive Officer (CEO), President and sole director of Wells Capital as well as the sole shareholder, the President and sole director of Wells Real Estate Funds, Inc., which is the sole shareholder of each of Wells Capital, Wells Management Company, Inc., our Property Manager (Wells Management), and Wells Investment Securities, Inc., our Dealer Manager (Wells Investment Securities). (See “Conflicts of Interest.”) Douglas P. Williams is the Chief Financial Officer (CFO) and Senior Vice President of Wells Capital. Financial statements of Wells Capital are included beginning on page              of this prospectus.

As of December 31, 2002, the net worth of Wells Capital was approximately $                     on a generally accepted accounting principles basis; however, the assets of Wells Capital consist primarily of receivables from affiliates and, therefore, do not represent liquid assets. (See “Risk Factors.”)

The directors and executive officers of Wells Capital are as follows:

Name	Age	Positions
Leo F. Wells, III	58	CEO, President, Treasurer and sole director
Douglas P. Williams	52	CFO, Senior Vice President and Assistant Secretary
Stephen G. Franklin	55	Senior Vice President
Randall D. Fretz	50	Vice President
Claire C. Janssen	40	Vice President
David H. Steinwedell	43	Vice President

Leo F. Wells, III is the CEO, President, Treasurer and sole director of Wells Capital. He is also the sole stockholder and sole director of Wells Real Estate Funds, Inc., the parent corporation of Wells Capital. Mr. Wells is also President and a director of the Wells REIT, a real estate investment trust formed in 1998 to own, operate and lease real estate properties, and the President of Wells & Associates, Inc., a real estate brokerage and investment company formed in 1976 and incorporated in 1978, for which he serves as principal broker. He is also the President, Treasurer and sole director of:

•	Wells Management, our Property Manager;
•	Wells Investment Securities, our Dealer Manager;
•	Wells Advisors, Inc., a company he organized in 1991 to act as a non-bank custodian for IRAs; and
•	Wells Development Corporation, a company he organized in 1997 to develop real properties. (See “Conflicts of Interest.”)

Mr. Wells was a real estate salesman and property manager from 1970 to 1973 for Roy D. Warren & Company, an Atlanta-based real estate company, and he was associated from 1973 to 1976 with Sax Gaskin Real Estate Company, during which time he became a Life Member of the Atlanta Board of Realtors Million Dollar Club. From 1980 to February 1985 he served as Vice President of Hill-Johnson, Inc., a Georgia corporation engaged in the construction business. Mr. Wells holds a Bachelor of Business Administration degree in economics from the University of Georgia. Mr. Wells is a member of the International Association for Financial Planning (IAFP) and a registered NASD principal.

Mr. Wells has over 30 years of experience in real estate sales, management and brokerage services. In addition to being the President and a director of the Wells REIT, he is currently a co-general partner in a total of 27 real estate limited partnerships formed for the purpose of acquiring, developing and operating office buildings and other commercial properties. As of December 31, 2002, these 27 real estate limited partnerships represented investments totaling approximately $             from approximately              investors.

As of October 31, 2002, Mr. Wells’ net worth, exclusive of home, home furnishings and automobiles was in excess of $31,000,000 on an estimated fair market value basis; however, Mr. Wells’ net worth consists principally of investments in partnerships, real estate, interests in retirement plans and his stock in Wells Real Estate Funds, Inc. and other closely-held businesses and, therefore, does not represent liquid assets or assets which are readily marketable. In addition, since Wells Capital is a wholly-owned subsidiary of Wells Real Estate Funds, Inc., and Mr. Wells owns all of the outstanding capital stock of Wells Real Estate Funds, Inc., Mr. Wells’ net worth includes the net worth of Wells Capital, our other general partner. (See “Risk Factors.”)

Douglas P. Williams is the CFO, Senior Vice President of Wells Capital. Mr. Williams is also Executive Vice President, Assistant Secretary, Treasurer and a director of the Wells REIT. He is also a Vice President of:

•	Wells Investment Securities, our Dealer Manager;
•	Wells Real Estate Funds, Inc.; and
•	Wells Advisors, Inc.

Mr. Williams previously served as Vice President, Controller of OneSource, Inc., a leading supplier of janitorial and landscape services, from 1996 to 1999 where he was responsible for corporate-wide accounting activities and financial analysis. Mr. Williams was employed by ECC International Inc. (ECC), a supplier to the paper industry and to the paint, rubber and plastic industries, from 1982 to 1995. While at ECC, Mr. Williams served in a number of key accounting positions, including: Corporate Accounting Manager, U.S. Operations; Division Controller, Americas Region; and Corporate Controller,

America/Pacific Division. Prior to joining ECC and for one year after leaving ECC, Mr. Williams was employed by Lithonia Lighting, a manufacturer of lighting fixtures, as a Cost and General Accounting Manager and Director of Planning and Control. Mr. Williams started his professional career as an auditor for KPMG Peat Marwick LLP.

Mr. Williams is a member of the American Institute of Certified Public Accountants and the Georgia Society of Certified Public Accountants and is licensed with the NASD as a financial and operations principal. Mr. Williams received a Bachelor of Arts degree from Dartmouth College and a Masters of Business Administration degree from the Amos Tuck School of Graduate Business Administration at Dartmouth College.

Stephen G. Franklin, Ph.D. is a Senior Vice President of Wells Capital. Mr. Franklin is primarily responsible for marketing, sales and coordination of broker-dealer relations. Mr. Franklin also serves as Vice President of Wells Real Estate Funds, Inc. Prior to joining Wells Capital in 1999, Mr. Franklin served as President of Global Access Learning, an international executive education and management development firm. From 1997 to 1999, Mr. Franklin served as President, Chief Academic Officer and Director of EduTrek International, a publicly traded provider of international post-secondary education that owns the American InterContinental University, with campuses in Atlanta, Ft. Lauderdale, Los Angeles, Washington, D.C., London and Dubai. While at EduTrek, he was instrumental in developing the Masters and Bachelors of Information Technology, International MBA and Adult Evening BBA programs. Prior to joining EduTrek, Mr. Franklin was Associate Dean of the Goizueta Business School at Emory University and a former tenured Associate Professor of Business Administration. He served on the founding Executive MBA faculty, and has taught graduate, undergraduate and executive courses in management and organizational behavior, human resources management and entrepreneurship. He is also co-founder and Director of the Center for Healthcare Leadership in the Emory University School of Medicine. Mr. Franklin was a frequent guest lecturer at universities throughout North America, Europe and South Africa.

In 1984, Mr. Franklin took a sabbatical from Emory University and became Executive Vice President and a principal stockholder of Financial Service Corporation (FSC), an independent financial planning broker-dealer. Mr. Franklin and the other stockholders of FSC later sold their interests in FSC to Mutual of New York Life Insurance Company.

Randall D. Fretz is a Vice President of Wells Capital. He is also the Chief of Staff and a Senior Vice President of Wells Real Estate Funds and a Vice President of the Wells REIT. Mr. Fretz is primarily responsible for corporate strategy and planning and advising and coordinating the executive officers of Wells Capital on corporate matters and special projects. Prior to joining Wells Capital in 2002, Mr. Fretz served for seven years as President of US & Canada operations for Larson-Juhl, a world leader in custom art and picture-framing home decor. Mr. Fretz was previously the Division Director at Bausch & Lomb and also held various senior positions at Tandem International and Lever Brothers. Mr. Fretz holds a bachelor degree in each of Sociology and Physical Education from McMaster University in Hamilton, Ontario. He also earned an MBA from the Ivy School of Business in London, Ontario.

Claire C. Janssen is a Vice President of Wells Capital. She is primarily responsible for managing the corporate, real estate, and accounting and reporting areas of the company. Ms. Janssen also serves as a Vice President of Wells Management Company, Inc., our Property Manager. Prior to joining Wells Capital in 2001, Ms. Janssen served as a Vice President of Lend Lease Real Estate (formerly, Equitable Real Estate). From 1990 to 2000, she held various management positions, including Vice President of Institutional Accounting, Vice President of Business/Credit Analysis and Director of Tax/Corporate Accounting. From 1985 to 1990, Ms. Janssen served in management positions for Beers and Cutler, a Washington, D.C. based accounting firm, where she provided both audit and tax services for clients.

Ms. Janssen received a B.S. in business administration with a major in accounting from George Mason University. She is a Certified Public Accountant and a member of American Institute of Certified Public Accountants, Georgia Society of Certified Public Accountants and National Association of Real Estate Companies.

David H. Steinwedell is a Vice President of Wells Capital. He is primarily responsible for the acquisition of real estate properties. Prior to joining Wells Capital in 2001, Mr. Steinwedell served as a principal in Steinwedell and Associates from 2000 to 2001, a capital markets advisory firm specializing in transactions and strategic planning for commercial real estate firms. His background also includes experience as the Executive Vice President of Investment Banking at Jones Lang LaSalle from 1998 to 1999 and as Managing Director for Real Estate Investments at Aetna Life and Casualty. He graduated from Hamilton College with a B.S. in Economics. Mr. Steinwedell is a licensed real estate broker in Georgia and is a member of the Urban Land Institute and NAIOP.

Wells Capital employs personnel, in addition to the directors and executive officers listed above, who have extensive experience in selecting and managing commercial properties similar to the properties sought to be acquired by Wells Fund XIV.

Our general partners, Mr. Wells and Wells Capital, will be responsible for the direction and management of the partnership, including acquisition, construction and property management. Any action required to be taken by the general partners shall be taken only if it is approved, in writing or otherwise, by both general partners, unless the general partners agree between themselves to a different arrangement for the approval of actions of the general partners. The powers and duties of the general partners are described in Article XI of our partnership agreement. The compensation payable to the general partners for performance of their duties is set forth in “Compensation of the General Partners and Affiliates.”

Our partnership agreement provides that a general partner may be removed and a new general partner elected upon the written consent or affirmative vote of limited partners owning more than 50% of the units. Our partnership agreement further provides that a general partner may designate a successor or additional general partner with the consent of all other general partners and limited partners holding more than 50% of the units, after providing 90 days written notice to the general partners and limited partners and provided that the interests of the limited partners are not adversely affected. Generally, except in connection with such a designation, no general partner shall have the right to retire or withdraw voluntarily from Wells Fund XIV or to sell, transfer or assign his or its interest without the consent of the limited partners holding more than 50% of the units. (See “Summary of Partnership Agreement.”)

Affiliated Companies

Property Manager

Wells Management is engaged in the business of real estate management. It was organized and commenced active operations in 1983 to lease and manage real estate projects that Wells Capital and its affiliates operate or in which they own an interest. As of December 31, 2002, Wells Management was managing in excess of 11,000,000 square feet of office and industrial buildings and shopping centers. Wells Real Estate Funds, Inc. is the sole shareholder of Wells Management, and Mr. Wells is the President, Treasurer and sole director of Wells Management. (See “Conflicts of Interest.”) The other principal officers of Wells Management are as follows:

Name	Age	Positions
Leo F. Wells, III	58	President and Treasurer
M. Scott Meadows	39	Senior Vice President and Secretary
John G. Oliver	53	Vice President
Michael L. Watson	59	Vice President

The background of Mr. Wells is described in the “Management – The General Partners” section of this prospectus. Below is a brief description of the other executive officers of Wells Management.

M. Scott Meadows is a Senior Vice President and Secretary of Wells Management. He is primarily responsible for the acquisition, operation, management and disposition of real estate investments. Prior to joining Wells Management in 1996, Mr. Meadows served as Senior Property Manager for The Griffin Company, a full-service commercial real estate firm in Atlanta, where he was responsible for managing a portfolio of office and retail properties. Mr. Meadows previously managed real estate as a Property Manager for Sea Pines Plantation Company in Hilton Head, South Carolina. He graduated from University of Georgia with a B.B.A. in management. Mr. Meadows is a Georgia real estate broker and holds a Real Property Administrator (RPA) designation from the Building Owners and Managers Institute International and a Certified Property Manager (CPM) designation from the Institute of Real Estate Management.

John G. Oliver is a Vice President of Wells Management. He is primarily responsible for operation and management of real estate properties. Prior to joining Wells Management in July 2000, Mr. Oliver served as Vice President with C.B. Richard Ellis for more than five years where he was responsible for the management of properties occupied by Delta Airlines. Mr. Oliver previously was the Vice President of Property Management for Grubb and Ellis for their southeast region and served on their Executive Property Management Council. He graduated from Georgia State University with a B.S. in real estate. Mr. Oliver is a past President of the Atlanta chapter of BOMA (Building Owners and Managers Association) and holds a Certified Property Manager (CPM) designation from the Institute of Real Estate Management.

Michael L. Watson is a Vice President of Wells Management. He is primarily responsible for performing due diligence investigations on our properties and overseeing construction and tenant improvement projects including design, engineering, and progress-monitoring functions. Prior to joining Wells Management in 1995, Mr. Watson was Senior Project Manager with Abrams Construction in Atlanta from 1982 to 1995. His primary responsibilities included supervising a variety of projects consisting of high-rise office buildings, military bases, state projects and neighborhood shopping centers. He graduated from the University of Miami with a B.S. in civil engineering.

As compensation for property management, leasing and asset management services performed in connection with the commercial properties we acquire, we will pay Wells Management property management, leasing and asset management fees equal to 4.5% of gross revenues. A special one-time initial rent-up or leasing fee may be paid on the first leases for newly constructed properties. This fee must be competitive for the geographic area of the property, and the amount of this fee received by Wells Management will be reduced by any amount paid to an outside broker. In no event may the aggregate of all property management and leasing fees paid to Wells Management or any other affiliate of the general partners exceed 6% of gross revenues. The general partners believe these terms will be no less favorable to Wells Fund XIV than those customary for similar services in the relevant geographic area. Depending upon the location of certain partnership properties and other circumstances, Wells Management may also retain third party property managers or subcontract manager services to third parties as it deems appropriate for some partnership properties. (See “Compensation of the General Partners and Affiliates.”)

In the event that Wells Management assists a tenant with tenant improvements, a separate fee may be charged to the tenant and paid by the tenant. This fee will not exceed 5% of the cost of the tenant improvements.

Wells Management derives substantially all of its income from its property management and leasing operations. For the fiscal year ended December 31, 2002, Wells Management reported approximately $7,839,000 in gross revenues and approximately $1,459,000 in net income.

Wells Management will hire, direct and establish policies for employees who will have direct responsibility for each property’s operations, including resident managers and assistant managers, as well as building and maintenance personnel. Other personnel who may have certain responsibilities for the management and operations of our properties may be employed on a part-time basis or may also be employed by the general partners or their affiliates or other persons or entities owning properties managed by Wells Management. Wells Management will also direct the purchase of equipment and supplies and will supervise all maintenance activity.

The management fees we pay to Wells Management will cover, without additional expense to Wells Fund XIV, its general overhead costs such as expenses for rent and utilities. However, certain salaries and other employee-related expenses, travel and other out-of-pocket expenses of personnel of Wells Management, other than controlling persons of our general partners or their affiliates, may be reimbursed by Wells Fund XIV to the extent such expenses are directly related to the management or leasing of a specific partnership property.

The principal office of Wells Management is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.

Dealer Manager

Wells Investment Securities, our Dealer Manager, a member firm of NASD, Inc. (NASD), was organized in May 1984 for the purpose of participating in and facilitating the distribution of securities of Wells public programs.

Wells Investment Securities will provide certain wholesaling, sales promotional and marketing assistance services to Wells Fund XIV in connection with the distribution of the units offered pursuant to this prospectus. It may also sell a limited number of units at the retail level. (See “Plan of Distribution” and “Compensation of General Partners and Affiliates.”)

Wells Real Estate Funds, Inc. is the sole shareholder of Wells Investment Securities. Mr. Wells is the President and sole director of Wells Investment Securities and the President, sole director and sole shareholder of Wells Real Estate Funds, Inc. (See “Conflicts of Interest.”).

IRA Custodian

Wells Advisors, Inc. (Wells Advisors) was organized in 1991 for the purpose of acting as a non-bank custodian for IRAs investing in the securities of Wells public programs. Wells Advisors currently charges no fees for such services. Wells Advisors was approved by the Internal Revenue Service to act as a qualified non-bank custodian for IRAs on March 20, 1992. In circumstances where Wells Advisors acts as an IRA custodian, the authority of Wells Advisors is limited to holding limited partnership units or Wells REIT shares on behalf of the beneficiary of the IRA and making distributions or reinvestments in such units or shares solely at the direction of the beneficiary of the IRA. Wells Advisors is not authorized to vote any of such units or shares held in any IRA except in accordance with the written instructions of the beneficiary of the IRA. Mr. Wells is the President and sole director and owns 50% of the common stock and all of the preferred stock of Wells Advisors. As of December 31, 2002, Wells Advisors was acting as the IRA custodian for in excess of $577,000,000 in Wells public program investments.

Estimated Use of Proceeds

The following table sets forth information about how we intend to use the gross proceeds in this offering. Many of the figures set forth below represent our general partners’ best estimate since they cannot be precisely calculated at this time. We expect that at least 84.0% of the money you invest will be used to buy real estate, while the remaining up to 16.0% will be used for working capital and to pay expenses and fees including the payment of fees to Wells Capital and Wells Investment Securities, our Dealer Manager.

	Minimum Offering		Maximum Offering
	Amount	Percent	Amount	Percent
Gross Offering Proceeds (1)	$1,250,000	100%	$45,000,000	100%
Less Public Offering Expenses:
Selling Commissions and Dealer Manager Fee (2)	118,750	9.5%	4,275,000	9.5%
Organization and Offering Expenses (3)	37,500	3.0%	1,350,000	3.0%

Amount Available for Investment (4)	$1,093,750	87.5%	$39,375,000	87.5%
Acquisition and Development:
Acquisition and Advisory Fees (5)	$37,500	3.0%	$1,350,000	3.0%
Acquisition Expenses (6)	6,250	0.5%	225,000	0.5%
Initial Working Capital Reserve (7)	(7)	—	(7)	—

Amount Invested in Properties (4)(8)	$1,050,000	84.0%	$37,800,000	84.0%

(Footnotes to “Estimated Use of Proceeds”)

1.	The amounts shown for gross offering proceeds do not reflect the possible discounts in commissions and other fees as described in “Plan of Distribution.”

2.
Includes selling commissions of up to 7.0% of aggregate gross offering proceeds which commissions may be reduced under certain circumstances and a dealer manager fee equal to 2.5% of aggregate gross offering proceeds, both of which are payable to Wells Investment Securities, an affiliate of the general partners. Wells Investment Securities may pay commissions of up to 7.0% of the gross offering proceeds to other broker-dealers participating in the offering of our units (Participating Dealers). In addition, Wells Investment Securities may reallow a portion of its dealer manager fee to Participating Dealers in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such Participating Dealers as marketing fees, or to reimburse Participating Dealers the costs and expenses of representatives of such Participating Dealers of attending our educational conferences and seminars. In no event shall the total underwriting compensation, including selling commissions, the dealer manager fee and underwriting expense reimbursements, exceed 10.0% of gross offering proceeds, except for an additional 0.5% of gross offering proceeds which may be paid as a reimbursement of expenses incurred for due diligence purposes. (See “Plan of Distribution.”)

3.
Organization and offering expenses consist of legal, accounting, printing and other accountable offering expenses, other than selling commissions and the dealer manager fee, including amounts to reimburse Wells Capital for marketing related costs and expenses, including, but not limited to, salaries and direct expenses of Wells Capital employees while engaged in registering and marketing the units and other marketing and organization costs, technology costs and expenses attributable to the offering, costs and expenses of conducting our educational conferences and seminars, payment or reimbursement of due diligence expenses, and costs and expenses we incur for attending retail seminars conducted by broker-dealers. Our general partners will be responsible for the payment of organization and offering expenses, other than selling commissions and the dealer manager fee, to the extent they exceed 3.0% of gross offering proceeds without recourse against or reimbursement by Wells Fund XIV.

4.
Until required in connection with the acquisition and development of properties, substantially all of the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly-liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts.

5.
Acquisition and advisory fees are defined generally as fees and commissions paid by any party to any person in connection with the purchase, development or construction of properties. We will pay our general partners or their affiliates acquisition and advisory fees up to 3.0% of gross offering proceeds in connection with the acquisition of our properties. Acquisition and advisory fees do not include acquisition expenses.

6.
Acquisition expenses include legal fees and expenses, travel expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance premiums, reimbursement of allocable employee costs and other closing costs and miscellaneous expenses relating to the selection, acquisition and development of real properties. We will pay our general partners or their affiliates up to 0.5% of gross offering proceeds as reimbursement of acquisition expenses incurred which are not paid directly by Wells Fund XIV.

7.
Because we will purchase properties on an all cash basis and the vast majority of leases for the properties we acquire will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of our properties will be established. However, to the extent that we have insufficient funds for such purposes, our general partners will advance to Wells Fund XIV on an interest-free basis an aggregate amount of up to 1.0% of gross offering proceeds for maintenance and repairs of our properties. Our general partners also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds, defined generally to mean the net cash proceeds we receive from any sale or exchange of partnership properties.

8.
Includes amounts we anticipate to invest in our properties net of fees and expenses. We estimate that approximately 84.0% of the proceeds from the sale of units will be used to acquire properties, which amount is within the limit imposed by the NASAA Guidelines that at least 80.0% of proceeds must be invested in properties.

Compensation of the General Partners and Affiliates

The following table summarizes and discloses all of the compensation and fees including reimbursement of expenses to be paid by Wells Fund XIV to the general partners and their affiliates during the various phases of the organization and operation of Wells Fund XIV.

Type of Compensation and Entity Receiving	Determination of Amount	Estimated Maximum Dollar Amount (1)

Organizational and Offering Stage

Selling Commissions – Wells Investment Securities	Up to 7.0% of gross offering proceeds before reallowance of commissions earned by Participating Dealers. Wells Investment Securities intends to pay 100% of commissions earned to Participating Dealers.	$3,150,000 ($87,500 in the event Wells Fund XIV sells only the minimum of 125,000 units)

Dealer Manager Fee – Wells Investment Securities
Up to 2.5% of gross offering proceeds before reallowance to Participating Dealers. Wells Investment Securities may reallow a portion of its dealer manager fee in the aggregate amount of up to 1.5% of gross offering proceeds to Participating Dealers to be paid to such Participating Dealers as marketing fees.
$1,125,000 ($31,250 in the event Wells Fund XIV sells only the minimum of 125,000 units)

Reimbursement of Organization and Offering Expenses – The General Partners or Their Affiliates	Up to 3.0% of gross offering proceeds for reimbursement of organization and offering expenses (excluding selling commissions and the dealer manager fee) which will be advanced by our general partners.	$1,350,000 ($37,500 in the event Wells Fund XIV sells only the minimum of 125,000 units)

Acquisition and Development Stage

Acquisition and Advisory Fees – The General Partners or Their Affiliates	Up to 3.0% of gross offering proceeds for the review and evaluation of potential real property acquisitions.	$1,350,000 ($37,500 in the event Wells Fund XIV sells only the minimum of 125,000 units)

Reimbursement of Acquisition Expenses – The General Partners or Their Affiliates
Up to 0.5% of gross offering proceeds for reimbursement of acquisition expenses incurred relating to real property acquisitions, which are not paid directly by Wells Fund XIV, such as legal fees, travel expenses, property appraisals, title insurance premium expenses, allocable employee costs and other closing costs relating to the selection, acquisition and development of real properties.
$225,000 ($6,250 in the event the partnership sells only the minimum of 125,000 units)

Operational Stage

Property Management and Leasing Fees – Wells Management
For property management, leasing and asset management services performed in connection with properties we acquire, a fee equal to the lesser of: (A)(1) for commercial properties which are not leased on a long-term net lease basis, 4.5% of gross revenues, and (2) in the case of commercial properties which are leased on a long-term (10 or more years) triple-net lease basis, 1.0% of gross revenues plus, in the case of leases to new tenants, initial leasing fees equal to 3.0% of gross revenues over the first five years of the lease term, or (B) the amounts charged by unaffiliated persons rendering comparable services in the same geographic area; plus, a separate fee for the one-time initial rent-up or leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area (customarily equal to the first month’s rent). In no event may the aggregate of all property management and leasing fees paid to Wells Management or any other affiliate of the general partners exceed 6.0% of gross revenues.
Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Administrative Services – The General Partners or Their Affiliates
Our general partners and their affiliates will be reimbursed only for the actual cost of goods, services and materials used for or by Wells Fund XIV as set forth in Section 11.4 of the partnership agreement. Our general partners may be reimbursed for the administrative services necessary to the prudent operation of Wells Fund XIV provided that the reimbursement shall be at the lower of our general partners’ actual cost or the amount we would be required to pay to independent parties for comparable administrative services in the same geographic location. (2)
Actual amounts are dependent upon future services to be rendered and therefore cannot be determined at the present time.

Share of Net Cash From Operations – The General Partners
A noncumulative amount equal to one-tenth of net cash from operations subordinated in each fiscal year to distributions of net cash from operations to investors electing cash preferred units equal to 10.0% of their net capital contributions.
Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Liquidation Stage

Subordinated Participation in Nonliquidating Net Sale Proceeds and Liquidating Distributions – The General Partners
After investors have received a return of their net capital contributions and their Preferential Limited Partner Return, then our general partners are entitled to receive the following amounts:

(a)  an amount equal to their capital contributions,

(b)  then, if and only in the event that investors have received any Excess Limited Partner Distributions, 20.0% of the sum of any such Excess Limited Partner Distributions plus the amount distributed to our general partners pursuant to this provision, plus

(c)  20.0% of remaining residual proceeds available for distribution;

provided, however, that in no event will our general partners receive in the aggregate more than 15.0% of sale proceeds remaining after investors have received a return of their net capital contributions plus a 6.0% annual cumulative (noncompounded) return on their net capital contributions. (See Sections 9.2, 9.3 and 9.4 of our partnership agreement.)
Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

Real Estate Commissions –The General Partners or Their Affiliates
In connection with the sale of our properties, an amount not exceeding the lesser of: (A) 50% of the reasonable, customary and competitive real estate brokerage commissions customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (B) 3.0% of the gross sales price of each property, subordinated to distributions to investors from sale proceeds of an amount which, together with prior distributions to the investors, will equal (1) 100% of their capital contributions plus (2) a 6.0% annual cumulative (noncompounded) return on their net capital contributions. (See Section 12.6 of our partnership agreement.)
Actual amounts are dependent upon results of operations and therefore cannot be determined at the present time.

(Footnotes to “Compensation of the General Partners and Affiliates”)

1.	The estimated maximum dollar amounts are based on the sale of a maximum of 4,500,000 units.

2.
No payment or reimbursement will be made for services for which our general partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursement shall be: (1) rent or depreciation, utilities, capital equipment, other administrative items; and (2) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling persons of the general partners or their affiliates.

The following table shows a breakdown by year of the administrative expenses reimbursed to our general partners and their affiliates for the last five Wells public programs and estimates of such proposed expenses for the next fiscal year:

Wells Public Program	2000	2001	2002	Estimate for 2003
Wells Fund X	$61,945	$22,894	$37,343	$46,800
Wells Fund XI	$48,582	$22,344	$42,864	$49,400
Wells Fund XII	$42,328	$31,335	$42,775	$49,750
Wells Fund XIII	N/A	$25,065	$85,744	$99,800
Wells REIT	$219,988	$281,143	$910,733	$1,440,000

As you will note from the table above, there has been substantial increases in the administrative resources allocable to the Wells REIT. (See “Risk Factors – Investment Risks.”)

Since our general partners and their affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the property management fees for operating our properties and the subordinated participation in proceeds from the sale of our properties, our general partners have the ability to affect the nature of the compensation they receive by undertaking different transactions. However, our general partners are obligated to exercise good faith and integrity in all their dealings with respect to partnership affairs pursuant to their fiduciary duties to the limited partners. (See “Fiduciary Duty of the General Partners.”) As noted above, there are ceilings on certain categories of fees or expenses payable to our general partners and their affiliates. Because these fees or expenses are payable only with respect to certain transactions or services, they may not be recovered by our general partners or their affiliates by reclassifying them under a different category.

Conflicts of Interest

We are subject to various conflicts of interest arising out of our relationship with our general partners and their affiliates, including conflicts related to the arrangements pursuant to which our general partners and their affiliates will be compensated by Wells Fund XIV. (See “Compensation of the General Partners and Affiliates.”)

Our general partners are Leo F. Wells, III and Wells Capital. Leo F. Wells, III owns all of the outstanding capital stock of Wells Real Estate Funds, Inc., a Georgia corporation which owns all of the outstanding capital stock of Wells Capital, Wells Management, our Property Manager, and Wells Investment Securities, our Dealer Manager. See the flow chart showing the relationship between our general partners and their affiliates in the “Summary of the Offering” section of this prospectus.

Because Wells Fund XIV was organized and will be operated by our general partners, these conflicts will not be resolved through arm’s-length negotiations but through the exercise of our general partners’ judgment consistent with their fiduciary responsibility to the limited partners and our investment objectives and policies. (See “Fiduciary Duty of the General Partners” and “Investment Objectives and Criteria.”) These conflicts include, but are not limited to, the following:

Interests in Other Real Estate Programs

Our general partners and their affiliates are general partners of other Wells programs, including partnerships which have investment objectives similar to those of Wells Fund XIV, and we expect that they will organize other such partnerships in the future. Our general partners and such affiliates have legal and financial obligations with respect to these other partnerships which are similar to their obligations to Wells Fund XIV. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of Wells Fund XIV which, if such obligations were enforced against our general partners, could result in substantial reduction of the net worth of our general partners.

In addition, our general partners and their affiliates are currently sponsoring the fourth offering of the Wells REIT, a real estate investment trust. The registration statement for the fourth offering of the Wells REIT was declared effective by the Securities and Exchange Commission on July 26, 2002 for the offer and sale to the public of up to 300,000,000 shares of common stock at a price of $10.00 per share.

As described in the “Prior Performance Summary,” our general partners have sponsored the following 15 other public real estate programs with substantially identical investment objectives as those of Wells Fund XIV:

1.	Wells Real Estate Fund I (Wells Fund I),
2.	Wells Real Estate Fund II (Wells Fund II),
3.	Wells Real Estate Fund II-OW (Wells Fund II-OW),
4.	Wells Real Estate Fund III, L.P. (Wells Fund III),
5.	Wells Real Estate Fund IV, L.P. (Wells Fund IV),
6.	Wells Real Estate Fund V, L.P. (Wells Fund V),
7.	Wells Real Estate Fund VI, L.P. (Wells Fund VI),
8.	Wells Real Estate Fund VII, L.P. (Wells Fund VII),
9.	Wells Real Estate Fund VIII, L.P. (Wells Fund VIII),
10.	Wells Real Estate Fund IX, L.P. (Wells Fund IX),
11.	Wells Real Estate Fund X, L.P. (Wells Fund X),
12.	Wells Real Estate Fund XI, L.P. (Wells Fund XI),
13.	Wells Real Estate Fund XII, L.P. (Wells Fund XII),
14.	Wells Real Estate Fund XIII, L.P. (Wells Fund XIII), and
15.	Wells Real Estate Investment Trust, Inc. (Wells REIT).

In the event that Wells Fund XIV, or any other Wells program or other entity formed or managed by our general partners or their affiliates is in the market for similar properties, our general partners will review the investment portfolio of Wells Fund XIV and each such affiliated entity. Our general partners will decide which entity will acquire a particular property on the basis of such factors as, among others:

•	the anticipated cash flow of the property to be acquired and the cash requirements of each program;

•	the effect of the purchase on diversification of the portfolio of each such entity in terms of number of investments, types of commercial properties, geographic area and industry group of the tenant;

•	the estimated income tax effects of the purchase on each such entity;

•	the size of the investment;

•	the amount of funds available to each entity and the length of time such funds have been available for investment; and

•	in the case of the Wells REIT, the potential effect of leverage on such investment.

Our general partners may acquire, for their own account or for private placement offerings, properties which they deem not suitable for purchase by Wells Fund XIV, whether because of the greater degree of risk, the complexity of structuring inherent in such transactions, financing considerations or for other reasons, including properties with potential for attractive investment returns.

Other Activities of our General Partners and their Affiliates

We rely on our general partners and their affiliates for the day-to-day operation of Wells Fund XIV and the management of our assets. As a result of their interests in other partnerships and the fact that they have also engaged and will continue to engage in other business activities, our general partners and their affiliates will have conflicts of interest in allocating their time and resources between Wells Fund XIV and the Wells REIT, which currently requires significant time and resources of the general partners, as well as other partnerships and activities in which they are involved. In addition, our partnership agreement does not specify any minimum amount of time or level of attention that our general partners must devote to Wells Fund XIV. (See “Risk Factors – Investment Risks.”) However, our general partners believe that they and their affiliates have sufficient personnel to discharge fully their responsibilities to all partnerships and ventures in which they are involved.

In addition, certain of our executive officers are also officers and directors of Wells Capital, Wells Management, our Property Manager, and Wells Investment Securities, our Dealer Manager, and act as the general partner or an officer or director of the various real estate programs sponsored by Wells Capital and its affiliates described above, and as such, owe fiduciary duties to these various entities and their stockholders and limited partners. Such fiduciary duties may from time to time conflict with the fiduciary duties owed to Wells Fund XIV and its limited partners. (See “Risk Factors – Investment Risks.”)

Our general partners are currently sponsoring an index mutual fund which invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT Index Fund). The REIT Index Fund is a mutual fund which seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index.

We will not purchase or lease any property in which the general partners or any of their affiliates have an interest. However, our general partners or any of their affiliates may temporarily enter into contracts relating to investment in properties to be assigned to us prior to closing or may purchase property in their own name and temporarily hold title for us, provided that such property is purchased by us at a price no greater than the cost of such property, including acquisition and carrying costs, to our general partners or their affiliates. Further (1) our general partners or such affiliates may not have held title to any such property on our behalf for more than 12 months prior to the commencement of this offering, (2) our general partners or their affiliates shall not sell property to us if the cost of the property exceeds the funds reasonably anticipated to be available for us to purchase any such property, and (3) all profits and losses during the period any such property is held by our general partners or their affiliates will accrue to Wells Fund XIV. In no event may we:

•	sell or lease real property to our general partners or any of their affiliates;

•	loan partnership funds to our general partners or any of their affiliates; or

•	enter into agreements with our general partners or their affiliates for the provision of insurance covering Wells Fund XIV or any of our properties.

Competition

Conflicts of interest will exist to the extent that we may acquire properties in the same geographic areas where other properties owned by our general partners and their affiliates are located. In such a case, a conflict could arise in the leasing of our properties in the event that Wells Fund XIV and another Wells program were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the sale of partnership properties in the event that Wells Fund XIV and another Wells program were to attempt to sell similar properties at the same time. (See “Risk Factors – Investment Risks.”) Conflicts of interest may also exist at such time as Wells Fund XIV or affiliates of the general partners managing property on our behalf seek to employ developers, contractors or building managers as well as under other circumstances. Our general partners will seek to reduce conflicts relating to the employment of developers, contractors or building managers by making prospective employees aware of all such properties seeking to employ such persons. In addition, our general partners will seek to reduce conflicts which may arise with respect to properties available for sale or rent by making prospective purchasers or lessees aware of all such properties. However, these conflicts cannot be fully avoided in that our general partners may establish differing compensation arrangements for employees at different properties or differing terms for sales or leasing of the various properties.

Affiliated Dealer Manager

Since Wells Investment Securities, our Dealer Manager, is an affiliate of our general partners, we will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with the offering of securities. (See “Plan of Distribution.”)

Affiliated Property Manager

Since we anticipate that partnership properties we acquire will be managed and leased by Wells Management, our Property Manager, we will not have the benefit of independent property management. (See “Management – Affiliated Companies.”)

Lack of Separate Representation

Holland & Knight LLP is counsel to Wells Fund XIV and our general partners and their affiliates in connection with this offering and may in the future act as counsel to Wells Fund XIV and our general partners and their affiliates. There is a possibility that in the future the interests of the various parties may become adverse. In the event that a dispute were to arise between Wells Fund XIV and our general partners or their affiliates, our general partners will cause Wells Fund XIV to retain separate counsel for such matters as and when appropriate.

Joint Ventures with Affiliates of the General Partners

We are likely to enter into joint ventures with other Wells public programs for the acquisition, development or improvement of properties. (See “Investment Objectives and Criteria – Joint Venture Investments.”) Our general partners and their affiliates may have conflicts of interest in determining which Wells public program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals which are or which may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our general partners may face a conflict in structuring the terms of the relationship between our interest and the interest of the affiliated co-venturer and in managing the joint venture. Since our general partners and their affiliates will control both Wells Fund XIV and the affiliated co-venturer, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. (See “Risk Factors – Investment Risks.”)

Purchasing Properties from Affiliates of the General Partners

We may purchase properties from Wells Development, an affiliate of our general partners. (See “Investment Objectives and Criteria—Acquisition of Properties from Wells Development Corporation.”) Any such acquisitions would be pursuant to purchase contracts which would not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated buyers and sellers of real property and, accordingly, would involve certain inherent conflicts of interest between the parties.

Receipt of Fees and Other Compensation by our General Partners and their Affiliates

Partnership transactions involving the purchase and sale of our properties may result in the receipt of commissions, fees and other compensation by our general partners and their affiliates, including acquisition and advisory fees, the dealer manager fee, property management and leasing fees, real estate brokerage commissions, and participation in distributions of net cash from operations, nonliquidating net sale proceeds and liquidating distributions. However, the fees and compensation payable to our general partners and their affiliates relating to the sale of our properties are subordinated to the return to the limited partners of their capital contributions plus cumulative returns thereon. Subject to their fiduciary duties and specific restrictions set forth in our partnership agreement, our general partners have considerable discretion with respect to all decisions relating to the terms and timing of all partnership transactions. Therefore, our general partners may have conflicts of interest concerning certain actions taken on our behalf, particularly due to the fact that such fees will generally be payable to our general partners and their affiliates regardless of the quality of our properties acquired or the services provided to Wells Fund XIV. (See “Compensation of the General Partners and Affiliates.”)

The general partners’ decision when to sell any particular property may be influenced by the conflict resulting from the loss of the on-going property management and leasing fees being earned by Wells Management, an affiliate of the general partners, and the subordinated real estate commissions that may be earned by the general partners upon the ultimate sale of the property.

Tax Audit Proceeding

In the event of an audit of our federal income tax returns by the IRS, it is possible that the interests of our general partners in such tax audit could become inconsistent with or adverse to the interests of the limited partners. Further, it is possible that federal income tax adjustments proposed by the IRS could be adverse to investors electing tax preferred units while being neutral or potentially advantageous to investors electing cash preferred units. Expenses of contesting any such audit incurred by Wells Fund XIV may reduce the amount of net cash from operations available for distribution to investors electing cash preferred units, which could also result in a conflict of interest. In this regard, our general partners, who are primarily responsible for contesting federal income tax adjustments proposed by the IRS, may be subject to various conflicts of interest in connection with the negotiation and settlement of issues raised by the IRS in a federal income tax audit. (See “Federal Income Tax Consequences.”)

Guidelines and Limits Imposed by Partnership Agreement

The agreements and arrangements among Wells Fund XIV, our general partners and their affiliates have been established by our general partners, and our general partners believe the amounts to be paid thereunder to be reasonable and customary under the circumstances. In an effort to establish standards for minimizing and resolving these potential conflicts, our general partners have agreed to the guidelines and limitations set forth in Section 11.3 of our partnership agreement entitled “Limitations on Powers of the General Partners” and in Article XIII of our partnership agreement entitled “Transactions Between General Partners and the Partnership.” Among other things, these provisions:

•	set forth the specific conditions under which we may own or lease property jointly or in a partnership with an affiliate of the general partners;

•	prohibit us from purchasing or leasing an investment property from our general partners or their affiliates;

•	prohibit loans to our general partners or their affiliates;

•	prohibit the commingling of partnership funds; and

•
prohibit our general partners from merging or consolidating Wells Fund XIV with another partnership or a corporation or converting Wells Fund XIV to a real estate investment trust unless the transaction complies with certain terms and conditions including first obtaining a majority vote of the limited partners.

In addition, as described below, our general partners have a fiduciary obligation to act in the best interests of both the limited partners and the investors in other Wells programs and will use their best efforts to assure that we will be treated at least as favorably as any other Wells program.

Fiduciary Duty of the General Partners

Our general partners will be accountable to Wells Fund XIV as fiduciaries and, consequently, will be required to exercise good faith and integrity in all their dealings with respect to partnership affairs. Our general partners shall exercise their fiduciary duty to ensure the safekeeping and authorized use of all funds and assets, whether or not in their immediate possession or control, and shall not use or employ, or permit another to use or employ, such funds or assets in any manner except for the exclusive benefit of Wells Fund XIV. In addition, we shall not permit our general partners to contract away the fiduciary duty owed to the limited partners by our general partners under common law.

Where the question has arisen, courts have held that a limited partner may institute legal action either (1) on behalf of himself or all other similarly situated limited partners, referred to as a class action, to recover damages for a breach by a general partner of his fiduciary duty, or (2) on behalf of the partnership, referred to as a partnership derivative action, to recover damages from third parties. The Georgia Revised Uniform Limited Partnership Act (GRULPA) specifically permits a limited partner of a Georgia limited partnership to bring a derivative action on behalf of the partnership if:

•
the general partner or partners of the partnership have refused to bring the action on behalf of the partnership or it is apparent that an effort to cause such general partner or partners to bring the action would not be likely to succeed; and

•
the limited partner was a partner at the time the transaction complained of occurred or such partner became a partner by operation of law or pursuant to the terms of the partnership agreement by assignment from a person who was a partner at the time of such transaction.

Under GRULPA, a general partner of a Georgia limited partnership has the same liabilities to the partnership and the other partners as a partner in a partnership without limited partners. Accordingly, in any action alleging a breach of fiduciary duty by the general partners to either the limited partners or the partnership, it is not anticipated that the general partners would be able to successfully assert as a defense the general presumption afforded to corporations, which is often referred to as the “business judgment rule,” that actions taken by the directors of a corporation on behalf of the corporation are reasonable. However, since any such action would likely involve a rapidly developing and changing area of the law, investors who believe that a breach of fiduciary duty by our general partners may have occurred should consult with their own counsel.

Under GRULPA, a general partner of a Georgia limited partnership generally owes a duty of loyalty and a duty of care to his partners except to the extent of acceptable limitations in the partnership agreement. It is acceptable under GRULPA to limit the duties and liabilities of a general partner with the exception that liabilities may not be limited for intentional misconduct or a knowing violation of law, or for any transaction for which the general partner received a personal benefit in violation or breach of any provision of the partnership agreement.

Our partnership agreement provides that our general partners shall not be liable to Wells Fund XIV or any partner for any liability arising out of any act or failure to act which the general partners in good faith determined was in the best interest of Wells Fund XIV, provided that our general partners shall be liable for any liabilities resulting from a general partner’s:

•	own fraud, negligence, misconduct or knowing violation of law;

•	breach of fiduciary duty to Wells Fund XIV or any partner; or

•	breach of our partnership agreement, regardless of whether or not any such act was first determined by such general partner, in good faith, to be in the best interest of Wells Fund XIV.

In the absence of such limitations in a partnership agreement, a general partner of a limited partnership would generally be liable under state law for damages caused by a breach of fiduciary duty or a breach of the partnership agreement, regardless of whether or not such person received any personal benefit. However, because the limitations on the general partners’ duties and liabilities in the partnership agreement are not as broad as under state law regarding the duties of fiduciaries generally, limited partners may have a more limited right of action than they would otherwise have absent the foregoing provisions in the partnership agreement.

In addition, our partnership agreement provides that we shall indemnify our general partners and their affiliates from and against liabilities and related expenses, including attorneys’ fees, incurred in dealing with third parties while acting on behalf of or performing services for Wells Fund XIV arising out of any act or failure to act which our general partners in good faith determined was in the best interest of Wells Fund XIV, provided that our general partners shall not be indemnified by Wells Fund XIV for any liabilities resulting from a general partner’s:

•	own fraud, negligence, misconduct or knowing violation of law;

•	breach of fiduciary duty to Wells Fund XIV or any partner; or

•	breach of our partnership agreement, regardless of whether or not any such act was first determined by such general partner, in good faith, to be in the best interest of Wells Fund XIV.

Any indemnification of our general partners is recoverable only out of the assets of Wells Fund XIV and not from the limited partners. The indemnification provisions contained in our partnership agreement are generally consistent with the provisions of GRULPA, and our general partners will not be indemnified for a violation of the duty of care to their partners to the extent any such violation constitutes negligence or misconduct. We will not pay the cost of liability insurance insuring our general partners against any liability as to which our general partners may not be indemnified pursuant to our partnership agreement. In addition, cash advances from partnership funds may be made to the general partners for legal expenses and other costs incurred as a result of any legal action or proceeding if certain conditions set forth in the partnership agreement are met, including, but not limited to, in the event an action is initiated by one or more of the limited partners, a court of competent jurisdiction must approve such cash advancement.

Notwithstanding the foregoing, we will not indemnify our general partners or any person acting as a broker-dealer with respect to the units from any liabilities incurred by them arising under federal and state securities laws unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person seeking indemnification; or

•
a court of competent jurisdiction approves a settlement of the claims against the particular person seeking indemnification and finds that indemnification of the settlement and related costs should be made.

In addition, prior to seeking a court approval for indemnification, the general partners are required to apprise the court of the position of the Securities and Exchange Commission and various securities regulatory authorities with respect to indemnification for securities violations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933(Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Prior Performance Summary

The information presented in this section represents the historical experience of real estate programs managed by our general partners and their affiliates. Investors in Wells Fund XIV should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior Wells public programs.

The individual general partner, Leo F. Wells, III, has served as a general partner of a total of 14 publicly offered real estate limited partnerships. These 14 limited partnerships and the year in which each of their offerings was completed are:

1.	Wells Real Estate Fund I (1986),
2.	Wells Real Estate Fund II (1988),
3.	Wells Real Estate Fund II-OW (1988),
4.	Wells Real Estate Fund III, L.P. (1990),
5.	Wells Real Estate Fund IV, L.P. (1992),
6.	Wells Real Estate Fund V, L.P. (1993),
7.	Wells Real Estate Fund VI, L.P. (1994),
8.	Wells Real Estate Fund VII, L.P. (1995),
9.	Wells Real Estate Fund VIII, L.P. (1996),
10.	Wells Real Estate Fund IX, L.P. (1996),
11.	Wells Real Estate Fund X, L.P. (1997),
12.	Wells Real Estate Fund XI, L.P. (1998),
13.	Wells Real Estate Fund XII, L.P. (2001), and
14.	Wells Real Estate Fund XIII, L.P. (2003).

The Prior Performance Tables beginning on page              of this prospectus set forth information as of the dates indicated regarding certain of these Wells public programs as to (1) experience in raising and investing funds (Table I); (2) compensation to sponsor (Table II); (3) annual operating results of prior programs (Table III); and (4) sales or disposals of properties (Table V).

In addition to the foregoing real estate limited partnerships, Wells Capital and its affiliates have sponsored four public offerings of shares of common stock of the Wells REIT. The Wells REIT’s initial public offering commenced on January 30, 1998 and terminated on December 19, 1999. The Wells REIT received gross proceeds of approximately $132,181,919 from the sale of approximately 13,218,192 shares from its initial public offering. The Wells REIT’s second public offering commenced on December 20, 1999 and terminated on December 19, 2000. The Wells REIT received gross proceeds of approximately $175,229,193 from the sale of approximately 17,522,919 shares from the second public offering. The

Wells REIT’s third public offering commenced on December 19, 2000 and terminated on July 26, 2002. The Wells REIT received gross proceeds of approximately $1,282,976,865 from the sale of approximately 128,297,687 shares from the third public offering. The Wells REIT commenced its fourth public offering on July 26, 2002. As of December 31, 2002, the Wells REIT had received gross proceeds of approximately $587,134,594 from the sale of approximately 58,713,459 shares from its fourth public offering. Accordingly, as of December 31, 2002, the Wells REIT had received aggregate gross offering proceeds of approximately $2,156,998,116 from the sale of 215,699,812 shares of its common stock to 58,136 investors.

In addition to the public real estate programs sponsored by our general partners and their affiliates discussed above, an affiliate of Wells Management, our Property Manager (Wells Exchange), intends to form a series of single member limited liability companies for the purpose of facilitating the acquisition of real estate properties to be owned in co-tenancy arrangements with persons (1031 Participants) who are looking to invest the proceeds from a sale of real estate held for investment in another real estate investment for purposes of qualifying for like-kind exchange treatment under Section 1031 of the Internal Revenue Code. We anticipate that Wells Exchange will sponsor a series of private placement offerings of interests in limited liability companies owning co-tenancy interests in various properties to 1031 Participants. To date, Wells Exchange has sponsored only one such offering. In this offering, Wells Exchange raised $13,100,000 in proceeds from a total of nine investors the proceeds of which were used to acquire co-tenancy interests in an office building located in Colorado Springs, Colorado.

In addition to the real estate programs sponsored by our general partners discussed above, our general partners are also sponsoring an index mutual fund which invests in various REIT stocks known as the Wells S&P REIT Index Fund (REIT Index Fund). The REIT Index Fund is a mutual fund which seeks to provide investment results corresponding to the performance of the S&P REIT Index by investing in the REIT stocks included in the S&P REIT Index. The REIT Index Fund began its offering on January 12, 1998, and as of December 31, 2002, the REIT Index Fund had raised offering proceeds net of redemptions of $131,774,458 from 7,726 investors.

Publicly Offered Unspecified Real Estate Programs

General

Our general partners and their affiliates have previously sponsored the above listed 14 publicly offered real estate limited partnerships and are currently sponsoring the Wells REIT offered on an unspecified property or “blind pool” basis. Each of the 14 publicly offered real estate limited partnerships has two classes of units, Class A Units, which are essentially equivalent to the cash preferred units of Wells Fund XIV, and Class B Units, which are essentially equivalent to the tax preferred units of Wells Fund XIV. As of December 31, 2002, the total amount of funds raised from investors in the offerings of these 14 publicly offered limited partnerships was approximately $347,460,000, and the total number of investors in such programs was approximately 27,800.

Our general partners, Wells Capital and Leo F. Wells, III are also the general partners of Wells Fund I, Wells Fund II, Wells Fund II-OW and Wells Fund III, Wells Fund XIII, as well as Wells Fund XIV. Wells Partners, L.P., a Georgia limited partnership having Wells Capital as its sole general partner, and Leo F. Wells, III are the general partners of Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund VIII, Wells Fund IX, Wells Fund X, Wells Fund XI and Wells Fund XII. Wells Capital is also the advisor to the Wells REIT.

The investment objectives of each of the other Wells public programs are substantially identical to our investment objectives. All of the proceeds of the offerings of Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III, Wells Fund IV, Wells Fund V, Wells Fund VI, Wells Fund VII, Wells Fund

VIII, Wells Fund IX, Wells Fund X, Wells Fund XI and Wells Fund XII available for investment in real properties have been invested or committed for investment in properties. As of December 31, 2002, approximately 77% of the proceeds of the offering of Wells Fund XIII available for investment in real properties had been invested in properties. As of December 31, 2002, approximately 87% of the aggregate gross rental income of the properties purchased by Wells public programs since January 1, 1994 was derived from corporate tenants, which at the time of lease execution had a net worth of at least $100,000,000 or whose lease obligations were guaranteed by another entity having a net worth of at least $100,000,000.

Because of the cyclical nature of the real estate market, decreases in net income of the Wells public programs could occur at any time in the future when economic conditions decline. As of December 31, 2002, the Wells public programs had sold four properties and one outparcel of land. Wells Fund I, Wells Fund II, Wells Fund II-OW, Wells Fund III and Wells Fund IV are in the process of marketing the remainder of its properties for sale; however, no assurance can be made that any of the Wells public programs will ultimately be successful in meeting their investment objectives. (See “Risk Factors.”)

The aggregate dollar amount of the acquisition and development costs of the              properties purchased by the previously sponsored Wells public programs, as of December 31, 2002, was $             of which $             (or approximately         %) had not yet been expended on the development of certain of the projects which are still under construction. Of the aggregate amount, approximately          % was or will be spent on acquiring or developing office or industrial buildings, and approximately         % was or will be spent on acquiring or developing shopping centers. Of the aggregate amount, approximately        % was or will be spent on new properties,         % on existing or used properties and         % on construction properties. Following is a table showing a breakdown of the aggregate amount of the acquisition and development costs of the properties purchased by these 15 Wells public programs as of December 31, 2002:

Type of Property	New	Used	Construction
Office and Industrial Buildings	%	%	%
Shopping Centers	%	%	%

Summary of the Wells Public Programs

Wells Fund I terminated its offering on September 5, 1986, and received gross proceeds of $35,321,000 representing subscriptions from 4,895 limited partners ($24,679,000 of the gross proceeds were attributable to sales of Class A Units, and $10,642,000 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund I have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund I owns interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Paces Pavilion	Atlanta, GA	three-story medical office building (condominium interest)	multiple tenants
Peachtree Place	Atlanta, GA	office building	multiple tenants
Black Oak Shopping Center	Knoxville, TN	shopping center	multiple tenants
Heritage Place	Tucker, GA	seven office buildings and a shopping center	multiple tenants

Black Oak Shopping Center is currently approximately 42% vacant. The Wells Fund I general partners are actively attempting to find new tenants for this space.

The prospectus of Wells Fund I provided that the properties purchased by Wells Fund I would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund I and that the general partners were under no obligation to sell the properties at any particular time.

Wells Fund I has sold the following properties from its portfolio:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund I % Ownership	Wells Fund I Net Sale Proceeds	Wells Fund I Taxable Gain
Aug. 31, 2000	One of two buildings at Peachtree Place	$647,648	$704,496	90%	$634,464	$205,019
Jan. 11, 2001	Crowe’s Crossing	$9,368,869	$6,486,652	100%	$6,486,652	$11,496
Oct. 1, 2001	Cherokee Commons	$10,650,750	$8,434,089	24%	$2,024,181	$52,461

Wells Fund I is in the process of marketing its remaining properties for sale. Wells Fund I has not yet distributed any net sale proceeds received as a result of the above sales of properties to its limited partners. Effective July 31, 2002, the limited partners of Wells Fund I approved an amendment to the Wells Fund I partnership agreement which authorizes the general partners to use these net sale proceeds to acquire additional or all other interests in Paces Pavilion, a medical office building in Atlanta, Georgia in which Wells Fund I owns an approximately 27% condominium interest.

Wells Fund II and Wells Fund II-OW terminated their offerings on September 7, 1988, and received aggregate gross proceeds of $36,870,250 representing subscriptions from 4,659 limited partners ($28,829,000 of the gross proceeds were attributable to sales of Class A Units, and $8,041,250 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund II and Wells Fund II-OW have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund II and Wells Fund II-OW own all of their properties through a joint venture, which owns interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Heritage Place	Tucker, GA	seven office buildings and a shopping center	multiple tenants
Louis Rose Place	Charlotte, NC	two-story office building	Vacant
Boeing at the Atrium	Houston, TX	four-story office building	Boeing
Brookwood Grill	Roswell, GA	restaurant property	Brookwood Grill of Roswell, Inc.
Holcomb Bridge	Roswell, GA	retail center and office development	multiple tenants

Holcomb Bridge is currently approximately 40% vacant, and Louis Rose Place is currently 100% vacant. The Wells Fund II and Wells Fund II-OW general partners are actively attempting to find new tenants for these properties.

The prospectus of Wells Fund II and Wells Fund II-OW provided that the properties purchased by Wells Fund II and Wells Fund II-OW would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund II and Wells Fund II-OW and that the partnerships were under no obligation to sell their properties at any particular time.

The joint venture of Wells Fund II and Wells Fund II – OW sold the following property from its portfolio in 2001:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund II and II-OW % Ownership	Wells Fund II and II-OW Net Sale Proceeds	Wells Fund II and II-OW Taxable Gain
Oct. 1, 2001	Cherokee Commons	$10,650,750	$8,434,089	54%	$4,554,408	$111,419

The joint venture of Wells Fund II and Wells Fund II – OW is in the process of marketing its remaining properties for sale. Of the net sale proceeds generated from the above sale of Cherokee Commons, approximately $1,100,000 has been or will be utilized by the joint venture to fund tenant improvements, leasing commissions to unrelated third party brokers and other leasing costs associated with re-leasing Louis Rose Place and Boeing at the Atrium. Rather than distributing remaining net sale proceeds of approximately $3,016,000 to the limited partners, the Wells Fund II and Wells Fund II – OW general partners intend to establish a reserve fund and use a portion of these reserves to fund tenant improvements and leasing costs they anticipate to be necessary in connection with re-leasing Louis Rose Place. The Wells Fund II and Wells Fund II – OW general partners will evaluate the capital needs of the existing Wells Fund II and Wells Fund II – OW properties in consideration of the best interests of the limited partners. The Wells Fund II and Wells Fund II – OW general partners anticipate distributing the reserves not otherwise utilized to the limited partners in accordance with the terms of the respective partnership agreements during 2003.

Wells Fund III terminated its offering on October 23, 1990, and received gross proceeds of $22,206,310 representing subscriptions from 2,700 limited partners ($19,661,770 of the gross proceeds were attributable to sales of Class A Units, and $2,544,540 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund III have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund III owns interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Boeing at the Atrium	Houston, TX	four-story office building	Boeing
Brookwood Grill	Roswell, GA	restaurant property	Brookwood Grill of Roswell, Inc.
Holcomb Bridge	Roswell, GA	retail center and office development	multiple tenants
Stockbridge Village I	Stockbridge, GA	shopping center	Kroger
Reciprocal Group	Richmond, VA	two-story office building	Reciprocal Group

Holcomb Bridge is currently 40% vacant. Boeing at the Atrium is currently 19% vacant. The Wells Fund III general partners are actively attempting to find new tenants for this space.

The prospectus of Wells Fund III provided that the properties purchased by Wells Fund III would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund III and that they were under no obligation to sell the properties at any particular time.

Wells Fund III sold the following property from its portfolio in 2002:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund III % Ownership	Wells Fund III Net Sale Proceeds	Wells Fund III Taxable Gain (Loss)
Sept. 30, 2002	Greenville Center	$3,778,000	$2,400,000	100%	$2,271,187	($490,054)

The general partners of Wells Fund III currently intend to hold the net sale proceeds from the sale of Greenville Center in reserve as they evaluate the capital needs of Wells Fund III’s existing properties in connection with positioning its properties for sale. To the extent that net sale proceeds from the sale of Greenville Center are not required to fund such future capital needs, the general partners of Wells Fund III will distribute such proceeds to the Wells Fund III limited partners in accordance with the terms of the Wells Fund III partnership agreement.

Wells Fund IV terminated its offering on February 29, 1992, and received gross proceeds of $13,614,655 representing subscriptions from 1,286 limited partners ($13,229,150 of the gross proceeds were attributable to sales of Class A Units, and $385,505 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund IV have no right to change the status of their units from Class A to Class B or vice versa. Wells Fund IV owns interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Stockbridge Village I	Stockbridge, GA	shopping center	Kroger
IBM Jacksonville	Jacksonville, FL	four-story office building	IBM
Reciprocal Group	Richmond, VA	two-story office building	Reciprocal Group
Village Overlook I & II	Stockbridge, GA	two two-story office buildings	multiple tenants

The prospectus of Wells Fund IV provided that the properties purchased by Wells Fund IV would typically be held for a period of eight to 12 years, but that the general partners may exercise their discretion as to whether and when to sell the properties owned by Wells Fund IV and that they were under no obligation to sell the properties at any particular time. The general partners of Wells Fund IV have decided to begin the process of positioning the properties for sale over the next several years.

Wells Fund V terminated its offering on March 3, 1993, and received gross proceeds of $17,006,020 representing subscriptions from 1,667 limited partners ($15,209,666 of the gross proceeds were attributable to sales of Class A Units, and $1,796,354 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund V who purchased Class B Units are entitled to change the status of their units to Class A, but limited partners who purchased Class A Units are not entitled to change the status of their units to Class B. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 2002, $15,664,165 of units of

Wells Fund V were treated as Class A Units, and $1,341,855 of units were treated as Class B Units. Wells Fund V owns interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
IBM Jacksonville	Jacksonville, FL	four-story office building	IBM
Village Overlook I & II	Stockbridge, GA	two two-story office buildings	multiple tenants
Reciprocal Group	Richmond, VA	two-story office building	Reciprocal Group
Hartford	Hartford, CT	four-story office building	Hartford Fire Insurance Company
Stockbridge Village II	Stockbridge, GA	restaurant properties	multiple tenants
Marathon	Appleton, WI	three-story office building	Jaakko Poyry Fluor Daniel

Wells Fund VI terminated its offering on April 4, 1994, and received gross proceeds of $25,000,000 representing subscriptions from 1,793 limited partners ($19,332,176 of the gross proceeds were attributable to sales of Class A Units, and $5,667,824 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund VI are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscription for units, as of December 31, 2002, $22,687,161 of units of Wells Fund VI were treated as Class A Units, and $2,313,227 of units were treated as Class B Units. Wells Fund VI owns interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Hartford	Hartford, CT	four-story office building	Hartford Fire Insurance Company
Stockbridge Village II	Stockbridge, GA	restaurant properties	multiple tenants
Stockbridge Village I Expansion	Stockbridge, GA	restaurant and retail building	multiple tenants
Stockbridge Village III	Stockbridge, GA	shopping center	multiple tenants
Marathon	Appleton, WI	three-story office building	Jaakko Poyry Fluor Daniel
Holcomb Bridge	Roswell, GA	retail center and office development	multiple tenants
BellSouth	Jacksonville, FL	four-story office building	BellSouth Advertising and Publishing Corporation and American Express Travel Related Services, Inc.
Tanglewood Commons	Clemmons, NC	shopping center	Harris Teeter, Inc.

Holcomb Bridge is currently 40% vacant. The general partners of Wells Fund VI are actively attempting to find new tenants for this space.

Wells Fund VI sold its interest in the following properties from its portfolio:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund VI % Ownership	Wells Fund VI Net Sale Proceeds	Wells Fund VI Taxable Gain
Oct. 1, 2001	Cherokee Commons	$10,650,750	$8,434,089	11%	$927,750	$21,867
Oct. 7, 2002	Tanglewood Commons (outparcel only)	$506,326	$524,398	34%	$178,295	$6,144

The net sale proceeds generated from the above sale of Cherokee Commons and the outparcel of Tanglewood Commons are anticipated to be utilized by the general partners of Wells Fund VI to fund anticipated tenant improvements and other leasing costs associated with re-leasing Holcomb Bridge and are being retained to fund expansion costs, tenant improvements and leasing costs associated with a contemplated potential expansion of the Tanglewood Commons property.

Wells Fund VII terminated its offering on January 5, 1995, and received gross proceeds of $24,180,174 representing subscriptions from 1,910 limited partners ($16,788,095 of the gross proceeds were attributable to sales of Class A Units, and $7,392,079 of the gross proceeds were attributable to sales of Class B Units). Limited partners in Wells Fund VII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $20,925,476 of units in Wells Fund VII were treated as Class A Units, and $3,254,699 of units were treated as Class B Units.

Wells Fund VII owns interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Marathon	Appleton, WI	three-story office building	Jaakko Poyry Fluor Daniel
Stockbridge Village I Expansion	Stockbridge, GA	restaurant and retail building	multiple tenants
Stockbridge Village III	Stockbridge, GA	shopping center	multiple tenants
Holcomb Bridge	Roswell, GA	retail center and office development	multiple tenants
CH2M Hill	Gainesville, FL	two-story office building	CH2M Hill and Affiliated Engineers
BellSouth	Jacksonville, FL	four-story office building	BellSouth Advertising and Publishing Corporation and American Express Travel Related Services, Inc.
Tanglewood Commons	Clemmons, NC	shopping center	Harris Teeter, Inc.
Hannover Center	Stockbridge, GA	retail development	multiple tenants

Holcomb Bridge is currently 40% vacant.

Wells Fund VII sold its interest in the following properties from its portfolio:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund VII % Ownership	Wells Fund VII Net Sale Proceeds	Wells Fund VII Taxable Gain
Oct. 1, 2001	Cherokee Commons	$10,650,750	$8,434,089	11%	$927,750	$21,867
Oct. 7, 2002	Tanglewood Commons (outparcel only)	$506,326	$524,398	34%	$178,295	$6,144

The net sale proceeds generated from the above sale of Cherokee Commons and the outparcel of Tanglewood Commons are anticipated to be utilized by the general partners of Wells Fund VII to fund anticipated tenant improvements and other leasing costs associated with re-leasing Holcomb Bridge and are being retained to fund expansion costs, tenant improvements and leasing costs associated with a contemplated potential expansion of the Tanglewood Commons property.

Wells Fund VIII terminated its offering on January 4, 1996, and received gross proceeds of $32,042,689 representing subscriptions from 2,241 limited partners ($26,135,339 of the gross proceeds were attributable to sales of Class A Units, and $5,907,350 were attributable to sales of Class B Units). Limited partners in Wells Fund VIII are entitled to change the status of their units from Class A to Class B and vice versa. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units and certain repurchases made by Wells Fund VIII, as of December 31, 2002, $28,623,653 of units in Wells Fund VIII were treated as Class A Units, and $3,409,036 of units were treated as Class B Units. Wells Fund VIII owns interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
CH2M Hill	Gainesville, FL	two-story office building	CH2M Hill and Affiliated Engineers
BellSouth	Jacksonville, FL	four-story office building	BellSouth Advertising and Publishing Corporation and American Express Travel Related Services, Inc.
Tanglewood Commons	Clemmons, NC	shopping center	Harris Teeter, Inc.
Hannover Center	Stockbridge, GA	retail development	Multiple tenants
US Cellular	Madison, WI	four-story office building	US Cellular, a subsidiary of BellSouth Corporation
AT&T Texas	Farmers Branch, TX	one-story office building	TCI Central, Inc.
Quest	Irvine, CA	two-story office building	Quest Software, Inc.
Cirrus Logic	Broomfield, CO	two-story office building	Cirrus Logic, Inc.

Wells Fund VIII sold its interest in the following property in 2002:

Date of Sale	Property Name	Purchase Price	Net Sale Price	Wells Fund VIII % Ownership	Wells Fund VIII Net Sale Proceeds	Wells Fund VIII Taxable Gain
Oct. 7, 2002	Tanglewood Commons (outparcel only)	$506,326	$524,398	32%	$167,808	$5,784

The net sale proceeds generated from the above sale of the outparcel of Tanglewood Commons are anticipated to be utilized by the general partners of Wells Fund VIII to fund expansion costs, tenant improvements and leasing costs associated with a contemplated potential expansion of the Tanglewood Commons property.

Wells Fund IX terminated its offering on December 30, 1996, and received gross proceeds of $35,000,000 representing subscriptions from 2,098 limited partners. $29,359,310 of the gross proceeds were attributable to sales of Class A Units, and $5,640,690 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $31,655,826 of units in Wells Fund IX were treated as Class A Units, and $3,344,174 of units were treated as Class B Units. Wells Fund IX owns interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
US Cellular	Madison, WI	four-story office building	US Cellular, a subsidiary of BellSouth Corporation
AT&T Texas	Farmers Branch, TX	One-story office building	TCI Central, Inc.
Quest	Irvine, CA	Two-story office building	Quest Software, Inc.
Cirrus Logic	Broomfield, CO	Two-story office building	Cirrus Logic, Inc.
Ohmeda	Louisville, CO	Two-story office building	Ohmeda, Inc.
Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.
Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation
Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc. and ODS Technologies, L.P.
Avaya	Oklahoma City, OK	One-story office building	Avaya, Inc.

Wells Fund X terminated its offering on December 30, 1997, and received gross proceeds of $27,128,912 representing subscriptions from 1,806 limited partners. $21,160,992 of the gross proceeds were contributable to sales of Class A Units, and $5,967,920 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $23,280,145 of units in Wells Fund X were treated as Class A Units and $3,848,767 of units were treated as Class B Units. Wells Fund X owns interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Ohmeda	Louisville, CO	two-story office building	Ohmeda, Inc.
Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.

Property Name	Location	Property Type	Major Tenant(s)
Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation
Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc. and ODS Technologies, L.P.
Avaya	Oklahoma City, OK	One-story office building	Avaya, Inc.
Cort Furniture	Fountain Valley, CA	one-story office and warehouse building	Cort Furniture Rental Corporation
Fairchild	Fremont, CA	two-story office and manufacturing building	Fairchild Technologies U.S.A., Inc.

Wells Fund XI terminated its offering on December 30, 1998, and received gross proceeds of $16,532,802 representing subscriptions from 1,345 limited partners. $13,029,424 of the gross proceeds were attributable to sales of Class A Units and $3,503,378 were attributable to sales of Class B Units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $13,716,060 of units in Wells Fund XI were treated as Class A Units and $2,816,742 of units were treated as Class B Units. Wells Fund XI owns interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Ohmeda	Louisville, CO	two-story office building	Ohmeda, Inc.
Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.
Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation
Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc. and ODS Technologies, L.P.
Avaya	Oklahoma City, OK	One-story office building	Avaya, Inc.
Cort Furniture	Fountain Valley, CA	one-story office and warehouse building	Cort Furniture Rental Corporation
Fairchild	Fremont, CA	two-story office and manufacturing building	Fairchild Technologies U.S.A., Inc.
EYBL CarTex	Fountain Inn, SC	two-story manufacturing and office building	EYBL CarTex, Inc.
Sprint	Leawood, KS	three-story office building	Sprint Communications Company L.P.
Johnson Matthey	Wayne, PA	two-story research and development office and warehouse building	Johnson Matthey, Inc.
Gartner	Fort Myers, FL	two-story office building	Gartner Group, Inc.

Selected financial information for Wells Fund XI is summarized below:

	2002	2001	2000	1999	1998
Gross Revenues	$839,691	$960,676	$975,850	$766,586	$262,729
Net Income	$746,815	$870,350	$895,989	$630,528	$143,295
Cash Distributions to Class A Limited Partners per $1,000 Invested	$94	$98	$94	$71	$30

Wells Fund XII terminated its offering on March 21, 2001 and received gross proceeds of $35,611,191 representing subscriptions from 1,333 limited partners. $26,888,608 of the gross proceeds were attributable to sales of cash preferred units and $8,722,583 were attributable to sales of tax preferred units. After taking into effect conversion elections made by limited partners subsequent to their subscriptions for units, as of December 31, 2002, $28,563,961 of units in Wells Fund XII were treated as Class A Units and $7,047,229 of units were treated as Class B Units. Wells Fund XII owns interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
EYBL CarTex	Fountain Inn, SC	two-story manufacturing and office building	EYBL CarTex, Inc.
Sprint	Leawood, KS	three-story office building	Sprint Communications Company L.P.
Johnson Matthey	Wayne, PA	two-story research and development office and warehouse building	Johnson Matthey, Inc.
Gartner	Fort Myers, FL	two-story office building	Gartner Group, Inc.
Siemens	Troy, MI	three-story office building	Siemens Automotive Corporation
AT&T Oklahoma	Oklahoma City, OK	one-story office building and a two-story office building	AT&T Corp.
Comdata	Brentwood, TN	three-story office building	Comdata Network, Inc.

Selected financial information for Wells Fund XII is summarized below:

	2002	2001	2000	1999
Gross Revenues	$1,727,330	$1,661,194	$929,868	$160,379
Net Income	$1,547,894	$1,555,418	$856,228	$122,817
Cash Distributions to Limited Partners holding Cash Preferred Units per $1,000 Invested	$94	$92	$77	$17

Wells Fund XIII began its offering on March 29, 2001. As of December 31, 2002, Wells Fund XIII had received gross proceeds of $27,232,886 representing subscriptions from 1,170 limited partners. As of December 31, 2002, $22,018,166 of the gross proceeds were attributable to sales of cash preferred units and $5,214,720 were attributable to sales of tax preferred units. As of December 31, 2002, Wells Fund XIII owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
AmeriCredit	Orange Park, FL	two-story office building	AmeriCredit Financial Services Corporation
ADIC	Parker, CO	two connected one-story office and assembly buildings	Advanced Digital Information Corporation
John Wiley Indianapolis	Fishers, Indiana	Four-story office building	John Wiley & Sons, Inc.

The Wells REIT terminated its first offering on December 19, 1999, and received gross proceeds of $132,181,919. The Wells REIT terminated its second offering on December 19, 2000, and received gross proceeds of $175,229,193. The Wells REIT terminated its third offering on July 26, 2002, and received gross proceeds of approximately $1,282,976,865. The Wells REIT commenced its fourth public offering of the shares of common stock on July 26, 2002. As of December 31, 2002, the Wells REIT had received gross proceeds of approximately $587,134,594. Accordingly, as of December 31, 2002, the Wells REIT had received aggregate gross offering proceeds of approximately $2,156,998,116 from the sale of 215,699,812 shares of its common stock to 58,136 investors. As of December 31, 2002, the Wells REIT owned interests in the following properties:

Property Name	Location	Property Type	Major Tenant(s)
Alstom Power Knoxville	Knoxville, TN	three-story office building	Alstom Power, Inc.
Ohmeda	Louisville, CO	two-story office building	Ohmeda, Inc.
Interlocken	Broomfield, CO	three-story office building	GAIAM, Inc. and ODS Technologies, L.P.
Iomega	Ogden, UT	one-story office and warehouse building	Iomega Corporation
Avaya	Oklahoma City, OK	one-story office building	Avaya, Inc.
Fairchild	Fremont, CA	one-story office and warehouse building	Fairchild Technologies U.S.A., Inc.
Cort Furniture	Fountain Valley, CA	two-story office and manufacturing building	Cort Furniture Rental Corporation
Eisenhower Blvd Tampa	Tampa, FL	four-story office building	IBM
AT&T Pennsylvania	Harrisburg, PA	four-story office building	Pennsylvania Cellular Telephone Corp.
Matsushita	Lake Forest, CA	two-story office building	Matsushita Avionics Systems Corporation
EYBL CarTex	Fountain Inn, SC	two-story manufacturing and office building	EYBL CarTex, Inc.
Sprint	Leawood, KS	three-story office building	Sprint Communications Company, L.P.
Alstom Power Richmond	Midlothian, VA	four-story office building	Alstom Power, Inc.
Johnson Matthey	Wayne, PA	research and development, office and warehouse building	Johnson Matthey, Inc.
Videojet Technologies Chicago	Wood Dale, IL	two-story office, assembly and manufacturing building	Videojet Technologies, Inc.
Gartner	Ft. Myers, FL	two-story office building	The Gartner Group, Inc.
Cinemark	Plano, TX	five-story office building	Cinemark USA, Inc. The Coca-Cola Company
Metris Tulsa	Tulsa, OK	three-story office building	Metris Direct, Inc.
Dial	Scottsdale, AZ	two-story office building	Dial Corporation
ASML	Tempe, AZ	two-story office building	ASM Lithography, Inc.

Property Name	Location	Property Type	Major Tenant(s)
Motorola Tempe	Tempe, AZ	two-story office building	Motorola, Inc.
Siemens	Troy, MI	three-story office building	Siemens Automotive Corp.
Avnet	Tempe, AZ	two-story office building	Avnet, Inc.
Delphi	Troy, MI	three-story office building	Delphi Automotive Systems, LLC
Quest	Irvine, CA	two-story office building	Quest Software, Inc.
Motorola Plainfield	S. Plainfield, NJ	three-story office building	Motorola, Inc.
Stone & Webster	Houston, TX	six-story office building	Stone & Webster, Inc. SYSCO Corporation
Metris Minnesota	Minnetonka, MN	nine-story office building	Metris Direct, Inc.
AT&T Oklahoma	Oklahoma City, OK	one-story office building and a two-story office building	AT&T Corp. Jordan Associates, Inc.
Comdata	Brentwood, TN	three-story office building	Comdata Network, Inc.
AmeriCredit	Orange Park, FL	two-story office building	AmeriCredit Financial Services Corporation
State Street	Quincy, MA	seven-story office building	SSB Realty, LLC
IKON	Houston, TX	two one-story office buildings	IKON Office Solutions, Inc.
Nissan	Irving, TX	three-story office building	Nissan Motor Acceptance Corporation
Ingram Micro	Millington, TN	one-story office and warehouse building	Ingram Micro, L.P.
Lucent	Cary, NC	four-story office building	Lucent Technologies, Inc.
ADIC	Parker, CO	two one-story office and assembly buildings	Advanced Digital Information Corporation
Convergys	Tamarac, FL	two-story office building	Convergys Customer Management Group, Inc.
Windy Point I	Schaumburg, IL	seven-story office building	TCI Great Lakes, Inc. The Apollo Group, Inc. Global Knowledge Network Various other tenants
Windy Point II	Schaumburg, IL	eleven-story office building	Zurich American Insurance Company, Inc.
Vertex Sarasota	Sarasota, FL	three-story office building	Vertex Tax Technology Enterprises LLC
Transocean Houston	Houston, TX	six-story office building	Transocean Deepwater Offshore Drilling, Inc. Newpark Drilling Fluids, Inc.
Novartis Atlanta	Duluth, GA	four-story office building	Novartis Opthalmics, Inc.
Dana Kalamazoo	Kalamazoo, MI	two-story office and industrial building	Dana Corporation

Property Name	Location	Property Type	Major Tenant(s)
Dana Detroit	Farmington Hills, MI	three-story office and research and development building	Dana Corporation
Travelers Express Denver	Lakewood, CO	two one-story office buildings	Travelers Express Company, Inc.
Agilent Atlanta	Alpharetta, GA	two-story office building	Agilent Technologies, Inc. Koninklijke Philips Electronics N.V.
BellSouth Ft. Lauderdale	Ft. Lauderdale, FL	one-story office building	BellSouth Advertising and Publishing Corporation
Experian/TRW	Allen, TX	two-two-story office buildings	Experian Information Solutions, Inc.
Agilent Boston	Boxborough, MA	three-story office building	Agilent Technologies, Inc.
TRW Denver	Aurora, CO	three-story office building	TRW, Inc.
MFS Phoenix	Phoenix, AZ	three-story office building	Massachusetts Financial Services Company
ISS Atlanta	Atlanta, GA	two five-story office buildings	Internet Security Systems, Inc.
PacifiCare San Antonio	San Antonio, TX	two-story office building	PacifiCare Health Systems, Inc.
Kerr-McGee	Houston, TX	four-story office building	Kerr-McGee Oil & Gas Corporation
BMG Greenville	Greenville, SC	two one-story distribution facilities	BMG Marketing, Inc. and BMG Music
Kraft Atlanta	Suwanee, GA	one-story office building	Kraft Foods North America, Inc. and PerkinElmer Instruments, LLC
Nokia Dallas	Irving, TX	three office buildings	Nokia, Inc.
Harcourt Austin	Austin, TX	seven-story office building	Harcourt, Inc.
IRS Long Island	Holtsville, NY	two-story office building and one-story daycare facility	United States of America
AmeriCredit Phoenix	Chandler, AZ	three-story office building	AmeriCredit Financial Services, Inc.
KeyBank Parsippany	Parsippany, NJ	four-story office building	KeyBank U.S.A., N.A. and Gemini Technology Services
Allstate Indianapolis	Indianapolis, IN	one-story office building	Allstate Insurance Company
Federal Express Colorado Springs	Colorado Springs, CO	three-story office building	Federal Express Corporation
EDS Des Moines	Des Moines, IA	one-story office and distribution building	EDS Information Services, L.L.C.
Intuit Dallas	Plano, TX	two-story office building	Intuit, Inc.

Property Name	Location	Property Type	Major Tenant(s)
Daimler Chrysler Dallas	Westlake, TX	two-story office building	Daimler Chrysler Services North America LLC
NASA	Washington, DC	two nine-story office buildings	United States of America (NASA) and The Office of the Comptroller of the Currency
Capital One Richmond	Glen Allen, VA	Three three-story office buildings	Capital One Services, Inc.
Caterpillar Nashville	Nashville, TN	11-story office building	Caterpillar Financial Services Corporation
John Wiley Indianapolis	Fishers, IN	four-story office building	John Wiley & Sons, Inc.
Nestle	Glendale, CA	20-story office building	Nestle USA, Inc.

Selected financial information for the Wells REIT is summarized below:

	2002	2001	2000	1999	1998
Gross Revenues	$139,969,246	$49,308,802	$23,373,206	$6,495,395	$395,178
Net Income	60,866,964	$21,723,967	$8,552,967	$3,884,649	$334,034
Dividends per $1,000 Invested	$75	$76	$73	$70	$31

The information set forth above should not be considered in any way indicative of results to be expected from Wells Fund XIV.

All of the properties acquired by the above Wells public programs, except for those acquired solely by the Wells REIT, were purchased and developed on an all cash basis.

Potential investors are encouraged to examine the Prior Performance Tables beginning on page              of the prospectus for more detailed information regarding the prior experience of the general partners. In addition, upon request, prospective investors may obtain from the general partners without charge copies of offering materials and any reports prepared in connection with any of the Wells public programs, including a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. For a reasonable fee, Wells Fund XIV will also furnish upon request copies of the exhibits to any such Form 10-K. Any such request should be directed to the general partners. Additionally, Table VI contained in Part II of the registration statement, which is not part of this prospectus, gives certain additional information relating to properties acquired by the Wells public programs. Wells Fund XIV will furnish, without charge, copies of such table upon request.

Description of the Units

Election of Cash Preferred Units or Tax Preferred Units

Initial Election

Upon your subscription for units, you must elect whether such units will be initially treated as cash preferred units or tax preferred units. Regardless of which status you select for your units, each unit shall have a purchase price of $10.00 per unit, less any discounts which are specifically authorized by the “Plan of Distribution” section of this prospectus. The choice of cash preferred units or tax preferred units is merely an election of the status of units that entitles the investors to different rights and priorities as to distributions of cash from operations and liquidating distributions and as to the allocation of deductions for depreciation and other tax losses. In all other respects, the units have the same rights and privileges. The units, when issued, will be fully paid and nonassessable, which means they cannot be assessed to pay any debts of Wells Fund XIV. Pursuant to our partnership agreement, units acquired and held by our general partners or their affiliates shall at all times be treated as cash preferred units, and our general partners and their affiliates shall not have the right to elect to have units beneficially owned by them treated as tax preferred units.

Right to Change Election

You will make your initial elections of cash preferred units or tax preferred units in your initial Subscription Agreement. Thereafter, unless prohibited by applicable state law or otherwise limited as set forth below, you have the right to change your prior election one time during each quarterly accounting period by mailing or delivering written notice to Wells Fund XIV, which election must be executed by the trustee or authorized agent in the case of retirement plans. Any such changed election shall be effective the first day of the next quarterly accounting period following the receipt by Wells Fund XIV of written notice of such election. In order to assist you in determining whether to change your election, you may obtain information as to the current levels of units outstanding designated as cash preferred units and tax preferred units at any time from our general partners at the address or toll free telephone number set forth on page              of this prospectus.

Limitations Imposed in Connection with Deferred Commission Option

You may agree with your participating broker-dealer and Wells Investment Securities to have sales commissions due with respect to the purchase of your units paid over a seven-year period pursuant to a “deferred commission option” rather than payment in full at the time of sale. If you purchase units pursuant to the deferred commission option, you must elect upon subscription to have a sufficient number of units treated as cash preferred units, in the discretion of our general partners, to generate at least the amount of net cash from operations distributable with respect to such units needed to satisfy the deferred commission obligation each year with respect to the total number of units you purchase. In addition, if you purchase units pursuant to the deferred commission option, you will have limited rights to elect to have the status of your units changed from cash preferred units to tax preferred units for at least six years following the year of purchase since limited partners owning units purchased pursuant to the deferred commission option must at all times own a sufficient number of units designated as cash preferred units, in the discretion of our general partners, to generate enough net cash from operations to allow Wells Fund XIV to satisfy the deferred commission obligation with respect to the total number of units purchased pursuant to the deferred commission option. (See “Plan of Distribution.”)

Cash Preferred Units

Limited partners electing cash preferred units are entitled to an annual 10% noncumulative distribution preference as to distributions of net cash from operations. However, limited partners electing cash preferred units will not, except in limited circumstances, be allocated any of Wells Fund XIV’s net loss, depreciation or amortization deductions for tax purposes. Thus, tax benefits resulting from deductions for net losses, depreciation and amortization will not be available to investors electing cash preferred units during the initial period of partnership operations.

Upon a distribution of proceeds from the sale of properties, each limited partner electing tax preferred units is first entitled to a distribution of an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid to a limited partner electing cash preferred units, on a per unit basis. Then, limited partners electing either cash preferred units or tax preferred units are entitled to an amount equal to their net capital contributions, plus a 10% cumulative noncompounded return on their net capital contributions. (See “Distributions and Allocations.”)

Because deductions for depreciation and other tax losses will initially be allocated to limited partners electing tax preferred units, cash preferred units will be generally more suitable for investors which are qualified retirement plans, including IRAs, or are otherwise not income tax sensitive and which are primarily interested in current distributions of net cash from operations and the potential appreciation in value of Wells Fund XIV’s real estate investments.

Tax Preferred Units

Limited partners electing tax preferred units will receive a disproportionately larger share of partnership income tax deductions because all of the limited partners’ share of partnership net loss, depreciation and amortization deductions will be allocated to investors electing tax preferred units until their capital account balances have been reduced to zero. Since the allocations of net loss, depreciation and amortization deductions to investors electing tax preferred units will reduce their capital account balances, and since liquidation proceeds of Wells Fund XIV will be distributed among the partners in accordance with their capital account balances, investors electing tax preferred units bear substantially greater risk of loss of their capital contributions than do investors electing cash preferred units.

Limited partners electing tax preferred units will not receive any net cash from operations. Since the preferential allocation of net cash from operations to investors electing cash preferred units is intended to be a timing preference only, however, each investor electing tax preferred units is entitled to a distribution of proceeds from the sale of properties in an amount which will equal the amount of net cash from operations previously paid to the investors electing cash preferred units, on a per unit basis. Following such distributions to investors electing tax preferred units, all limited partners are entitled to a return of their net capital contributions. Then, after all limited partners are allocated a 10% cumulative noncompounded return on their net capital contributions, limited partners electing tax preferred units are entitled to a 15% cumulative noncompounded return on their net capital contributions. Since limited partners electing cash preferred units only receive a 10% cumulative noncompounded return, investors electing tax preferred units will potentially receive a higher return upon distribution of proceeds from the sale of properties. (See “Distributions and Allocations.”)

Accordingly, tax preferred units will be generally more suitable for investors who are not seeking current cash flow distributions but have a desire to participate to a greater extent in “passive” losses expected to be generated by our operations or have a desire to participate to a greater extent in the potential appreciation of our real estate investments. (See “Federal Income Tax Consequences – Deductibility of Losses – Limitations.”) You should carefully consider the distribution and allocation information contained in the “Distributions and Allocations” section of the prospectus before determining whether to elect cash preferred units or tax preferred units, or some combination of each.

Effect of Change of Status of Units

If you change the status of your units from cash preferred units to tax preferred units will, upon the effective date of such change and until you change back to cash preferred units, you will be entitled to the benefits associated with electing tax preferred units. If you change the status of your units from tax preferred units to cash preferred units you will, from the effective date of such change until the limited partner changes back to tax preferred units, be entitled to the benefits associated with electing cash preferred units. Distributions of proceeds from the sale of properties will be prorated to you for each calendar quarter in which your units were treated as cash preferred units, during which time you will be entitled to an annual return of 10% on your net capital contribution. For each calendar quarter in which such units were treated as tax preferred units, you will be entitled to an annual return of 15% on your net capital contribution.

Distributions and Allocations

Distributions of Net Cash From Operations

Net cash from operations, defined in our partnership agreement to mean generally Wells Fund XIV’s cash flow from operations, after payment of all operating expenses and adjustments for reserves, if any, will be distributed in each year as follows and in the following priority:

•
first, to limited partners electing cash preferred units on a per unit basis until they have received a 10% annual return on their net capital contributions, defined in our partnership agreement to mean generally the amount of cash contributed to the partnership reduced by prior distributions of net proceeds from any sale of our properties;

•	then, to the general partners until they have received an amount equal to 10% of the total amount thus far distributed; and

•	then, 90% to limited partners electing cash preferred units and 10% to our general partners.

Notwithstanding the foregoing, limited partners electing cash preferred units who have purchased units pursuant to the deferred commission option shall for a period of six years following the year of purchase, or longer if required to satisfy the outstanding commission obligation, have deducted and withheld from distributions of net cash from operations otherwise payable to them an annual amount equal to $0.10 per unit purchased pursuant to the deferred commission option, which amount we will use to pay commissions due with respect to such units. (See “Plan of Distribution.”)

We anticipate that distributions of net cash from operations will be made on a quarterly basis, unless limited partners elect to receive distributions on a monthly basis. (See “Monthly Distributions” below.) Distributions of net cash from operations will be allocated among the limited partners based on the ratio which the number of units owned by each limited partner electing cash preferred units as of the last day of the preceding quarter bears to the total number of units designated as cash preferred units outstanding at that time. Distributions to newly admitted limited partners will be prorated from the date of admission to the partnership. A transferee of units will be deemed the owner of such units as of the first day of the quarter following the quarter during which the transfer occurred and, therefore, will not participate in distributions made with respect to the quarter in which such transfer occurs.

Distributions of Net Sale Proceeds

Nonliquidating net sale proceeds, defined in our partnership agreement to mean generally the net proceeds from any sale or exchange of our properties, less any amounts used to make repairs, maintenance, capital improvements or tenant improvements to existing properties or any amounts set aside as reserves, will be distributed generally as follows and in the following priority:

•
first, to limited partners electing units which have at any time been treated as tax preferred units on a per unit basis until each such limited partner has received an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid or deemed paid to limited partners holding units which at all times have been treated as cash preferred units on a per unit basis;

•	then, to the limited partners on a per unit basis until each limited partner has received or has been deemed to have received an amount equal to his net capital contribution;

•
then, to the limited partners on a per unit basis until each limited partner has received or has been deemed to have received aggregate distributions equal to a 10% annual cumulative, noncompounded return on his net capital contribution;

•
then, to the limited partners on a per unit basis until each limited partner has received or has been deemed to have received aggregate distributions equal to his Preferential Limited Partner Return, defined as the sum of (1) a 10% annual cumulative return on his net capital contribution with respect to such unit for all periods during which such unit was treated as a cash preferred unit, and (2) a 15% annual cumulative return on his net capital contribution with respect to such unit for all periods during which such unit was treated as a tax preferred unit;

•	then, to our general partners until they have received an amount equal to their capital contributions;

•
then, if and only in the event that limited partners have received any Excess Limited Partner Distributions, to the general partners until they have received an amount equal to 20% of the sum of any such Excess Limited Partner Distributions plus the amount distributed to the general partners pursuant to this provision; and

•	then, 80% to the limited partners on a per unit basis and 20% to our general partners;

provided, however, that in no event will our general partners receive in the aggregate more than 15% of the amount remaining after limited partners have received a return of their net capital contributions plus a 6% annual return. It is the intent of the foregoing limitation that the general partners receive no more of the net proceeds from the sale of our properties than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess amounts otherwise distributable to our general partners will instead be reallocated and distributed to the limited partners on a per unit basis.

Notwithstanding the foregoing, in the event we sell any property at a net sale price which is less than the purchase price originally paid for such property, prior to the foregoing distribution of nonliquidating net sale proceeds, limited partners electing cash preferred units shall first receive distributions of nonliquidating net sale proceeds in an amount equal to the following: the excess of the original purchase price of such property sold over the sale price of such property, but not greater than the amount of special allocations of deductions for depreciation, amortization and cost recovery with respect to such property previously made to limited partners electing tax preferred units. Our general partners have included the foregoing provision in our partnership agreement for distributions of nonliquidating net sale proceeds in favor of limited partners electing cash preferred units in order to ensure that limited partners electing tax preferred units will bear the actual economic risk of loss in the event one of our properties is sold at a loss, in order to support the special allocations of depreciation, amortization and cost recovery deductions to limited partners electing tax preferred units. This means, however, that holders of tax preferred units will bear the actual economic risk of loss, and accordingly potential risk of loss of their invested capital, if our properties are sold for less than their original purchase prices.

Potential limited partners should be aware that their share of distributions of proceeds from the sale of properties may be less than their net capital contributions unless our aggregate proceeds from the sale of properties are sufficient to fund the sum of (1) the required payments to each limited partner holding units which have been treated as tax preferred units in an amount which, when added to any net cash from operations previously distributed to such limited partner, will equal the amount of net cash from operations previously paid to limited partners holding units which at all times were treated as cash preferred units on a per unit basis, plus (2) the amount required to repay aggregate net capital contributions to all limited partners.

Liquidating Distributions

Liquidating distributions, defined in our partnership agreement to mean generally the distribution of the net proceeds from a dissolution and termination of Wells Fund XIV or from the sale of substantially all of our last remaining assets, will be distributed among the general partners and the limited partners in accordance with each such partner’s positive capital account balance, after the allocation of gain on sale and other appropriate capital account adjustments.

Return of Unused Capital Contributions

Funds not expended, committed or reserved for working capital purposes by the later of the second anniversary of the effective date of the registration statement or one year after the termination of the offering will be returned to limited partners, without reduction for front-end fees or selling commissions relating to such uncommitted funds, and without interest thereon. For purposes of the foregoing, funds will be deemed to have been committed and will not be returned to the extent that such funds would be required to complete the acquisition of partnership properties with respect to which contracts, agreements in principle or letters of understanding have been executed, regardless of whether such property is actually acquired. Any funds reserved in order to make contingent payments in connection with the acquisition of any partnership property will be classified as committed whether or not any such payments are actually made.

Partnership Allocations

Since we do not intend to borrow funds, no partner’s capital account will be allocated items that will cause the capital account to have a deficit balance. This means that limited partners electing tax preferred units cannot be allocated aggregate tax deductions in excess of their aggregate capital contributions to Wells Fund XIV. (See “Federal Income Tax Consequences – Deductibility of Losses – Limitations.”)

Net Loss

Net loss, defined in our partnership agreement to mean generally our net losses for federal income tax purposes, but excluding deductions for depreciation, amortization and cost recovery, which will be allocated separately as set forth below, for each fiscal year shall be allocated as follows:

•	first, 99% to limited partners electing tax preferred units and 1% to our general partners until the capital accounts of all such partners have been reduced to zero;

•	then, to any partner having a positive balance in his capital account in an amount not to exceed such positive balance as of the last day of the fiscal year; and

•	then, 100% to our general partners.

Notwithstanding the foregoing, in any fiscal year with respect to which we incur an aggregate net loss, our interest income shall be specially allocated to limited partners electing cash preferred units and our net loss for such fiscal year shall be determined without regard to such interest income.

All deductions for depreciation, amortization and cost recovery for each fiscal year shall be allocated as follows:

•	first, 99% to limited partners electing tax preferred units and 1% to the general partners until the capital accounts of all such partners have been reduced to zero;

•	then, to any partner having a positive balance in his capital account in an amount not to exceed such positive balance as of the last day of the fiscal year; and

•	then, 100% to the general partners.

Net Income

Net income, defined in the partnership agreement to mean generally the net income of the partnership for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and gain on sale, for each fiscal year shall be allocated as follows:

•	to limited partners electing cash preferred units and to the general partners in the same proportion as and to the extent that net cash from operations is distributed or deemed distributed; and

•
to the extent net income exceeds distributions of net cash from operations with respect to such fiscal year, such excess net income shall be allocated 99% to limited partners electing cash preferred units and 1% to the general partners.

Gain on Sale

Gain on sale, defined in our partnership agreement to mean generally our taxable income or gain from the sale or exchange of our properties, for each fiscal year shall be allocated as follows:

•	first, pursuant to the qualified income offset provision described below;

•	then, to partners having negative capital accounts until all negative capital accounts have been restored to zero;

•
then, to limited partners holding units which at any time have been treated as tax preferred units, in amounts equal to the deductions for depreciation, amortization and cost recovery previously allocated to them with respect to the specific partnership property, the sale or other disposition of which resulted in gain on sale being allocated, but not in excess of the amount of gain on sale we recognize pursuant to the sale or other disposition of said partnership property;

•
then, to the limited partners in amounts equal to the deductions for depreciation, amortization and cost recovery previously allocated to said limited partners with respect to the specific partnership property, the sale or other disposition of which resulted in gain on sale being allocated;

•
then, to limited partners holding units which at any time have been treated as tax preferred units on a per unit basis until each such limited partner has been allocated gain on sale equal the amount of net cash from operations previously paid to limited partners holding units which at all times have been treated as cash preferred units on a per unit basis;

•
then, to limited partners holding units which at any time have been treated as tax preferred units on a per unit basis in such amounts as are necessary or required to make the capital accounts of such limited partners equal, on a per unit basis, to the capital accounts of limited partners holding units which at all times have been treated as cash preferred units and, thereafter, to all limited partners on a per unit basis until each limited partner has been allocated gain on sale in an amount equal to his net capital contribution;

•
then, to the limited partners on a per unit basis until each limited partner has been allocated an amount equal to the excess of a 10% cumulative, noncompounded return on his net capital contribution over prior distributions to such limited partner of net cash from operations;

•
then, to the limited partners on a per unit basis until each limited partner has been allocated an aggregate amount equal to the excess of his Preferential Limited Partner Return over prior distributions to such limited partner of net cash from operations;

•	then, to our general partners in an amount equal to their capital contributions;

•
then, if and only to the extent that limited partners have received any Excess Limited Partner Distributions, to our general partners until our general partners have been allocated gain on sale equal to 20% of the sum of any such Excess Limited Partner Distributions plus any gain on sale allocated to our general partners pursuant to this provision; and

•	then, 80% to the limited partners and 20% to our general partners;

provided, however, that in no event will our general partners be allocated gain on sale which would result in distributions to our general partners of more than 15% of the amount remaining after limited partners have received a return of their net capital contributions plus a 6% annual return. It is the intent of the foregoing limitation that our general partners receive no more of the gain allocation from the sale of our properties than is allowed pursuant to applicable provisions of the NASAA Guidelines. Any such excess allocations of gain on sale will instead be reallocated to the limited partners on a per unit basis.

Our partnership agreement contains a “qualified income offset” provision which provides that in the event that any partner receives an adjustment, allocation or distribution of certain items which causes a deficit or negative balance in such partner’s capital account, such partner will be allocated items of income or gain consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. The intent of the foregoing provision is to prohibit allocations of losses or distributions of cash to a limited partner which would cause his capital account to become negative. A limited partner’s capital account would become negative in the event that the aggregate amount of losses allocated and cash distributed to such limited partner exceeded the sum of his capital contributions plus any income allocated to him, and, in the event such allocation or distribution did cause his capital account to become negative, such limited partner would be allocated income or gain in an amount necessary to bring his capital account back to zero. (See “Federal Income Tax Consequences – Allocations of Profit and Loss.”)

The qualified income offset provision may result in income being specially allocated to limited partners even in a fiscal year when we have a net loss from operations or from the sale of property.

Income, losses and distributions of cash relating to units which are acquired directly from Wells Fund XIV during the offering will be allocated among the limited partners on a pro rata basis based on the number of days such units have been owned by such limited partners.

Real Property Investments

As of the date of this prospectus, we have not acquired nor contracted to acquire any specific real estate properties. Our general partners are continually evaluating various potential property investments and engaging in discussions and negotiations with sellers, developers and potential tenants regarding the purchase and development of properties we may acquire and properties the other Wells programs may acquire. At such time during the negotiations for a specific property as our general partners believe that a reasonable probability exists that we will acquire such property, this prospectus will be supplemented to disclose the negotiations and pending acquisition. Based upon our general partners’ experience and acquisition methods, this will normally occur on the signing of a legally binding purchase agreement for the acquisition of a specific property, but may occur before or after such signing or upon the satisfaction or expiration of major contingencies in any such purchase agreement, depending on the particular circumstances surrounding each potential investment. A supplement to this prospectus will describe any improvements proposed to be constructed thereon and other information considered appropriate for an understanding of the transaction. Further data will be made available after any pending acquisition is consummated, also by means of a supplement to this prospectus, if appropriate.

You should understand that the initial disclosure of any proposed acquisition cannot be relied upon as an assurance that we will ultimately consummate such proposed acquisition nor that the information provided concerning the proposed acquisition will not change between the date of such supplement and actual purchase.

We intend for the proceeds of this offering to be invested in properties in accordance with our investment policies. In the event that all of the units offered hereby are sold, we anticipate that we will invest in four to six real estate properties including those properties purchased in joint ventures. Funds available for investment in our properties which are not expended or committed to the acquisition or development of specific real properties on or before the later of the second anniversary of the effective date of the registration statement or one year after the termination of the offering and not reserved for working capital purposes will be returned to the investors. (See “Distributions and Allocations” as to when funds shall be deemed committed for this purpose.)

We will attempt to obtain adequate insurance coverage for all properties in which we will invest.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

As of the date of this prospectus, we had not yet begun active operations. We will not begin active operations until we receive and accept subscriptions for a minimum of 125,000 units ($1,250,000).

Following achievement of such funding level, subscription proceeds may be released to us from escrow and applied to the payment or reimbursement of selling commissions and other organization and offering expenses, leaving estimated net proceeds available for investment and operations of approximately $1,050,000 after the payment of acquisition and advisory fees and acquisition expenses. (See “Estimated Use of Proceeds.”) Thereafter, we will experience a relative increase in liquidity as additional subscriptions for units are received, and a relative decrease in liquidity as net offering proceeds are expended in connection with the acquisition, development and operation of our properties.

As of the initial date of this prospectus, we have not entered into any arrangements creating a reasonable probability that we will acquire any specific property. The number of our properties we acquire will depend upon the number of units sold and the resulting amount of the net proceeds available for investment in properties available to us. (See “Risk Factors.”)

Until required for the acquisition, development or operation of properties, net offering proceeds will be kept in short-term, liquid investments. Because we will purchase properties on an all cash basis and the vast majority of leases for the properties we acquire will provide for tenant reimbursement of operating expenses, we do not anticipate that a permanent reserve for maintenance and repairs of our properties will be established. However, to the extent that we have insufficient funds for such purposes, our general partners will advance to us an aggregate amount of up to 1% of gross offering proceeds for maintenance and repairs of our properties. Our general partners also may, but are not required to, establish reserves from gross offering proceeds, out of cash flow generated by operating properties or out of nonliquidating net sale proceeds.

As a result of the weakened economy, our general partners have experienced increased demand for high quality commercial properties leased to creditworthy tenants. As a result of this increased demand for such properties, our general partners may be required to pay higher purchase prices for real properties we acquire, which would result in reduced returns to the limited partners. We are not aware of any other material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, which they reasonably anticipate to have a material impact on either capital resources or the revenues or income to be derived from the operation of real estate properties.

Summary of Partnership Agreement

The rights and obligations of investors will be governed by our partnership agreement. The form of our partnership agreement is included in its entirety as Exhibit A to this prospectus. Our partnership agreement will be executed and become effective as of the effective date of this prospectus. You should study our partnership agreement carefully before making any investment decision to purchase our units.

The following statements are intended to summarize the material provisions of our partnership agreement, with the exception of certain information which is summarized under separate sections of this prospectus. (See “Description of the Units” and “Distributions and Allocations.”)

Powers of the General Partners

Our general partners have complete authority and discretion in the management and control of our business. Limited partners have no right or power to take part in our management. (Articles XI and XVI.)

Liabilities of our Limited Partners; Nonassessability of Units

We are organized as a limited partnership under the Georgia Revised Uniform Limited Partnership Act (GRULPA). Investors whose subscriptions are accepted by the general partners will be admitted to Wells Fund XIV as limited partners. Under GRULPA, limited partners have no personal liability for our debts or obligations in excess of their capital contributions.

Units acquired by investors will be fully paid and nonassessable. (Section 8.5(d).) Limited partners will not have a right to withdraw any of their capital contributions until a complete winding up of the partnership and liquidation of our business. (Section 8.10(b).)

Other Activities of the General Partners

Our general partners may participate in various other business ventures, some of which may be competitive with Wells Fund XIV, including the syndication, ownership or management of other real estate. The general partners shall not be liable to Wells Fund XIV or to the limited partners as a result of engaging in other business ventures.

Rights of Limited Partners to Participate in Management

Our limited partners are not permitted to participate in the management or control of our business.

Voting Rights of the Limited Partners

Our limited partners may, with the affirmative vote of limited partners holding more than 50% of the units, take action on the following matters:

•	the approval or disapproval of any sale, exchange or pledge of all or substantially all of our real properties;

•	the dissolution of Wells Fund XIV;

•	the removal of a general partner or any successor general partner;

•	the election of a new general partner upon the retirement, withdrawal or removal of a general partner or upon the death or the occurrence of another event of withdrawal of a general partner;

•	any change in the business purpose or investment objectives of Wells Fund XIV; and

•
any amendment to our partnership agreement, except as to certain matters specified in Section 11.2(b) of our partnership agreement, which the general partners alone may amend without a vote of the limited partners. (Section 16.1(a).)

In addition, limited partners holding more than 50% of the units have the right to authorize a proposed merger or consolidation of Wells Fund XIV under certain circumstances. (Section 11.3(u).) Except for certain transactions described in “Mergers and Consolidations” below, limited partners not voting with the majority will be bound by the majority vote and will have no right to dissent from the majority vote and obtain fair value for their units. (See “Risk Factors.”)

Our partnership agreement may not be amended to change the limited liability of the limited partners without the consent of all limited partners. In addition, limited partners holding a majority of any class of units which would be adversely affected by a proposed amendment to the partnership agreement must consent to any such amendment. (Section 16.2.)

Amendments to our partnership agreement receiving the requisite vote will be executed by our general partners on behalf of all limited partners acting pursuant to the power of attorney contained in our partnership agreement. (Section 19.1.)

Mergers and Consolidations

Our partnership agreement contains a provision prohibiting our general partners from initiating a transaction in which Wells Fund XIV is merged or consolidated with another partnership or corporation, which type of transaction is commonly referred to as a “partnership roll-up.”

Our partnership agreement further provides that our general partners shall not be authorized to merge or consolidate Wells Fund XIV with any other partnership or corporation or to convert Wells Fund XIV into a real estate investment trust, which is often referred to as a “REIT,” unless (1) we obtain a current appraisal of all of our assets by an independent appraiser, and (2) limited partners owning more than 50% of the units consent to such transaction. (Section 11.3(u).)

Limited partners who vote against or dissent from any such proposal will have the choice of: (1) accepting the securities offered in the proposed roll-up; or (2) one of the following: (a) remaining as limited partners and preserving their interests in Wells Fund XIV on the same terms and conditions as existed previously; or (b) receiving cash in an amount equal to their pro rata share of the appraised value of the net assets of Wells Fund XIV. (Section 11.3(u).)

Special Partnership Provisions

Leo F. Wells, III owns all of the issued and outstanding stock of Wells Real Estate Funds, Inc. which, in turn, owns all of the issued and outstanding stock of Wells Capital. (See the organization chart in the “Summary of the Offering” section of this prospectus.) Mr. Wells has agreed that he will not sell or otherwise voluntarily transfer or convey a majority or controlling interest in the outstanding stock of Wells Real Estate Funds, Inc. to any non-affiliated person or entity unless limited partners owning more than 50% of the units consent to any such sale, transfer or conveyance. (Section 17.1(a).)

Our general partners and their affiliates are prohibited from receiving any rebates or give-ups or participating in any reciprocal business arrangements which would circumvent the provisions of our partnership agreement. (Section 12.7(a).)

Removal of General Partners

A general partner may be removed by a vote of limited partners holding more than 50% of the units. (Section 17.1(d).) If a general partner is removed, the fair market value of the general partner’s interest will be determined by independent appraisers and paid to him or it as provided in Section 20.4 of our partnership agreement. We may pay this amount by issuing a promissory note to the removed general partner providing for annual installments over a period of five years or more and providing for interest at the rate of 9% per annum.

We may, with the consent of limited partners holding more than 50% of the units, sell the former general partner’s interest to an affiliate of the remaining general partners and admit such person to Wells Fund XIV as a substitute general partner. The purchase price to be paid to Wells Fund XIV for the partnership interest of the former general partner must be at least equal to the fair market value determined by the appraisal described above and may be paid in installments in the manner described above.

Assignability of General Partners’ Interests

A general partner may designate a successor or additional general partner with the consent of the remaining general partners and limited partners holding more than 50% of the units, provided that the interests of limited partners are not adversely affected. Except in connection with such a designation, our general partners do not have a right to retire or withdraw voluntarily from Wells Fund XIV or to sell, transfer or assign these interests without the consent of the limited partners holding more than 50% of the units. (Section 17.1.)

Books and Records; Rights to Information; Annual Audits

Our general partners are required to maintain full and accurate books and records at our principal office. Limited partners have the right to inspect, examine and obtain copies of our books and records at reasonable times and at their expense. An alphabetical list of the names, addresses and business telephone numbers of all limited partners, along with the number of units owned by each of them, shall be available for inspection and copying by the limited partners or their designated representatives. (Section 15.1.) Annual audits of our affairs will be conducted by our independent certified public accountants. (Section 15.2(b).)

Meetings of Limited Partners

There will not be any regularly scheduled annual or periodic meetings of our limited partners. Our general partners are, however, required to call a meeting of the limited partners upon the written request of limited partners holding at least 10% of the units. In such event, a detailed statement of any action proposed and the wording of any resolution proposed for adoption or any proposed amendment to our partnership agreement is required to be included with the notice of the meeting. (Section 16.4.)

Transferability of Units

There are a number of restrictions on the transferability of units, including the following:

•	except in certain limited circumstances, the proposed transferee must meet the minimum suitability standards set forth in this prospectus;

•
investors may only transfer a number of units such that, after the transfer, both the transferor and transferee shall own at least the minimum number of units required to be purchased by an investor; provided, there is no such requirement for transfers made on behalf of a retirement plan, or by gift, inheritance, divorce, or to an affiliate;

•	investors who desire to transfer their units must pay a transfer fee in an amount sufficient to cover transfer costs;

•
all transfers of units must be made pursuant to documentation satisfactory in form and substance to our general partners, including, without limitation, confirmation by the transferee that the transferee has been informed of all pertinent facts relating to the liquidity and marketability of the units;

•
no unit may be sold or assigned if the sale of such unit, when added to the total of all other sales of units within the period of 12 consecutive months prior to the proposed date of sale, would, in the opinion of our counsel, result in the termination of Wells Fund XIV as a partnership under Section 708 of the Internal Revenue Code, unless we receive a ruling from the IRS that the proposed sale would not cause such a termination; and

•
investors owning units purchased pursuant to the deferred commission option will have limited rights to transfer their units for a period of six years following the year of purchase, or longer if required to satisfy outstanding deferred commission obligations. (Section 17.3(h).) (See “Plan of Distribution.”)

Additional restrictions on transfers of units are imposed on the residents of various states under the securities laws of such states. In addition, our partnership agreement contains restrictions on the transfer or assignment of units in order to prevent us from being deemed a “publicly traded partnership.” These provisions are based on restrictions contained in the Section 7704 Regulations described in the “Federal Income Tax Consequences” section of this prospectus. The most significant transfer restriction prohibits the transfer during any taxable year of more than 2% of the total interests in our capital or profits excluding transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers. Our partnership agreement also provides that any transfer or assignment of units which the general partners believe will cause us to be treated as a publicly traded partnership will be void and will not be recognized. (See “Federal Income Tax Consequences – Publicly Traded Partnership Status” and Section 17.3(g) of our partnership agreement.)

Transferees of units are not eligible to participate in our distribution reinvestment plan with respect to investments in units of Wells Fund XIV. Transferees are not disqualified, however, from participation in our distribution reinvestment plan with respect to an investment of their distributions in units issued by subsequent Wells programs, if the transferee meets the plan’s requirements for participation. (See “Distribution Reinvestment Plan” below.)

An assignee of units will not become a substituted limited partner unless the assignee expressly agrees to adopt and become a party to our partnership agreement. (Section 17.4.) An assignee of units who does not become a substituted limited partner will be entitled to receive distributions attributable to the units properly transferred to him, effective no later than the last day of the calendar month following receipt of notice of the assignment and all required documentation. (Section 17.5.) Any such assignee will not have any of the other rights of a limited partner, such as the right to vote as a limited partner or the right to inspect and copy our books. Assignments of units are restricted in the same manner as transfers of units.

Distribution Reinvestment Plan

We anticipate that a distribution reinvestment plan will be available which will be designed to enable investors electing cash preferred units to have their distributions of net cash from operations invested in additional units of Wells Fund XIV during the offering period or in units issued by subsequent Wells programs which have substantially identical investment objectives as ours. (Section 8.13.)

In addition, in the event the distribution reinvestment plan is made available, we anticipate that investors in Wells Fund III, investors holding Class A Units in Wells Funds IV, V, VI, VII, VIII, IX, X and XI, investors holding cash preferred units in Wells Funds XII and XIII, and stockholders of the Wells REIT will have the opportunity to have their distributions of net cash from operations or dividends invested in units of Wells Fund XIV during the offering period.

Units of Wells Fund XIV issued pursuant to our distribution reinvestment plan will be available only until the termination of this offering. Our general partners have the discretion to elect not to provide a distribution reinvestment plan or to terminate any existing distribution reinvestment plan at any time. Investors will not be eligible to participate in the distribution reinvestment plan with respect to units designated as tax preferred units since no distributions of net cash from operations are payable with respect to such units.

Investors participating in the distribution reinvestment plan may purchase fractional units, subject to certain minimum investment requirements and other restrictions which may be imposed by our general partners. If sufficient units are not available for issuance under the distribution reinvestment plan, we will remit excess distributions of net cash from operations to the participants.

Net cash from operations from Wells Fund XIV may be reinvested in units issued by a subsequent Wells program only if all of the following conditions are satisfied:

•
prior to the time of such reinvestment, the limited partner has received the final prospectus and any supplements thereto offering interests in the subsequent Wells program and such prospectus allows investment pursuant to a distribution reinvestment plan;

•	a registration statement covering the interests in the subsequent Wells program has been declared effective under the Securities Act of 1933;

•	the offer and sale of such interests is qualified for sale under the applicable state securities laws;

•	the participant executes the subscription agreement included with the prospectus for the subsequent Wells program;

•	the participant qualifies under applicable investor suitability standards as contained in the prospectus for the subsequent Wells program; and

•	the subsequent Wells program has substantially identical investment objectives as Wells Fund XIV.

Investors who invest in subsequent Wells public programs pursuant to a distribution reinvestment plan will become limited partners in such subsequent Wells public program and, as such, will receive the same reports as other limited partners in the subsequent Wells public program as required by the then applicable NASAA Guidelines.

If you elect to participate in the distribution reinvestment plan, you must agree that, if at any time you fail to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or partnership agreement relating to such investment, you will promptly notify our general partners in writing of that fact.

Subscribers should note that affirmative action must be taken to withdraw from participation in the distribution reinvestment plan. A withdrawal from participation in the distribution reinvestment plan will be effective only with respect to distributions made more than 30 days after receipt of written notice by our general partners. In addition, a transfer of units will terminate the limited partner’s participation in the distribution reinvestment plan as of the first day of the quarter in which the transfer is effective.

Selling commissions not to exceed 7.0% and dealer management fees not to exceed 2.5% may be paid with respect to units purchased pursuant to the distribution reinvestment plan. Each holder of units is permitted to identify, change or eliminate the name of his account executive at a participating dealer with respect to distributions reinvested. In the event that no account executive is identified, or in the event that the account executive is not employed by a broker-dealer having a valid selling agreement with the Dealer Manager, no selling commission will be paid with respect to distributions which are then being reinvested. Amounts which would otherwise have been paid as selling commissions will be retained and used for additional investment in real estate. Accordingly, the economic benefits resulting from the failure of an investor to identify an account executive will be shared with all investors.

Unless our general partners are otherwise notified in writing, units issued pursuant to the distribution reinvestment plan will initially be treated as cash preferred units. Limited partners purchasing units pursuant to the distribution reinvestment plan will have the same rights as limited partners and will be treated in the same manner as if such units were issued pursuant to the offering.

Following the reinvestment, each participant will be sent a written confirmation showing the amount of the distribution, the number and price of the units purchased, and the total amount of units acquired under the distribution reinvestment plan. Taxable participants will incur tax liability for partnership income allocated to them even though they shall have elected not to receive their distributions in cash but rather to have their distributions reinvested under the distribution reinvestment plan. (See “Risk Factors – Federal Income Tax Risks.”)

We reserve the right to amend any aspect of the distribution reinvestment plan with 10 days notice to participants. We also reserve the right to terminate the distribution reinvestment plan for any reason at any time by sending written notice of termination to all participants.

Proxy to Liquidate

At any time commencing eight years after the termination of this offering, limited partners holding at least 10% of the units may direct in writing that our general partners formally proxy the limited partners to determine whether our assets should be liquidated. In such event, the general partners will send a proxy to each limited partner to determine whether we should sell all our assets. If limited partners owning more than 50% of the units (without regard to units owned or controlled by our general partners) vote in favor of a liquidation of Wells Fund XIV, we will be required to fully liquidate our assets within 30 months. (Section 20.2.)

Dissolution and Termination

Wells Fund XIV will be dissolved upon the earlier of December 31, 2032, or the first to occur of the following:

•	the decision by holders of more than 50% of the units to dissolve and terminate Wells Fund XIV;

•	the retirement, withdrawal or removal of a general partner unless within 90 days from the date of such event:

(1)	the remaining general partner, if any, elects to continue the business of Wells Fund XIV; or

(2)	if there is no remaining general partner, a majority in interest of the limited partners elect to continue the business of Wells Fund XIV;

•
the effective date of the occurrence of an event of withdrawal of the last remaining general partner unless, within 120 days from such event, limited partners owning more than 50% of the units elect to continue the business of Wells Fund XIV;

•	the sale or disposition of all interests in real property and other assets of Wells Fund XIV; or

•	the happening of any other event causing the dissolution of Wells Fund XIV under the laws of the State of Georgia. (Section 20.1.)

In addition to the above events, our general partners may also compel a termination and dissolution of Wells Fund XIV, or restructure our affairs, upon notice to all limited partners and without the consent of any limited partner, if either (1) our assets constitute “plan assets,” as such term is defined for purposes of ERISA, or (2) any of the transactions contemplated in our partnership agreement constitute “prohibited transactions” under ERISA. (Section 20.1(h).) (See “Investment by Tax-Exempt Entities and ERISA Considerations.”)

In the event Wells Fund XIV is dissolved, our assets will be liquidated and converted to cash. Our general partners will have a reasonable amount of time to collect any notes receivable with respect to the sale of our assets and to collect any other outstanding debts. Partnership cash will be distributed first to creditors to satisfy debts and liabilities of Wells Fund XIV, other than loans or advances made by partners. Our general partners may also establish reserves deemed reasonably necessary to satisfy our contingent or unforeseen liabilities or obligations. Remaining cash will then be used to repay loans or advances made by partners and to pay any fees due the general partners or their affiliates. The balance will then be distributed to the partners in accordance with the positive balances in their capital accounts as of the date of distribution. Upon completion of the foregoing distributions, Wells Fund XIV will be terminated. (Section 9.3.)

Investment by Tax-Exempt Entities and ERISA Considerations

General

Our general partners have attempted to structure Wells Fund XIV in such a manner that it will be an attractive investment vehicle for qualified plans, IRAs and other entities which are tax-exempt under the Internal Revenue Code. In considering an investment in Wells Fund XIV, however, the plan’s fiduciary should consider applicable provisions of the Internal Revenue Code and ERISA. Even though certain tax-exempt entities, such as most IRAs and many Keogh Plans, are not subject to the provisions of ERISA, fiduciaries of such accounts should also carefully review the rules and exceptions described below.

In general, qualified plan fiduciaries should consider:

•	whether the investment is in accordance with the documents and instruments governing such qualified plan;

•	whether the investment satisfies the prudence and diversification requirements of ERISA;

•
whether the investment will result in “unrelated business taxable income” to the qualified plan or to an investing IRA, Keogh Plan or other tax-exempt entity (see “Federal Income Tax Consequences – Investment by Qualified Plans and Other Tax-Exempt Entities”);

•	whether there is sufficient liquidity for the qualified plan, considering the minimum distribution requirements under the Internal Revenue Code, after taking this investment into account;

•	the need to value the assets of the qualified plan annually; and

•	whether the investment would constitute or give rise to a prohibited transaction under ERISA or the Internal Revenue Code.

Minimum Distribution Requirements – Plan Liquidity

Potential investors who intend to purchase units in their IRAs, and any trustee of an IRA or other fiduciary of a retirement plan considering an investment in units, should take into consideration the limited liquidity of an investment in the units as it relates to applicable minimum distribution requirements under the Internal Revenue Code. If the units are held in an IRA or retirement plan and, before we sell our properties, mandatory distributions are required to be made to the IRA beneficiary or qualified plan participant, Section 401(a)(9) of the Internal Revenue Code will likely require that a distribution of the units be made in kind to the IRA beneficiary or qualified plan participant. A distribution of units in kind must be included in the taxable income of the recipient for the year in which the units are received at the then current fair market value of the units, even though there would be no corresponding cash distribution with which to pay the income tax liability arising because of the distribution of units. (See “Risk Factors – Federal Income Tax Risks.”) The fair market value of any such distribution-in-kind can be only an estimated value per unit because no public market for units exists or is likely to develop. (See “Annual Valuation Requirement” below). Further, there can be no assurance that such estimated value could actually be realized by a limited partner because estimates do not necessarily indicate the price at which units could be sold.

Annual Valuation Requirement

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of assets such as our units in instances where the fair market value is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to the ownership of units in Wells Fund XIV, the general partners are required under the partnership agreement to prepare annual statements of estimated unit values for our investors.

For the first three full fiscal years following the termination of the offering, the value of our units will be deemed to be $10, and no valuations will be undertaken. Thereafter, we will prepare annual valuations of our units based upon the estimated amount a unit holder would receive if all partnership assets were sold for their estimated values as of the close of our fiscal year and all proceeds from such sales, without reduction for selling expenses, together with any funds held by us, were distributed to the limited partners in liquidation of Wells Fund XIV. Such estimated property values will be based upon annual valuations performed by the general partners, and no independent property appraisals will be obtained. The estimated value per unit will be reported annually in the annual or quarterly report on Form 10-K or 10-Q sent to the limited partners for the period immediately following completion of the valuation process.

You should be cautioned, however, that such valuations will be estimates only and will be based upon a number of assumptions that may not be accurate or complete. While our general partners are required under the partnership agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, the unit valuations provided by our general partners may not satisfy the technical requirements imposed on plan fiduciaries under ERISA. In addition, we do not currently anticipate obtaining annual appraisals for each of our properties and, accordingly, the general partners’ estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. You should further be aware that property values are subject to change and can always decline in the future. For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries in fulfilling their valuation and annual reporting responsibilities. Further, we cannot assure you that:

•
the estimated values we obtain could actually be realized upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because no attempt will be made to estimate the expenses of selling any of our assets);

•	limited partners would be able to realize estimated net asset values if they were to attempt to sell their units, because no public market for units exists or is likely to develop; or

•	our estimated values, or the method used to establish values, would comply with the ERISA or IRA requirements described above.

Fiduciary Obligations – Prohibited Transactions

Any person identified as a “fiduciary” with respect to a retirement plan incurs duties and obligations under ERISA and the Internal Revenue Code as discussed herein. For purposes of both ERISA and the Internal Revenue Code, any person who exercises any authority or control with respect to the management or disposition of the assets of a retirement plan is considered to be a fiduciary of such retirement plan. Transactions between an employee benefit plan and the parties in interest with respect to such plan, including fiduciaries, are prohibited. In addition, IRAs and Keogh Plans covering only self-employed individuals which are not subject to ERISA are, nevertheless, still subject to the “prohibited transaction” rules under the Internal Revenue Code. ERISA also requires generally that the assets of employee benefit plans be held in trust and that the trustee, or a duly authorized investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

In the event that our properties and other assets of Wells Fund XIV were deemed to be assets of a retirement plan (Plan Assets), our general partners then would be deemed fiduciaries of the retirement plans investing as limited partners. If this were to occur, certain contemplated transactions between Wells Fund XIV and the general partners could be deemed to be “prohibited transactions.” Additionally, the standards of prudence and other provisions of ERISA applicable to investments by retirement plans would extend to our general partners as plan fiduciaries with respect to investments made by Wells Fund XIV, and the requirement that Plan Assets be held in trust could be deemed to be violated. To avoid these results, our general partners have used their best efforts to structure Wells Fund XIV so that the assets of Wells Fund XIV will not be deemed to be assets of the retirement plans investing as limited partners.

Plan Assets – Definition

A definition of Plan Assets is not set forth in ERISA or the Internal Revenue Code, but was addressed initially by the Department of Labor in 1975 by the adoption of Interpretive Bulletin 75-2. This interpretation provided that the assets of a corporation or partnership in which an employee benefit plan invested would not generally be treated as assets of such plan. The Department stated that:

Generally, investment by a plan in securities (within the meaning of Section 3(20) of the Employee Retirement Income Security Act of 1974) of a corporation or partnership will not, solely by reason of such investment, be considered to be an investment in the underlying assets of such corporation or partnership so as to make such assets of the entity “plan assets” and thereby make a subsequent transaction between the party in interest and the corporation or partnership a prohibited transaction under Section 406 of the Act.

In 1986, the Department of Labor issued regulations (Plan Asset Regulations), relating to the definition of Plan Assets, which adopted the general statement set forth in the Interpretive Bulletin; however, the applicability of such statement was limited in that the regulations also provided that the assets of entities in which retirement plans make equity investments will be treated as Plan Assets unless such investments are (1) in publicly offered securities, (2) in securities offered by an investment company registered under the Investment Company Act of 1940, or (3) within one of the other specific exemptions set forth below.

Since Wells Fund XIV is not a registered investment company, the exemptions contained in the Plan Asset Regulations which may apply to an investment in Wells Fund XIV include only that it may be an investment:

•	in “publicly offered securities,” defined generally as interests which are freely transferable, widely-held and registered with the Securities and Exchange Commission;

•	in which equity participation by “benefit plan investors” is not significant; or

•	in a “real estate operating company.”

The Plan Asset Regulations provide that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors. The term “benefit plan investors” is broadly defined for this purpose, and Wells programs have historically not qualified for this exception in that they have had equity participation by “benefit plan investors” in excess of 25%, which would be deemed to be significant, as defined above. Therefore, our general partners do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant.

Plan Asset Regulations – Available Exemptions

Publicly Offered Securities Exemption

As noted above, if a retirement plan acquires “publicly offered securities,” the assets of the issuer of the securities will not be deemed to be Plan Assets under the Plan Asset Regulations. The definition of publicly offered securities requires that such securities be “widely-held,” “freely transferable” and satisfy certain registration requirements under federal securities laws. Although we would clearly seem to satisfy the registration requirements under this definition, the determinations of whether a security is “widely-held” and “freely transferable” are inherently factual matters.

Under the Plan Asset Regulations, a class of securities will be “widely-held” if it is held by 100 or more persons. The General Partners anticipate that this requirement will be easily met; however, even if the units are deemed to be widely-held, the “freely transferable” requirement must also be satisfied in order for us to qualify for this exemption. The Plan Asset Regulations provide several examples of restrictions on transferability which, absent unusual circumstances, will not cause the rights of ownership in question to be considered not “freely transferable.” One such example provided in the Plan Asset Regulations involves an offering, such as this offering of units of Wells Fund XIV, having a minimum investment of $10,000 or less. The allowed restrictions in this example are illustrative of restrictions commonly found in public real estate limited partnerships which are imposed to comply with state and federal law, to assure continued eligibility for favorable tax treatment and to avoid certain practical administrative problems. Wells Fund XIV has been structured with the intent to satisfy the freely transferable requirement set forth in the Plan Asset Regulations with respect to the units.

You should note, however, that because certain adverse tax consequences can result if we are characterized as a “publicly traded partnership” under Section 7704 of the Internal Revenue Code (see “Federal Income Tax Consequences – Publicly Traded Partnership Status”), certain additional restrictions on the transferability of units have been incorporated into the partnership agreement which are intended to prevent classification as a publicly traded partnership (Section 7704 Restrictions). The Plan Asset Regulations provide specifically, in this regard, that any “restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes” will ordinarily not affect a finding that the securities are “freely transferable.” The Plan Asset Regulations were promulgated prior to the enactment of Section 7704 of the Internal Revenue Code, however, so the incorporation of the Section 7704 Restrictions into the partnership agreement potentially has the effect of making the freely transferable requirement, and thus the “publicly offered securities” exemption, unavailable to us.

On the other hand, because the Section 7704 Restrictions are intended only to prohibit transfers which would result in a reclassification of Wells Fund XIV for federal tax purposes, if the Department of Labor interprets the Section 7704 Restrictions consistently with the specific exemption language in the Plan Asset Regulations set forth above, we should qualify for the freely transferable requirement and, thus, the publicly offered securities exemption. Because of the factual nature of such a determination and the lack of further guidance as to the meaning of the term “freely transferable,” particularly in light of the Section 7704 Restrictions, there can be no assurance that we will, in fact, qualify for this exemption.

Real Estate Operating Company Exemption

Even if we were deemed not to qualify for the “publicly offered securities” exemption, the Plan Asset Regulations also provide an exemption with respect to securities issued by a “real estate operating company.” We will be deemed to be a real estate operating company if, during the relevant valuation periods defined in the Plan Asset Regulations, at least 50% of our assets, other than short-term investments pending long-term commitment or distribution to investors valued at cost, are invested in real estate which is managed or developed and with respect to which we have the right to participate substantially in the management or development activities. We intend to devote more than 50% of our assets to the management and development of real estate.

An example in the Plan Asset Regulations indicates, however, that although some management and development activities may be performed by independent contractors, rather than by the entity itself, if over one-half of an entity’s properties are acquired subject to long-term leases under which substantially all management and maintenance activities with respect to the properties are the responsibility of the tenants, then the entity may not be eligible for the real estate operating company exemption. Based on this example, and due to the uncertainty of the application of the standards set forth in the Plan Asset Regulations and the lack of further guidance as to the meaning of the term “real estate operating company,” there can be no assurance as to our ability to structure our operations to qualify for the real estate operating company exemption.

Plan Asset Consequences – Prohibited Transaction Excise Tax

Potential Classification of General Partners as “Parties in Interest”

If we were deemed to be holding Plan Assets, issues relating to the “prohibited transaction” concepts of ERISA and the Internal Revenue Code arise by virtue of (1) our general partners’ ownership of interests in Wells Fund XIV, and (2) the possible recharacterization of the relationship between our general partners or Wells Fund XIV and any retirement plan which purchases our units.

Both ERISA and the Internal Revenue Code prohibit retirement plans from engaging in certain transactions involving Plan Assets with specified parties. The specified parties are referred to as “parties in interest” under ERISA and as “disqualified persons” under the Internal Revenue Code. These definitions include both parties owning threshold percentage interests in an investment entity and “persons providing services to the plan,” and certain of their affiliates. Thus, if we are deemed to hold Plan Assets, each of our general partners could be characterized as a “fiduciary” with respect to such assets, and each would be deemed to be a “party in interest” under ERISA and a “disqualified person” under the Internal Revenue Code with respect to investing retirement plans.

Further, if our general partners’ interest in Wells Fund XIV were deemed to exceed the threshold levels set forth in the Internal Revenue Code and ERISA, Wells Fund XIV, itself, could also be deemed to be a disqualified person, and an investment in units by a retirement plan could, itself, be a prohibited transaction. Our general partners do not believe such thresholds have or will be exceeded with respect to their interests in Wells Fund XIV or that Wells Fund XIV should be treated as a party in interest or a disqualified person.

Potential Prohibited Transactions

If a general partner were to be characterized as a fiduciary with respect to investing retirement plans, transactions between the general partners or their affiliates and Wells Fund XIV, such as the payment of fees for services, could constitute prohibited transactions because a fiduciary may not (1) deal with Plan Assets in its own interest or (2) represent a person whose interests are adverse to those of the plan in a transaction involving Plan Assets. It could also be argued that, because our general partners share in certain partnership distributions and tax allocations in a manner disproportionate to their capital contributions to Wells Fund XIV, our general partners are being compensated directly out of Plan Assets, rather than partnership assets, in exchange for the provision of services, i.e., the establishment of Wells Fund XIV and making it available as an investment to retirement plans. Absent a specific exemption, any such transaction could be deemed to be a prohibited transaction between investing retirement plans and our general partners.

Prohibited Transactions – Consequences

If it is determined by the Department of Labor or the IRS that a prohibited transaction has occurred, any party in interest that has engaged in any such transaction would be required to reverse or unwind the transaction and make good to the retirement plan any loss resulting therefrom. In addition, each party in interest would be liable to pay an excise tax equal to 15% of the amount involved in the transaction for each year in which the transaction remains uncorrected. If the fiduciary or party in interest does not correct the transaction within a specified period, the party in interest could also be liable for an additional excise tax in an amount equal to 100% of the amount involved. Plan fiduciaries who make the decision to invest in units could, under certain circumstances, be liable as co-fiduciaries for actions taken by Wells Fund XIV or our general partners.

Special rules apply to IRAs. If Wells Fund XIV were deemed to be a party in interest or a disqualified person with respect to an IRA, such that a transaction between Wells Fund XIV and the account would be deemed under the Internal Revenue Code to constitute a prohibited transaction, the tax-exempt status of the IRA could be disallowed by reason of its investment in units. As set forth above, the general partners do not believe that the investment thresholds described above have or will be exceeded with respect to their interests in Wells Fund XIV or that Wells Fund XIV should be treated as a party in interest or a disqualified person.

Federal Income Tax Consequences

The following discussion is intended to summarize all of the federal income tax considerations material to an investment in Wells Fund XIV. This summary is based upon the Internal Revenue Code, Treasury Regulations (Regulations), current positions of the Internal Revenue Service (IRS) contained in Revenue Rulings, Revenue Procedures and other administrative actions and existing judicial decisions in effect as of the date of this prospectus.

You should realize that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each limited partner in Wells Fund XIV. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a limited partner’s particular circumstances. Further, no representations are made in this prospectus as to state and local tax consequences. The discussion below is directed primarily to individual taxpayers who are citizens of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations and any potential investor who is not a United States citizen are cautioned to consult their own personal tax advisors before investing in Wells Fund XIV.

You should note that we do not intend to request a ruling from the IRS with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested. There can be no assurance that the present federal income tax laws applicable to limited partners and our operations will not be changed, prospectively or retroactively, by additional legislation, by new Regulations, by judicial decisions or by administrative interpretations, any of which could adversely affect a limited partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws.

For the foregoing reasons, we urge you to consult your own personal tax advisor with respect to the federal, state and local income tax consequences arising from the purchase of units. Nothing in this prospectus or any other communication from the general partners, their affiliates, employees or any professional associated with this offering should be construed as legal or tax advice to a potential investor. You should be aware that the IRS may not agree with all tax positions taken by us and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits.

Since investors electing cash preferred units are not anticipated to be allocated much, if any, of the tax benefits associated with an investment in Wells Fund XIV, discussions in this prospectus of the availability and extent of income tax benefits to limited partners will apply principally to investors electing tax preferred units.

If you are a fiduciary of a retirement plan, you should carefully read “Investment by Tax-Exempt Entities and ERISA Considerations” and “Investment by Qualified Plans and Other Tax-Exempt Entities” in this section.

We will furnish to each partner and any assignee of units on an annual basis the information necessary for the preparation and timely filing of a federal income tax return. You should note that information returns that we file will be subject to audit by the IRS and that the Commissioner of the IRS has announced that the IRS will devote greater attention to the proper application of the tax laws to partnerships. (See “Audits” below.)

Tax Opinion

General

We retained Holland & Knight LLP (Counsel) to render an opinion concerning the material federal income tax issues relating to an investment in Wells Fund XIV (Tax Opinion). Potential investors should be aware that the opinions of Counsel are based upon the accuracy of the facts described in this prospectus and facts represented to Counsel by our general partners. The opinions of Counsel are based upon the assumption that Wells Fund XIV will operate strictly in accordance with its partnership agreement. The accuracy of such facts and representations is absolutely critical to the accuracy of the Tax Opinion, and any alteration of the facts may adversely affect the opinions rendered.

Furthermore, the opinions of Counsel are based upon existing law, applicable Regulations and current published administrative positions of the IRS contained in Revenue Rulings, Revenue Procedures and judicial decisions, all of which are subject to change, either prospectively or retroactively. Changes in the Internal Revenue Code and the Regulations subsequent to the date of the Tax Opinion are not addressed in the Tax Opinion, and any such changes could have a material adverse effect upon the tax treatment of an investment in Wells Fund XIV.

You should note that any statement herein or in the Tax Opinion that it is “more likely than not” that a tax position would be sustained means that, in Counsel’s judgment, at least a 51% chance of prevailing exists if the IRS were to challenge the allowability of such tax position and such challenge were to be litigated and judicially decided.

Neither the Tax Opinion nor this description of the tax consequences of an investment in Wells Fund XIV will have any binding effect or official status of any kind, and no assurance can be given that the conclusions reached in the Tax Opinion will be sustained by a court if such conclusions are contested by the IRS. Accordingly, you should not view the Tax Opinion as a guarantee that the income tax effects described in this prospectus will be achieved, nor should you view it as a guarantee that a court would hold that there is “substantial authority” for the positions we take with respect to any income tax issue.

Specific Opinions

In reliance on certain representations and assumptions described in this prospectus and in the Tax Opinion, and subject to the qualifications set forth in this prospectus and in the Tax Opinion, Counsel concludes in the Tax Opinion that the following material tax issues are more likely than not to have a favorable outcome on the merits for federal income tax purposes if challenged by the IRS, litigated and judicially decided:

•	Wells Fund XIV will be classified as a partnership for federal income tax purposes and not as an association taxable as a corporation;

•	Wells Fund XIV will not be classified as a “publicly traded partnership” under Section 7704 of the Internal Revenue Code;

•	a limited partner’s interest in Wells Fund XIV will be treated as a passive activity;

•
partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and the limited partners substantially in accordance with the allocation provisions of the partnership agreement;

•	the activities contemplated by Wells Fund XIV will be considered activities entered into for profit; and

•
Wells Fund XIV is not currently required to register as a tax shelter with the IRS under the Internal Revenue Code prior to the offer and sale of the units based upon the general partners’ representation that the “tax shelter ratio,” which is generally determined by dividing an investor’s share of aggregate deductions from the investment, determined without regard to income, by the amount of the investor’s capital contributions, with respect to an investment in Wells Fund XIV will not exceed 2 to 1 for any investor as of the close of any year in our first five calendar years.

In addition, in reliance on the same representations and assumptions and subject to the same qualifications set forth in this prospectus and in the Tax Opinion, Counsel concludes in the Tax Opinion that, in the aggregate, substantially more than half of the material federal income tax benefits, in terms of their financial impact on a typical investor, will more likely than not be realized by an investor in Wells Fund XIV.

No Opinion on Some Issues

You should further note that Counsel is unable to form an opinion as to the probable outcome of certain material tax aspects of the transactions described in this prospectus if challenged by the IRS, litigated and judicially decided. These aspects include:

•	the issue of whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business; and

•
the issue of whether we will be classified as a “tax shelter” under the Internal Revenue Code for purposes of determining certain potential exemptions from the applicability of the accuracy-related penalty provisions of the Internal Revenue Code. (See “Risk Factors – Federal Income Tax Risks.”)

Potential investors should note also that the IRS may attempt to disallow or limit some of the tax benefits derived from an investment in Wells Fund XIV by applying certain provisions of the Internal Revenue Code at the individual or partner level rather than at the partnership level. In this connection, Counsel gives no opinion or conclusion as to the tax consequences to limited partners with regard to any material tax issue which impacts at the individual or partner level and is dependent upon an individual limited partner’s tax circumstances. These issues include, but are not limited to, (1) the potential imposition of the alternative minimum tax, (2) investment interest deductibility limitations, and (3) the potential limitation on deductions attributable to activities not entered into for profit at the partner level. Potential investors are urged to consult with and rely upon their own tax advisors with respect to all tax issues which impact at the partner or individual level.

As of the date of the Tax Opinion, no properties have been acquired by us nor have we entered into any contracts to acquire any properties. Therefore, it is impossible at this time for Counsel to opine on the application of the federal income tax law to the specific facts which will exist when we acquire properties.

Partnership Status Generally

The income tax results anticipated from an investment in units will depend upon the classification of Wells Fund XIV as a partnership for federal income tax purposes rather than an association taxable as a corporation. In the event that, for any reason, Wells Fund XIV is treated for federal income tax purposes as an association taxable as a corporation, the partners of Wells Fund XIV would be treated as stockholders of a corporation with the following results, among others: (1) Wells Fund XIV would become a taxable entity subject to the federal income tax imposed on corporations; (2) items of income, gain, loss, deduction and credit would be accounted for by Wells Fund XIV on its federal income tax return and would not flow through to the partners; and (3) distributions of cash would generally be treated as dividends taxable to the partners at ordinary income rates, to the extent of Wells Fund XIV’s current or accumulated earnings and profits, and would not be deductible by Wells Fund XIV in computing its income tax.

Regulations regarding entity classification have been issued under the Internal Revenue Code which, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation, i.e., an “eligible entity,” to elect its classification for federal income tax purposes. Under the Regulations, an “eligible entity” that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while our general partners do not intend to request a ruling from the IRS as to the classification of Wells Fund XIV for income tax purposes, unless we are deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, we will qualify as an “eligible entity” and need not make any election to be treated as a partnership for federal income tax purposes.

Based upon the entity classification Regulations, and IRS rulings and judicial decisions under Section 7701(a) of the Internal Revenue Code, all of which are subject to change, and based upon certain representations of the general partners and other assumptions, Counsel has concluded in the Tax Opinion that Wells Fund XIV will more likely than not be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. In rendering such opinion, Counsel has also relied upon the fact that Wells Fund XIV is duly organized as a limited partnership under the laws of the State of Georgia and upon the representation by our general partners that Wells Fund XIV will be organized and operated strictly in accordance with the provisions of our partnership agreement.

The remaining summary of federal income tax consequences in this section assumes that Wells Fund XIV will be classified as a partnership for federal income tax purposes.

Publicly Traded Partnership Status

If we were to be classified as a “publicly traded partnership,” then (1) we would be taxable as a corporation (see “Partnership Status Generally” above), and (2) our net income would be treated as portfolio income rather than passive income (see “Passive Loss Limitation” below).

A publicly traded partnership is generally defined under the Internal Revenue Code as any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Regulations have been issued (Section 7704 Regulations) which provide guidance with respect to such classification standards, however, and they include certain safe harbor standards which, if satisfied, would preclude our being classified as a publicly traded partnership.

The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The general partners do not believe that units in Wells Fund XIV are or will be traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. Our general partners have also represented that they do not intend to cause the units to be traded on an established securities market or a secondary market in the future.

Section 7704 Safe Harbors

As noted above, the Section 7704 Regulations provide certain safe harbors, the “secondary market safe harbors,” which, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2% of the total interest in the capital or profits of Wells Fund XIV. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership units representing more than 2% of the total interest in a partnership’s capital or profits. A second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements, is also provided in the Section 7704 Regulations.

The Section 7704 Regulations also make it clear that the failure to satisfy a safe harbor provision under the Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

Our partnership agreement limits unit transfers of all types to transfers of units which satisfy an applicable safe harbor contained in the Section 7704 Regulations or any other applicable safe harbor from “publicly traded partnership” status which may be adopted by the IRS. Our general partners have represented that we will be operated strictly in accordance with the partnership agreement, and they have also represented that they will void any transfers or assignments of units if they believe that such transfers or assignments will cause us to be treated as a publicly traded partnership under the Section 7704 Regulations or any other guidelines adopted by the IRS in the future.

Based upon the representations of our general partners, and assuming we will be operated strictly in accordance with the terms of our partnership agreement, Counsel has concluded in the Tax Opinion that it is more likely than not we will not be classified as a publicly traded partnership under the Internal Revenue Code. Due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations, however, and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the IRS will not challenge this conclusion or that we will not, at some time in the future, be deemed to be a publicly traded partnership.

Qualifying Income Exemption

Even if we were deemed to be a publicly traded partnership, however, there is an exception under the Internal Revenue Code which provides that if 90% or more of the gross income of such the partnership for each taxable year consists of “qualifying income,” then the partnership will not be taxed as a corporation. Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property, but qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property.

Our general partners intend to operate Wells Fund XIV in a manner which should generate income which will satisfy the 90% qualifying income exception. (See “Investment Objectives and Criteria.”) Investors should note, however, that even if we satisfy the qualifying income exception, being deemed to be a publicly traded partnership would result in certain other material adverse tax consequences to limited partners, including the treatment of our net income as portfolio income rather than passive income. (See “Passive Loss Limitation” below.)

General Principles of Partnership Taxation

Under the Internal Revenue Code, no federal income tax is paid by a partnership. Accordingly, if, as anticipated, we are treated as a partnership for federal income tax purposes, we will not be treated as a separate taxable entity subject to federal income tax. Each partner will, instead, be required to report on his federal income tax return for each year his distributive share of our items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to him. Investors should note that the amount of taxable income allocated to a partner, and the income tax liability resulting from such allocation of taxable income, may exceed the amount of any cash distributed to such partner.

Anti-Abuse Rules

As noted under “General Principles of Partnership Taxation” above, partnerships are not liable for income taxes imposed by the Internal Revenue Code. The Regulations set forth broad “anti-abuse” rules applicable to partnerships, however, which rules authorize the Commissioner of the IRS to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Internal Revenue Code. Our general partners are not aware of any fact or circumstance which could cause the Commissioner to exercise his authority under these rules; however, if any of the transactions entered into by us were to be recharacterized under these rules, or if we were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the partners would occur as otherwise described in this prospectus.

Deductibility of Losses – Limitations

The ability of a limited partner to deduct his distributive share of our losses is subject to a number of limitations.

Basis Limitation

A limited partner may not deduct his share of partnership losses and deductions in excess of the adjusted basis of his partnership interest determined as of the end of the taxable year. Allocated losses which are not allowed may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such limited partner’s adjusted basis in his units has increased above zero. A limited partner’s adjusted basis in his units will include his cash investment in Wells Fund XIV along with his pro rata share of any partnership liabilities as to which no partner is personally liable. A limited partner’s basis will be increased by his distributive share of our taxable income and decreased, but not below zero, by his distributive share of our losses. Cash distributions which are made to a limited partner, if any, will also decrease the basis in his units, and in the event a limited partner has no remaining basis in his units, cash distributions will generally be taxable to him as gain from the sale of his units. (See “Sales of Limited Partnership Units” below.)

Passive Loss Limitation

The Internal Revenue Code substantially restricts the ability of many taxpayers to deduct losses derived from so-called “passive activities.” Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate, including the activity of a limited partnership in which the taxpayer is a limited partner, and certain rental activities, including the rental of real estate. In the Tax Opinion, Counsel opines that it is more likely than not that a limited partner’s interest in Wells Fund XIV will be treated as a passive activity. Accordingly, our income and loss, other than interest income which will constitute portfolio income, will generally constitute passive activity income and passive activity loss, as the case may be, to limited partners.

Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income,” which includes nonbusiness income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.

Upon a taxable disposition of a taxpayer’s entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against:

•	first, income or gain from that activity, including gain recognized on such disposition;

•	then, income or gain for the taxable year from other passive activities; and

•	finally, non-passive income or gain.

Regulations provide, however, that similar undertakings which are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific partnership property will be available to you to offset non-passive income from other sources until the sale or other disposition of the last of our properties.

The Internal Revenue Code also provides that the passive activity loss rules will be applied separately with respect to items attributable to a publicly traded partnership. Accordingly, if we were deemed to be a publicly traded partnership, partnership losses would be available only to offset future non-portfolio income of Wells Fund XIV. In addition, if we were deemed to be a publicly traded partnership which is not treated as a corporation because of the qualifying income exception, partnership income would generally be treated as portfolio income rather than passive income. (See “Publicly Traded Partnership Status” above.)

At Risk Limitation

The deductibility of partnership losses is limited further by the “at risk” limitations set forth in the Internal Revenue Code. Limited partners who are individuals, estates, trusts and certain closely-held corporations are not allowed to deduct partnership losses in excess of the amounts which such limited partners are determined to have “at risk” at the close of our fiscal year. Generally, a limited partner’s “amount at risk” will include only the amount of his cash capital contribution to Wells Fund XIV. A limited partner’s “amount at risk” will be reduced by his allocable share of our losses and by distributions made by us and increased by his allocable share of our income. Any deductions which are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that a limited partner’s “amount at risk” is increased in those years.

Allocations of Profit and Loss

Allocations of our net income, net loss, depreciation, amortization and cost recovery deductions and gain on sale are described in this prospectus in the section entitled “Distributions and Allocations.” The terms “net income” and “net loss” are defined in the partnership agreement to mean the net income or loss realized or recognized by us for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and gain on sale.

Our general partners do not intend to request a ruling from the IRS with respect to whether the allocations of profits and losses in our partnership agreement will be recognized for federal income tax purposes. The IRS may attempt to challenge our allocations of profits and losses, which challenge, if successful, could adversely affect the limited partners by changing their respective shares of taxable income or loss. No assurance can be given that the IRS will not also challenge one or more of the special allocation provisions contained in our partnership agreement.

General Rules

Section 704(a) of the Internal Revenue Code provides generally that partnership items of income, gain, loss, deduction and credit are to be allocated among partners as set forth in the relevant partnership agreement. Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit or items thereof does not have substantial economic effect, such allocation will instead be made in accordance with the partner’s interest in Wells Fund XIV determined by taking into account all facts and circumstances.

Regulations issued under Section 704(b) of the Internal Revenue Code (Section 704(b) Regulations) provide complex rules for determining (1) whether allocations will be deemed to have economic effect, (2) whether the economic effect of allocations will be deemed to be substantial, and (3) whether allocations not having substantial economic effect will nonetheless be deemed to be made in accordance with a partner’s interest in Wells Fund XIV.

Economic Effect – General Allocations

The Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if the following three requirements are met:

•	partners’ capital accounts are determined and maintained in accordance with the Section 704(b) Regulations;

•
upon the liquidation of Wells Fund XIV, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and

•
the partnership agreement contains a “qualified income offset” provision and the allocation in question does not cause or increase a deficit balance in a partner’s capital account at the end of our taxable year.

Our partnership agreement (1) provides for the determination and maintenance of capital accounts pursuant to the Section 704(b) Regulations, and (2) provides that liquidation proceeds are to be distributed in accordance with capital accounts. (See “Distributions and Allocations.”) With regard to the third requirement, Section 1.704-1(b)(2)(ii)(d) of the Regulations provides that a partnership agreement contains a “qualified income offset” if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items which causes a deficit or negative capital account balance, which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to the partnership and any income allocated to such partner, will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible. Our partnership agreement contains a qualified income offset provision. The qualified income offset provision was added to the partnership agreement to satisfy the test for “economic effect” under the Section 704(b) Regulations; however, it should be noted in this regard that such qualified income offset provision will have the effect of prohibiting a limited partner from being allocated items of loss or deduction which would cause his capital account to be reduced below zero.

Economic Effect – Special Allocations

In addition to the allocation provisions described above, our partnership agreement also contains a provision specially allocating deductions for depreciation, amortization and cost recovery to limited partners electing tax preferred units up to the amount which would reduce their capital accounts to zero. In an attempt to ensure that limited partners electing tax preferred units will bear the risk of actual economic loss in the event that a partnership property is sold at a loss, as required under the Section 704(b) Regulations, the partnership agreement further provides for a special allocation of nonliquidating net sale proceeds in favor of limited partners electing cash preferred units, which will apply only if a partnership property is sold for less than its original purchase price. Under this provision, limited partners electing cash preferred units are allocated the first proceeds from the sale of properties in an amount equal to the excess of the original purchase price of such partnership property over the sale price of the partnership property sold, but the amount of such allocation shall not exceed the amount of the special allocation to limited partners electing tax preferred units of deductions for depreciation, amortization and cost recovery with respect to the specific partnership property sold.

Our partnership agreement also provides for a special allocation of gain on sale to limited partners electing tax preferred units in an amount equal to the deductions for depreciation, amortization and cost recovery which were previously allocated to such units. Accordingly, a limited partner who acquires units from a prior owner should note that this special allocation of gain on sale attributable to deductions for depreciation, amortization and cost recovery previously allocated to the prior limited partner could have the effect of allocating substantial income to him upon a sale or other disposition of a partnership property, even though such new limited partner would not have received any benefit from such prior allocation of deductions.

Substantiality

Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, however, an allocation will not be upheld unless the economic effect of such allocation is “substantial.” In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is “substantial” if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. Conversely, the economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner’s capital account for any taxable year will not differ substantially from the net adjustments which would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

The economic effect of partnership allocations will also be presumed not to be substantial where:

•	the partnership agreement provides for the possibility that the allocation will be largely offset by one or more other allocations;

•
the net adjustments to the partners’ capital accounts for the taxable years to which the allocations relate will not differ substantially from the net adjustments which would have been recorded in such partners’ respective capital accounts for such years if the original allocations and the offsetting allocations were not contained in the partnership agreement; and

•	the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

With respect to the foregoing rule, the Section 704(b) Regulations state that original allocations and offsetting allocations will not be deemed to not be substantial if, at the time the allocations become part of the partnership agreement, there is a strong likelihood that the offsetting allocations will not, in large part, be made within five years after the original allocations are made. The Section 704(b) Regulations further state that for purposes of testing substantiality, the adjusted tax basis of partnership property will be presumed to be the fair market value of such property, and adjustments to the adjusted tax basis of partnership property such as depreciation or cost recovery deductions will be presumed to be matched by corresponding changes in the property’s fair market value.

There are no assurances that the IRS will not challenge the special allocation of partnership deductions for depreciation, amortization and cost recovery to limited partners electing tax preferred units or other allocations set forth in our partnership agreement on the basis that such allocations are either “not substantial,” within the meaning of the Section 704(b) Regulations, or otherwise fail to comply with the Section 704(b) Regulations.

Partners’ Interest in Wells Fund XIV

If the allocations of profits and losses set forth in our partnership agreement are deemed not to have substantial economic effect, the allocations will then be made in accordance with the partners’ interests in Wells Fund XIV. The Section 704(b) Regulations provide in this regard that a partner’s interest in Wells Fund XIV will be determined by taking into account all facts and circumstances relating to the economic arrangement of our partners, including:

•	the partners’ relative contributions to Wells Fund XIV;

•	the interests of the partners in economic profits and losses (if different from those in taxable income or loss);

•	the interests of the partners in cash flow and other nonliquidating distributions; and

•	the rights of the partners to distributions of capital upon liquidation.

Since our partnership agreement (1) provides for the determination and maintenance of capital accounts in accordance with the Section 704(b) Regulations, (2) provides that liquidation proceeds will be distributed to the partners in accordance with capital accounts, (3) contains a qualified income offset provision, and (4) shifts the economic risk of loss to the limited partners electing tax preferred units in the event that allocations of deductions for depreciation, amortization and cost recovery are matched by corresponding reductions in the fair market value of our property, Counsel has concluded that it is more likely than not that partnership items of income, gain, loss, deduction and credit will be allocated among our general partners and the limited partners substantially in accordance with the allocation provisions of the partnership agreement. In reaching this conclusion, Counsel has made a number of assumptions, including the accuracy of various representations of our general partners and the assumption that we will be operated strictly in accordance with the terms of our partnership agreement.

Taxable Income Without Cash Distributions

A partner is required to report his allocable share of our taxable income on his personal income tax return regardless of whether or not he has received any cash distributions from us. For example, a limited partner electing cash preferred units who participates in the distribution reinvestment plan will be allocated his share of our net income and gain on sale, including net income and gain on sale allocable to units acquired pursuant to the distribution reinvestment plan, even though such partner would receive no cash distributions from us. In addition, a limited partner electing cash preferred units who purchases units pursuant to the deferred commission option will be allocated his share of our net income with respect to such units even though net cash from operations otherwise distributable to such limited partner will instead be paid to third parties to satisfy the deferred commission obligation with respect to such units for a period of six years following the year of purchase, or longer if required to satisfy the outstanding commission obligation. (See “Plan of Distribution.”)

Our partnership agreement also provides for a “qualified income offset,” as described above, which could result in the allocation of income or gain to a limited partner in the absence of cash distributions from us. There are no assurances that a limited partner will not be allocated items of partnership income or gain in an amount which gives rise to an income tax liability in excess of cash, if any, received from us for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.

Investment by Qualified Plans and Other Tax-Exempt Entities

Unrelated Business Taxable Income (UBTI)

Any person who is a fiduciary of an IRA, Keogh Plan, qualified plan or other tax-exempt entity (collectively referred to as Exempt Organizations) considering an investment in units should be aware that there is a risk that income allocable to units owned by Exempt Organizations may be subject to federal income tax. This would occur in the event any portion of our income is deemed to be UBTI, generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. A trustee of a charitable remainder trust should be aware that if any portion of the income derived from the trust’s ownership of units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. (See “Investment by Charitable Remainder Trusts” below.) A tax-exempt limited partner other than a charitable remainder trust which has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income only.

Our general partners have used their best efforts to structure our activities to avoid having any of our income characterized as UBTI, and the types of partnership income and gain allocable to investing Exempt Organizations should not generally constitute UBTI. If, however, we were either to be deemed to hold partnership properties primarily for sale to customers in the ordinary course of business (see “Taxation of Real Estate Operations” below), or we were deemed to own “debt-financed property,” i.e., property which is subject to “acquisition indebtedness,” then a portion of such income or gain would constitute UBTI to investing Exempt Organizations.

“Acquisition indebtedness” includes:

•	indebtedness incurred in acquiring or improving property;

•	indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and

•
indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

We will under no circumstances incur indebtedness to acquire partnership properties. Thereafter, our authority to incur indebtedness may be exercised only in limited circumstances. Specifically, the general partners have the authority to incur indebtedness on behalf of Wells Fund XIV only in the event that they deem such borrowing necessary to finance improvements of our properties, to protect the capital previously invested in a property, to protect the value of our investment in a property or to make a property more attractive for sale or lease. (See “Investment Objectives and Criteria – Borrowing Policies.”)

The general partners have represented, however, that they will not cause Wells Fund XIV to incur indebtedness unless we first receive an opinion of counsel or an opinion from our tax accountants that the proposed indebtedness more likely than not will not cause our income to be characterized as UBTI to investing Exempt Organizations. You should be aware, however, that any such opinion would be based upon various representations and assumptions, and would have no binding effect on the IRS or any court. Accordingly, no assurance can be given that the conclusions reached in any such opinion, if contested, would be sustained by a court, or that any such indebtedness to be obtained by us in the future would not cause the income allocated to limited partners that are Exempt Organizations to be taxed as UBTI.

Minimum Distribution Requirements

Any person who is a fiduciary of an Exempt Organization considering an investment in units should also consider the impact of minimum distribution requirements under the Internal Revenue Code. Section 401(a)(9) of the Internal Revenue Code provides generally that certain minimum distributions from retirement plans must be made commencing no later than the April 1st following the calendar year during which the recipient attains age 70½. Accordingly, if units are held by retirement plans and, before we sell our properties, mandatory distributions are required to be made to an IRA beneficiary or a qualified plan participant, it is likely that a distribution of the units in kind will be required to be made. A distribution of units will be includable in the taxable income of said IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions from us with which to pay the income tax liability arising out of any such distribution.

In certain circumstances, a distribution-in-kind of units may be deferred beyond the date set for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Internal Revenue Code by reason of distributions from other retirement plans established for the benefit of the recipient. Compliance with these requirements is complex, however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans. No assurances can be given that our properties will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any retirement plan holding units for the retirement plan to be able to avoid making a mandatory distribution-in-kind of units. (“See “Risk Factors – Retirement Plan and Qualified Plan Risks.”)

Investment by Charitable Remainder Trusts

A charitable remainder trust (CRT) is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest which will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Internal Revenue Code and underlying Regulations. Among these rules is a provision that if any portion of the income recognized by a CRT is deemed to be UBTI, all of the CRT’s income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxation at the trust level. As set forth above in “Investment by Qualified Plans and Other Tax-Exempt Entities,” our general partners have used their best efforts to structure our activities to avoid having any of our income characterized as UBTI. Accordingly, unless we either (1) incur indebtedness for the purpose of acquiring or improving real properties, and are deemed to be holding property subject to “acquisition indebtedness,” or (2) we are deemed to hold our properties primarily for sale to customers in the ordinary course of business, then under current law our income should not be deemed to constitute UBTI to tax-exempt investors. (See “Investment by Qualified Plans and Other Tax-Exempt Entities” above.)

Taxation of Real Estate Operations

Depreciation and Cost Recovery; Other Expenses

We currently anticipate that the real property improvements we acquire or construct and any personal property we acquire will be depreciated for tax purposes using the Alternative Depreciation System set forth in Section 168 of the Internal Revenue Code for partnerships like us which have both taxable and tax-exempt partners. This system provides that real property improvements will be depreciated on a straight-line basis over a recovery period of 40 years and that personal property will be depreciated over a recovery period of 12 years on a straight-line basis.

Ordinary and necessary expenses incurred in connection with our operations will be deductible to the extent they are deemed to be reasonable in amount, with the exception of syndication and organizational expenses which are not currently deductible by us. (See “Syndication and Organizational Expenses” below.)

Characterization of Leases

We have the authority to purchase properties and lease them back to the sellers of such properties pursuant to “sale-leaseback” transactions as described in “Investment Objectives and Criteria.” The tax benefits described herein associated with ownership of a property, such as depreciation or cost recovery deductions, depend on having the lease in any such leaseback transaction treated as a “true lease” under which we are treated as the owner of the property for federal income tax purposes, rather than having such transaction treated as a conditional sale of the property or a financing transaction entered into with the seller of such property, who would, in such cases, be treated as the owner of the property.

Our general partners will use their best efforts to structure any such sale-leaseback transaction to ensure that the lease will be characterized as a “true lease” and that we will be treated as the owner of the property in question for federal income tax purposes. We will not seek an advance ruling from the IRS or obtain an opinion of counsel that we will be treated as the owner of any leased properties for federal income tax purposes, however, and a determination by the IRS that we are not the owner of leased properties could result in substantial adverse tax consequences. Investors electing tax preferred units would be deprived of deductions for depreciation and cost recovery in such case. In addition, if a sale-leaseback transaction were to be recharacterized as a financing for federal income tax purposes, any partnership income derived from such leaseback would be treated as interest which is portfolio income, rather than passive activity income which may be offset by passive activity losses generated by us or from investments in other passive activities. (See “Passive Loss Limitation” above.)

Sales of Partnership Properties

Upon the sale of a property, we will recognize gain or loss to the extent that the amount realized from such sale is more or less than the adjusted basis of the property sold. The amount realized upon the sale of a partnership property will generally be equal to the sum of the cash received plus the amount of indebtedness encumbering the property, if any, assumed by the purchaser or to which the property remains subject upon the transfer of the property to the purchaser. The adjusted basis of partnership property will in general be equal to the original cost of the property less depreciation and cost recovery allowances allowed with respect to such property.

Assuming that we are not deemed to be a dealer with respect to our properties (see “Property Held Primarily for Sale” below), gain or loss realized on a sale of our properties will generally be taxable under Section 1231 of the Internal Revenue Code. You share of the gains or losses resulting from the sale of partnership properties would generally be combined with any other Section 1231 gains or losses realized by you in that year from sources other than Wells Fund XIV, and the net Section 1231 gain or loss will generally be treated as long-term capital gain subject to depreciation or cost recovery allowance recapture, if any, or ordinary loss, as the case may be. You should be aware that the amount of taxable gain allocated to you with respect to the sale of a partnership property may exceed the cash proceeds received by you with respect to such sale. (See “Risk Factors – Federal Income Tax Risks.”)

Property Held Primarily for Sale

Wells Fund XIV was organized for the purpose of acquiring and developing real estate for investment and rental purposes. If Wells Fund XIV was at any time deemed for tax purposes to be a “dealer” in real property, defined as one who holds real estate primarily for sale to customers in the ordinary course of business, however, any gain recognized upon a sale of such real property would be taxable as ordinary income, rather than as capital gain, and would constitute UBTI to limited partners which are Exempt Organizations.

Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. We intend to acquire real estate for investment and rental only and to engage in the business of owning and operating such real properties. We will only sell our real properties when our general partners determine it is consistent with our investment objectives. Our general partners do not anticipate that we will be treated as a dealer with respect to our properties. However, there is no assurance that the IRS will not take a contrary position. Because the issue is dependent upon facts which will not be known until the time a property is sold or held for sale, and due to the lack of directly applicable judicial authority in this area, Counsel is unable to render an opinion as to whether we will be considered to hold any or all of our properties primarily for sale to customers in the ordinary course of business.

Syndication and Organizational Expenses

A current deduction is not allowed for expenses incurred in connection with either (1) organizing Wells Fund XIV or (2) syndicating interests in Wells Fund XIV. Amounts which qualify as organizational expenses, as well as other start-up expenditures, may be amortized ratably over 60 months. Syndication expenses are neither deductible nor amortizable and include costs and expenses incurred in connection with promoting and marketing the units such as sales commissions, professional fees and printing costs. The IRS may attempt to recharacterize certain costs and expenses which the general partners intend to amortize over 60 months as nondeductible syndication expenses.

Activities Not Engaged in For Profit

Section 183 of the Internal Revenue Code limits deductions attributable to activities “not engaged in for profit.” The term “not engaged in for profit” describes any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future, and the determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

Based upon our stated investment objectives and the representations of the general partners that we will be operated in a business-like manner in all material respects and strictly in accordance with the terms of our partnership agreement and this prospectus, and assuming that the determination as to whether the activities of Wells Fund XIV are activities entered into for profit under Section 183 will be made at the partnership level, Counsel has concluded that it is more likely than not that the activities contemplated by Wells Fund XIV will be considered activities entered into for profit by Wells Fund XIV.

Notwithstanding any determination made with respect to Wells Fund XIV in this regard, however, the IRS may apply Section 183 to limited partners, individually. Since the determination of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that Section 183 of the Internal Revenue Code may not be applied in the future at the partner level to limit deductions allocable to limited partners from our operations. Counsel gives no opinion in the Tax Opinion as to the applicability of Section 183 of the Internal Revenue Code at the partner level. Accordingly, prospective investors should consult with their own personal tax advisors regarding the impact of Section 183 on their individual situations.

Sales of Limited Partnership Units

You may be unable to sell any of your units in Wells Fund XIV because there is no active trading market for the units. In the event that you do sell your units, however, you will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and your adjusted tax basis in your units. Assuming that you are not a “dealer” with respect to such units and have held the units for more than 12 months, your gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to your share of our “unrealized receivables” and “inventory items,” as defined in Section 751 of the Internal Revenue Code, which portion would be taxable as ordinary income. Any recapture of cost recovery allowances taken previously by us with respect to personal property associated with partnership real properties will be treated as “unrealized receivables” for this purpose. You should note in this regard that the Internal Revenue Code requires us to report any sale of units to the IRS if any portion of the gain realized upon such sale is attributable to the transferor’s share of our “Section 751 property.”

Dissolution and Liquidation of Wells Fund XIV

A dissolution and liquidation of Wells Fund XIV will involve the distribution to investors of the cash remaining after the sale of our assets, if any, after payment of all of our debts and liabilities. If an investor receives cash in excess of the adjusted basis of his units, such excess will be taxable as a gain. If an investor were to receive only cash, he would recognize a loss to the extent, if any, that the adjusted basis of his units exceeded the amount of cash received. No loss would be recognized if an investor were to receive property other than money, unrealized receivables and “inventory” as defined in Section 751 of the Internal Revenue Code. There are a number of exceptions to these general rules, including but not limited to, (1) the effect of a special basis election under Section 732(d) of the Internal Revenue Code for an investor who may have acquired his partnership interest within the two years prior to the dissolution, and (2) the effects of distributing one kind of property to some partners and a different kind of property to others, as determined under Section 751(b) of the Internal Revenue Code.

Capital Gains and Losses

Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 39.6%. Capital gains, however, are taxed at a maximum marginal rate of 20% for individuals, i.e., for gains realized with respect to capital assets held for more than 12 months, or may be taxed at a maximum marginal rate of 18% if the capital asset disposed of is acquired after December 31, 2000, and is held for a period of at least five years prior to its disposition. The Internal Revenue Code also provides, however, that the portion of long-term capital gain arising from the sale or exchange of depreciable real property which constitutes depreciation recapture will be taxed at a maximum marginal rate of 25%, rather than 20% or 18%. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

Election for Basis Adjustments

Under Section 754 of the Internal Revenue Code, we may elect to adjust the basis of our property upon the transfer of an interest in Wells Fund XIV so that the transferee of a partnership interest will be treated, for purposes of calculating depreciation and realizing gain, as though he had acquired a direct interest in our assets. As a result of the complexities and added expense of the tax accounting required to implement such an election, our general partners do not intend to cause us to make any such election. As a consequence, depreciation available to a transferee of units will be limited to the transferor’s share of the remaining depreciable basis of our properties, and upon a sale of a property, taxable income or loss to the transferee of the units will be measured by the difference between his share of the amount realized upon such sale and his share of our tax basis in the property, which may result in greater tax liability to him than if a Section 754 election had been made. The absence of such an election by Wells Fund XIV may result in investors having greater difficulty in selling their units.

Alternative Minimum Tax

Alternative minimum tax is payable to the extent that a taxpayer’s alternative minimum tax liability exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of “alternative minimum taxable income” (AMTI) in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28%. Alternative minimum taxable income is generally computed by adding what are called “tax preference items” to the taxpayer’s regular taxable income, with certain adjustments. While we do not anticipate that an investment in Wells Fund XIV will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each investor should consult with his own personal tax advisor regarding the possible applicability of the alternative minimum tax.

Penalties

Under Section 6662 of the Internal Revenue Code, a 20% penalty is imposed on any “substantial understatement of income tax.” In general, a “substantial understatement of income tax” will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on his return by the greater of 10% of the actual income tax liability or $5,000. The amount of an understatement may be reduced by any portion of such understatement which is attributable to (1) the income tax treatment of any item shown on the return if there is “substantial authority” for the taxpayer’s treatment of such item on his return, or (2) any item with respect to which the taxpayer (a) adequately discloses on his return the relevant facts affecting the item’s income tax treatment, and (b) there is a reasonable basis for the item’s tax treatment by the taxpayer, unless the understatement is attributable to a “tax shelter.” A “tax shelter” is defined for this purpose to include a partnership (or other entity) that has as “a significant purpose” the avoidance or evasion of federal income tax. In the case of a tax shelter, as so defined, a reduction in the understatement only will result in cases where, in addition to having “substantial authority” for treatment of the item in question, the taxpayer reasonably believed that the income tax treatment of that item was more likely than not the proper treatment.

Based on our investment objectives, our general partners believe there are substantial grounds for a determination that Wells Fund XIV does not constitute a tax shelter for these purposes; however, it is possible that we may be considered a tax shelter and that certain partnership tax items could be considered tax shelter items within the meaning of Section 6662 of the Internal Revenue Code. Because the issue is dependent upon facts relating to our future operations and other factual determinations which are not known at this time, and because of the current lack of administrative and judicial guidance as to what constitutes a “significant purpose,” the interpretation of which term is uncertain, Counsel is unable to render an opinion as to whether an investment in Wells Fund XIV will be considered a tax shelter for purposes of Section 6662 of the Internal Revenue Code.

In addition to the substantial understatement penalty described above, the Internal Revenue Code also imposes a 20% penalty on any portion of an underpayment of tax attributable to (1) any substantial valuation misstatement, defined generally as a situation where the value or adjusted basis of a property claimed on a return is 200% or more of the correct value or adjusted basis, or (2) negligence, defined as any failure to make a reasonable attempt to comply with the Internal Revenue Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.

Tax Shelter Registration

Any entity deemed to be a “tax shelter,” as defined in Section 6111 of the Internal Revenue Code, is required to register with the IRS. Regulations issued under Section 6111 define a “tax shelter” as an investment in connection with which an investor can reasonably infer from the representations made that the “tax shelter ratio” may be greater than 2 to 1 as of the close of any of the first five years ending after the date in which the investment is offered for sale. The “tax shelter ratio” is generally determined by dividing the investor’s share of the aggregate deductions derived from the investment, determined without regard to income, by the amount of the investor’s capital contributions.

Wells Fund XIV is not intended to constitute a “tax shelter,” as so defined. Further, our general partners have represented that, in the absence of events which are unlikely to occur, the aggregate amount of deductions derived from any limited partner’s investment in Wells Fund XIV, determined without regard to income, will not exceed twice the amount of any such limited partner’s investment in Wells Fund XIV as of the close of any year in our first five calendar years.

Based upon the authority of the Regulations issued under Section 6111 and the above-described representations of our general partners, Counsel has concluded that it is more likely than not Wells Fund XIV is not currently required to register as a tax shelter with the IRS under Section 6111 of the Internal Revenue Code prior to the offer and sale of the units.

Partnership Tax Information; Partner Tax Returns

We will furnish to the limited partners a Schedule K-1 containing sufficient information from our annual tax returns to enable the limited partners to prepare their own federal, state and local tax returns. Limited partners either must report partnership items on their returns consistently with the treatment on our information return or must file Form 8082 with their returns identifying and explaining any inconsistency. Otherwise, the IRS may treat such inconsistency as a computational error, recompute and assess the tax without the usual procedural protection applicable to federal income tax deficiency proceedings, and impose penalties for negligent or intentional failure to pay tax.

Audits

The IRS often audits partnership tax returns. While an audit of Wells Fund XIV should generally not affect units which are being treated as cash preferred units, prospective investors intending to elect tax preferred units should be aware that deductions which are claimed may be challenged and disallowed by the IRS. Any such disallowance may deprive investors holding units treated as tax preferred units of some or all of the tax benefits incidental to an investment in Wells Fund XIV.

An audit of Wells Fund XIV could also result in the payment by us of substantial legal and accounting fees in our attempts to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the limited partners. Any such audit may result in adjustments to our tax returns which would require adjustments to each limited partner’s personal income tax return and may require such limited partners to pay additional taxes plus interest. In addition, any audit of a limited partner’s return could result in adjustments of other items of income and deductions not related to the operations of Wells Fund XIV.

In the event of an audit of our tax return, our general partners will take primary responsibility for contesting federal income tax adjustments proposed by the IRS. Our general partners may also extend the statute of limitations as to all partners and, in certain circumstances, bind the limited partners to such adjustments. Although our general partners will attempt to inform each limited partner of the commencement and disposition of any such audit or subsequent proceedings, limited partners should be aware that their participation in administrative or judicial proceedings relating to partnership items will be substantially restricted.

You should note that in the event our general partners cause us to elect to be treated as an “Electing Large Partnership” under the Internal Revenue Code, thereby enabling us to take advantage of simplified flow-through reporting of partnership items, any adjustments to our tax returns would be accounted for in the year such adjustments take effect, rather than the tax year to which such adjustments relate. Further, our general partners will have the discretion in such circumstances either to pass along adjustments to the partners, or to cause such adjustments to be borne at the partnership level, which could reduce the cash otherwise available for distribution to limited partners. Any penalties and interest could also be borne at the partnership level. To the extent that elections to change the status of units are made between the years in which a tax benefit is claimed and an adjustment is made, holders of a particular class of units may suffer a disproportionate adverse impact with respect to any such adjustment. Potential investors are urged to consult their own tax advisors with regard to the effect of simplified pass-through reporting and the changes to partnership audit procedures in effect as a consequence thereof.

Foreign Investors as Limited Partners

Foreign investors may purchase units in Wells Fund XIV. A foreign investor who purchases units and becomes a limited partner will generally be required to file a United States tax return on which he must report his distributive share our items of income, gain, loss, deduction and credit. A foreign investor must pay United States federal income tax at regular United States tax rates on his share of any net income, whether ordinary income or capital gains. A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor or amounts payable upon the sale of a foreign investor’s units may be reduced by United States tax withholdings made pursuant to applicable provisions of the Internal Revenue Code.

Foreign investors should consult their own personal tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in Wells Fund XIV and the potential that we will be required to withhold federal income taxes from amounts otherwise distributable to foreign investors.

Tax Legislation and Regulatory Proposals

Significant tax legislation has been enacted in recent years containing provisions which altered the federal income tax laws relating to an investment in partnerships such as Wells Fund XIV. In addition, legislative proposals continue to be made which could also significantly change the federal income tax laws as they relate to an investment in Wells Fund XIV. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. Further, the interpretation of changes made in recent years is uncertain at this time. We urge you to consult your own personal tax advisor with respect to your own tax situation, the effect of any legislative, regulatory or administrative developments or proposals on an investment in units in Wells Fund XIV, or other potential changes in applicable tax laws.

State and Local Taxes

In addition to the federal income tax aspects described above, you should consider potential state and local tax consequences of an investment in Wells Fund XIV. This prospectus makes no attempt to summarize the state and local tax consequences to you in those states in which we may own properties or carry on activities. We urge you to consult your own tax advisor on all matters relating to state and local taxation, including the following:

•	whether the state in which he resides will impose a tax upon your share of our taxable income;

•	whether an income tax or other return must also be filed in those states where we will own properties; and

•	whether he will be subject to state income tax withholding in states where we will own properties.

Because we will conduct activities and own properties in different taxing jurisdictions, an investment in Wells Fund XIV may impose upon a limited partner the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax which may be payable, should be considered by prospective investors in deciding whether to make an investment in Wells Fund XIV.

Further, many states have implemented or are in the process of implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states. For example, all partnerships which own property or do business within the State of Georgia are subject to a withholding tax in the amount of 4% of distributions paid to non-resident partners who are to receive annual distributions of $1,000 or more. The Georgia withholding requirements apply to all cash distributions except distributions constituting a return of capital and may have the effect of reducing the amount of cash which we would otherwise be able to distribute to non-resident limited partners. In addition, the States of California, Colorado and North Carolina have required certain of the public real estate programs previously sponsored by the general partners to withhold and pay state taxes relating to income-producing properties located in those states. In the event that we are required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses which would likely have the effect of reducing returns to the limited partners. (See “Risk Factors.”)

We urge you to consult with your own personal tax advisor with respect to the impact of applicable state and local taxes on your proposed investment in Wells Fund XIV.

Reports to Investors

We intend to mail to each limited partner by January 31 of each year a Schedule K-1 containing such information as is necessary for the preparation of his federal income tax return and state income or other tax returns with regard to jurisdictions in which our properties are located. Within 120 days after the end of our fiscal year, our general partners will deliver to each limited partner an annual report which includes our financial statements, audited by independent certified public accountants and prepared in accordance with generally accepted accounting principles. Such financial statements of Wells Fund XIV will include a profit and loss statement, a balance sheet, a cash flow statement and a statement of changes in partners’ capital. The notes to the annual financial statements will contain a detailed reconciliation of our net income for financial reporting purposes to net income for tax purposes for the periods covered by the report. The annual report for each year will report on our activities for that year, identify the source of our distributions, set forth the compensation paid to our general partners and their affiliates and a statement of the services performed in consideration therefor, provide a breakdown of the general and administrative expenses reimbursed to our general partners and their affiliates in accordance with Section 11.4(b) of our partnership agreement, and contain such other information as is deemed reasonably necessary by our general partners to advise the investors of our affairs.

For as long as we are required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report shall be sent to limited partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each limited partner will be furnished, within 60 days after the end of each of the first three quarters of our fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to our general partners or their affiliates for services shall set forth the fees paid and the services rendered. In addition, until all of the net proceeds from the offering are expended or committed, or in the discretion of our general partners used to establish a working capital reserve, each limited partner shall be furnished, at least quarterly within 60 days after the end of each quarter during which we have acquired real property, an acquisition report describing each of the properties acquired since the prior special report. The acquisition report shall include:

•	the location and a description of the general character of all materially important real properties acquired or presently intended to be acquired by or leased to Wells Fund XIV;

•	a description of the present or proposed use of the property and its suitability or adequacy for such use;

•	the terms of any material lease affecting the property;

•	a statement of the purchase price and an estimate of all proposed subsequent expenditures for the development or other improvements of the property; and

•
a statement that title insurance and any required performance bonds or other assurances of completion of improvements in accordance with Section 11.3(k) of the partnership agreement with respect to builders have been or will be obtained on the property.

The appraisal we receive at the time of each acquisition of property shall be maintained in our records for at least five years thereafter and, during such time, shall be made available to limited partners for inspection and duplication at reasonable times.

We will report the estimated value of our units annually to the limited partners in the next annual or quarterly report on Form 10-K or Form 10-Q sent to limited partners following the valuation process. Such estimated value will be based upon annual estimates of the values of our properties performed by our general partners and not by an independent appraiser. Our general partners are, however, required under our partnership agreement to obtain the opinion of an independent third party that their estimate of the value of each unit is reasonable and was prepared in accordance with appropriate methods for valuing real estate. For the first three full fiscal years following the year in which the offering of units terminates, the value of the units will be deemed to be their initial purchase price of $10.00, and no valuation of our properties will be performed. (See “Investment by Tax-Exempt Entities and ERISA Considerations – Annual Valuation Requirement.”)

Our general partners shall cause to be filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then-currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. We will provide without charge a copy of any such report upon request by a limited partner. In addition, upon request from any prospective investor or limited partner, we will provide without charge a copy of the NASAA Guidelines, as referred to elsewhere in this prospectus.

Plan of Distribution

General

We are offering a minimum of 125,000 units and a maximum of 4,500,000 units to the public through Wells Investment Securities, our Dealer Manager, a registered broker-dealer affiliated with our general partners. (See “Conflicts of Interest” and “Management.”) The units are being offered at a price of $10.00 per unit on a “best efforts” basis, which means generally that the Dealer Manager will be required to use only its best efforts to sell the units and it has no firm commitment or obligation to purchase any of the units.

Our offering of units will terminate upon the earlier of (1)             2005, or (2) the date on which all $45,000,000 in units have been sold. However, we reserve the right to terminate this offering at any time prior to such termination date.

Underwriting Compensation and Terms

Except as provided below, the Dealer Manager will receive selling commissions of up to 7.0% of the gross offering proceeds. The Dealer Manager will also receive 2.5% of the gross offering proceeds in the form of a dealer manager fee as compensation for acting as the Dealer Manager and for expenses incurred in connection with marketing our units and paying the employment costs of the Dealer Manager’s wholesalers. Out of its dealer manager fee, the Dealer Manager may pay salaries and commissions of up to 1.0% of gross offering proceeds to its internal wholesalers. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. Investors who elect to participate in the distribution reinvestment plan will be charged selling commissions and dealer manager fees on units purchased pursuant to the distribution reinvestment plan on the same basis as investors purchasing units other than pursuant to the distribution reinvestment plan. Units we issue under the distribution reinvestment plan will be available only until the termination of the offering, as described above.

The Dealer Manager may authorize certain other broker-dealers who are members of the NASD (Participating Dealers) to sell units. In the event of the sale of units by such Participating Dealers, the Dealer Manager may pay commissions in the amount of up to 7.0% of the gross offering proceeds to such Participating Dealers. In addition, the Dealer Manager may reallow a portion of its dealer manager fee to Participating Dealers in the aggregate amount of up to 1.5% of gross offering proceeds to be paid to such Participating Dealers as marketing fees, or to reimburse such Participating Dealers the costs and expenses of their representatives attending our education conferences and seminars. In addition, we may reimburse Participating Dealers for bona fide due diligence expenses incurred in the maximum amount of up to 0.5% of the gross offering proceeds.

In accordance with the Rules of Fair Practice of the NASD, in no event will our total underwriting compensation exceed 10.0% of gross offering proceeds, except for the additional 0.5% of gross offering proceeds which may be paid in connection with due diligence activities.

Our general partners have agreed to indemnify Participating Dealers, including the Dealer Manager, against certain liabilities arising under the Securities Act of 1933, as amended.

Participating Dealers are not obligated to obtain any subscriptions on our behalf, and we cannot assure you that any units will be sold.

Our general partners, as well as officers and employees of Wells Capital and our other affiliates, may purchase cash preferred units offered pursuant to this prospectus at a discount. The purchase price for such units shall be $8.90 per unit reflecting the fact that the acquisition and advisory fees relating to such units will be reduced by $0.15 per unit (from $0.30 per unit to $0.15 per unit), and that selling commissions in the amount of $0.70 per unit and dealer manager fees in the amount of $0.25 per unit will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of units at a discount. The general partners and their affiliates will be expected to hold such units as limited partners for investment and not for distribution. Units purchased by our general partners or their affiliates shall not be entitled to vote on any matter presented to the limited partners for a vote.

We may sell units to retirement plans of Participating Dealers, to broker-dealers in their individual capacities, to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities for 93% of the public offering price in consideration of the services rendered by such broker-dealers and registered representatives in the offering. The net proceeds to Wells Fund XIV from such sales will be identical to our net proceeds from other sales of units.

In connection with sales of certain minimum numbers of shares to a “purchaser,” as defined below, the Participating Dealer and the investor may agree to reduce the amount of selling commissions payable with respect to such sales. Such reduction will be credited to the investor by reducing the purchase price per unit payable by such investor. The following table illustrates the various discount levels available:

Number of Units Purchased	Purchase Price per Incremental Unit in Volume Discount Range	Commissions on Sales per Incremental Unit in Volume Discount Range
		Percent	Amount
1 to 25,000	$10.00	7.0%	$0.70
25,001 to 100,000	$9.80	5.0%	$0.50
100,001 and Over	$9.60	3.0%	$0.30

For example, if an investor purchases 150,000 units, he could pay as little as $1,465,000 ($9.77 per unit) rather than $1,500,000 for the units, in which event the commission on the sale of such units would be $70,000 ($0.47 per unit) and, after payment of the dealer manager fee of $37,500 ($0.25 per unit), we would receive net proceeds of $1,357,500 ($9.05 per unit). The net proceeds to Wells Fund XIV will not be affected by volume discounts. Requests to apply the volume discount provisions must be made in writing and submitted simultaneously with your subscription for units.

Because all investors will be deemed to have contributed the same amount per unit to Wells Fund XIV for purposes of tax allocations and distributions of net cash from operations and sale proceeds, an investor qualifying for a volume discount will receive a higher percentage return on his investment in Wells Fund XIV than investors who do not qualify for such discount.

Subscriptions may be combined for the purpose of determining the volume discounts in the case of subscriptions made by any “purchaser,” as that term is defined below, provided all such units are purchased through the same broker-dealer. The volume discount shall be prorated among the separate subscribers considered to be a single “purchaser.” Any request to combine more than one subscription must be made in writing, submitted simultaneously with your subscription for units, and must set forth the basis for such request. Any such request will be subject to verification by the general partners that all of such subscriptions were made by a single “purchaser.”

For the purposes of such volume discounts, the term “purchaser” includes:

•	an individual, his or her spouse and their children under the age of 21 who purchase the units for his, her or their own accounts;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit sharing or other employee benefit plan qualified under Section 401(a) of the Internal Revenue Code; and

•	all commingled trust funds maintained by a given bank.

Notwithstanding the above, in connection with volume sales made to Wells Fund XIV investors, investors may request in writing to aggregate subscriptions, including subscriptions to public real estate programs previously sponsored by our general partners, as part of a combined order for purposes of determining the number of units purchased, provided that any aggregate group of subscriptions must be received from the same Participating Dealer, including the Dealer Manager. Any such reduction in selling commissions will be prorated among the separate subscribers. An investor may reduce the amount of his purchase price to the net amount shown in the foregoing table, if applicable. If such investor does not reduce the purchase price, the excess amount submitted over the discounted purchase price shall be returned to the actual separate subscribers for units. As set forth above, all requests to aggregate subscriptions must be made in writing, and except as provided in this paragraph, separate subscriptions will not be cumulated, combined or aggregated.

California residents should be aware that volume discounts will not be available in connection with the sale of units made to California residents to the extent such discounts do not comply with the provisions of Rule 260.140.51 adopted pursuant to the California Corporate Securities Law of 1968. Pursuant to this Rule, volume discounts can be made available to California residents only in accordance with the following conditions:

•	there can be no variance in the net proceeds to Wells Fund XIV from the sale of the units to different purchasers of the same offering;

•	all purchasers of the units must be informed of the availability of quantity discounts;

•	the same volume discounts must be allowed to all purchasers of units which are part of the offering;

•	the minimum amount of units as to which volume discounts are allowed cannot be less than $10,000;

•	the variance in the price of the units must result solely from a different range of commissions, and all discounts allowed must be based on a uniform scale of commissions; and

•	no discounts are allowed to any group of purchasers.

Accordingly, volume discounts for California residents will be available in accordance with the foregoing table of uniform discount levels based on dollar volume of units purchased, but no discounts are allowed to any group of purchasers, and no subscriptions may be aggregated as part of a combined order for purposes of determining the number of units purchased.

Investors may agree with their Participating Dealer to reduce the amount of selling commissions payable with respect to the sale of their units down to zero (1) in the event that the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (2) in the event that the investor is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department. The net proceeds to Wells Fund XIV will not be affected by reducing the commissions payable in connection with such transactions.

Neither the Dealer Manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Wells Fund XIV.

In addition, subscribers for units may agree with their Participating Dealers and the Dealer Manager to have sales commissions due with respect to the purchase of their units paid over a seven year period pursuant to a deferred commission option. Investors electing the deferred commission option will be required to pay a total of $9.40 per unit purchased upon subscription, rather than $10.00 per unit, with respect to which $0.10 per unit will be payable as commissions due upon subscription. For each of the six years following the year of purchase of the units, or longer if required to satisfy the outstanding commission obligation, $0.10 per unit will be paid by Wells Fund XIV as deferred commissions with respect to units sold pursuant to the deferred commission option, which amounts will be deducted from and paid out of distributions of net cash from operations otherwise payable to investors holding such units. The net proceeds to Wells Fund XIV will not be affected by the election of the deferred commission option. Under this arrangement, an investor electing the deferred commission option will pay a 1.0% commission upon subscription rather than a 7.0% commission and, thereafter, for the next six years, or longer if required to satisfy the outstanding commission obligation, an amount equal to a 1.0% commission per year will be deducted from and paid by Wells Fund XIV out of net cash from operations otherwise distributable to such investor and used by Wells Fund XIV to satisfy commission obligations. (See “Distributions and Allocations – Distributions of Net Cash From Operations.”) The foregoing commission amounts may be adjusted with the approval of the Dealer Manager by application of the volume discount provisions described previously.

Investors who want to elect the deferred commission option must make the election on their Subscription Agreement Signature Page, the form of which is included as Exhibit B to this prospectus. Election of the deferred commission option on the Subscription Agreement shall authorize the general partners to withhold cash distributions otherwise payable to such investor for the purpose of paying commissions due under the deferred commission option. Such cash distributions may be pledged by the Dealer Manager or the general partners or their affiliates to secure one or more loans, the proceeds of which would be used to satisfy sales commission obligations.

Each investor purchasing units pursuant to the deferred commission option must elect upon subscription to have a sufficient number of units treated as cash preferred units, as determined in the discretion of the general partners, to generate at least the amount of net cash from operations distributable with respect to such units needed to satisfy the deferred commission obligations each year with respect to the total number of units purchased. In addition, investors electing the deferred commission option will have limited rights to elect to have the status of their units changed from cash preferred units to tax preferred units during the initial six years following the year of purchase since investors owning units purchased pursuant to the deferred commission option must own a sufficient number of units designated as cash preferred units during the initial seven years of Wells Fund XIV to generate enough net cash from operations to allow Wells Fund XIV to satisfy the deferred commission obligations with respect to the total number of units purchased. (See “Description of the Units – Election of Cash Preferred Units or Tax Preferred Units.”) Further, taxable participants electing the deferred commission option will incur tax liability for partnership income allocated to them with respect to their units even though distributions of net cash from operations otherwise distributable to such investors will instead be paid to third parties to satisfy the deferred commission obligations. (See “Risk Factors – Federal Income Tax Risks.”)

Subscription and Escrow Procedures

You should pay for your units by check payable to “SouthTrust Bank, as Escrow Agent.” Subscriptions will be effective only upon acceptance by our general partners, and our general partners reserve the right to reject any subscription in whole or in part. In no event may we accept a subscription for units until at least five business days after the date the subscriber receives this prospectus. You will receive a confirmation of your purchase. Except for purchases pursuant to our distribution reinvestment plan or reinvestment plans of other public real estate programs, all accepted subscriptions will be for whole units and for not less than 100 units ($1,000). (See “Suitability Standards.”) Except in Maine, Minnesota, Nebraska and Washington, investors who have satisfied the minimum purchase requirement and have purchased units in Wells public programs or units or shares in other public real estate programs may purchase less than the minimum number of units discussed above, provided that such investors purchase a minimum of 2.5 units ($25). After investors have satisfied the minimum purchase requirement, minimum additional purchases must be in increments of at least 2.5 units ($25), except for purchases made pursuant to the distribution reinvestment plan or reinvestment plans of other public real estate programs.

We will place subscription proceeds in an interest-bearing account with SouthTrust Bank (Escrow Agent) until such subscriptions aggregating at least $1,250,000 (Minimum Offering) have been received and accepted by our general partners, exclusive of subscriptions for (1) units purchased by the general partners or their affiliates and (2) units purchased by residents of the States of Pennsylvania and New York. Subscription proceeds held in the escrow account will be invested in obligations of, or obligations guaranteed by, the United States government or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation, including certificates of deposit of any bank acting as depository or custodian for any such funds, as directed by the general partners. During the period in which we hold subscription proceeds in escrow, interest earned thereon will be allocated among subscribers on the basis of the respective amounts of their subscriptions and the number of days that such amounts were on deposit. We will pay such interest net of reasonable escrow expenses to subscribers if the Minimum Offering is not met upon the termination of the escrow period. Subscribers may not withdraw funds from the escrow account.

If the Minimum Offering has not been received and accepted by             , 2003, the Escrow Agent will promptly so notify us and this offering will be terminated. In such event, the Escrow Agent is obligated to use its best efforts to obtain an executed IRS Form W-9 from each subscriber. No later than 30 days after termination of the offering, the Escrow Agent will refund and return all monies to subscribers and any interest earned thereon after deducting reasonable escrow expenses, except that in the case of investors who are residents of Maine, Missouri, North Carolina, Ohio or Pennsylvania, no escrow expenses will be deducted. Although the exact amount of escrow expenses are currently unknown, we anticipate that these expenses would include the $2,500 acceptance and administration fee charged by SouthTrust Bank to open the escrow account along with typical maintenance expenses for accounts of this nature such as check processing fees. In the event that a subscriber fails to remit an executed IRS Form W-9 to the Escrow Agent prior to the date the Escrow Agent returns the subscriber’s funds, the Escrow Agent will be required to withhold from such funds 31% of the earnings attributable to such subscriber in accordance with the applicable Treasury Regulations. Units purchased by (1) our general partners or their affiliates and (2) New York and Pennsylvania residents will not be counted for the purpose of achieving the Minimum Offering.

Initial subscribers shall be admitted to Wells Fund XIV and the payments transferred from escrow to Wells Fund XIV within 15 days after we have received and accepted subscriptions for at least $1,250,000, except that subscribers residing in New York and Pennsylvania may not be admitted to Wells Fund XIV until subscriptions have been received and accepted for at least $2,500,000 from all sources. Accordingly, the funds representing subscriptions for units from New York and Pennsylvania residents will not be released from the escrow account until subscriptions for at least $2,500,000 have been received from all sources. Subscriptions from New York and Pennsylvania residents will not be included in determining whether subscriptions for the Minimum Offering have been obtained. In the event that other states impose different requirements than those set forth herein, such additional requirements will be set forth in a supplement to this prospectus.

The proceeds of this offering will be received and held in trust for the benefit of purchasers of units and will be retained in trust after closing to be used only for the purposes set forth in the “Estimated Use of Proceeds” section. After the close of the Minimum Offering, subscriptions will be accepted or rejected within 30 days of receipt by Wells Fund XIV, and if rejected, all funds shall be returned to subscribers within 10 business days. Investors whose subscriptions are accepted will be deemed admitted as limited partners of Wells Fund XIV on the day on which their subscriptions are accepted.

Investors who desire to establish an IRA for purposes of investing in units may do so by having Wells Advisors, a qualified non-bank IRA custodian affiliated with our general partners, act as their IRA custodian. In the event that an IRA is established having Wells Advisors as the IRA custodian, the authority of Wells Advisors will be limited to holding the units on behalf of the beneficiary of the IRA and making distributions or reinvestments in units solely at the discretion of the beneficiary of the IRA. Wells Advisors will not have the authority to vote any of the units held in an IRA except strictly in accordance with the written instructions of the beneficiary of the IRA. (See “Management.”)

Supplemental Sales Material

In addition to this prospectus, we may utilize certain sales material in connection with the offering of the units, although only when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of our general partners and their affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

The offering of units is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete, and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or said registration statement or as forming the basis of the offering of the units.

Legal Opinions

The legality of the units being offered hereby has been passed upon for Wells Fund XIV by Holland & Knight LLP (Counsel). The statements under the caption “Federal Income Tax Consequences” as they relate to federal income tax matters have been reviewed by Counsel, and Counsel has opined as to certain income tax matters relating to an investment in Wells Fund XIV. Counsel has represented our general partners, as well as affiliates of our general partners, in other matters and may continue to do so in the future. (See “Conflicts of Interest.”)

Experts

Audited Financial Statements

*[To be filed by Amendment]

Additional Information

We have filed with the Securities and Exchange Commission (Commission), Washington, D.C., a registration statement under the Securities Act of 1933, as amended, with respect to the shares offered pursuant to this prospectus. This prospectus does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made. Copies of the registration statement and exhibits related thereto, as well as periodic reports and information filed by Wells Fund XIV, may be obtained upon payment of the fees prescribed by the Commission, or may be examined at the offices of the Commission without charge, at the public reference facility in Washington, D.C. at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

Glossary

The following are definitions of certain terms used in this prospectus some of which are not otherwise defined in the prospectus:

“Cash preferred units” means units with respect to which the investor holding such units has made an effective election pursuant to Section 8.14 of the partnership agreement to have such units be treated as cash preferred units for the applicable accounting period.

“Excess Limited Partner Distributions” means any distributions to limited partners over the life of their investment in Wells Fund XIV in excess of the sum of their net capital contributions plus their Preferential Limited Partner Return.

“IRA” means an individual retirement account established pursuant to Section 408 or Section 408A of the Internal Revenue Code.

“NASAA Guidelines” means the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

“Preferential Limited Partner Return” means with respect to each limited partnership unit the sum of (1) a cumulative (noncompounded) 10% annual return on a limited partner’s net capital contribution with respect to such unit for all periods during which such unit was treated as a cash preferred unit, and (2) a cumulative (noncompounded) 15% annual return on such limited partner’s net capital contribution with respect to such unit for all periods during which such unit was treated as a tax preferred unit. Each limited partner’s Preferential Limited Partner Return shall be calculated from the date on which such limited partner’s capital contribution was made to Wells Fund XIV.

“Tax preferred units” means units with respect to which the investor holding such units has made an effective election pursuant to Section 8.14 of the partnership agreement to have such units be treated as tax preferred units for the applicable accounting period.

“UBTI” means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Internal Revenue Code.

INDEX TO AUDITED FINANCIAL STATEMENTS
AND PRIOR PERFORMANCE TABLES

Wells Real Estate Fund XIV, L.P.*
Report of Independent Auditors
Balance Sheet as of December 31, 2002
Notes to Balance Sheet

Wells Capital, Inc.*
Report of Independent Auditors
Balance Sheet as of December 31, 2002
Statement of Income for the year ended December 31, 2002
Statement of Stockholder’s Equity for the year ended December 31, 2002
Statement of Cash Flows for the year ended December 31, 2002
Notes to Financial Statements

Prior Performance Tables

*	to be filed by amendment

PRIOR PERFORMANCE TABLES

The following Prior Performance Tables (Tables) provide information relating to real estate investment programs sponsored by the general partners and their affiliates (Wells Public Programs) which have investment objectives similar to Wells Real Estate Fund XIV, L.P. (Wells Fund XIV). (See “Investment Objectives and Criteria.”). Except for Wells Real Estate Investment Trust, Inc. (Wells REIT), all of the Wells Public Programs have used capital, and no acquisition indebtedness, to acquire their properties.

Prospective investors should read these Tables carefully together with the summary information concerning the Wells Public Programs as set forth in the “Prior Performance Summary” section of this prospectus.

Investors in the Wells Fund XIV will not own any interest in the other Wells Public Programs and should not assume that they will experience returns, if any, comparable to those experienced by investors in other Wells Public Programs.

The general partners are responsible for the acquisition, operation, maintenance and resale of the real estate properties. The financial results of the Wells Public Programs, thus, may provide some indication of the general partners’ performance of its obligations during the periods covered. However, general economic conditions affecting the real estate industry and other factors contribute significantly to financial results.

The following tables are included herein:

Table I – Experience in Raising and Investing Funds (As a Percentage of Investment)

Table II – Compensation to Sponsor (in Dollars)

Table III – Annual Operating Results of Wells Public Programs

Table IV (Results of completed programs) has been omitted since none of the Wells Public Programs have been liquidated.

Table V – Sales or Disposals of Property

Additional information relating to the acquisition of properties by the Wells Public Programs is contained in Table VI, which is included in Part II of the registration statement which Wells Fund XIV has filed with the Securities and Exchange Commission. Copies of any or all information will be provided to prospective investors at no charge upon request.

The following are definitions of certain terms used in the Tables:

“Acquisition Fees” shall mean fees and commissions paid by a Wells Public Program in connection with its purchase or development of a property, except development fees paid to a person not affiliated with the Wells Public Program or with a general partner or advisor of the Wells Public Program in connection with the actual development of a project after acquisition of the land by the Wells Public Program.

“Organization Expenses” shall include legal fees, accounting fees, securities filing fees, printing and reproduction expenses and fees paid to the sponsor in connection with the planning and formation of the Wells Public Program.

“Underwriting Fees” shall include selling commissions and wholesaling fees paid to broker-dealers for services provided by the broker-dealers during the offering.

TABLE I
(UNAUDITED)

EXPERIENCE IN RAISING AND INVESTING FUNDS

This Table provides a summary of the experience of the sponsors of Wells Public Programs for which offerings have been completed since December 31, 1998. Information is provided with regard to the manner in which the proceeds of the offerings have been applied. Also set forth is information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested in the properties. All figures are as of December 31, 2001.

	Wells Real Estate Fund XI, L.P.		Wells Real Estate Fund XII, L.P.		Wells Real Estate Investment Trust, Inc.
Dollar Amount Raised	$16,532,802	(3)	$35,611,192	(4)	$307,411,112	(5)

Percentage Amount Raised	100	%(3)	100	%(4)	100	%(5)
Less Offering Expenses
Underwriting Fees	9.5%		9.5%		9.5%
Organizational Expenses	3.0%		3.0%		3.0%
Reserves(1)	0.0%		0.0%		0.0%

Percent Available for Investment	87.5%		87.5%		87.5%
Acquisition and Development Costs
Prepaid Items and Fees related to Purchase of Property	0.0%		0.0		0.5%
Cash Down Payment	84.0%		84.0%		73.8%
Acquisition Fees(2)	3.5%		3.5%		3.5%
Development and Construction Costs	0.0%		0.0		9.7%
Reserve for Payment of Indebtedness	0.0%		0.0%		0.0%

Total Acquisition and Development Cost	87.5%		87.5%		87.5%
Percent Leveraged	0.0%		0.0%		30.9%

Date Offering Began	12/31/97		03/22/99		01/30/98
Length of Offering	12 mo.		24 mo.		35 mo.
Months to Invest 90% of Amount Available for Investment (Measured from Beginning of Offering)	20 mo.		26 mo.		21 mo.
Number of Investors as of 12/31/01	1,338		1,337		7,422

(1)	Does not include general partner contributions held as part of reserves.
(2)	Includes acquisition fees, real estate commissions, general contractor fees and/or architectural fees paid to affiliates of the general partners.
(3)
Total dollar amount registered and available to be offered was $35,000,000. Wells Real Estate Fund XI, L.P. closed its offering on December 30, 1998, and the total dollar amount raised was $16,532,802.

(4)	Total dollar amount registered and available to be offered was $70,000,000. Wells Real Estate Fund XII, L.P. closed its offering on March 21, 2001, and the total dollar amount raised was $35,611,192.
(5)
The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.

TABLE II
(UNAUDITED)

COMPENSATION TO SPONSOR

The following sets forth the compensation received by Wells Capital, Inc., one of the general partners, and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Wells Public Programs having similar or identical investment objectives the offerings of which have been completed since December 31, 1998. All figures are as of December 31, 2001.

	Wells Real Estate Fund XI, L.P.	Wells Real Estate Fund XII, L.P.	Wells Real Estate Investment Trust, Inc.(1)	Other Public Programs(2)
Date Offering Commenced	12/31/97	03/22/99	01/30/98	—
Dollar Amount Raised	$16,532,802	$35,611,192	$307,411,112	$268,370,007
To Sponsor from Proceeds of Offering:
Underwriting Fees(3)	$151,911	$362,416	$3,076,844	$1,494,470
Acquisition Fees
Real Estate Commissions	—	—	—	—
Acquisition and Advisory Fees(4)	$578,648	$1,246,392	$10,759,389	$12,644,556
Dollar Amount of Cash Generated from Operations Before Deducting Payments to Sponsor(5)	$3,494,174	$3,508,128	$116,037,681	$58,169,461
Amount Paid to Sponsor from Operations:
Property Management Fee(2)	$90,731	$113,238	$1,899,140	$2,257,424
Partnership Management Fee	—	—	—	—
Reimbursements	$164,746	$142,990	$1,047,449	$2,503,609
Leasing Commissions	$90,731	$113,238	$1,899,140	$2,257,426
General Partner Distributions	—	—	—	—
Other	—	—	—	—
Dollar Amount of Property Sales and Refinancing
Payments to Sponsors:
Cash	—	—	—	—
Notes	—	—	—	—
Amount Paid to Sponsor from Property Sales and Refinancing:
Real Estate Commissions	—	—	—	—
Incentive Fees	—	—	—	—
Other	—	—	—	—

(1)
The total dollar amount registered and available to be offered in the first offering was $165,000,000. Wells Real Estate Investment Trust, Inc. closed its initial offering on December 19, 1999, and the total dollar amount raised in its initial offering was $132,181,919. The total dollar amount registered and available to be offered in the second offering was $222,000,000. Wells Real Estate Investment Trust, Inc. closed its second offering on December 19, 2000, and the total dollar amount raised in its second offering was $175,229,193.

(2)
Includes compensation paid to the general partners from Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P. and Wells Real Estate Fund X, L.P. during the past three years. In addition to the amounts shown, affiliates of the general partners of Wells Real Estate Fund I are entitled to certain property management and leasing fees but have elected to defer the payment of such fees until a later year on properties owned by Wells Real Estate Fund I. As of December 31, 2001, the amount of such deferred fees totaled $2,627,841.

(3)	Includes net underwriting compensation and commissions paid to Wells Investment Securities, Inc. in connection with the offering which was not reallowed to participating broker-dealers.

(4)	Fees paid to the general partners or their affiliates for acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions.
(5)
Includes $(161,104) in net cash provided by operating activities, $3,308,970 in distributions to limited partners and $346,208 in payments to sponsor for Wells Real Estate Fund XI, L.P.; $167,620 in net cash used by operating activities, $2,971,042 in distributions to limited partners and $369,466 in payments to sponsor for Wells Real Estate Fund XII, L.P.; $53,677,256 in net cash provided by operating activities, $57,514,696 in dividends and $4,845,729 in payments to sponsor for Wells Real Estate Investment Trust, Inc.; and $956,542 in net cash provided by operating activities, $50,169,329 in distributions to limited partners and $7,018,457 in payments to sponsor for other public programs.

TABLE III
(UNAUDITED)

The following five tables set forth operating results of Wells Public Programs the offerings of which have been completed since December 31, 1996. The information relates only to public programs with investment objectives similar to those of the Wells Fund XIV. All figures are as of December 31 of the year indicated.

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS

WELLS REAL ESTATE FUND VIII, L.P.

	2001	2000	1999	1998	1997
Gross Revenues(1)	$1,521,303	$1,373,795	$1,360,497	$1,362,513	$1,204,018
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses(2)	87,597	85,732	87,301	87,092	95,201
Depreciation and Amortization(3)	0	0	6,250	6,250	6,250

Net Income GAAP Basis(4)	$1,433,706	$1,288,063	$1,266,946	$1,269,171	$1,102,567

Taxable Income: Operations	$2,000,231	$1,707,431	$1,672,844	$1,683,192	$1,213,524

Cash Generated (Used By):
Operations	(85,637)	(68,968)	(87,298)	(63,946)	7,909
Joint Ventures	2,602,975	2,474,151	2,558,623	2,293,504	1,229,282

	$2,517,338	$2,405,183	$2,471,325	$2,229,558	$1,237,191

Less Cash Distributions to Investors:
Operating Cash Flow	2,507,159	2,405,183	2,379,215	2,218,400	1,237,191
Return of Capital	—	—	—	—	183,315
Undistributed Cash Flow from Prior Year Operations	—	82,180	—	—	—

Cash Generated (Deficiency) after Cash Distributions	$10,179	$(82,180)	$92,110	$11,158	$(183,315)

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions(5)	—	—	—	—	—

	$10,179	$(82,180)	$92,110	$11,158	$(183,315)

Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	—	—
Return of Limited Partner’s Investment	—	—	—	—	8,600
Property Acquisitions and Deferred Project Costs		0	0	1,850,859	10,675,811

Cash Generated (Deficiency) after Cash Distributions and Special Items	$10,179	$(82,180)	$92,110	$(1,839,701)	$(10,867,726)

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
—Operations Class A Units	51	84	91	91	73
—Operations Class B Units	(93)	(219)	(247)	(212)	(150)
Capital Gain (Loss)	—	—	—	—	—

Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
—Operations Class A Units	98	89	88	89	65
—Operations Class B Units	(190)	(169)	(154)	(131)	(95)
Capital Gain (Loss)	—	—	—	—	—

Cash Distributions to Investors:
Source (on GAAP Basis)
—Investment Income Class A Units	51	83	87	83	54
—Return of Capital Class A Units	38	7	—	—	—
—Return of Capital Class B Units	—	—	—	—	—
Source (on Cash Basis)
—Operations Class A Units	89	87	87	83	47
—Return of Capital Class A Units	—	3	—	—	7
—Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
—Investment Income Class A Units	77	73	70	69	42
—Return of Capital Class A Units	12	17	17	16	12
—Return of Capital Class B Units	—	—	—	—	—

Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

(1)
Includes $1,034,907 in equity in earnings of joint ventures and $169,111 from investment of reserve funds in 1997; $1,346,367 in equity in earnings of joint ventures and $16,146 from investment of reserve funds in 1998; $1,360,494 in equity in earnings of joint ventures and $3 from investment of reserve funds in 1999; $1,363,174 in equity in earnings of joint ventures and $10,621 from investment of reserve funds in 2000; and $1,519,727 in equity in earnings of joint ventures and $1,576 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $841,666 for 1997; $1,157,355 for 1998; $1,209,171 for 1999; $1,173,630 for 2000; and $992,830 for 2001.
(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $1,947,536 to Class A Limited Partners, $(844,969) to Class B Limited Partners and $0 to the General Partners for 1997; $2,431,246 to Class A Limited Partners, $(1,162,075) to Class B Limited Partners and $0 to the General Partners for 1998; $2,481,559 to Class A Limited Partners, $(1,214,613) to Class B Limited Partners and $0 to the General Partners for 1999; $2,294,288 to Class A Limited Partners, $(1,006,225) to Class B Limited Partners and $0 to the General Partners for 2000; and $1,433,706 to Class A Limited Partners, $(0) to Class B Limited Partners and $0 to the General Partners for 2001.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $2,295,381.

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS
WELLS REAL ESTATE FUND IX, L.P.

	2001	2000	1999	1998	1997
Gross Revenues(1)	$1,874,290	$1,836,768	$1,593,734	$1,561,456	$1,199,300
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses(2)	105,816	78,092	90,903	105,251	101,284
Depreciation and Amortization(3)	0	0	12,500	6,250	6,250

Net Income GAAP Basis(4)	$1,768,474	$1,758,676	$1,490,331	$1,449,955	$1,091,766

Taxable Income: Operations	$2,251,474	$2,147,094	$1,924,542	$1,906,011	$1,083,824

Cash Generated (Used By):
Operations	$(101,573)	$(66,145)	$(94,403)	$80,147	$501,390
Joint Ventures	2,978,785	2,831,329	2,814,870	2,125,489	527,390

	$2,877,212	$2,765,184	$2,720,467	$2,205,636	$1,028,780

Less Cash Distributions to Investors:
Operating Cash Flow	2,877,212	2,707,684	2,720,467	2,188,189	1,028,780
Return of Capital	—	—	15,528	—	41,834
Undistributed Cash Flow From Prior Year Operations	20,074	—	17,447	—	1,725

Cash Generated (Deficiency) after Cash Distributions	$(20,074)	$57,500	$(32,975)	$17,447	$(43,559)

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions	—	—	—	—	—

	$(20,074)	$57,500	$(32,975)	$17,447	$(43,559

Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	—	323,039
Return of Original Limited Partner’s Investment	—	—	—	—	100
Property Acquisitions and Deferred Project Costs	—	44,357	190,853	9,455,554	13,427,158

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(20,074)	$13,143	$(223,828)	$(9,438,107)	$(13,793,856)

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
—Operations Class A Units	57	93	89	88	53
—Operations Class B Units	(0)	(267)	(272)	(218)	(77)
Capital Gain (Loss)	—	—	—	—	—

Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
—Operations Class A Units	94	91	86	85	46
—Operations Class B Units	(195)	(175)	(164)	(123)	(47)
Capital Gain (Loss)	—	—	—	—	—

Cash Distributions to Investors:
Source (on GAAP Basis)
—Investment Income Class A Units	56	87	88	73	36
—Return of Capital Class A Units	36	—	2	—	—
—Return of Capital Class B Units	—	—	—	—	—
Source (on Cash Basis)
—Operations Class A Units	92	87	89	73	35
—Return of Capital Class A Units	—	—	1	—	1
—Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
—Investment Income Class A Units	81	76	77	61	29
—Return of Capital Class A Units	11	11	13	12	7
—Return of Capital Class B Units	—	—	—	—	—

Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

(1)
Includes $593,914 in equity in earnings of joint ventures and $605,386 from investment of reserve funds in 1997; $1,481,869 in equity in earnings of joint ventures and $79,587 from investment of reserve funds in 1998; $1,593,734 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999; and $1,829,216 in equity in earnings of joint ventures and $7,552 from investment of reserve funds in 2000; and $1,870,378 in equity in earnings of joint ventures and $3,912 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $469,126 for 1997; $1,143,407 for 1998; $1,210,939 for 1999; $1,100,915 for 2000; and $1,076,802 for 2001.
(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $1,564,778 to Class A Limited Partners, $(472,806) to Class B Limited Partners and $(206) to the General Partners for 1997; $2,597,938 to Class A Limited Partners, $(1,147,983) to Class B Limited Partners and $0 to the General Partners for 1998; $2,713,636 to Class A Limited Partners, $(1,223,305) to Class B Limited Partners and $0 to the General Partners for 1999; $2,858,806 to Class A Limited Partners, $(1,100,130) to Class B Limited Partners and $0 to the General Partners for 2000; and $1,768,474 to Class A Limited Partners, $(0) to Class B Limited Partners and $0 to the General Partners for 2001.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,668,253.

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS
WELLS REAL ESTATE FUND X, L.P.

	2001	2000	1999	1998	1997
Gross Revenues(1)	$1,559,026	$1,557,518	$1,309,281	$1,204,597	$372,507
Profit on Sale of Properties	—	—	—	—	—
Less: Operating Expenses(2)	109,177	81,338	98,213	99,034	88,232
Depreciation and Amortization(3)	0	0	18,750	55,234	6,250

Net Income GAAP Basis(4)	$1,449,849	$1,476,180	$1,192,318	$1,050,329	$278,025

Taxable Income: Operations	$1,688,775	$1,692,792	$1,449,771	$1,277,016	$382,543

Cash Generated (Used By):
Operations	(100,983)	(59,595)	(99,862)	300,019	200,668
Joint Ventures	2,307,137	2,192,397	2,175,915	886,846	—

	$2,206,154	$2,132,802	$2,076,053	$1,186,865	$200,668

Less Cash Distributions to Investors:
Operating Cash Flow	2,206,154	2,103,260	2,067,801	1,186,865	—
Return of Capital	—	—	—	19,510	—
Undistributed Cash Flow From Prior Year Operations	25,647	—	—	200,668	—

Cash Generated (Deficiency) after Cash Distributions	$(25,647)	$29,542	$8,252	$(220,178)	$200,668

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—	—
Increase in Limited Partner Contributions	—	—	—	—	27,128,912

	$(25,647)	$29,542	$8,252	$(220,178)	$27,329,580

Use of Funds:
Sales Commissions and Offering Expenses	—	—	—	—	3,737,363
Return of Original Limited Partner’s Investment	—	—	—	—	100
Property Acquisitions and Deferred Project Costs	0	81,022	0	17,613,067	5,188,485

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(25,647)	$51,480	$8,252	$(18,133,970)	$(18,403,632)

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
—Operations Class A Units	99	104	97	85	28
—Operations Class B Units	(188)	(159)	(160)	(123)	(9)
Capital Gain (Loss)	—	—	—	—	—

Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
—Operations Class A Units	95	98	92	78	35
—Operations Class B Units	(130)	(107)	(100)	(64)	0
Capital Gain (Loss)	—	—	—	—	—

Cash Distributions to Investors:
Source (on GAAP Basis)
—Investment Income Class A Units	96	94	95	66	—
—Return of Capital Class A Units	—	—	—	—	—
—Return of Capital Class B Units	—	—	—	—	—
Source (on Cash Basis)
—Operations Class A Units	96	94	95	56	—
—Return of Capital Class A Units	—	—	—	10	—
—Operations Class B Units	—	—	—	—	—
Source (on a Priority Distribution Basis)(5)
—Investment Income Class A Units	80	74	71	48	—
—Return of Capital Class A Units	16	20	24	18	—
—Return of Capital Class B Units	—	—	—	—	—

Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

(1)
Includes $(10,035) in equity in earnings of joint ventures and $382,542 from investment of reserve funds in 1997; $869,555 in equity in earnings of joint ventures and $215,042 from investment of reserve funds in 1998; $1,309,281 in equity in earnings of joint ventures and $0 from investment of reserve funds in 1999; 1,547,664 in equity in earnings of joint ventures and $9,854 from investment of reserve funds in 2000; and $1,549,588 in equity in earnings of joint ventures and $9,438 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $18,675 for 1997; $674,986 for 1998; $891,911 for 1999; $816,544 for 2000; and $814,502 for 2001.
(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $302,862 to Class A Limited Partners, $(24,675) to Class B Limited Partners and $(162) to the General Partners for 1997; $1,779,191 to Class A Limited Partners, $(728,524) to Class B Limited Partners and $(338) to General Partners for 1998; $2,084,229 to Class A Limited Partners, $(891,911) to Class B Limited Partners and $0 to the General Partners for 1999; $2,292,724 to Class A Limited Partners, $(816,544) to Class B Limited Partners and $0 to the General Partners for 2000; and $2,264,351 to Class A Limited Partners, $(814,502) to Class B Limited Partners and $0 to the General Partners for 2001.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $1,735,882.

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS
WELLS REAL ESTATE FUND XI, L.P.

	2001	2000	1999	1998	1997
Gross Revenues(1)	$960,576	$975,850	$766,586	$262,729	N/A
Profit on Sale of Properties	—	—	—	—
Less: Operating Expenses(2)	90,326	79,861	111,058	113,184
Depreciation and Amortization(3)	0	—	25,000	6,250

Net Income GAAP Basis(4)	$870,350	$895,989	$630,528	$143,295

Taxable Income: Operations	$1,038,394	944,775	$704,108	$177,692

Cash Generated (Used By):
Operations	(128,985)	(72,925)	40,906	(50,858)
Joint Ventures	1,376,673	1,333,337	705,394	102,662

	$1,247,688	$1,260,412	$746,300	$51,804

Less Cash Distributions to Investors:
Operating Cash Flow	1,247,688	1,205,303	746,300	51,804
Return of Capital	4,809	—	49,761	48,070
Undistributed Cash Flow From Prior Year Operations	55,109	—	—	—

Cash Generated (Deficiency) after Cash Distributions	$(59,918)	$55,109	$(49,761)	$(48,070)

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—	—
Increase in Limited Partner Contributions	—	—	—	16,532,801

	$(59,918)	$55,109	$(49,761)	$16,484,731

Use of Funds:
Sales Commissions and Offering Expenses	—	—	214,609	1,779,661
Return of Original Limited Partner’s Investment	—	—	100	—
Property Acquisitions and Deferred Project Costs	—	—	9,005,979	5,412,870

Cash Generated (Deficiency) after Cash Distributions and Special Items	$(59,918)	$55,109	$(9,270,449)	$9,292,200

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
—Operations Class A Units	01	103	77	50
—Operations Class B Units	(158)	(155)	(112)	(77)
Capital Gain (Loss)	—	—	—	—

Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
—Operations Class A Units	100	97	71	18
—Operations Class B Units	(100)	(112)	(73)	(17)
Capital Gain (Loss)	—	—	—	—

Cash Distributions to Investors:
Source (on GAAP Basis)
—Investment Income Class A Units	97	90	60	8
—Return of Capital Class A Units	—	—	—	—
—Return of Capital Class B Units	—	—	—	—
Source (on Cash Basis)
—Operations Class A Units	97	90	56	4
—Return of Capital Class A Units	—	—	4	4
—Operations Class B Units	—	—	—	—
Source (on a Priority Distribution Basis)(5)
—Investment Income Class A Units	75	69	46	6
—Return of Capital Class A Units	22	21	14	2
—Return of Capital Class B Units	—	—	—	—

Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

(1)
Includes $142,163 in equity in earnings of joint ventures and $120,566 from investment of reserve funds in 1998; $607,579 in equity in earnings of joint ventures and $159,007 from investment of reserve funds in 1999; $967,900 in equity in earnings of joint ventures and $7,950 from investment of reserve funds in 2000; and $959,631 in equity in earnings of joint ventures and $1,045 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $105,458 for 1998; $353,840 for 1999; $485,558 for 2000; and $491,478 for 2001.
(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $254,862 to Class A Limited Partners, $(111,067) to Class B Limited Partners and $(500) to General Partners for 1998; $1,009,368 to Class A Limited Partners, $(378,840) to Class B Limited Partners and $0 to the General Partners for 1999; $1,381,547 to Class A Limited Partners, $(485,558) to Class B Limited Partners and $0 to General Partners for 2000; and $1,361,828 to Class A Limited Partners, $(491,478) to Class B Limited Partners and $0 to the General Partners for 2001.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $791,502.

TABLE III (UNAUDITED)
OPERATING RESULTS OF PRIOR PROGRAMS
WELLS REAL ESTATE FUND XII, L.P.

	2001	2000	1999
Gross Revenues(1)	$1,661,194	$929,868	$160,379
Profit on Sale of Properties	—	—	—
Less: Operating Expenses(2)	105,776	73,640	37,562
Depreciation and Amortization(3)	0	0	0

Net Income GAAP Basis(4)	$1,555,418	$856,228	$122,817

Taxable Income: Operations	$1,850,674	$863,490	$130,108

Cash Generated (Used By):
Operations	(83,406)	247,244	3,783
Joint Ventures	2,036,837	737,266	61,485

	$1,953,431	$984,510	$65,268

Less Cash Distributions to Investors:
Operating Cash Flow	1,953,431	779,818	62,934
Return of Capital	—	—	—
Undistributed Cash Flow From Prior Year Operations	174,859	—	—

Cash Generated (Deficiency) after Cash Distributions	$(174,859)	$204,692	$2,334

Special Items (not including sales and financing):
Source of Funds:
General Partner Contributions	—	—	—
Increase in Limited Partner Contributions	10,625,431	15,617,575	9,368,186

	$10,450,572	$15,822,267	$9,370,520

Use of Funds:
Sales Commissions and Offering Expenses	1,328,179	1,952,197	1,171,024
Return of Original Limited Partner’s Investment	—	—	100
Property Acquisitions and Deferred Project Costs	9,298,085	16,246,485	5,615,262
Cash Generated (Deficiency) after Cash Distributions and Special Items	$(175,692)	$(2,376,415)	$2,584,134

Net Income and Distributions Data per $1,000 Invested:
Net Income on GAAP Basis:
Ordinary Income (Loss)
—Operations Class A Units	98	89	50
—Operations Class B Units	(131)	(92)	(56)
Capital Gain (Loss)	—	—	—

Tax and Distributions Data per $1,000 Invested:
Federal Income Tax Results:
Ordinary Income (Loss)
—Operations Class A Units	84	58	23
—Operations Class B Units	(74)	(38)	(25)
Capital Gain (Loss)	—	—	—

Cash Distributions to Investors:
Source (on GAAP Basis)
—Investment Income Class A Units	77	41	8
—Return of Capital Class A Units	—	—	—
—Return of Capital Class B Units	—	—	—
Source (on Cash Basis)
—Operations Class A Units	77	41	8
—Return of Capital Class A Units	—	—	—
—Operations Class B Units	—	—	—
Source (on a Priority Distribution Basis)(5)
—Investment Income Class A Units	55	13	6
—Return of Capital Class A Units	22	28	2
—Return of Capital Class B Units	—	—	—

Amount (in Percentage Terms) Remaining Invested in Program Properties at the end of the Last Year Reported in the Table	100%

(1)
Includes $124,542 in equity in earnings of joint ventures and $35,837 from investment of reserve funds in 1999; $664,401 in equity in earnings of joint ventures and $265,467 from investment of reserve funds in 2000; and $1,577,523 in equity in earnings of joint ventures and $83,671 from investment of reserve funds in 2001. As of December 31, 2001, the leasing status was 100% including developed property in initial lease up.

(2)	Includes partnership administrative expenses.
(3)	Included in equity in earnings of joint ventures in gross revenues is depreciation of $72,427 for 1999; $355,210 for 2000; and $1,035,609 for 2001.
(4)
In accordance with the partnership agreement, net income or loss, depreciation and amortization are allocated $195,244 to Class A Limited Partners, $(71,927) to Class B Limited Partners and $(500) to the General Partners for 1999; $1,209,438 to Class A Limited Partners, $(353,210) to Class B Limited Partners and $0 to General Partners for 2000; and $2,591,027 to Class A Limited Partners, $(1,035,609) to Class B Limited Partners and $0 to the General Partners for 2001.

(5)
Pursuant to the terms of the partnership agreement, an amount equal to the cash distributions paid to Class A Limited Partners is payable as priority distributions out of the first available net proceeds from the sale of partnership properties to Class B Limited Partners. The amount of cash distributions paid per unit to Class A Limited Partners is shown as a return of capital to the extent of such priority distributions payable to Class B Limited Partners. As of December 31, 2001, the aggregate amount of such priority distributions payable to Class B Limited Partners totaled $870,747.

TABLE V (UNAUDITED)
SALES OR DISPOSALS OF PROPERTIES

The following Table sets forth sales or other disposals of properties by Wells Public Programs within the most recent three years. The information relates to only public programs with investment objectives similar to those of Wells Real Estate Fund XIV, L.P. All figures are as of December 31, 2001.

Property	Date Acquired	Date Of Sale	Selling Price, Net Of Closing Costs And GAAP Adjustments					Original Mortgage Financing	Cost Of Properties Including Closing And Soft Costs		Excess (Deficiency) Of Property Operating Cash Receipts Over Cash Expenditures
			Cash Received Net Of Closing Costs	Mortgage Balance At Time Of Sale	Purchase Money Mortgage Taken Back By Program	Adjustments Resulting From Application Of GAAP	Total		Total Acquisition Cost, Capital Improvement, Closing And Soft Costs[1]	Total
3875 Peachtree Place, Atlanta, Georgia	12/1/85	08/31/00	$727,982	-0-	-0-	-0-	$ 727,982[2]	-0-	$647,648	$647,648

Crowe’s Crossing Shopping Center, DeKalb Count, Georgia	12/31/86	01/11/01	$6,487,000	-0-	-0-	-0-	$ 6,487,000[3]	-0-	$9,388,869	$9,368,869

Cherokee Commons Shopping Center, Cherokee County, Georgia	10/30/87	10/01/01	$8,434,089	-0-	-0-	-0-	$ 8,434,089[4]	-0-	$10,650,750	$10,650,750

[1]	Amount shown does not include pro rata share of original offering costs.
[2]	Includes Wells Real Estate Fund I's share of taxable gain from this sale in the amount of $205,019, of which $205,019 is allocated to capital gain and $0 is allocated to ordinary gain.
[3]	Includes taxable gain from this sale in the amount of $11,496, of which $11,496 is allocated to capital gain and $0 is allocated to ordinary gain.
[4]	Includes taxable gain from this sale in the amount of $207,613, of which $207,613 is allocated to capital gain and $0 is allocated to ordinary gain.

EXHIBIT A

AGREEMENT OF
LIMITED PARTNERSHIP OF
WELLS REAL ESTATE FUND XIV, L.P.

THIS AGREEMENT OF LIMITED PARTNERSHIP is made and entered into effective as of the 1st day of December, 2002, by and between Leo F. Wells, III, a Georgia resident, and Wells Capital, Inc., a Georgia corporation, as the General Partners, and Douglas P. Williams, a Georgia resident, as the Initial Limited Partner, and those parties who from time to time become Limited Partners as provided in this Agreement, as the Limited Partners.

WHEREAS, on October 25, 2002, a Certificate of Limited Partnership was filed with the Secretary of State of the State of Georgia, pursuant to which the General Partners and the Initial Limited Partner formed a limited partnership (the “Partnership”) under the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. §14-9-100, et seq. (the “Act”); and

WHEREAS, the parties hereto desire to enter into this Agreement of Limited Partnership to govern the rights, duties and obligations of the Partners.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and conditions herein contained, the parties hereto hereby agree, as follows:

ARTICLE I

FORMATION

The General Partners have executed and filed a Certificate of Limited Partnership dated October 25, 2002, with the Secretary of State of the State of Georgia in accordance with the provisions of Section 14-9-201 of the Act.

ARTICLE II

NAME

The business of the Partnership shall be conducted under the name of “Wells Real Estate Fund XIV, L.P.” or such other name as the General Partners shall hereafter designate in their discretion from time to time.

ARTICLE III

DEFINITIONS

3.1    “Act” shall mean the provisions of the Georgia Revised Uniform Limited Partnership Act, O.C.G.A. §14-9-100, et seq.

3.2    “Acquisition Expenses” shall mean expenses, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, title insurance and miscellaneous expenses related to selection and acquisition of properties, whether or not acquired.

3.3    “Acquisition Fees” shall mean the total of all fees and commissions paid by any party to any Person in connection with the purchase, development or construction of property by the Partnership, including the Acquisition and Advisory Fees payable to the General Partners or their Affiliates, real estate brokerage commissions, investment advisory fees, finder’s fees, selection fees, Development Fees, Construction Fees, nonrecurring management fees, or any other fees of a similar nature, however designated, but excluding any Development Fees and Construction Fees paid to a Person not affiliated with the Sponsor in connection with the actual development or construction of a property.

3.4    “Acquisition and Advisory Fee” shall mean the fee payable to the General Partners or their Affiliates pursuant to Section 12.1 hereof for performing acquisition advisory services in connection with the review and evaluation of potential real property acquisitions for the Partnership.

3.5    “Additional Limited Partners” shall refer to all persons who are admitted as Limited Partners pursuant to the provisions hereof.

3.6    “Affiliate” shall mean (a) any Person directly or indirectly controlling, controlled by or under common control with a General Partner, (b) any Person owning or controlling 10% or more of the outstanding voting securities of a General Partner, (c) any officer, director or partner of a General Partner, and (d) if such other Person is an officer, director or partner, any company for which a General Partner acts in any such capacity.

3.7    “Agreement” shall mean this Agreement of Limited Partnership as amended, modified or supplemented from time to time.

3.8    “Assignee” shall mean a Person who has acquired a Limited Partner’s beneficial interest in one or more Units and has not become a substituted Limited Partner.

3.9    “Capital Account” shall mean the account established and maintained for each Partner pursuant to Section 8.1 hereof.

3.10    “Capital Contribution” shall mean, in the case of the General Partners, the aggregate amount of cash contributed by the General Partners to the Partnership and, in the case of a Limited Partner, the gross amount of investment in the Partnership by such Limited Partner, which shall be an amount equal to $10.00 multiplied by the number of Units purchased by such Limited Partner.

3.11    “Cash Flow” shall mean cash funds from operations of the Partnership, including without limitation interest and other investment income but excluding net cash proceeds from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of a Partnership Property and Capital Contributions and without deduction for depreciation or amortization, after deducting funds used to pay or to provide for the payment of all operating expenses of the Partnership and each Partnership Property and debt service, if any, capital improvements and replacements.

3.12    “Cash Preferred Unit” shall mean a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to Section 8.14 hereof to be treated as a Cash Preferred Unit for the applicable accounting period.

3.13    “Certificate” shall mean the Certificate of Limited Partnership filed with the Secretary of State of Georgia dated October 25, 2002, as amended from time to time.

3.14    “Code” shall mean the Internal Revenue Code of 1986, as amended.

3.15    “Construction Fees” shall mean any fees or other remuneration for acting as general contractor and/or construction manager to construct, supervise and/or coordinate improvements in connection with the actual development or construction of a Partnership Property.

3.16    “Development Fees” shall mean any fees or other remuneration for the packaging of a Partnership Property, including negotiating and approving plans, assisting in obtaining zoning and necessary variances for a specific property, and related matters.

3.17    “Dissenting Limited Partner” shall mean any Limited Partner who casts a vote against a Roll-Up; except that, for purposes of a transaction constituting a Roll-Up which involves an exchange or a tender offer, Dissenting Limited Partner shall mean any person who files a dissent from the terms of the transaction with the party responsible for tabulating the votes or tenders to be received in connection with the transaction during the period in which the offer is outstanding.

3.18    “Distribution Reinvestment Plan” shall mean the plan established pursuant to Section 8.13 hereof.

3.19    “Event of Withdrawal” shall mean, as to the General Partners (a) the dissolution, death or permanent disability of a General Partner; (b) if such General Partner (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudicated a bankrupt or insolvent; (iv) files a petition or answer speaking for himself or itself in the reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of the petition filed against him or it in any proceeding of this nature; (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of such General Partner of all or a substantial part of his or its property; or (c) upon (i) the filing of a certificate of dissolution of a General Partner or the revocation of a General Partner’s charter and lapse of 90 days after notice to the General Partner of revocation without reinstatement of its charter; (ii) 120 days after the commencement of any proceeding against a General Partner seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed; or (iii) the expiration of 90 days after the appointment without such General Partner’s consent or acquiescence of a trustee, receiver or liquidator of such General Partner or of all or any substantial part of its properties, the appointment of which is not vacated or stayed within 90 days after the expiration of any stay or, if within 90 days after the expiration of any stay the appointment is not vacated. If there is at least one remaining General Partner, an Event of Withdrawal of a General Partner shall be effective as of the date of any such event; however, if an Event of Withdrawal shall occur with respect to the last remaining General Partner, the Event of Withdrawal shall not be effective until 120 days after the event giving rise to the Event of Withdrawal has occurred.

3.20    “Expiration Date” shall mean the date on which the Offering terminates as provided in the Prospectus.

3.21    “Front-End Fees” shall mean fees and expenses paid by any party for any services rendered during the Partnership’s organizational or acquisition phase including Organization and Offering Expenses, Acquisition Fees (including Acquisition and Advisory Fees), Acquisition Expenses, interest on deferred fees and expenses, if applicable, and any other similar fees, however designated.

3.22    “Gain on Sale” shall mean the taxable income or gain for federal income tax purposes (including gain exempt from tax) in the aggregate for each fiscal year from the sale, exchange or other disposition of all or any portion of a Partnership asset after netting losses from such sales, exchanges or other dispositions against the gains from such transactions.

3.23    “General Partners” shall refer collectively to Leo F. Wells, III and Wells Capital, Inc., or any other Person or Persons who succeed any or all of them in that capacity.

3.24    “Gross Revenues” shall mean all amounts actually collected as rents or other charges for the use and occupancy of Partnership Properties, but shall exclude interest and other investment income of the Partnership and proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of a Partnership Property.

3.25    “IRS” means Internal Revenue Service.

3.26    “Initial Limited Partner” shall mean Douglas P. Williams.

3.27    “Independent Expert” shall mean a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

3.28    “Investment in Properties” shall mean the amount of Capital Contributions actually paid or allocated to the purchase, development, construction or improvement of properties acquired by the Partnership (including the purchase of properties, working capital reserves allocable thereto [except that working capital reserves in excess of 5% shall not be included] and other cash payments such as interest and taxes, but excluding Front-End Fees).

3.29    “Limited Partners” shall refer to the Initial Limited Partner, the Additional Limited Partners and to all other Persons who are admitted to the Partnership as additional or substituted Limited Partners.

3.30    “Liquidating Distributions” shall mean the net cash proceeds received by the Partnership from (a) the sale, exchange, condemnation, eminent domain taking, casualty or other disposition of all or substantially all of the assets of the Partnership or the last remaining assets of the Partnership or (b) a liquidation of the Partnership’s assets in connection with a dissolution of the Partnership, after (i) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition or liquidation, including real estate commissions, if applicable, (ii) the payment of any outstanding indebtedness and other liabilities of the Partnership, (iii) any amounts used to restore any such assets of the Partnership, and (iv) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

3.31    “Majority Vote” shall mean the affirmative vote or written consent of Limited Partners then owning of record more than 50% of the outstanding Units of the Partnership, without distinction as to the class of such Units; provided, however, that any Units owned or otherwise controlled by the General Partners or their Affiliates may not be voted and will not be included in the total number of outstanding Units for purposes of this definition.

3.32    “Minimum Gain” shall have the meaning set forth in Treasury Regulations Section 1.704-2(d).

3.33    “Minimum Offering” shall mean the receipt and acceptance by the General Partners of subscriptions for Units aggregating at least $1,250,000 in offering proceeds.

3.34    “Minimum Offering Expiration Date” shall mean six (6) months after the commencement of the Offering of the Units.

3.35    “NASAA Guidelines” shall mean the Statement of Policy Regarding Real Estate Programs of the North American Securities Administrators Association, Inc. adopted on October 9 and 12, 1988, effective January 1, 1989, as amended.

3.36    “Net Capital Contribution” shall mean, with respect to any Partner, the Partner’s Capital Contribution as reduced from time to time by distributions to such Partner constituting a return of unused capital pursuant to Section 8.10 hereof or by distributions to such Partner of Nonliquidating Net Sale Proceeds and Liquidating Distributions pursuant to Sections 9.2 and 9.4 hereof, but excluding distributions made to Limited Partners pursuant to Section 9.2(a) hereof, and without reduction for distributions of Net Cash From Operations made pursuant to Section 9.1 hereof.

3.37    “Net Cash From Operations” shall mean Cash Flow, less amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

3.38    “Net Income” or “Net Loss” shall mean the net income or loss realized or recognized by the Partnership for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax, but excluding all deductions for depreciation, amortization and cost recovery and Gain on Sale.

3.39    “Nonliquidating Net Sale Proceeds” shall mean the net cash proceeds received by the Partnership from a sale, exchange, condemnation, eminent domain taking, casualty or other disposition of assets of the Partnership, which does not constitute substantially all of the remaining assets of the Partnership, after (a) payment of all expenses of such sale, exchange, condemnation, eminent domain taking, casualty or other disposition, including real estate commissions, if applicable, (b) the payment of any outstanding indebtedness and other Partnership liabilities relating to such assets, (c) any amounts used to restore any such assets of the Partnership, and (d) any amounts set aside as reserves which the General Partners in their sole discretion may deem necessary or desirable.

3.40    “Offering” shall mean the offer and sale of Units to the public pursuant to the terms and conditions set forth in the Prospectus.

3.41    “Organization and Offering Expenses” shall mean those expenses incurred in connection with organizing the Partnership, preparing the Partnership for registration and subsequently offering and distributing the Units to the public, including without limitation, legal and accounting fees, sales commissions paid to broker-dealers in connection with the distribution of the Units and all advertising expenses.

3.42    “Participating Percentage” shall mean at any given time, as to each holder of a Unit or Units, the percentage of that Person’s Unit or Units to the total Units being measured and shall be determined by dividing the total number of Units held by such Person by the total number of outstanding Units in the class or classes being measured and multiplying the quotient thereof by 100.

3.43    “Partners” shall refer collectively to the General Partners and to the Limited Partners, and reference to a “Partner” shall be to any one of the Partners.

3.44    “Partnership” shall refer to the limited partnership created pursuant to the filing of the Certificate and the terms of this Agreement.

3.45    “Partnership Property” or “Partnership Properties” shall mean any and all land and improvements purchased or constructed by the Partnership and all repairs, replacements or renewals thereof, together with all personal property acquired by the Partnership which is from time to time located thereon or specifically used in connection therewith.

3.46    “Person” shall mean any natural person, partnership, corporation, association, or other legal entity, including without limitation, qualified pension and profit sharing trusts.

3.47    “Preferential Limited Partner Return” shall mean with respect to each Limited Partner Unit the sum of (a) a cumulative (but not compounded) 10% per annum return on a Limited Partner’s Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Cash Preferred Unit, and (b) a cumulative (but not compounded) 15% per annum return on such Limited Partner’s Net Capital Contribution with respect to such Unit for all periods during which such Unit was treated as a Tax Preferred Unit. Each Limited Partner’s Preferential Limited Partner Return shall be calculated from the date on which such Limited Partner is admitted to the Partnership.

3.48    “Prior Wells Public Programs” shall mean all public real estate limited partnerships, real estate investment trusts or other publicly registered programs or entities previously or currently sponsored by the General Partners or their Affiliates having substantially identical investment objectives as the Partnership.

3.49    “Prospectus” shall mean the prospectus used by the Partnership in connection with its offer and sale of Units pursuant to a Registration Statement filed under the Securities Act of 1933, as amended.

3.50    “Purchase Price” shall mean the purchase price paid for a particular property acquired by the Partnership (including all Acquisition Fees, liens and mortgages on the properties, but excluding points and prepaid interest, if any) plus all costs of improvements, if any, reasonably and properly allocable to such property.

3.51    “Registration Statement” shall mean the registration statement filed by the Partnership with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, in order to register the Units for sale to the public.

3.52    “Retirement Plans” shall mean Individual Retirement Accounts established under Section 408 or Section 408A of the Code and Keogh or corporate pension or profit sharing plans established under Section 401(a) of the Code.

3.53    “Roll-Up” shall mean any transaction or series of transactions that through acquisition or otherwise involves the combination, reorganization, merger, conversion or consolidation, either directly or indirectly, of the Partnership and either the offer, sale or issuance of securities of a Roll-Up Entity or the acquisition of the Roll-Up Entity’s securities by the Partnership; provided, however, that such term does not include a transaction that (a) involves securities of the Partnership that have been listed for at least 12 months on a national securities exchange or traded through the National Association of Securities Dealers Automated Quotation National Market System; or (b) involves the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (i) Limited Partners’ voting rights, (ii) the term of existence of the Partnership, (iii) compensation to the General Partners or their Affiliates, or (iv) the Partnership’s investment objectives.

3.54    “Roll-Up Entity” shall mean a partnership, real estate investment trust, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up.

3.55    “Roll-Up Transaction Costs” shall mean the costs of printing and mailing the proxy, prospectus, or other documents; legal fees; financial advisory fees; investment banking fees; appraisal fees; accounting fees; independent committee expenses; travel expenses; and all other fees relating to the preparatory work of the Roll-Up transaction, but not including costs that would have otherwise been incurred by the subject limited partnerships in the ordinary course of business.

3.56    “Sale Date” shall mean the day on which the Partnership realizes any gain or loss from the sale, exchange or other disposition of Partnership assets which it is required to allocate to the Partners under Section 10.4 hereof.

3.57    “Sponsor” shall mean any individual, partnership, corporation or other legal entity which (i) is directly or indirectly instrumental in organizing, wholly or in part, the Partnership, (ii) will manage or participate in the management of the Partnership, and any Affiliate of any such Person, other than a Person whose only relationship with the Partnership is that of an independent property manager, whose only compensation is as such, (iii) takes the initiative, directly or indirectly, in founding or organizing the Partnership, either alone or in conjunction with one or more other Persons, (iv) receives a material participation in the Partnership in connection with the founding or organizing of the business of the Partnership, in consideration of services or property, or both services and property, (v) has a substantial number of relationships and contacts with the Partnership, (vi) possesses significant rights to control Partnership Properties, (vii) receives fees for providing services to the Partnership which are paid on a basis that is not customary in the industry, or (viii) provides goods or services to the Partnership on a basis which was not negotiated at arm’s-length with the Partnership.

3.58    “Tax Preferred Unit” shall mean a Unit with respect to which the Limited Partner holding such Unit has made an effective election pursuant to Section 8.14 hereof to be treated as a Tax Preferred Unit for the applicable accounting period.

3.59    “Treasury Regulations” shall mean the Income Tax Regulations promulgated under the Code by the United States Treasury Department.

3.60    “Unit” shall mean the limited partnership interest entitling the holder thereof to all rights and benefits under this Agreement including, but not limited to, an interest in the income, loss, distributions and capital of the Partnership to be allocated to holders of Units, as set forth in Articles IX and X hereof. Limited Partners holding Units shall have the right to elect to have their Units treated as Cash Preferred Units or Tax Preferred Units pursuant to the provisions of Section 8.14 hereof. All Units, whether they be treated as Cash Preferred Units or Tax Preferred Units, shall represent a Capital Contribution of $10.00 each (irrespective of the fact that because of discounts in sales commissions and other fees under certain circumstances, certain Units may be sold and issued for a gross consideration of less than $10.00 per Unit), shall be issued as fully paid and nonassessable and shall have the same rights, privileges and preferences except as expressly provided herein.

3.61    “Wells Capital” shall mean Wells Capital, Inc., a Georgia corporation.

ARTICLE IV

BUSINESS

4.1    Purpose.    The principal purpose of the Partnership is to acquire, develop, construct, own, operate, improve, lease and otherwise manage for investment purposes, either alone or in association with others, a diversified portfolio of income-producing commercial or industrial properties as shall from time to time be acquired by the Partnership and to engage in any or all general business activities related to or incidental to such principal purpose.

4.2    Objectives.    The business of the Partnership shall be conducted with the following objectives:

(a)    To maximize Net Cash From Operations;

(b)    To preserve, protect and return the Partners’ investment in the Partnership; and

(c)    To realize appreciation in value of Partnership Properties.

ARTICLE V

NAMES AND ADDRESSES OF PARTNERS

The names of the General Partners are Wells Capital, Inc. and Leo F. Wells, III. The name of the Initial Limited Partner is Douglas P. Williams. The business address of the General Partners and the Initial Limited Partner is 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. The names and addresses of all the Additional Limited Partners shall be set forth in the books and records of the Partnership.

ARTICLE VI

TERM

The Partnership term commenced upon the filing of the Certificate and shall continue until December 31, 2032, unless sooner terminated as hereinafter provided.

ARTICLE VII

PRINCIPAL AND REGISTERED OFFICE AND REGISTERED AGENT

The principal and registered office of the Partnership shall be 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. The General Partners may from time to time change the principal place of business and, in such event, shall notify the Limited Partners in writing of the change and the effective date of such change. The registered agent for the Partnership at such address shall be Wells Capital.

ARTICLE VIII

CAPITAL CONTRIBUTIONS

8.1    Capital Accounts.    A separate Capital Account shall be maintained for each Partner. The Capital Accounts of the Partners shall be determined and maintained throughout the term of the Partnership in accordance with the capital accounting rules of Treasury Regulations Section 1.704-1(b), as it may be amended or revised from time to time.

8.2    General Partners.    The General Partners shall make Capital Contributions to the Partnership as follows:

Name	Dollar Amount
Wells Capital	$400
Leo F. Wells, III	100

Total	$500

8.3    General Partner Purchase of Units.    The Capital Contributions of the General Partners, together with the Capital Contribution of the Initial Limited Partner, shall constitute the initial capital of the Partnership and shall not entitle the General Partners to any Units. The General Partners may, in their discretion, make additional Capital Contributions to the capital of the Partnership in exchange for the purchase of Units. Any General Partner who purchases Units shall continue, in all respects, to be treated as a General Partner but shall receive the income, losses and cash distributions with respect to any Units purchased by such General Partner on the same basis as other Partners may receive with respect to their Units. Units purchased by the General Partners or their Affiliates shall not be entitled to vote on any transaction requiring Limited Partner approval.

8.4    Initial Limited Partner.    The Initial Limited Partner shall contribute $100 in cash to the Partnership and agrees that his interest shall automatically be redeemed for $100 upon the admission of any Additional Limited Partners to the Partnership.

8.5    Limited Partner Contributions.    The General Partners are authorized and directed to raise capital for the Partnership as provided in the Prospectus by offering and selling not more than an aggregate of 4,500,000 Units as follows:

(a)    Each Unit shall be issued for a purchase price of $10.00 less any discounts authorized in the Prospectus.

(b)    Except as set forth below, the minimum purchase of either class or combination of Units shall be 100 Units (or such greater minimum number of Units as may be required under applicable state or federal laws). Except in certain states, subscribers who have satisfied the minimum purchase requirements and have purchased units in Prior Wells Public Programs or units or shares of other public real estate programs may purchase less than the minimum number of Units described above, but in no event less than 2.5 Units. In addition, after subscribers have satisfied the minimum purchase requirements, the minimum additional investment in the Partnership shall not be less than 2.5 Units. Fractional Units may be sold at the discretion of the General Partners. Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Units which may be purchased shall not apply to purchases of Units pursuant to the Distribution Reinvestment Plan described in Section 8.13 hereof or a qualified Distribution Reinvestment Plan authorized by the partnership agreement of one of the Prior Wells Public Programs or reinvestment plans of other public real estate programs. The suitability standards set forth in the Prospectus will not be decreased with respect to any investment in Units of the Partnership.

(c)    The General Partners may refuse to accept subscriptions for Units and contributions tendered therewith for any reason whatsoever. Subscriptions shall be so accepted or rejected by the General Partners within 30 days of their receipt. If rejected, all funds will be returned to the subscriber within 10 business days. Once accepted, such subscription amounts shall be deposited in escrow within 48 hours or deposited to the Partnership’s account, as may then be appropriate under this Agreement.

(d)    Each Unit sold to a subscriber shall be fully paid and nonassessable.

8.6    Admission of Limited Partners.    No action or consent by any Limited Partners shall be required for the admission of Additional Limited Partners to the Partnership, provided that the Partnership may not issue more than 4,500,000 Units. Funds of subscribers for Units shall be held in the escrow account described in Section 8.8 below. Such funds shall not be released from escrow, and no subscribers for Units shall be admitted to the Partnership unless and until the receipt and acceptance by the Partnership of the Minimum Offering. At any time thereafter, the Capital Contributions of such subscribers may be released directly to the Partnership, provided that such subscribers shall be admitted to the Partnership within 15 days after such release. Subscriptions from subsequent subscribers shall be accepted or rejected within 30 days of receipt by the Partnership, and if rejected, all funds shall be returned to subscribers within 10 business days. Subsequent subscribers shall be deemed admitted as Limited Partners of the Partnership on the day on which the subscriptions from such Persons are accepted by the Partnership.

No Person shall be admitted as a Limited Partner who has not executed and delivered to the Partnership the Subscription Agreement specified in the Prospectus, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the written acceptance and agreement by such Person to be bound by the terms and conditions of this Agreement.

8.7    Minimum Capitalization.    The Offering will terminate if the Partnership has not received and accepted subscriptions for the Minimum Offering on or before the Minimum Offering Expiration Date.

8.8    Escrow.    Until subscriptions for the Minimum Offering are received and accepted by the General Partners, or until the Minimum Offering Expiration Date, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds and invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the General Partners. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering are not received and accepted before the Minimum Offering Expiration Date, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon after deducting escrow expenses (except for Maine, Minnesota, Missouri, Ohio and Pennsylvania residents). Notwithstanding the above, subscriptions from residents of New York and Pennsylvania may not be released from escrow to the Partnership until the receipt and acceptance by the General Partners of subscriptions from all sources for not less than 250,000 Units.

8.9    Public Offering.    Except as otherwise provided in this Agreement, the General Partners shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Units and are hereby authorized and directed to do all things which they deem to be necessary, convenient, appropriate and advisable in connection therewith, including, but not limited to, the preparation and filing of the Registration Statement with the Securities and Exchange Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the General Partners shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing and sale of the Units, all on such basis and upon such terms as the General Partners shall determine.

8.10    Return and Withdrawal of Capital.

(a)    Any proceeds of the Offering of the Units not invested or committed to the acquisition or development of specific real properties within the later of three years from the effective date of the Registration Statement or one year after the termination of the Offering (except for necessary operating expenses and any reserves under Section 11.3(h) of this Agreement) shall be distributed pro rata to the Limited Partners as a return of capital. In such event, the amount paid to the Limited Partners shall include Front-End Fees but only to the extent such fees exceed the adjusted allowable Front-End Fees based on the obligation of the General Partners pursuant to Section 12.2(b) hereof to commit at least 84% of the remaining Capital Contributions to Investment in Properties. For purposes of the foregoing, funds will be deemed to have been committed and will not be distributed to the extent such funds would be required to acquire property with respect to which contracts, agreements in principle or letters of understanding have been executed, regardless of whether such property is actually acquired, and to the extent such funds have been reserved to make contingent payments in connection with the acquisition, development or improvement of any property, whether or not any such payments are made. No such return shall be made until this Agreement has been amended to reflect such reduction of capital. Any distribution pursuant to this Section 8.10(a) shall be deemed to have been consented to by the Limited Partners.

(b)    No Partner, including a withdrawing Partner, shall have any right to withdraw or make a demand for withdrawal of any such Partner’s Capital Contribution (or the capital interest reflected in such Partner’s Capital Account) until the full and complete winding up and liquidation of the business of the Partnership.

8.11    Interest on Capital Contributions.    No interest shall be paid on any Capital Contributions.

8.12    Deficit Capital Accounts.    The Limited Partners shall not be required to reimburse the Partnership or any other Partner for deficiencies in their Capital Accounts. In addition, except as may be required under state law, the General Partners shall not be required to reimburse the Partnership or the Limited Partners for deficiencies in their Capital Accounts.

8.13    Distribution Reinvestment Plan.

(a)    A Limited Partner who acquired his Units in the Offering may elect to participate in a program for the reinvestment of his distributions (the “Distribution Reinvestment Plan”) and have his distributions of Net Cash From Operations reinvested in Units of the Partnership during the Offering period or in units issued by a subsequent limited partnership or in shares issued by a real estate investment trust sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership. A Limited Partner who acquired his Units by transfer from a former Limited Partner is not eligible to have his distributions of Net Cash From Operations reinvested in Units of the Partnership, but may participate in the Distribution Reinvestment Plan with respect to reinvestment in units issued by a subsequent limited partnership or in shares issued by a real estate investment trust sponsored by the General Partners or their Affiliates which has substantially identical investment objectives as the Partnership. Limited Partners participating in the Distribution Reinvestment Plan may purchase fractional Units and shall not be subject to minimum investment requirements, although the General Partners may, at their option, impose certain minimum investment requirements or restrictions with respect to purchases of Units pursuant to the Distribution Reinvestment Plan. Each Limited Partner electing to have such distributions of Net Cash From Operations reinvested will receive, with each confirmation of distributions, a notice advising such Limited Partner that he is entitled to change his election with respect to subsequent distributions by return of a notice to the Partnership by a date to be specified by the General Partners.

(b)    If a Limited Partner withdraws from participation in the Distribution Reinvestment Plan, such withdrawal shall be effective only with respect to distributions made more than 30 days following receipt by the General Partners of written notice of such withdrawal. In the event a Limited Partner transfers his Units, such transfer shall terminate the Limited Partner’s participation in the plan as of the first day of the quarter in which such transfer is effective.

(c)    Distributions may be reinvested in a subsequent limited partnership or in a real estate investment trust only if (i) prior to the time of such reinvestment, the Limited Partner has received the final prospectus (and any supplements thereto) offering interests in the subsequent limited partnership or real estate investment trust and such prospectus allows investment pursuant to a distribution reinvestment plan; (ii) a registration statement covering the interests in the subsequent limited partnership or real estate investment trust has been declared effective under the Securities Act of 1933; (iii) the offer or sale of such interests is qualified for sale under the applicable state securities laws; (iv) the participant executes the subscription agreement included with the prospectus for the subsequent limited partnership or real estate investment trust; (v) the participant qualifies under the applicable investor suitability standards as contained in the prospectus for the subsequent limited partnership or real estate investment trust; and (vi) the subsequent limited partnership or real estate investment trust has substantially identical investment objectives as the Partnership. If (A) any of the foregoing conditions are not satisfied at the time of a distribution or (B) no interests are available to be purchased, such distributions will be paid in cash.

(d)    Each Limited Partner electing to participate in the Distribution Reinvestment Plan hereby agrees that his investment in this Partnership or any subsequent limited partnership or real estate investment trust sponsored by the General Partners or their Affiliates shall be deemed to constitute his agreement to be a limited partner of the partnership or a shareholder of the real estate investment trust in which such investment is made and to be bound by the terms and conditions of the agreement of limited partnership of such partnership or the articles of incorporation of such real estate investment trust, and if, at any time, he fails to meet the applicable investor suitability standards or cannot make the other investor representations or warranties set forth in the then current prospectus, partnership agreement or subscription agreement relating thereto, he will promptly notify the General Partners in writing.

(e)    The General Partners may, at their option, elect not to provide the Distribution Reinvestment Plan or terminate any such plan at any time without notice to the Limited Partners.

8.14    Cash Preferred Units and Tax Preferred Units.    Upon subscription for Units, each Limited Partner shall elect to have his Units treated either as Cash Preferred Units or Tax Preferred Units, or a combination thereof. Notwithstanding the foregoing, each Limited Partner purchasing Units pursuant to the deferred commission option, as defined in the Prospectus, must elect upon subscription to have a sufficient number of Units treated as Cash Preferred Units, in the discretion of the General Partners, to generate at least the amount of Net Cash From Operations distributable with respect to such Units needed to satisfy the deferred commission obligations each year with respect to the total number of Units purchased by such Limited Partner pursuant to the deferred commission option. Elections to be treated as Cash Preferred Units or Tax Preferred Units will be in effect for each fiscal year of the Partnership, or such shorter applicable accounting period as the General Partners, in their sole discretion, may determine and use for accounting purposes. Units with respect to which the Limited Partner owning such Units has elected to be treated as Cash Preferred Units with respect to an accounting period shall be referred to herein as “Cash Preferred Units” for such accounting period, and Units with respect to which the Limited Partner owning such Units has elected to have treated as Tax Preferred Units with respect to an accounting period shall be referred to herein as “Tax Preferred Units” for such accounting period. Limited Partners holding Cash Preferred Units and Limited Partners holding Tax Preferred Units shall have such interests in the income, distributions, allocations and capital of the Partnership as are described in Articles IX and X below. Except as specifically described in Articles IX and X below, all Limited Partners shall have the same rights under this Agreement as all other Limited Partners regardless of whether their Units are treated as Cash Preferred Units or Tax Preferred Units. Limited Partners shall initially elect to have their Units treated as Cash Preferred Units or Tax Preferred Units in their Subscription Agreement for Units. Thereafter, except as set forth below or as may be otherwise limited or prohibited by applicable state law, Limited Partners may change their election by mailing or delivering written notice to the Partnership (executed by the trustee or authorized agent in the case of Retirement Plans). Elections made in Subscription Agreements shall be effective immediately upon acceptance. Thereafter, Limited Partners shall have the right to change their prior election with respect to the treatment of their Units as Cash Preferred Units or Tax Preferred Units (except where prohibited by applicable state law) one time during each accounting period, and any such election shall be effective commencing as of the first day of the next succeeding accounting period following the receipt by the Partnership of written notice of such election. Any such election to be treated as Cash Preferred Units or Tax Preferred Units shall remain in effect until the first day of the next succeeding accounting period following receipt by the Partnership of written notice to change such election, and all such elections shall be binding upon the Limited Partner’s successors and assigns. Notwithstanding the foregoing, during the initial six years following termination of the Offering (or longer if required to satisfy the outstanding commission obligation), Limited Partners purchasing Units pursuant to the deferred commission option, as defined in the Prospectus, will be permitted to elect to have their Cash Preferred Units treated as Tax Preferred Units only to the extent that such Limited Partners at all times maintain a sufficient number of Cash Preferred Units during such initial six year period, in the discretion of the General Partners, to generate enough Net Cash From Operations to allow the Partnership to satisfy the deferred commission obligations relating to the total number of Units purchased by such Limited Partners pursuant to the deferred commission option. Notwithstanding anything to the contrary contained herein, Units acquired and held by the General Partners or their Affiliates shall at all times be treated as Cash Preferred Units, and neither the General Partners nor their Affiliates shall have the right to make an election to have Units beneficially owned by them treated as Tax Preferred Units.

ARTICLE IX

DISTRIBUTIONS

9.1    Net Cash From Operations.    Except as otherwise provided for in a liquidation in Sections 9.3 and 9.4 hereof, Net Cash From Operations for each applicable accounting period shall be distributed to the Partners, net of any federal or state tax withholding requirements, as follows:

(a)    First, to the Limited Partners holding Cash Preferred Units on a per Unit basis until each of such Limited Partners has received distributions of Net Cash From Operations with respect to such fiscal year, or applicable portion thereof, equal to 10% per annum of his Net Capital Contribution;

(b)    Then, to the General Partners until they have received distributions of Net Cash From Operations with respect to such fiscal year equal to 10% of the total distributions under Section 9.1(a) above and this Section 9.1(b) with respect to such fiscal year; and

(c)    Thereafter, 90% to the Limited Partners holding Cash Preferred Units on a per Unit basis, and 10% to the General Partners.

Notwithstanding the foregoing, Limited Partners holding Cash Preferred Units who purchased Units pursuant to the deferred commission option described in the Prospectus shall for a period of six years following the year of purchase (or longer if required to satisfy the commissions due with respect to such Units) have deducted and withheld from distributions of Net Cash From Operations otherwise payable to such Limited Partners an annual amount equal to $0.10 per Unit purchased pursuant to said deferred commission option, which amounts shall be used by the Partnership to pay commissions due with respect to such Units. All such amounts withheld from Net Cash From Operations shall be deemed to have been distributed to, and be deemed to have been received by, such Limited Partners as Net Cash From Operations.

The General Partners shall be prohibited from making any distributions of Net Cash From Operations out of Capital Contributions, and distributions of Net Cash From Operations shall not reduce Partners’ Net Capital Contributions. No distributions of Net Cash From Operations will be made with respect to Tax Preferred Units.

The General Partners shall not incur any liability as a result of their determination to distribute Net Cash From Operations, even though such distribution may result in the Partnership’s retaining insufficient funds for the operation of its business, provided their determination was made in good faith and not as a result of their negligence or misconduct.

9.2    Nonliquidating Net Sale Proceeds.    Except as otherwise provided for in (i) the last paragraph of this Section 9.2, (ii) the provisions of Sections 9.3 and 9.4 hereof, and (iii) the provisions of Section 11.3(f) hereof relating to the potential reinvestment of Nonliquidating Net Sale Proceeds, Nonliquidating Net Sale Proceeds shall be distributed to the Partners, net of any federal or state tax withholding requirements, as follows:

(a)    To Limited Partners holding Units which at any time have been treated as Tax Preferred Units on a per Unit basis, such amounts as may be necessary to give each such Limited Partner an amount of Nonliquidating Net Sale Proceeds which, when added to distributions received or deemed received by such Limited Partner with respect to any period during which his Units were treated as Cash Preferred Units, would be equal on a per Unit basis to the Net Cash From Operations allocated and distributed pursuant to Section 9.1 hereof received or deemed received by Limited Partners holding Units which at all times have been treated as Cash Preferred Units, assuming such Limited Partners purchased an equivalent number of Units on the same original date of purchase (it being the intent of the Partners that the distribution preference provided by Section 9.1 hereof be only a timing preference on distributions and that this provision have the effect of equalizing distributions to Limited Partners on a per Unit basis so that, after receipt of distributions under this Section 9.2(a), all Limited Partners, to the extent possible, be in the receipt of the same aggregate amount of distributions under this Article IX on a per Unit basis);

(b)    Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received distributions under Section 8.10 hereof, this Section 9.2(b) and Section 9.4 hereof totaling 100% of his Net Capital Contribution;

(c)    Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions under Sections 9.1, 9.2(a) and this 9.2(c) equal to a cumulative (but not compounded) 10% per annum return on his Net Capital Contribution;

(d)    Then, to the Limited Partners on a per Unit basis until each Limited Partner has received or has been deemed to have received aggregate distributions under Sections 9.1, 9.2(a), 9.2(c) and this 9.2(d) equal to his Preferential Limited Partner Return, as defined in Section 3.47 hereof;

(e)    Then, to the General Partners until the General Partners have received distributions totaling 100% of their Capital Contributions;

(f)    Then, if and only in the event that Limited Partners have received Excess Limited Partner Distributions, as hereinafter defined, to the General Partners until they have received distributions of Nonliquidating Net Sale Proceeds equal to 20% of the sum of any such Excess Limited Partner Distributions and distributions to the General Partners pursuant to this Section 9.2(f) (the term “Excess Limited Partner Distributions” means any distributions to Limited Partners over the life of their investment in the Partnership in excess of the sum of their Net Capital Contributions plus their Preferential Limited Partner Return); and

(g)    Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners; provided, however, that in no event will the General Partners be allocated or receive distributions in excess of the NASAA Guidelines Resale Proceeds Maximum Amount, as defined herein. It is the intent of the foregoing proviso that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to Article IV, Section E.2.b. of the NASAA Guidelines, and in the event the allocations pursuant to this Article IX would otherwise result in the General Partners receiving any such excess distributions, such excess distributions otherwise distributable to the General Partners will instead be reallocated in favor of and distributed to the Limited Partners on a per Unit basis. As used herein, the term “NASAA Guidelines Resale Proceeds Maximum Amount” means an amount equal to 15% of aggregate Nonliquidating Net Sale Proceeds and Liquidating Distributions remaining after payments to all Limited Partners from such proceeds of amounts equal to 100% of their Net Capital Contributions plus amounts equal to a 6% per annum return on their Net Capital Contributions, calculated on a cumulative (noncompounded) basis.

Notwithstanding the foregoing, in the event that the Partnership sells any Partnership Property at a sale price which is less than the Purchase Price originally paid for such Partnership Property, then prior to the distribution of Nonliquidating Net Sale Proceeds under Section 9.2(a) above, the Limited Partners holding Cash Preferred Units shall first receive distributions of Nonliquidating Net Sale Proceeds in an amount equal to the excess of the original Purchase Price of such Partnership Property sold over the sale price of such Partnership Property, but not in excess of the amount of the special allocations of deductions for depreciation, amortization and cost recovery with respect to such Partnership Property previously made to the Limited Partners holding Tax Preferred Units made pursuant to Sections 10.2(a) and 10.2(b) hereof. In addition, the General Partners are authorized to make any distributions of Nonliquidating Net Sale Proceeds to the Limited Partners contemplated by Section 11.3(f) hereof.

9.3    Dissolution.    Upon dissolution, the Partnership shall proceed to liquidate its assets as follows:

(a)    Subject to any applicable limitations of law, upon dissolution of the Partnership, the assets of the Partnership shall be converted to cash. The Partnership shall be given adequate time to collect any notes received with respect to the sale of such assets and collect any other debts outstanding. All cash on hand, including all cash received after the happening of an event of dissolution set forth in Section 20.1 hereof, shall be applied and distributed as follows:

(i)    All of the debts and liabilities of the Partnership, except indebtedness to Partners, shall first be paid and satisfied or adequate provision, including the setting up of any reserves which the General Partners in their sole discretion deem reasonably necessary or desirable, shall be made for the payment or satisfaction thereof;

(ii)    All debts of the Partnership to Partners shall next be paid on a pro rata basis without respect to the date on which such debts were incurred;

(iii)    Any fees due to the General Partners shall next be paid; and

(iv)    The balance of the assets of the Partnership shall be distributed to each Partner in accordance with the positive balance in his Capital Account as of the date of distribution, as provided in Section 9.4 below.

(b)    Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his investment, and if the Partnership Property remaining after payment or discharge of the debts and liabilities of the Partnership, including debts and liabilities owed to one or more of the Partners, is insufficient to return the aggregate Capital Contributions of each Limited Partner, such Limited Partners shall have no recourse against the General Partners or any other Limited Partner.

9.4    Liquidating Distributions.    Liquidating Distributions shall be distributed to each Partner, net of any federal or state tax withholding requirements, in accordance with the positive balance in his Capital Account as of the date of distribution (after allocation of the Gain on Sale as provided in Section 10.4 hereof).

9.5    Distribution Dates.    Partnership distributions under Section 9.1 will be made at least quarterly in the discretion of the General Partners (the “Distribution Period”).

9.6    Allocation Among General Partners.    All amounts distributed to the General Partners under this Article IX shall be apportioned among the General Partners in such percentages as they may from time to time agree upon among themselves.

9.7    Allocation Among Limited Partners.    All allocations and distributions made to the Limited Partners pursuant to this Article IX shall be paid to those Persons who were Limited Partners or Assignees as of the last day of the Distribution Period preceding the time of the distribution (the “Allocation Date”) on a pro rata basis according to the number of Units held on the Allocation Date;

provided, however, with respect to Units issued by the Partnership during such Distribution Period, allocations and distributions made with respect to such Units for such Distribution Period shall be equal to the pro rata share for such Units determined in accordance with the first clause of this Section 9.7 multiplied by a fraction, the numerator of which is the number of days contained in the Distribution Period during which such Units were issued and outstanding, and the denominator of which is the total number of days contained in such Distribution Period.

9.8    Withholding Taxes.    The General Partners shall be entitled to withhold or cause to be withheld from any Limited Partner’s distributions from the Partnership such amounts on account of taxes or similar charges, if any, as may be required by applicable federal or state laws or regulations. Any amounts withheld by the General Partners hereunder shall be deemed to have been distributed to the Limited Partners under this Article IX.

ARTICLE X

ALLOCATIONS

10.1    Net Loss.    Net Loss for each applicable accounting period shall be allocated to the Partners as follows:

(a)    First, 99% to the Limited Partners holding Tax Preferred Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

(b)    Then, to any Partner having a positive balance in his Capital Account (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

(c)    Then, 100% to the General Partners.

Notwithstanding the foregoing, in any fiscal year with respect to which the Partnership incurs an aggregate Net Loss, interest income of the Partnership shall be specially allocated to the Limited Partners holding Cash Preferred Units with respect to such accounting period on a per Unit basis, and Net Loss of the Partnership for such accounting period shall be determined without regard to such interest income.

10.2    Depreciation, Amortization and Cost Recovery Deductions.    All deductions for depreciation, amortization and cost recovery for each applicable accounting period shall be allocated to the Partners as follows:

(a)    First, 99% to the Limited Partners holding Tax Preferred Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners until the Capital Accounts of all such Partners have been reduced to zero;

(b)    Then, to any Partner having a positive balance in his Capital Account (in proportion to the aggregate positive balances in all Capital Accounts) in an amount not to exceed such positive balance as of the last day of the fiscal year; and

(c)    Then, 100% to the General Partners.

This Section 10.2 notwithstanding, all Net Loss and Net Income for each fiscal year shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.3 hereof and shall be reflected in each Partner’s Capital Account as of the last day of such fiscal year before any allocation of depreciation, amortization or cost recovery deductions is made to the Partners under this Section 10.2.

10.3    Net Income.    Subject to the Qualified Income Offset provisions of Section 10.5 hereof, Net Income for each applicable accounting period shall be allocated to the Partners as follows:

(a)    First, to the General Partners and the Limited Partners holding Cash Preferred Units with respect to such accounting period on a per Unit basis, in the same proportion as, and to the extent that, Net Cash From Operations is distributed or deemed distributed to them under Section 9.1 hereof with respect to such accounting period; and

(b)    Then, to the extent Net Income exceeds the actual distribution of Net Cash From Operations with respect to such accounting period, such excess Net Income shall be allocated 99% to the Limited Partners holding Cash Preferred Units with respect to such accounting period on a per Unit basis, and 1% to the General Partners.

10.4    Gain on Sale.    Gain on Sale for each applicable accounting period shall be allocated to the Partners as follows:

(a)    First, to the extent applicable, pursuant to the Qualified Income Offset provisions of Section 10.5 hereof;

(b)    Then, to those Partners having negative Capital Accounts, if any, in the ratio that the negative Capital Account of each Partner having a negative Capital Account bears to the aggregate amount of negative Capital Accounts of all such Partners until all negative Capital Accounts have been restored to zero;

(c)    Then, to Limited Partners holding Units which at any time have been treated as Tax Preferred Units, in amounts equal to the deductions for depreciation, amortization and cost recovery specially allocated to such Limited Partners pursuant to Section 10.2(a) hereof, with respect to the specific Partnership Property, the sale, exchange or other disposition of which resulted in the allocation of Gain on Sale hereunder, but not in excess of the amount of Gain on Sale recognized by the Partnership pursuant to the sale, exchange or other disposition of said specific Partnership Property;

(d)    Then, to the Limited Partners in amounts equal to the deductions for depreciation, amortization and cost recovery allocated to such Limited Partners pursuant to Section 10.2(b) hereof with respect to the specific Partnership Property, the sale, exchange or other disposition of which resulted in the allocation of Gain on Sale hereunder;

(e)    Then, to Limited Partners holding Units which at any time have been treated as Tax Preferred Units on a per Unit basis, in such amounts as are necessary or required until such Limited Partners are allocated Gain on Sale under this Section 10.4(e) equal on a per Unit basis to the Net Cash From Operations allocated and distributed pursuant to Section 9.1 hereof received or deemed received by Limited Partners holding Units which at all times have been treated as Cash Preferred Units, assuming said Limited Partners purchased an equivalent number of Units on the same original date of purchase (it being the intent of the Partners that the distribution preference provided in Section 9.1 hereof be only a timing preference on distributions and that Section 9.2(a) hereof and this provision have the effect of equalizing distributions to Limited Partners on a per Unit basis so that, after receipt of distributions under Section 9.2(a) hereof and distributions resulting from the allocation of Gain on Sale pursuant to this Section 10.4(e), all Limited Partners, to the extent possible, be in receipt of the same aggregate amount of distributions under Article IX on a per Unit basis);

(f)    Then, to Limited Partners holding Units which at any time have been treated as Tax Preferred Units on a per Unit basis in such amounts as are necessary or required to cause the Capital Accounts of such Limited Partners to be equal, on a per Unit basis, to the Capital Accounts of Limited Partners holding Units which at all times have been treated as Cash Preferred Units, assuming said Limited Partners acquired an equivalent number of Units on the same original date of purchase and, thereafter, to all Limited Partners on a per Unit basis until each Limited Partner has been allocated an amount equal to such Limited Partner’s Net Capital Contribution;

(g)    Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an amount equal to the excess of a cumulative (but not compounded) 10% per annum return on his Net Capital Contribution over prior distributions received or deemed received by such Limited Partner under Sections 9.1, 9.2(a), 9.2(c) and 9.2(d) hereof;

(h)    Then, to the Limited Partners on a per Unit basis until each Limited Partner has been allocated an aggregate amount equal to the excess of his Preferential Limited Partner Return, as defined in Section 3.47 hereof, over prior distributions received or deemed received by each such Limited Partner under Sections 9.1, 9.2(a), 9.2(c) and 9.2(d) hereof;

(i)    Then, to the General Partners, until the General Partners have been allocated amounts equal to 100% of their Capital Contributions;

(j)    Then, if and only in the event that Limited Partners have received any Excess Limited Partner Distributions, as defined in Section 9.2(f) hereof, to the General Partners, until the General Partners have been allocated Gain on Sale under this Section 10.4(j) equal to 20% of the sum of any such Excess Limited Partner Distributions plus any Gain on Sale allocated to the General Partners pursuant to this Section 10.4(j); and

(k)    Thereafter, 80% to the Limited Partners on a per Unit basis and 20% to the General Partners; provided, however, that in no event will the General Partners be allocated Gain on Sale pursuant to this Section 10.4 which would result in the General Partners receiving distributions in excess of the NASAA Guidelines Resale Proceeds Maximum Amount, as defined in Section 9.2(g) hereof. It is the intent of the foregoing proviso that the General Partners receive no more of the net proceeds from the sale or financing of Partnership Properties than is allowed pursuant to Article IV, Section E.2.b. of the NASAA Guidelines, and in the event the allocations pursuant to this Article X would otherwise result in the General Partners receiving any such excess distributions, such excess allocations of Gain on Sale otherwise allocable to the General Partners will instead be reallocated in favor of and to the Limited Partners on a per Unit basis.

It is the intent of the Partners that the foregoing tax allocation provisions of this Article X shall produce final Capital Account balances of the Partners that will permit liquidating distributions which are made in accordance with final Capital Account balances pursuant to Section 9.4 hereof to be made in the manner identical to the order of priority of distributions set forth in Section 9.2 hereof. To the extent that the tax allocation provisions of this Article X would fail to produce such final Capital Account balances, (a) such provisions shall be amended by the General Partners if and to the extent necessary to produce such result, and (b) taxable income and taxable losses of the Partnership for the current year (or items of gross income and deduction for the Partnership for such year) shall be reallocated by the General Partners among the Partners to the extent necessary to produce such result and, to the extent it is not possible to achieve such result with allocations of items of income (including gross income) and deduction for the current year, taxable income and taxable losses of the Partnership for prior open years (or items of gross income and deduction of the Partnership for such years) shall be reallocated by the General Partners among the Partners to the extent necessary to produce such result. The provisions of this paragraph shall control notwithstanding any reallocation or adjustment of taxable income, taxable loss or items thereof by the Internal Revenue Service or any other taxing authority.

10.5    Qualified Income Offset.    Notwithstanding any provision to the contrary contained herein, in the event that any Partner receives an adjustment, allocation or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes a deficit balance in such Partner’s Capital Account, such Partner will be allocated items of income or gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible, all in accordance with Treasury Regulations Section 1.704-1(b)(2)(ii)(d). (It is the intent of the Partners that the foregoing provision constitute a “Qualified Income Offset,” as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and the foregoing provision shall in all events be interpreted so as to constitute a valid “Qualified Income Offset.”)

10.6    Allocation Among Limited Partners.    Except as otherwise provided in this Article X, all allocations made to the Limited Partners as a group under this Article X shall be apportioned among the Limited Partners according to each Limited Partner’s Participating Percentage. Except as otherwise provided in this Article X, all allocations made among Limited Partners holding Cash Preferred Units shall be apportioned according to a percentage, the numerator of which shall be the number of Cash Preferred Units held by each such Limited Partner, and the denominator of which shall be the total number of Cash Preferred Units held by all Limited Partners, and all allocations made among Limited Partners holding Tax Preferred Units shall be apportioned among such Limited Partners according to a percentage, the numerator of which shall be the number of Tax Preferred Units held by each such Limited Partner, and the denominator of which shall be the total number of Tax Preferred Units held by all Limited Partners. If, however, Limited Partners are admitted to the Partnership pursuant to Article VIII on different dates during any fiscal year, such allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Persons who own Units from time to time during such year in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion. In addition, if elections to be treated as Cash Preferred Units or Tax Preferred Units are deemed to be effective during any fiscal year, allocations under this Article X for such fiscal year (and, if necessary, subsequent years) shall be divided among the Limited Partners in accordance with Section 706 of the Code, using any conventions permitted by law and selected by the General Partners, in their sole discretion.

10.7    Allocation Among General Partners.    All allocations made under this Article X to the General Partners shall be apportioned among the General Partners in such percentages as they may from time to time agree among themselves.

10.8    Item Prorations.    Any fiscal year of the Partnership in which the Partnership realizes any Gain on Sale shall be divided into multiple accounting periods, the first of which shall begin on the first day of such fiscal year and shall end on the Sale Date, and the second of which shall begin on the day following such Sale Date and shall end on the following Sale Date, if any, and if no further Sale Date occurs, then on the last day of such fiscal year. Any Net Income realized by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Section 10.3 hereof as if such accounting period were a complete fiscal year of the Partnership. Any Net Loss, depreciation, amortization or cost recovery deductions incurred by the Partnership in any of such accounting periods shall be allocated to the Partners in the manner provided in Sections 10.1 and 10.2 hereof as if such accounting period were a complete fiscal year of the Partnership. The Net Income, Net Loss, depreciation, amortization and cost recovery deductions so allocated to the Partners shall be reflected in their respective Capital Accounts before any Gain on Sale realized by the Partnership during such accounting period is allocated to the Partners under Section 10.4 hereof.

10.9    Allocations in Respect to Transferred Units.    If any Units are transferred during any fiscal year, all items attributable to such Units for such year shall be allocated between the transferor and the transferee by taking into account their varying interests during the year in accordance with Section 706(d) of the Code, utilizing any conventions permitted by law and selected by the General Partners, in their sole and absolute discretion. Solely for purposes of making such allocations, the Partnership shall recognize the transfer of such Units as of the end of the calendar quarter during which it receives written notice of such transfer, provided that if the Partnership does not receive a written notice stating the date such Units were transferred and such other information as may be required by this Agreement or as the General Partners may reasonably require within 30 days after the end of the year during which the transfer occurs, then all such items shall be allocated to the Person who, according to the books and records of the Partnership, on the last day of the year during which the transfer occurs, was the owner of the Units. The General Partners and the Partnership shall incur no liability for making allocations in accordance with the provisions of this Section 10.9, whether or not the General Partners or the Partnership have knowledge of any transfer of ownership of any Units.

10.10    Disputes.    Except with respect to matters as to which the General Partners are granted discretion hereunder, in the event that the General Partners elect to submit the matter to the Partnership’s independent public accountants for their opinion hereunder, the opinion of the independent public accountants retained by the Partnership from time to time shall be final and binding with respect to all disputes and uncertainties as to all computations and determinations required to be made under Articles IX and X hereof (including but not limited to any computations and determinations in connection with any distribution or allocation pursuant to a dissolution and liquidation).

ARTICLE XI

MANAGEMENT OF THE PARTNERSHIP

11.1    Management.    The General Partners shall conduct the business of the Partnership, devoting such time thereto as they, in their sole discretion, shall determine to be necessary to manage Partnership business and affairs in an efficient manner. Any action required to be taken by the General Partners pursuant to this Agreement shall be duly taken only if it is approved, in writing or otherwise, by all the General Partners, unless the General Partners agree among themselves to a different arrangement for said approval.

11.2    Powers of the General Partners.    The General Partners shall have full charge of overall management, conduct and operation of the Partnership, and shall have the authority to act on behalf of the Partnership in all matters respecting the Partnership, its business and its property, and, without limiting in any manner the foregoing, authority:

(a)    To do on behalf of the Partnership all things which, in their sole judgment, are necessary, proper or desirable to carry out the Partnership’s business, including, but not limited to, the right, power and authority: (i) to execute all agreements and other documents necessary to implement the purposes of the Partnership, to take such action as may be necessary to consummate the transactions contemplated hereby and by the Prospectus, and to make all reasonably necessary arrangements to carry out the Partnership’s obligations in connection therewith; (ii) to employ, oversee and dismiss from employment any and all employees, agents, independent contractors, real estate managers, contractors, engineers, architects, developers, designers, brokers, attorneys and accountants; (iii) to sell, exchange or grant an option for the sale of all or substantially all (subject to the requirement to obtain a Majority Vote of the Limited Partners pursuant to Section 16.1 hereof with respect to a sale of all or substantially all of the real properties acquired by the Partnership) or any portion of the real and personal property of the Partnership, at such price or amount, for cash, securities or other property and upon such other terms as the General Partners, in their sole discretion, deem proper; (iv) to let or lease all or any portion of the Partnership Properties for any purpose and without limit as to the term thereof, whether or not such term (including renewal terms) shall extend beyond the date of the termination of the Partnership and whether or not the portion so leased is to be occupied by the lessee or, in turn, subleased in whole or in part to others; (v) to create, by grant or otherwise, easements and servitudes; (vi) to borrow money and incur indebtedness; provided, however, the Partnership shall not be permitted to incur any indebtedness except as authorized in Section 11.3(e) hereof; (vii) to draw, make, accept, endorse, sign and deliver any notes, drafts or other negotiable instruments or commercial paper; (viii) to execute such agreements and instruments as may be necessary, in their discretion, to operate, manage and promote the Partnership assets and business; (ix) to construct, alter, improve, repair, raze, replace or rebuild all or any portion of the Partnership Properties; (x) to submit to arbitration any claim, liability or dispute involving the Partnership (provided that such claims will be limited to actions against the Partnership not involving securities claims by the Limited Partners and provided further that no claim, liability or dispute of a Limited Partner will be subject to mandatory arbitration); (xi) to compromise any claim or liability due to the Partnership; (xii) to execute, acknowledge or verify and file any notification, application, statement and other filing which the General Partners consider either required or desirable to be filed with any state or federal securities administrator or commission; (xiii) to make any tax elections to be made by the Partnership; (xiv) to place record title to any of its assets in the name of a nominee, agent or a trustee; (xv) to do any or all of the foregoing, discretionary or otherwise, through agents selected by the General Partners, whether compensated or uncompensated by the Partnership; (xvi) to execute and file of record all instruments and documents which are deemed by the General Partners to be necessary to enable the Partnership properly and legally to do business in the State of Georgia or any other jurisdiction deemed advisable; (xvii) to monitor the transfer of Partnership interests to determine if such interests are being traded on “an established securities market or a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code, and take (and cause Affiliates to take) all steps reasonably necessary or appropriate to prevent any such trading of interests, including without limitation, voiding transfers if the General Partners reasonably believe such transfers will cause the Partnership to be treated as a “publicly traded partnership” under the Code or Treasury Regulations thereunder; (xviii) at the appropriate time, to register the Units with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; and (xix) to do any or all of the foregoing for such consideration and upon such other terms or conditions as the General Partners, in their discretion, determine to be appropriate; provided, however, in no event shall the General Partners or their Affiliates receive compensation from the Partnership unless specifically authorized by Article XII hereof, by Articles IX and X hereof or by the “Compensation of the General Partners and Affiliates” section of the Prospectus.

(b)    Notwithstanding anything contained herein to the contrary, to amend this Agreement without the consent or vote of any of the Limited Partners: (i) to reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners; (ii) to add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted herein to the General Partners or their Affiliates for the benefit of the Limited Partners; (iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement; (iv) to delete or add any provision from or to this Agreement requested to be so deleted or added by the staff of the Securities and Exchange Commission or by the staff of any state regulatory agency, the deletion or addition of which provision is deemed by the staff of any such regulatory agency to be for the general benefit or protection of the Limited Partners; and (v) to produce appropriate Capital Account balances pursuant to the terms of the last paragraph of Section 10.4 hereof or to otherwise attempt to have the provisions of this Agreement comply with federal income tax law and regulations thereunder.

(c)    To possess and exercise, as may be required, all of the rights and powers of general partners as more particularly provided by the Act, except to the extent that any of such rights may be limited or restricted by the express provisions of this Agreement.

(d)    To execute, acknowledge and deliver any and all instruments and take such other steps as are necessary to effectuate the foregoing. Any such instruments may be executed on behalf of the Partnership by either of the General Partners, except that any instrument pursuant to which the Partnership acquires or disposes of any interest in real property shall require the signature, personally or by attorney-in-fact, of each of the General Partners.

11.3    Limitations on Powers of the General Partners.    The General Partners shall observe the following policies in connection with Partnership operations:

(a)    Pending initial investment of its funds, or to provide a source from which to meet contingencies, including, without limitation, the working capital reserve, if any, the Partnership may temporarily invest its funds in short-term, highly liquid investments where there is appropriate safety of principal, such as government obligations, bank or savings and loan association certificates of deposit, short-term debt obligations and interest-bearing accounts; provided that, following one year after the commencement of the operations of the Partnership, either: (i) no more than 45% of the value (as defined in Section 2(a)(41) of the Investment Company Act of 1940, as amended) of the Partnership’s total assets (exclusive of government securities and cash items) will consist of, and no more than 45% of the Partnership’s net income after taxes (for any four consecutive fiscal quarters combined) will be derived from, securities other than (A) government securities; (B) securities issued by majority owned subsidiaries of the Partnership which are not investment companies; and (C) securities issued by companies, which are controlled primarily by the Partnership, through which the Partnership engages in a business other than that of investing, reinvesting, owning, holding or trading in securities, and which are not investment companies; or (ii) the Partnership shall be in compliance with some other applicable exemption from being deemed an investment company under the Investment Company Act of 1940, as amended.

(b)    The Partnership shall not acquire unimproved or non-income producing property, except in amounts and upon terms which can be financed by the Offering proceeds or from Cash Flow and provided investment in such properties shall not exceed 15% of net Offering proceeds available for Investment in Properties. Properties shall not be considered non-income producing if they are expected to produce income within two years after their acquisition.

(c)    All real property acquisitions must be supported by an appraisal which shall be prepared by a competent, independent appraiser. The appraisal shall be maintained in the Partnership’s records for at least five years and shall be available for inspection and duplication by any Limited Partner. The Purchase Price paid by the Partnership for each property shall not exceed the appraised value of such property.

(d)    The General Partners shall not have the authority to incur indebtedness which is secured by the Partnership Properties or assets, except as specifically authorized pursuant to Section 11.3(e) below.

(e)    The General Partners shall have the authority to borrow funds (i) for Partnership operating purposes in the event of unforeseen or unexpected circumstances in which the Partnership’s available cash resources are deemed insufficient for the maintenance and repair of Partnership Properties or for the protection or replacement of the Partnership’s assets, and (ii) in order to finance improvement of and improvements to Partnership Properties at such time as the General Partners may deem such improvements to be necessary or appropriate to protect capital previously invested in such Partnership Properties, to protect the value of the Partnership’s investment in a particular Partnership Property, or to make a particular Partnership Property more attractive for sale or lease; provided, however, that the aggregate amount of Partnership borrowings shall at no time exceed 25% of the total purchase price of Partnership Properties. The Partnership may borrow such funds from the General Partners, their Affiliates or others, provided that if any such borrowing is from the General Partners or their Affiliates, (i) such borrowing may not constitute a “financing” as that term is defined under the NASAA Guidelines (i.e., all indebtedness encumbering Partnership Properties or incurred by the Partnership, “the principal amount of which is scheduled to be paid over a period of not less than 48 months, and not more than 50 percent of the principal amount of which is scheduled to be paid during the first 24 months”); (ii) interest and other financing charges or fees charged on any such borrowing may not exceed amounts which would be charged by unrelated lending institutions on comparable financing for the same purpose in the same locality as the Partnership’s principal place of business; and (iii) no prepayment charge or penalty shall be required with respect to any such borrowing.

(f)    The Partnership shall not reinvest Cash Flow or any proceeds from the sale of a Partnership Property in new properties or projects; provided, however, that such sale proceeds may be applied and utilized to purchase the underlying land in connection with any Partnership Property, or to purchase from any co-venturer or joint venture partner an interest in a Partnership Property that the Partnership owns jointly with such Person, or the interest of such co-venturer or joint venture partner in the entity owning such Partnership Property. Notwithstanding the above, any such reinvestment of proceeds from the sale of a Partnership Property will not occur unless sufficient cash is distributed to the Limited Partners to pay the projected increase in the Limited Partners’ federal and state income taxes (assuming the Limited Partners are in a 30% combined federal and state tax bracket) created by the sale (the provisions of this subparagraph (f) are not intended to limit the authority of the General Partners to reinvest Cash Flow or proceeds from the sale of a Partnership Property in existing Partnership Properties to be used to make repairs, maintenance, tenant improvements, capital improvements or other expenditures relating to an existing Partnership Property that the General Partners deem necessary, appropriate or desirable, in their sole discretion).

(g)    The General Partners shall exercise their fiduciary duty for the safekeeping and use of all funds and assets of the Partnership, whether or not in their immediate possession or control, and shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. In addition, the Partnership shall not permit the Partners to contract away the fiduciary duty owed to the Partners by the General Partners under common law.

(h)    The Partnership may, in the sole discretion of the General Partners, maintain reasonable reserves for normal repairs, replacements and contingencies or for specified or unspecified tenant improvements or leasing commissions relating to Partnership Properties, in such amounts as the General Partners in their sole and absolute discretion determine from time to time to be adequate, appropriate or advisable in connection with the operations of the Partnership. In the event expenditures are made from any such reserves, future operating revenues may be allocated to such reserve to the extent deemed necessary by the General Partners in their sole discretion for the maintenance of reasonable reserves.

(i)    The Partnership shall not own or lease property jointly or in partnership with unrelated entities except in general partnerships or joint ventures which own and operate one or more particular properties, unless (i) such unrelated entity has substantially identical investment objectives as those of the Partnership; (ii) the management of such partnership or joint ownership is under the control of the Partnership in that the Partnership or an Affiliate of the Partnership possesses the power to direct or to cause the direction of the management and policies of any such partnership or joint venture; (iii) the

Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iv) the joint ownership or partnership does not authorize or require the Partnership to do anything as a partner or joint venturer with respect to the property which the Partnership or the General Partners could not do directly because of this Agreement; and (v) the General Partners and their Affiliates are prohibited from receiving any compensation, fees or expenses which are not permitted to be paid under this Agreement.

The Partnership may not own or lease property jointly or in a partnership or joint venture with an Affiliate of the General Partners unless such property is owned or leased by a joint venture or general partnership with a publicly registered Affiliate, and unless (i) such Affiliate has substantially identical investment objectives as those of the Partnership; (ii) the Partnership, as a result of such joint ownership or partnership ownership of a property, is not charged, directly or indirectly, more than once for the same services; (iii) the compensation payable to the General Partners and their Affiliates is substantially identical in each program; (iv) the Partnership will have a right of first refusal to buy the property held by such joint venture in the event that such Affiliate elects to sell its interest in the joint venture; and (v) the investment by the Partnership and such Affiliate are on substantially the same terms and conditions.

The ownership of the common areas located on property through a condominium association or other similar form of real property ownership shall not be considered a joint ownership of property for purposes of this paragraph.

(j)    Investments by the Partnership in limited partnership interests of other partnerships shall be prohibited.

(k)    The completion of improvements which are to be constructed or are under construction on Partnership Property shall be guaranteed at the price contracted either by an adequate completion bond or by other satisfactory assurances; provided, however, that such other satisfactory assurances shall include at least one of the following: (i) a written personal guarantee of one or more of the general contractor’s principals accompanied by the financial statements of such guarantor indicating a substantial net worth; (ii) a written fixed price contract with a general contractor that has a substantial net worth; (iii) a retention of a reasonable portion of the Purchase Price as a potential offset to such Purchase Price in the event the seller does not perform in accordance with the purchase and sale agreement; or (iv) a program of disbursements control which provides for direct payments to subcontractors and suppliers.

(l)    The Partnership shall make no construction loans to builders of Partnership Properties and shall make no periodic progress or other advance payments to such builders unless the Partnership has first received an architect’s certification as to the percentage of the project which has been completed and as to the dollar amount of the construction then completed.

(m)    The Partnership shall not acquire property in exchange for Units.

(n)    The Partnership shall not obtain nonrecourse financing from a Limited Partner or any party affiliated with a Limited Partner.

(o)    The Partnership shall not purchase a Partnership Property if (i) the acquisition price of such Partnership Property is not a fixed amount determined as of the date of acquisition; or (ii) any amount payable in connection with such acquisition or the time for making payments thereunder is dependent, in whole or in part, upon revenues, income or profits derived from the Partnership Property.

(p)    The Partnership shall not take back an “all-inclusive” or “wraparound” note in connection with the sale or other disposition of a Partnership Property.

(q)    The Partnership’s business purposes and objectives, as set forth in Article IV, shall not be changed unless approved by a Majority Vote of the Limited Partners.

(r)    The Partnership shall not invest in junior trust deeds and other similar obligations.

(s)    The General Partners shall not have the authority on behalf of the Partnership to:

(i)    list, recognize or facilitate the trading of Units (or any interest therein) on any “established securities market (or the equivalent thereof)” within the meaning of Section 7704 of the Code, or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a “publicly traded partnership;” or

(ii)    create for the Units (or any interest therein) a “secondary market (or the equivalent thereof)” within the meaning of Section 7704 of the Code or otherwise permit, recognize or facilitate the trading of any such Units (or any interest therein) on any such market or permit any of their Affiliates to take such actions, if as a result thereof, the Partnership would be treated for federal income tax purposes as an association taxable as a corporation or taxed as a “publicly traded partnership.”

(t)    The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of making capital contributions to a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above.

(u)    The General Partners hereby agree that they shall not initiate a transaction wherein the Partnership is merged or consolidated with another partnership or corporation, and the General Partners shall not be authorized to merge or consolidate the Partnership with any other partnership or corporation or to convert the Partnership to a real estate investment trust unless first obtaining a Majority Vote of the Limited Partners to any such transaction. In addition, the General Partners shall not be authorized to enter into or effect any Roll-Up unless such Roll-Up complies with the following terms and conditions:

(i)    An appraisal of all assets of the Partnership shall be obtained from a competent Independent Expert. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. The assets of the Partnership shall be appraised on a consistent basis. The appraisal shall be based on an evaluation of all relevant information and shall indicate the current value of the Partnership’s assets as of a date immediately prior to the announcement of the proposed Roll-Up. The appraisal shall assume an orderly liquidation of the Partnership’s assets over a 12 month period, shall consider other balance sheet items, and shall be net of the assumed cost of sale. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Partnership and its Limited Partners. A summary of the independent appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with the proposed Roll-Up.

(ii)    In connection with the proposed Roll-Up, the person sponsoring the Roll-Up shall provide each Limited Partner with a document which instructs the Limited Partner on the proper procedure for voting against or dissenting from the Roll-Up and shall offer to Dissenting Limited

Partners the choice of: (A) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up which have substantially the same terms and conditions as the security originally held, provided that the receipt or retention of that security is not a step in a series of subsequent transactions that directly or indirectly through acquisition or otherwise involves future contributions or reorganizations involving the Roll-Up Entity; or (B) one of the following: (I) remaining as Limited Partners in the Partnership and preserving their interests therein on the same terms and conditions as existed previously, or (II) receiving cash in an amount equal to the Limited Partners’ pro rata share of the appraised value of the net assets of the Partnership.

(iii)    Securities of the Roll-Up Entity received in the Roll-Up will be considered to have the same terms and conditions as the security originally held if: (A) there is no material adverse change to Dissenting Limited Partners’ rights, including but not limited to, rights with respect to voting, the business plan, or the investment, distribution, management compensation and liquidation policies of the Roll-Up Entity; and (B) the Dissenting Limited Partners receive the same preferences, privileges and priorities as they had pursuant to the security originally held.

(iv)    The Partnership may not participate in any proposed Roll-Up in which any General Partner converts an equity interest in the Partnership for which consideration was not paid and which was not otherwise provided for in this Agreement and disclosed to the Limited Partners, into a voting interest in the Roll-Up Entity, provided, however, an interest originally obtained in order to comply with the provisions of IRS Revenue Procedure 89-12 may be converted into a voting interest in the Roll-Up Entity not to exceed a one percent (1%) interest in the assets and income of such entity.

(v)    The Partnership may not participate in any proposed Roll-Up in which a General Partner does not utilize an independent third party to receive and tabulate all votes and dissents, and require that the third party make the tabulation available to the General Partners and any Limited Partner upon request at any time during and after voting occurs.

(vi)    The Partnership may not participate in any proposed Roll-Up which would result in the Limited Partners having (A) voting rights which do not generally follow the voting rights of the Limited Partners pursuant to this Agreement or (B) democracy rights in the Roll-Up Entity which are less than those provided for under Sections VII.A. and VII.B. of the NASAA Guidelines. If the Roll-Up Entity is a corporation, the voting rights shall correspond to the voting rights provided for in the NASAA Guidelines to the greatest extent possible.

(vii)    The Partnership may not participate in any proposed Roll-Up which includes provisions which would otherwise materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity). The Partnership may not participate in any proposed Roll-Up which would limit the ability of a Limited Partner to exercise the voting rights of his securities in the Roll-Up Entity on the basis of the limited partnership interests or other indicia of ownership held by that Limited Partner.

(viii)    The Partnership may not participate in any proposed Roll-Up in which the Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those provided for under Section VII.D. of the NASAA Guidelines.

(ix)    The Partnership may not participate in any proposed Roll-Up in which any of the costs of the transaction would be borne by the Partnership if the proposed Roll-Up is not approved by a Majority Vote of the Limited Partners.

(x)    The Partnership may not participate in any proposed Roll-Up in which the rights of Limited Partners are not protected as to fees of General Partners. The rights of Limited Partners shall be presumed not to be protected as to fees of General Partners if: (A) General Partners are not prevented from receiving both unearned management fees discounted to a present value, if those fees were not previously provided for in this Agreement and disclosed to Limited Partners, and new asset-based fees; (B) property management fees and other management fees are not appropriate, not reasonable and greater than what would be paid to third parties for performing similar services; or (C) changes in fees which are substantial and adverse to Limited Partners are not approved by an independent committee according to the facts and circumstances of each transaction. For purposes of this provision, “management fee” means a fee paid to the General Partners, their Affiliates, or other persons for management and administration of the limited partnership Roll-Up Entity.

(xi)    The Person proposing a Roll-Up shall pay all solicitation expenses related to the transaction, including all preparatory work related thereto, in the event the Roll-Up is not approved. For purposes of this provision, “solicitation expenses” include direct marketing expenses such as telephone calls, broker-dealer fact sheets, legal and other fees related to the solicitation, as well as direct solicitation compensation to brokers and dealers.

(xii)    The Partnership may not participate in any proposed Roll-Up in which a broker or dealer receives compensation for soliciting votes or tenders from Limited Partners in connection with the Roll-Up unless that compensation: (A) is payable and equal in amount regardless of whether the Limited Partner votes affirmatively or negatively in the proposed Roll-Up; (B) in the aggregate, does not exceed 2% of the exchange value of the newly created securities; and (C) is paid regardless of whether the Limited Partners reject the proposed Roll-Up.

11.4    Expenses of the Partnership.

(a)    Subject to Sections 11.4(b) and 11.4(c) below, the Partnership shall reimburse the General Partners for (i) all Organization and Offering Expenses incurred by them, and (ii) the actual cost to them of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners.

(b)    Except as provided below and in Sections 11.4(a) and 11.4(c), all of the Partnership’s expenses shall be billed directly to and paid by the Partnership. The General Partners may be reimbursed for the administrative services necessary to the prudent operation of the Partnership provided that the reimbursement shall be at the lower of the General Partners’ actual cost or the amount the Partnership would be required to pay to independent parties for comparable administrative services in the same geographic location. No payment or reimbursement will be made for services for which the General Partners are entitled to compensation by way of a separate fee. Excluded from allowable reimbursements shall be: (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred by or allocated to any controlling Persons of the General Partners or their Affiliates. A controlling Person, for purposes of this Section 11.4(b), shall be deemed to include, but not be limited to, any Person, whatever his title, who performs functions for the General Partners similar to those of: (A) chairman or member of the Board of Directors; (B) executive management, including the President, Vice President or Senior Vice President, Corporate Secretary and Treasurer; (C) senior management, such as the Vice President of an operating division who reports directly to executive management; or (D) those holding a 5% or more equity interest in Wells Capital or a Person having the power to direct or cause the direction of the General Partners, whether through the ownership of voting securities, by contract or otherwise. It is not intended that every person who carries a title such as vice president, secretary or treasurer be considered a controlling Person. The General Partners believe that their employees and those of their Affiliates who will perform services for the Partnership for which reimbursement is allowed pursuant to this Section 11.4(b) have the experience and educational background, in their respective fields of expertise, appropriate for the performance of such services.

The annual report to investors shall include a breakdown of the costs reimbursed to the General Partners pursuant to this subsection. Within the scope of the annual audit of the General Partners’ financial statements, the independent certified public accountant must verify the allocation of such costs to the Partnership. The method of verification shall at a minimum provide:

(I)    A review of the time records of individual employees, the cost of whose services were reimbursed; and

(II)    A review of the specific nature of the work performed by each such employee. The methods of verification shall be in accordance with generally accepted auditing standards and shall, accordingly, include such tests of the accounting records and such other auditing procedures which the General Partners’ independent certified public accountant considers appropriate under the circumstances. The additional cost of such verification will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partners by the Partnership in accordance with this subsection only to the extent that such reimbursement when added to the cost for services rendered does not exceed the allowable rate for such services as determined above.

(c)    The General Partners or their Affiliates shall pay, at no additional cost to the Partnership (i) overhead expenses of the General Partners and their Affiliates; (ii) expenses and salaries related to the performance of those services for which the General Partners and their Affiliates are entitled to compensation by way of Acquisition and Advisory Fees, Acquisition Expenses, property management and leasing fees or real estate brokerage commissions related to the resale of Partnership Properties (provided, however, that the foregoing shall in no way limit the payment or reimbursement of legal, travel, employee-related expenses and other out-of-pocket expenses which are directly related to a particular Partnership Property and not prohibited by Section 11.4(b) above); and (iii) all other administrative expenses which are unrelated to the business of the Partnership. The General Partners or their Affiliates shall pay, at no additional cost to the Partnership, Partnership Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) to the extent they exceed 3% of the gross proceeds of the Offering of Units.

(d)    Subject to the provisions of paragraphs (b) and (c) of this Section 11.4, the Partnership shall pay the following expenses of the Partnership:

(i)    Partnership Organization and Offering Expenses (other than commissions paid to broker-dealers and other underwriting compensation) which do not exceed 3% of the gross proceeds of the Offering of Units;

(ii)    underwriting compensation, including broker-dealer selling commissions and the dealer manager fee, payable in an amount not to exceed 10% of the gross proceeds of the Offering of Units, plus a maximum of ..5% of the gross proceeds of the Offering of Units for reimbursement of bona fide due diligence expenses to be paid out of Organization and Offering Expenses subject to the limitation of Section 11.4(d)(i) above.

(iii)    All operational expenses of the Partnership, which may include, but are not limited to: (A) all costs of personnel employed by the Partnership or directly involved in the business of the Partnership, including Persons who may also be employees of the General Partners or their Affiliates, including but not limited to, salaries and other employee-related expenses, travel and other out-

of-pocket expenses of such personnel which are directly related to a particular Partnership Property; (B) all costs of borrowed money, taxes and assessments on Partnership Properties and other taxes applicable to the Partnership; (C) legal, accounting, audit, brokerage and other fees; (D) fees and expenses paid to independent contractors, brokers and servicers, leasing agents, consultants, on-site managers, real estate brokers, mortgage brokers, insurance brokers and other agents; and (E) expenses in connection with the disposition, replacement, alteration, repair, remodeling, refurbishment, leasing and operation of Partnership Properties (including the costs and expenses of foreclosures, legal and accounting fees, insurance premiums, real estate brokerage and leasing commissions and maintenance connected with such Property); and

(iv)    All accounting, documentation, professional and reporting expenses of the Partnership, which may include, but are not limited to: (A) preparation and documentation of Partnership bookkeeping, accounting and audits; (B) preparation and documentation of budgets, economic surveys, Cash Flow projections and working capital requirements; (C) preparation and documentation of Partnership federal and state tax returns; (D) printing, engraving and other expenses and documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership; (E) expenses of insurance as required in connection with the business of the Partnership, including, without limitation, life and disability insurance with respect to any individual General Partner; (F) expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of printing and mailing to such Persons certificates for the Units, if any, and reports of the Partnership, and of preparing proxy statements and soliciting proxies in connection therewith; (G) expenses in connection with preparing and mailing reports required to be furnished to Limited Partners for investing, tax reporting or other purposes, including reports required to be filed with the Securities and Exchange Commission and other federal or state regulatory agencies, or expenses associated with furnishing reports to Limited Partners which the General Partners deem to be in the best interests of the Partnership; (H) expenses of revising, amending, converting, modifying or terminating the Partnership; (I) costs incurred in connection with any litigation in which the Partnership is involved as well as any examination, investigation or other proceedings conducted of the Partnership by any regulatory agency, including legal and accounting fees incurred in connection therewith; (J) costs of any computer equipment or services used for or by the Partnership; (K) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership; (L) costs of preparation and dissemination of information and documentation relating to potential sale, financing or other disposition of Partnership Properties; and (M) supervision and expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers.

11.5    Limitation on Liability of the General Partners; Indemnification of the General Partners.

(a)    Neither the General Partners nor any of their Affiliates (hereinafter, an “Indemnified Party”) shall be liable, responsible or accountable in damages or otherwise to any other Partner, the Partnership, its receiver or trustee (the Partnership, its receiver or trustee are hereinafter referred to as “Indemnitors”) for, and the Indemnitors agree to indemnify, pay, protect and hold harmless each Indemnified Party (on the demand of such Indemnified Party) from and against any and all liabilities, obligations, losses, damages, actions, judgments, suits, proceedings, reasonable costs, reasonable expenses and disbursements (including, without limitation, all reasonable costs and expenses of defense, appeal and settlement of any and all suits, actions or proceedings instituted against such Indemnified Party or the Partnership and all reasonable costs of investigation in connection therewith) (collectively referred to as “Liabilities” for the remainder of this Section) which may be imposed on, incurred by, or asserted against such Indemnified Party or the Partnership in any way relating to or arising out of any action or inaction on the part of the Partnership or on the part of such Indemnified Party in connection with services to or on behalf of the Partnership (and with respect to an Indemnified Party which is an Affiliate of the General Partners for an act which the General Partners would be entitled to indemnification if such act were performed by them) which such Indemnified Party in good faith determined was in the best interest of the Partnership. Notwithstanding the foregoing, each Indemnified Party shall be liable, responsible and accountable, and neither the Partnership nor any Indemnitor shall be liable to an Indemnified Party, for any portion of such Liabilities which resulted from such Indemnified Party’s (i) own fraud, negligence, misconduct or knowing violation of law, (ii) breach of fiduciary duty to the Partnership or any Partner, or (iii) breach of this Agreement, regardless of whether or not any such act was first determined by the Indemnified Party, in good faith, to be in the best interest of the Partnership. If any action, suit or proceeding shall be pending against the Partnership or any Indemnified Party relating to or arising out of any such action or inaction, such Indemnified Party shall have the right to employ, at the reasonable expense of the Partnership (subject to the provisions of Section 11.5(b) below), separate counsel of such Indemnified Party’s choice in such action, suit or proceeding. The satisfaction of the obligations of the Partnership under this Section shall be from and limited to the assets of the Partnership and no Limited Partner shall have any personal liability on account thereof.

(b)    Cash advances from Partnership funds to an Indemnified Party for reasonable legal expenses and other costs incurred as a result of any legal action or proceeding are permissible if: (i) such suit, action or proceeding relates to or arises out of any action or inaction on the part of the Indemnified Party in the performance of its duties or provision of its services on behalf of the Partnership; (ii) such suit, action or proceeding is initiated by a third party who is not a Limited Partner or such suit, action or proceeding is initiated by a Limited Partner and a court of competent jurisdiction specifically approves such cash advancement; and (iii) the Indemnified Party undertakes to repay any funds advanced pursuant to this Section in the cases in which such Indemnified Party would not be entitled to indemnification under Section 11.5(a) above. If advances are permissible under this Section, the Indemnified Party shall have the right to bill the Partnership for, or otherwise request the Partnership to pay, at any time and from time to time after such Indemnified Party shall become obligated to make payment therefor, any and all amounts for which such Indemnified Party believes in good faith that such Indemnified Party is entitled to indemnification under Section 11.5(a) above. The Partnership shall pay any and all such bills and honor any and all such requests for payment within 60 days after such bill or request is received. In the event that a final determination is made that the Partnership is not so obligated for any amount paid by it to a particular Indemnified Party, such Indemnified Party will refund such amount within 60 days of such final determination, and in the event that a final determination is made that the Partnership is so obligated for any amount not paid by the Partnership to a particular Indemnified Party, the Partnership will pay such amount to such Indemnified Party within 60 days of such final determination.

(c) Notwithstanding anything to the contrary contained in Section 11.5(a) above, neither the General Partners nor any of their Affiliates nor any Person acting as a broker-dealer with respect to the Units shall be indemnified from any liability, loss or damage incurred by them arising due to an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party, or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular Indemnified Party and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the General Partners shall undertake to cause the party seeking indemnification to apprise the court of the position of the Securities and Exchange Commission, the California Commissioner of the Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission,

the Tennessee Securities Division, the Alabama Securities Commission and the Texas State Securities Board with respect to indemnification for securities violations.

(d)    The Partnership shall not incur the cost of the portion of any insurance which insures any party against any liability as to which such party is prohibited from being indemnified as set forth above.

(e)    For purposes of this Section 11.5, an Affiliate of the General Partners shall be indemnified by the Partnership only in circumstances where the Affiliate has performed an act on behalf of the Partnership or the General Partners within the scope of the authority of the General Partners and for which the General Partners would have been entitled to indemnification had such act been performed by them.

ARTICLE XII

SERVICES TO PARTNERSHIP BY GENERAL PARTNERS

12.1    Acquisition and Advisory Services.    The General Partners and their Affiliates shall perform acquisition and advisory services in connection with the review and evaluation of potential real property acquisitions for the Partnership, which services shall include, but shall not be limited to, an analysis of: (a) the geographic market in which any such property is located, including market demand analyses; (b) the physical condition of any existing structures, appurtenances and service systems; (c) the availability of contractors and engineers; (d) zoning and other governmental restrictions applicable to the use or development of the property; and (e) income and expense forecasts. In consideration for such services, including services rendered with respect to properties which are considered for acquisition by the Partnership but are not acquired, the General Partners and their Affiliates shall be paid Acquisition and Advisory Fees in an amount of up to 3% of Capital Contributions, provided that such amount does not exceed the limitations set forth in Section 12.2 hereof. In addition, in reimbursement for certain Acquisition Expenses relating to property acquisitions by the Partnership, such as legal fees, travel expenses, title insurance premium expenses, allocable employee costs and other costs relating to the selection, acquisition and development of Partnership Properties, the General Partners and their Affiliates shall be paid an amount of up to ..5% of Capital Contributions. Acquisition and Advisory Fees and Acquisition Expenses shall be accrued as Units are sold by the Partnership and shall be payable upon receipt by the Partnership of such Capital Contributions, whether such fees relate to properties which are acquired which are income-producing properties or raw land to be developed or to properties which are not acquired. The General Partners shall refund to the Partnership any such fees which are received in advance of the services to be rendered and for which services are not subsequently rendered. In addition to such fees, the Partnership shall bear the expenses of independent appraisers, market analysts or other such Persons not affiliated with the General Partners who may be engaged to evaluate potential real estate acquisitions and developments by or on behalf of the Partnership.

12.2    Limitations on Acquisition Fees.

(a)    Acquisition and Advisory Fees paid in connection with the organization of the Partnership and the purchase and development of Partnership Properties and with respect to each particular Partnership Property shall be paid only for services actually rendered, and in no event will the total of all Acquisition Fees, including the Acquisition and Advisory Fees paid to the General Partners or their Affiliates, exceed the compensation customarily charged in arm’s-length transactions by others rendering similar services as an ongoing public activity in the same geographic location and for comparable property. The limitation imposed hereby will be complied with at any given time on an ongoing basis. Within 30 days after completion of the last acquisition, the General Partners shall forward to the California Commissioner of the Department of Corporations a schedule, verified under penalties of perjury, reflecting:

(i)    each acquisition made;

(ii)    the purchase price paid;

(iii)    the aggregate of all Acquisition Fees paid on each transaction; and

(iv)    a computation showing compliance with Rule 260.140.113.3 adopted pursuant to the California Corporate Securities Law of 1968.

(b)    The General Partners intend to acquire Partnership Properties on an all cash basis and shall commit a percentage of Capital Contributions to Investment in Properties acquired by the Partnership in an amount which is equal to at least 80% of Capital Contributions. For such purposes, working capital reserves in an aggregate amount not in excess of 5% of Capital Contributions shall be deemed to be committed to the purchase, development, construction or improvement of properties acquired by the Partnership. Anything contained in this Agreement to the contrary notwithstanding, at a minimum the General Partners shall commit a percentage of the Capital Contributions to Investment in Properties which is equal to at least 80% of the Capital Contributions.

12.3    Property Management Services.    The General Partners shall retain Wells Management Company, Inc., an Affiliate of the General Partners, to perform professional property management, leasing and asset management services for the Partnership. The compensation payable to such Affiliate for such services shall be equal to the lesser of (a) 4.5% of Gross Revenues of the properties managed. In the case of industrial and commercial properties which are leased on a long-term (ten or more years) triple-net lease basis, the maximum property management fee from such leases shall be 1% of Gross Revenues, except for a one time initial leasing fee of 3% of Gross Revenues on each lease payable over the first five full years of the original term of the lease, or (b) fees which would be charged by Persons who are not affiliated with the General Partners rendering comparable services in the same geographic area. Included within such fees should be bookkeeping services and fees paid to non-related Persons for property management services. As used herein, the term “triple-net lease” shall mean a lease which requires the tenant to coordinate and pay directly the cost of all repairs, maintenance, property taxes, sales and use taxes, utilities, insurance and other operating expenses relating to the leased property. In addition, in connection with the initial lease-up of newly constructed properties, the Partnership may also pay a separate competitive fee for the one time initial rent-up or leasing-up of a newly constructed property, provided such services are not included in the Purchase Price of the property. In no event may the aggregate of all property management and leasing fees paid to Affiliates of the General Partners exceed 6% of Gross Revenues. The foregoing limitation will include all leasing, re-leasing and leasing related services.

12.4    Insurance Services Prohibited.    Neither the General Partners nor any of their Affiliates may receive an insurance brokerage fee or write any insurance policy covering the Partnership or any Partnership Properties.

12.5    Development and Construction Services Prohibited.    Neither the General Partners nor any of their Affiliates (except any Persons affiliated with the General Partners only through their employment by the Partnership) may receive any development or construction fees or any other fees or other compensation from the Partnership in connection with the development or construction of Partnership Properties, except with respect to expense reimbursements specifically authorized under Section 11.4 hereof.

12.6    Real Estate Commissions on Resale of Properties.    The General Partners and their Affiliates may perform real estate brokerage services for the Partnership in connection with the resale of property by the Partnership; provided that the compensation therefor to the General Partners or their Affiliates in connection with the sale of a particular property shall not exceed the lesser of (a) 50% of the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) 3% of the gross sales price of the property; and provided, further, that payments of said compensation shall be made only after the Partnership has distributed to each Limited Partner or his Assignee from Nonliquidating Net Sale Proceeds or Liquidating Distributions, as the case may be, an aggregate amount in cash which is equal to 100% of his Capital Contribution (less all amounts, if any, theretofore distributed as a return of unused capital pursuant to Section 8.10), and has distributed to each Limited Partner or Assignee from all sources an additional amount equal to a 6% per annum cumulative (but not compounded) return on his Net Capital Contribution, calculated from the date of his admission into the Partnership; and provided, further, that the General Partners and their Affiliates may receive such real estate commission only if they provide substantial services in connection with the sales effort. The aggregate real estate commission paid to all parties involved in the sale of a Partnership Property shall not exceed the lesser of: (a) the reasonable, customary and competitive real estate brokerage commission normally and customarily paid for the sale of a comparable property in light of the size, type and location of the property, or (b) 6% of the gross sales price of such property.

Notwithstanding the foregoing, neither the General Partners nor any of their Affiliates shall be granted an exclusive right to sell or exclusive employment to sell any property on behalf of the Partnership.

12.7    Rebates, Give-ups and Reciprocal Arrangements.

(a)    No rebates or give-ups may be received by any of the General Partners or their Affiliates nor may the General Partners or their Affiliates participate in any reciprocal business arrangements which would circumvent the provisions of this Agreement.

(b)    None of the General Partners nor any of their Affiliates shall, or shall knowingly permit any underwriter, dealer or salesman to, directly or indirectly, pay or award any finder’s fees, commissions or other compensation to any Person engaged by a potential investor for investment advice as an inducement to such advisor to recommend the purchase of interests in the Partnership; provided, however, that this clause shall not prohibit the normal sales commissions payable to a registered broker-dealer or other properly licensed Person (including the General Partners and their Affiliates) for selling Partnership Units.

12.8    Other Services.    Other than as specifically provided in this Agreement or in the Prospectus, neither the General Partners nor their Affiliates shall be compensated for services rendered to the Partnership. The General Partners and their Affiliates cannot receive any fees or other compensation from the Partnership except as specifically provided for in this Article XII, in Articles IX, X or XI hereof or in the “Compensation of the General Partners and Affiliates” section of the Prospectus.

ARTICLE XIII

TRANSACTIONS BETWEEN GENERAL PARTNERS AND THE PARTNERSHIP

13.1    Sales and Leases to the Partnership.    The Partnership shall not purchase or lease investment properties, other than as provided in Section 11.3(i) hereof, in which any of the General Partners or their Affiliates have an interest or from any entity in which the General Partners or their Affiliates have an interest. The provisions of this Section 13.1 notwithstanding, the General Partners or their Affiliates may temporarily enter into contracts relating to investment properties to be assigned to the Partnership prior to closing or may purchase property in their own names and temporarily hold title thereto for the purpose of facilitating the acquisition of such property for the Partnership, provided that such property is purchased by the Partnership for a price no greater than the cost of such property to the General Partners or their Affiliates (including closing and carrying costs), that in no event shall the Partnership purchase property from the General Partners or their Affiliates if such entity has held title to such property for more than 12 months prior to the commencement of the Offering, that the General Partners or their Affiliates shall not sell property to the Partnership if the cost of the property exceeds the funds reasonably anticipated to be available to the Partnership to purchase such property, and that all profits and losses during the period any such property is held by the General Partners or their Affiliates will accrue to the Partnership and such profits shall be deemed to be included as Partnership Cash Flow for the purpose of computing distributions of Net Cash From Operations under Article IX hereof; and provided further, that there is no other benefit to the General Partners or any Affiliate of the General Partners apart from compensation otherwise permitted by this Agreement. Notwithstanding the foregoing, the Partnership may not acquire from the General Partners or their Affiliates any property which, on the effective date of the Prospectus, was owned by such General Partner or Affiliate.

13.2    Sales and Leases to the General Partners.    The Partnership shall not sell or lease any Partnership Property to the General Partners or their Affiliates.

13.3    Loans.    No loans may be made by the Partnership to any of the General Partners or their Affiliates.

13.4    Dealings with Related Programs.    Except as permitted by Sections 11.3(f), 11.3(i) and 13.1 hereof, the Partnership shall not acquire property from or sell property to any Person in whom any of the General Partners or any of their Affiliates have an interest.

13.5    Commissions on Reinvestment or Distribution.    The Partnership shall not pay, directly or indirectly, a commission or fee (except as permitted under Article XII hereof) to a General Partner in connection with the reinvestment or distribution of the proceeds of the sale, exchange or financing of Partnership Properties.

ARTICLE XIV

INDEPENDENT ACTIVITIES OF PARTNERS

Any of the Partners may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, management, syndication, brokerage and development of real property of any kind whatsoever (including properties which may be similar to those owned by the Partnership), and neither the Partnership nor any of the Partners shall have any right by virtue of this Agreement in and to such independent ventures or to the income or profits derived therefrom, provided that the General Partners shall in no way be relieved of their fiduciary duty owed to the Partnership. In the event that the Partnership, the General Partners or any Affiliate or any entity formed or managed by the General Partners or their Affiliates is in the market for similar properties, the General Partners will review the investment portfolio of each partnership and each such affiliated entity and will decide which entity will acquire a particular property on the basis of such factors as, among others, anticipated cash flow, the effect of the purchase price on diversification of the portfolio of each such entity, the estimated income tax effects of the purchase on each such entity, the amount of funds which each such entity has available for investment, and the length of time funds of each such entity have been available for investment.

ARTICLE XV

BOOKS, REPORTS, FISCAL AND TAX MATTERS

15.1    Books.    The General Partners shall maintain full and complete books and records for the Partnership at its principal office, and all Limited Partners and their designated representatives shall have the right to inspect, examine and copy at their reasonable cost such books at reasonable times. The books of account for financial accounting purposes shall be kept in accordance with generally accepted accounting principles. Limited Partner suitability records shall be maintained for at least six years. In addition, the General Partners shall maintain an alphabetical list of the names, addresses and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the “Participant List”) as a part of the books and records of the Partnership which shall be available for inspection by any Limited Partner or his designated representative at the home office of the Partnership upon the request of the Limited Partner. The Participant List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Participant List shall be mailed to any Limited Partner requesting the Participant List within ten (10) days of the request. The copy of the Participant List to be mailed to a Limited Partner shall be printed in alphabetical order, on white paper, and in readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Participant List include, without limitation, matters relating to the Limited Partners’ voting rights under this Agreement and the exercise of the Limited Partners’ rights under federal proxy laws. If the General Partners of the Partnership neglect or refuse to exhibit, produce or mail a copy of the Participant List as requested, they shall be liable to the Limited Partner requesting the list for the costs, including attorneys’ fees, incurred by that Limited Partner for compelling the production of the Participant List and for actual damages suffered by the Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for a request for inspection of or a request for a copy of the Participant List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof or for the purpose of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partners may require any Limited Partner requesting the Participant List to represent that the list is not requested for a commercial purpose unrelated to such Limited Partner’s interest in the Partnership. The remedies provided hereunder to Limited Partners requesting copies of the

Participant List are in addition to, and shall not in any way limit, other remedies available to Limited Partners under federal law or under the laws of any state.

15.2    Reports.    The General Partners shall prepare or cause to be prepared the following reports:

(a)    Acquisition Reports.    At least quarterly within 60 days after the end of each quarter during which the Partnership has acquired real property, an “Acquisition Report” of any real property acquisitions within the prior quarter (which may be part of the quarterly report on Form 10-Q) shall be sent to all Limited Partners until the proceeds of the Offering are committed or returned to the Limited Partners. Such report shall contain: (i) the location and a description of the general character of all materially important real properties acquired or presently intended to be acquired by or leased to the Partnership; (ii) the present or proposed use of such properties and their suitability and adequacy for such use; (iii) the terms of any material lease affecting the property; (iv) the actual Purchase Price of the property and an estimate of all proposed subsequent expenditures for development or other improvement of the property; and (v) a statement that title insurance and any required performance bonds or other assurances in accordance with Section 11.3(k) hereof with respect to builders have been or will be obtained on all properties acquired.

(b)    Annual Report.    Within 120 days after the end of each fiscal year, an annual report shall be sent to all the Limited Partners and Assignees which shall include (i) a balance sheet as of the end of such fiscal year, together with a profit and loss statement, a statement of cash flows and a statement of Partners’ capital for such year, which financial statements shall be prepared in accordance with generally accepted accounting principles and shall be accompanied by an auditor’s report containing an opinion of the independent certified public accountant for the Partnership; (ii) a Cash Flow statement (which need not be audited); (iii) a report of the activities of the Partnership for such year; (iv) a report on the distributions from (A) Cash Flow during such period, (B) Cash Flow from prior periods, (C) proceeds from the disposition of Partnership Property and investments, (D) reserves from the proceeds of the Offering of Units, and (E) lease payments on net leases with builders and sellers; and (v) a report setting forth the compensation paid to the General Partners and their Affiliates during such year and a statement of the services performed in consideration therefor. Such annual report shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership. In addition, the notes to the Partnership’s financial statements included in its annual reports on Form 10-K shall contain a breakdown of the general and administrative costs and expenses reimbursed to the General Partners and their Affiliates for the periods covered by the report, which shall be verified by the Partnership’s independent certified public accountants in accordance with generally accepted auditing standards.

(c)    Quarterly Reports.    If and for as long as the Partnership is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, financial information substantially similar to the financial information contained in each such report for a quarter shall be sent to the Limited Partners within 60 days after the end of such quarter. Whether or not such reports are required to be filed, each Limited Partner will be furnished within 60 days after the end of each of the first three quarters of each Partnership fiscal year an unaudited financial report for that quarter including a profit and loss statement, a balance sheet and a cash flow statement. Such reports shall also include such other information as is deemed reasonably necessary by the General Partners to advise the Limited Partners of the affairs of the Partnership.

(d)    Report of Fees.    The Partnership’s annual and quarterly reports for any period during which the General Partners or any of their Affiliates receive fees for services from the Partnership shall set forth (i) a statement of the services rendered, and (ii) the amount of fees received.

(e)    Tax Information.    Within 75 days after the end of each fiscal year (in the event that the fiscal year of the Partnership remains on a calendar year basis, and within 120 days after the end of each fiscal year in the event that the Partnership’s fiscal year is changed to some annual period other than a calendar year pursuant to Section 15.3 hereof), there shall be sent to all the Limited Partners and Assignees all information necessary for the preparation of each Limited Partner’s federal income tax return and state income and other tax returns in regard to jurisdictions where Partnership Properties are located.

(f)    Annual Statement of Estimated Unit Value.    The General Partners shall furnish each Limited Partner an annual statement of estimated Unit value. Such annual statement shall report the value of each Unit based upon the General Partners’ estimate of the amount a Unit holder would receive if Partnership Properties were sold at their estimated fair market values as of the end of the Partnership’s fiscal year and the proceeds therefrom (without reduction for selling expenses), together with other funds of the Partnership, if any, were distributed to the Limited Partners in liquidation (provided that, with respect to the first three full fiscal years following termination of the Offering, the value of a Unit shall be deemed to be $10.00). In connection with their annual valuations, the General Partners shall obtain the opinion of an independent third-party that their estimated valuations are reasonable and were prepared in accordance with appropriate methods for valuing real estate. The estimated Unit value shall be reported to the Limited Partners in the next annual or quarterly report on Form 10-K or 10-Q following the completion of the valuation process.

(g)    Other Reports.    The General Partners shall cause to be prepared and timely filed with appropriate federal and state regulatory and administrative bodies all reports to be filed with such entities under then currently applicable laws, rules and regulations. Such reports shall be prepared on the accounting or reporting basis required by such regulatory bodies. Any Limited Partner shall be provided with a copy of any such report upon request without expense to him.

(h)    Cessation of Reports.    In the event the Securities and Exchange Commission promulgates rules that allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the above reports if the General Partners determine such action to be in the best interests of the Partnership; provided, however, that the Partnership will continue to file any reports mandated under state law.

15.3    Fiscal Year.    The Partnership shall adopt a fiscal year beginning on the first day of January and ending on the last day of December of each year; provided, however, that the General Partners in their sole discretion may, subject to approval by the IRS, at any time without the approval of the Limited Partners, change the Partnership’s fiscal year to a period to be determined by the General Partners.

15.4    Tax Elections.

(a)    No election shall be made by the Partnership or any Partner to be excluded from the application of the provisions of Subchapter K of the Code or from any similar provisions of state or local income tax laws.

(b)    Upon the transfer of all or part of a Partner’s or Assignee’s interest in the Partnership or upon the death of an individual Limited Partner or Assignee, or upon the distribution of any property to any Partner or Assignee, the Partnership, at the General Partners’ option and in their sole discretion, may file an election, in accordance with applicable Treasury Regulations, to cause the basis of Partnership Property to be adjusted for federal income tax purposes, as provided by Sections 734, 743 and

754 of the Code; and similar elections under provisions of state and local income tax laws may, at the General Partners’ option, also be made.

15.5    Bank Accounts.    The cash funds of the Partnership shall be deposited in commercial bank account(s) at such banks or other institutions insured by the Federal Deposit Insurance Corporation as the General Partners shall determine. Disbursements therefrom shall be made by the General Partners in conformity with this Agreement. The funds of the Partnership shall not be commingled with the funds of any other Person, except in the case of funds held by a joint venture or partnership permitted pursuant to the provisions of Section 11.3(i) above.

15.6    Insurance.    The Partnership shall at all times maintain comprehensive insurance, including fire, liability and extended coverage insurance in amounts determined by the General Partners to be adequate for the protection of the Partnership. In addition, the Partnership shall carry appropriate worker’s compensation insurance and such other insurance with respect to the real property owned by it as shall be customary for similar property, similarly located, from time to time.

15.7    Taxation as Partnership.    The General Partners, while serving as such, agree to use their best efforts to cause compliance at all times with the conditions to the continued effectiveness of any opinion of counsel obtained by the Partnership to the effect that the Partnership will be classified as a partnership for federal income tax purposes.

15.8    Tax Matters.

(a)    The General Partners may or may not, in their sole and absolute discretion, make any or all elections which they are entitled to make on behalf of the Partnership and the Partners for federal, state and local tax purposes, including, without limitation, any election, if permitted by applicable law: (i) to extend the statute of limitations for assessment of tax deficiencies against Partners with respect to adjustments to the Partnership’s federal, state or local tax returns; and (ii) to represent the Partnership and the Partners before taxing authorities or courts of competent jurisdiction in tax matters affecting the Partnership and the Partners in their capacity as Partners and to execute any agreements or other documents relating to or settling such tax matters, including agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership or the Partners.

(b)    Wells Capital is designated as the “Tax Matters Partner” in accordance with Section 6231(a)(7) of the Code and, in connection therewith and in addition to all other powers given thereunder, shall have all other powers needed to perform fully hereunder including, without limitation, the power to retain all attorneys and accountants of its choice and the right to manage administrative tax proceedings conducted at the partnership level by the IRS with respect to Partnership matters. Any Partner has the right to participate in such administrative proceedings relating to the determination of partnership items at the Partnership level. Expenses of such administrative proceedings undertaken by the Tax Matters Partner will be paid for out of the assets of the Partnership. Each Limited Partner who elects to participate in such proceedings will be responsible for any expense incurred by such Limited Partner in connection with such participation. Further, the cost to a Limited Partner of any adjustment and the cost of any resulting audit or adjustment of a Limited Partner’s return will be borne solely by the affected Limited Partner. The designation made in this Section 15.8(b) is expressly consented to by each Partner as an express condition to becoming a Partner. The Partnership hereby indemnifies Wells Capital from and against any damage or loss (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence, breach of fiduciary duty or misconduct. In the event the Partnership should become required to register with the IRS as a tax shelter, Wells Capital shall be the “designated organizer” of the Partnership and the

“designated person” for maintaining lists of investors in the Partnership, and shall take such actions as shall be required to register the Partnership and to maintain lists of investors in the Partnership as may be required pursuant to Sections 6111 and 6112 of the Code.

ARTICLE XVI

RIGHTS AND LIABILITIES OF THE LIMITED PARTNERS

16.1    Powers of the Limited Partners.    The Limited Partners shall take no part in the management of the business or transact any business for the Partnership and shall have no power to sign for or bind the Partnership; provided, however, that the Limited Partners, by a Majority Vote, without the concurrence of the General Partners, shall have the right to:

(a)    Amend this Agreement, but not as to the matters specified in Section 11.2(b) hereof, which matters the General Partners alone may amend without vote of the Limited Partners;

(b)    Dissolve the Partnership;

(c)    Remove a General Partner or any successor General Partner;

(d)    Elect a new General Partner or General Partners upon the removal of a General Partner or any successor General Partner, or upon the occurrence of an Event of Withdrawal or death of a General Partner or any successor General Partner;

(e)    Approve or disapprove a transaction entailing the sale of all or substantially all of the real properties acquired by the Partnership, except in connection with the orderly liquidation and winding up of the business of the Partnership upon its termination and dissolution; and

(f)    Change the business purpose or investment objectives of the Partnership.

16.2    Restrictions on Power to Amend.    Notwithstanding Section 16.1 hereof, this Agreement shall in no event be amended to change the limited liability of the Limited Partners without the vote or consent of all of the Limited Partners, nor shall this Agreement be amended to diminish the rights or benefits to which any of the General Partners or Limited Partners are entitled under the provisions of this Agreement, without the consent of a majority of the Units held by the Partners who would be adversely affected thereby, and in the case of the General Partners being singularly affected, then by a majority vote of the General Partners.

16.3    Limited Liability.    No Limited Partner shall be liable for any debts or obligations of the Partnership in excess of his or its Capital Contribution.

16.4    Meetings of, or Actions by, the Limited Partners.

(a)    Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement may be called at any time by any of the General Partners and shall be called by the General Partners upon the written request of Limited Partners holding 10% or more of the outstanding Units by delivering written notice within ten days after receipt of such written request, either in person or by certified mail, to the Limited Partners entitled to vote at such meeting to the effect that a meeting will be held at a reasonable time and place convenient to the Limited Partners and which is not less than 15 days nor more than 60 days after the receipt of such request; provided, however, that such maximum periods for the giving of notice and the holding of meetings may be extended for an additional 60 days if such extension is necessary to obtain qualification or clearance under any applicable securities laws of the matters to be acted upon at such meeting or clearance by the appropriate governing agency of the solicitation materials to be forwarded to the Limited Partners in connection with such meeting. The General Partners agree to use their best efforts to obtain such qualifications and clearances. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording on any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

(b)    A Limited Partner shall be entitled to cast one vote for each Unit that he owns. Attendance by a Limited Partner at any meeting and voting in person shall revoke any written proxy submitted with respect to action proposed to be taken at such meeting. Any matter as to which the Limited Partners are authorized to take action under this Agreement or under law may be acted upon by the Limited Partners without a meeting and any such action shall be as valid and effective as action taken by the Limited Partners at a meeting assembled, if written consents to such action by the Limited Partners are signed by the Limited Partners entitled to vote upon such action at a meeting who hold the number of Units required to authorize such action and are delivered to a General Partner.

(c)    The General Partners shall be responsible for enacting all needed rules of order for conducting all meetings and shall keep, or cause to be kept, at the expense of the Partnership, an accurate record of all matters discussed and action taken at all meetings or by written consent. The records of all said meetings and written consents shall be maintained at the principal place of business of the Partnership and shall be available for inspection by any Partner at reasonable times.

ARTICLE XVII

WITHDRAWAL OR REMOVAL OF GENERAL PARTNERS;
ASSIGNABILITY OF GENERAL PARTNERS’
AND LIMITED PARTNERS’ INTERESTS

17.1    Withdrawal or Removal of General Partners; Admission of Successor or Additional General Partners.

(a)    Except as provided in this Article XVII, until the dissolution of the Partnership, neither General Partner shall take any voluntary step to dissolve itself or to withdraw from the Partnership. In addition, Leo F. Wells, III hereby agrees with the Partnership and its Partners that he will not sell or otherwise voluntarily transfer or convey a majority or controlling interest in the outstanding stock of Wells Real Estate Funds, Inc. to any non-affiliated person or entity without first obtaining a Majority Vote of the Limited Partners consenting to any such sale, transfer or conveyance.

(b)    With the consent of all the other General Partners and a Majority Vote of the Limited Partners after being given 90 days written notice, any General Partner may at any time designate one or more Persons to be additional General Partners, with such participation in such General Partner’s interest as such General Partner and such successor or additional General Partners may agree upon, provided that the interests of the Limited Partners shall not be affected thereby.

(b)    Except in connection with the admission of an additional General Partner pursuant to paragraph (b) of this Section 17.1, no General Partner shall have any right to retire or withdraw voluntarily from the Partnership, to dissolve itself or to sell, transfer or assign the General Partner’s interest without the concurrence of the Limited Partners by a Majority Vote; provided, however, that any General Partner may, without the consent of any other General Partner or the Limited Partners to the extent permitted by law and consistent with Section 17.1(a) hereof (i) substitute in its stead as General Partner any entity which has, by merger, consolidation or otherwise, acquired substantially all of such General Partner’s assets, stock or other evidence of equity interest and continued its business, and (ii) cause to be admitted to the Partnership an additional General Partner or Partners if it deems such admission to be necessary or desirable to enable the General Partner to use its best efforts to maintain its net worth at a level sufficient to assure that the Partnership will be classified as a partnership for federal income tax purposes; provided, however, that such additional General Partner or Partners shall have no authority to manage or control the Partnership under this Agreement, there is no change in the identity of the persons who have authority to manage or control the Partnership, and the admission of such additional General Partner or Partners does not materially adversely affect the Limited Partners.

(d)    A General Partner may be removed from the Partnership upon the Majority Vote of the Limited Partners; provided, however, that if such General Partner is the last remaining General Partner, such removal shall not be effective until 90 days after the notice of removal has been sent to such General Partner. In the event of the removal of the last remaining General Partner, the Limited Partners may by Majority Vote elect a new General Partner at any time prior to the effective date of the removal of said last remaining General Partner.

(e)    Any voluntary withdrawal by any General Partner from the Partnership or any sale, transfer or assignment by such General Partner of his interest in the Partnership shall be effective only upon the admission in accordance with paragraph (b) of this Section 17.1 of an additional General Partner.

(f)    A General Partner shall cease to be such upon the occurrence of an Event of Withdrawal of such General Partner; provided, however, the last remaining General Partner shall not cease to be a General Partner until 120 days after the occurrence of an Event of Withdrawal.

17.2    Limited Partners’ Interest.    Except as specifically provided in this Article XVII, none of the Limited Partners shall sell, transfer, encumber or otherwise dispose of, by operation of law or otherwise, all or any part of his or its interest in the Partnership. No assignment shall be valid or effective unless in compliance with the conditions contained in this Agreement, and any unauthorized transfer or assignment shall be void ab initio.

17.3    Restrictions on Transfers.

(a)    No Unit may be transferred, sold, assigned or exchanged if the transfer or sale of such Unit, when added to the total of all other transfers or sales of Units within the period of 12 consecutive months prior to the proposed date of sale or exchange, would, in the opinion of counsel for the Partnership, result in the termination of the Partnership under Section 708 of the Code unless the Partnership and the transferring holder shall have received a ruling from the IRS that the proposed sale or exchange will not cause such termination.

(b)    No transfer or assignment may be made if, as a result of such transfer, a Limited Partner (other than one transferring all of his Units) will own fewer than the minimum number of Units required to be purchased under Section 8.5(b) hereof, unless such transfer is made on behalf of a Retirement Plan, or such transfer is made by gift, inheritance, intra-family transfer, family dissolution or to an Affiliate.

(c)    No transfer or assignment of any Unit may be made if counsel for the Partnership is of the opinion that such transfer or assignment would be in violation of any state securities or “Blue Sky” laws (including investment suitability standards) applicable to the Partnership.

(d)    All Units originally issued pursuant to qualification under the California Corporate Securities Law of 1968 shall be subject to, and all documents of assignment and transfer evidencing such Units shall bear, the following legend condition:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST
THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT
OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN
THE COMMISSIONER’S RULES.”

(e)    No transfer or assignment of any interest in the Partnership shall be made (i) in the case of Units subject to Section 17.3(d) hereof, unless the transferor shall have obtained, if necessary, the consent of the California Commissioner of the Department of Corporations to such transfer, (ii) unless the transferee shall have paid or, at the election of the General Partners, obligated himself to pay, all reasonable expenses connected with such transfer, substitution and admission, including, but not limited to, the cost of preparing an appropriate amendment to this Agreement to effectuate the transferee’s admission as a substituted Limited Partner pursuant to Section 17.4 hereof, or (iii) where the assignor and Assignee agree in connection therewith that the assignor shall exercise any residual powers remaining in him as a Limited Partner in favor of or in the interest or at the direction of the Assignee.

(f)    With the exception of intra-family transfers or transfers made by gift, inheritance or family dissolution, no transfer or assignment of any interest in the Partnership shall be made unless the transferee has either (i) a net worth of at least $45,000 and an annual gross income of at least $45,000 or (ii) a net worth of at least $150,000 or (iii) satisfied any higher suitability standards that may apply in the transferee’s state of primary residence. For purposes of the foregoing standards, net worth is computed exclusive of home, furnishings and automobiles. Each transferee will be required to represent that he complies with the applicable standards, that he is purchasing in a fiduciary capacity for a Person meeting such standards, or that he is purchasing with funds directly or indirectly supplied by a donor who meets such standards. No transfer may be made to any Person who does not make such representation.

(g)    No Limited Partner may transfer or assign any Units or beneficial ownership interests therein (whether by sale, exchange, repurchase, redemption, pledge, hypothecation or liquidation), and any such purported transfer shall be void ab initio and shall not be recognized by the Partnership or be effective for any purpose unless (i) the General Partners determine, in their sole discretion, that the Partnership would be able to satisfy any of the secondary market safe harbors contained in Treasury Regulations Section 1.7704-1 (or any other applicable safe harbor from publicly traded partnership status which may be adopted by the IRS) for the Partnership’s taxable year in which such transfer otherwise would be effective, or (ii) the Partnership has received an opinion of counsel satisfactory to the General Partners or a favorable IRS ruling that any such transfer will not result in the Partnership’s being classified as a publicly traded partnership for federal income tax purposes. The Limited Partners agree to provide all information with respect to a proposed transfer that the General Partners deem necessary or desirable in order to make such determination, including but not limited to, information as to whether the transfer occurred on a secondary market (or the substantial equivalent thereof).

(h)    During the initial six years following the year of purchase of their units (or longer if required to satisfy the commissions due with respect to such Units), Limited Partners purchasing Units pursuant to the deferred commission option, as defined in the Prospectus, will only be permitted to transfer or assign Cash Preferred Units in the event that they retain and maintain at all times at least such minimum number of Cash Preferred Units during such initial six year period, in the discretion of the General Partners, to generate sufficient Net Cash From Operations to allow the Partnership to satisfy the deferred commission obligations relating to the total number of Units purchased by such Limited Partners pursuant to the deferred commission option.

(i)    Any purported transfer or assignment not satisfying all of the foregoing conditions shall be void ab initio, and no purported transfer or assignment shall be of any effect unless all of the foregoing conditions have been satisfied.

17.4    Substituted Limited Partners.    Except as otherwise provided in this Agreement, an Assignee of the whole or any portion of a Limited Partner’s interest in the Partnership shall not have the right to become a substituted Limited Partner in place of his assignor unless (a) the assignment instrument shall have been in form and substance satisfactory to the General Partners; (b) the assignor and Assignee named therein shall have executed and acknowledged such other instrument or instruments as the General Partners may deem necessary or desirable to effectuate such admission, including but not limited to, the Assignee’s agreement in writing that he will not, directly or indirectly, create for the Partnership, or facilitate the trading of such interest on, a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code; and (c) the Assignee shall have accepted, adopted and approved in writing all of the terms and provisions of this Agreement, as the same may have been amended. Assignees of Units will be recognized by the Partnership as substituted Limited Partners as of the commencement of the first fiscal quarter of the Partnership following the fiscal quarter which includes the effective date of the assignment and in which the foregoing conditions are satisfied, notwithstanding the time consumed in preparing the documents necessary to effectuate the substitution.

17.5    Assignment of Limited Partnership Interest Without Substitution.    Subject to the transfer restrictions of Section 17.3, a Limited Partner shall have the right to assign all or part of such Limited Partner’s interest in Units by a written instrument of assignment. The assigning Limited Partner shall deliver to the General Partners a written instrument of assignment in form and substance satisfactory to the General Partners, duly executed by the assigning Limited Partner or his personal representative or authorized agent, including an executed acceptance by the Assignee of all the terms and provisions of this Agreement and the representations of the assignor and Assignee that the assignment was made in accordance with all applicable laws and regulations (including investment suitability requirements). Said assignment shall be accompanied by such assurance of genuineness and effectiveness and by such consents or authorizations of any governmental or other authorities as may be reasonably required by the General Partners. The Partnership shall recognize any such assignment not later than the last day of the calendar month following receipt of notice of the assignment and all required documentation, and an Assignee shall be entitled to receive distributions and allocations from the Partnership attributable to the Partnership interest acquired by reason of any such assignment from and after the first day of the fiscal quarter following the fiscal quarter in which the assignment of such interest takes place. The Partnership and the General Partners shall be entitled to treat the assignor of such Partnership interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to such assignor, until such time as the written instrument of assignment has been received by the Partnership and recorded on its books.

17.6    Withdrawal of Limited Partner.    Except as otherwise specifically permitted by this Agreement, no Limited Partner shall be entitled to withdraw or retire from the Partnership.

17.7    Death, Legal Incompetency or Dissolution of Limited Partner.    Upon the death, legal incompetency or dissolution of a Limited Partner, the estate, personal representative, guardian or other successor in interest of such Limited Partner shall have all of the rights and be liable for all the obligations of the Limited Partner in the Partnership to the extent of such Limited Partner’s interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the

General Partners, which may be withheld at their sole discretion, may be substituted for such Limited Partner.

17.8    Elimination or Modification of Restrictions.    Notwithstanding any of the foregoing provisions of this Article XVII, the General Partners may amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary.

ARTICLE XVIII

LOANS TO PARTNERSHIP

18.1    Authority to Borrow.    The General Partners shall cause the Partnership to purchase and own all Partnership Properties on an unleveraged basis, and the Partnership shall not incur any indebtedness except for loans which are authorized pursuant to Section 11.3(e) hereof.

18.2    Loans from Partners.    If any Partner shall make any loan or loans to the Partnership or advance money on its behalf pursuant to Section 11.3(e) ereof, the amount of any such loan or advance shall not be deemed to be an additional Capital Contribution by the lending Partner or entitle such lending Partner to an increase in his share of the distributions of the Partnership, or subject such Partner to any greater proportion of the losses which the Partnership may sustain. The amount of any such loan or advance shall be a debt due from the Partnership to such lending Partner repayable upon such terms and conditions and bearing interest at such rates as shall be mutually agreed upon by the lending Partner and the General Partners; provided, however, that a General Partner as a lending Partner may not receive interest and other financing charges or fees in excess of the amount which would be charged by unrelated banks on comparable loans for the same purpose in the same area. No prepayment charge or penalty shall be required by a General Partner on a loan to the Partnership. Notwithstanding the foregoing, (a) no Partner shall be under any obligation whatsoever to make any such loan or advance to the Partnership, and (b) neither the General Partners nor any of their Affiliates shall provide permanent financing to the Partnership.

ARTICLE XIX

POWER OF ATTORNEY, CERTIFICATES AND OTHER DOCUMENTS

19.1    Power of Attorney.    Each Limited Partner, by becoming a Limited Partner and adopting this Agreement, constitutes and appoints the General Partners and each of them and any successor to the General Partners as his true and lawful attorney-in-fact, in his name, place and stead, from time to time:

(a)    To execute, acknowledge, swear to, file and/or record all agreements amending this Agreement that may be appropriate:

(i)    To reflect a change of the name or the location of the principal place of business of the Partnership;

(ii)    To reflect the disposal by any Limited Partner of his interest in the Partnership, or any Units constituting a part thereof, in any manner permitted by this Agreement, and any return of the Capital Contribution of a Limited Partner (or any part thereof) provided for by this Agreement;

(iii)     To reflect a Person’s becoming a Limited Partner of the Partnership as permitted by this Agreement;

(iv)    To reflect a change in any provision of this Agreement or the exercise by any Person of any right or rights hereunder not requiring the consent of said Limited Partner;

(v)    To reflect the addition or substitution of Limited Partners or the reduction of Capital Accounts upon the return of capital to Partners;

(vi)    To add to the representations, duties or obligations of the General Partners or their Affiliates or surrender any right or power granted to the General Partners or their Affiliates herein for the benefit of the Limited Partners;

(vii)    To cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with law or with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement which will not be inconsistent with law or with the provisions of this Agreement;

(viii)    To delete, add or modify any provision to this Agreement required to be so deleted, added or modified by the staff of the Securities and Exchange Commission, the National Association of Securities Dealers, Inc. or by a State Securities Commissioner or similar such official, which addition, deletion or modification is deemed by such Commission or official to be for the benefit or protection of the Limited Partners;

(ix)    To make all filings as may be necessary or proper to provide that this Agreement shall constitute, for all purposes, an agreement of limited partnership under the laws of the State of Georgia as they may be amended from time to time;

(x)    Upon notice to all Limited Partners, to amend the provisions of Article X of this Agreement, or any other related provision of this Agreement (provided, however, the General Partners shall first have received an opinion of counsel to the Partnership that such amendment will not materially adversely diminish the interests of the Limited Partners) to ensure that (A) the allocations and distributions contained in Article X comply with Treasury Regulations relating to Section 704 of the Code or any other statute, regulation or judicial interpretation relating to such allocations, or (B) the periodic allocations set forth in Article X will be respected under Section 706 of the Code or any other statute, regulation or judicial interpretation relating to such periodic allocations, or (C) the provisions of this Agreement will comply with any applicable federal or state legislation enacted after the date of this Agreement; to take such steps as the General Partners determine are advisable or necessary in order to preserve the tax status of the Partnership as an entity which is not taxable as a corporation for federal income tax purposes including, without limitation, to compel a dissolution and termination of the Partnership; to terminate the Offering of Units; to compel a dissolution and termination of the Partnership or to restructure the Partnership’s activities to the extent the General Partners deem necessary (after consulting with counsel) to comply with any exemption in the “plan asset” regulations adopted by the Department of Labor in the event that either (I) the assets of the Partnership would constitute “plan assets” for purposes of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or (II) the transactions contemplated hereunder would constitute “prohibited transactions” under ERISA or the Code and an exemption for such transactions is not obtainable or not sought by the General Partners from the United States Department of Labor; provided, the General Partners are empowered to amend such provisions only to the minimum extent necessary (in accordance with the advice of accountants and counsel) to comply with any applicable federal or state legislation, rules, regulations or administrative interpretations thereof after the date of this Agreement, and that any such amendment(s) made by the General Partners shall be deemed to be made pursuant to the fiduciary obligations of the General Partners to the Partnership; and

(xi)    To eliminate or modify any restriction on substitution or assignment contained in Article XVII at such time as the restriction is no longer necessary.

(b)    To execute, acknowledge, swear to, file or record such certificates, instruments and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction, or as may be appropriate for the Limited Partners to execute, acknowledge, swear to, file or record to reflect:

(i)    Any changes or amendments of this Agreement, or pertaining to the Partnership, of any kind referred to in paragraph (a) of this Section 19.1; or

(ii)    Any other changes in, or amendments of, this Agreement, but only if and when the consent of a Majority Vote or other required percentage of the Limited Partners has been obtained.

Each of such agreements, certificates, instruments and documents shall be in such form as the General Partners and legal counsel for the Partnership shall deem appropriate. Each Limited Partner hereby authorizes the General Partners to take any further action which the General Partners shall consider necessary or convenient in connection with any of the foregoing, hereby giving said attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or convenient to be done in and about the foregoing as fully as said Limited Partner might or could do if personally present and hereby ratifies and confirms all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The power hereby conferred shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of the General Partners to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and shall survive the bankruptcy, death, adjudication of incompetence or insanity, or dissolution of any Person hereby giving such power and the transfer or assignment of all or any part of the Units of such Person; provided, however, that in the event of the transfer by a Limited Partner of all of his Units, the foregoing power of attorney of a transferor Limited Partner shall survive such transfer only until such time as the transferee shall have been admitted to the Partnership as a substituted Limited Partner and all required documents and instruments shall have been duly executed, sworn to, filed and recorded to effect such substitution.

19.2    Required Signatures.    Any writing to amend this Agreement to reflect the addition of a Limited Partner need be signed only by a General Partner, by the Limited Partner who is disposing of his interest in the Partnership, if any, and by the Person to be substituted or added as a Limited Partner. The General Partners, or either of them, may sign for either or both of said Limited Partners as their attorney-in-fact pursuant to paragraph (a) of Section 19.1 hereof. Any writing to amend this Agreement to reflect the removal or withdrawal of a General Partner in the event the business of the Partnership is continued pursuant to the terms of this Agreement need be signed only by a remaining or a new General Partner.

19.3    Additional Documents.    Each Partner, upon the request of the others, agrees to perform any further acts and execute and deliver any further documents which may be reasonably necessary to carry out the provisions of this Agreement.

ARTICLE XX

DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

20.1    Dissolution.    Except as otherwise provided in this Section 20.1, no Partner shall have the right to cause dissolution of the Partnership before the expiration of the term for which it is formed. The Partnership shall be dissolved and terminated upon the happening of any of the following events:

(a)    The expiration of the term of the Partnership as specified in Article VI hereof;

(b)    The decision by Majority Vote of the Limited Partners to dissolve and terminate the Partnership;

(c)    The entry of a decree of judicial dissolution by a court of competent jurisdiction, provided that the foregoing shall not apply if the Partnership files a voluntary petition seeking reorganization under the bankruptcy laws;

(d)    The retirement or withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such event, or (ii) if there is no remaining General Partner, the Limited Partners, within 120 days from the date of such event, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

(e)    The effective date of the removal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such event, or (ii) if there is no remaining General Partner, Limited Partners, prior to the effective date of such removal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

(f)    The effective date of an Event of Withdrawal of a General Partner unless (i) the remaining General Partner, if any, elects to continue the business of the Partnership within 90 days from the date of such Event of Withdrawal, or (ii) if there is no remaining General Partner, the Limited Partners, within 120 days from the date of such Event of Withdrawal, elect by Majority Vote to continue the business of the Partnership and elect a new General Partner pursuant to Section 20.3 below;

(g)    The sale or other disposition of all of the interests in real estate (including, without limitation, purchase money security interests and interests in joint ventures or other entities owning interests in real estate) of the Partnership; or

(h)    The election by the General Partners to terminate the Partnership, without the consent of any Limited Partner, in the event that either (i) the Partnership’s assets constitute “plan assets,” as such term is defined for purposes of ERISA, or (ii) any of the transactions contemplated by this Agreement constitute a “prohibited transaction” under ERISA or the Code and no exemption for such transaction is obtainable from the United States Department of Labor or the General Partners determine in their discretion not to seek such an exemption.

In the Event of Withdrawal of a General Partner resulting in only one General Partner remaining, such remaining General Partner shall be obligated to elect to continue the business of the Partnership within 90 days from the date of such Event of Withdrawal.

The Partnership shall not be dissolved or terminated by the admission of any new Limited Partner or by the withdrawal, expulsion, death, insolvency, bankruptcy or disability of a Limited Partner.

20.2    Proxy to Liquidate.    At any time commencing eight years after the termination of the Offering, upon receipt by the General Partners of written requests from Limited Partners holding 10% or more of the outstanding Units (the “Proxy Request”) directing that the General Partners formally proxy the Limited Partners to determine whether the assets of the Partnership should be liquidated (the “Proxy to Liquidate”), the General Partners shall send a Proxy to Liquidate to each Limited Partner within 60 days of receipt of the Proxy Request, or as soon as reasonably practicable thereafter following the receipt of independent appraisals of Partnership Properties which the Partnership shall obtain as part of this proxy process, and the filing and review of such Proxy to Liquidate by the Securities and Exchange Commission. The General Partners shall not be required to send Proxies to Liquidate to Limited Partners more frequently than once during every two (2) year period. To insure that Limited Partners are adequately informed when casting their votes, the Proxy to Liquidate furnished to each Limited Partner shall include financial information setting forth per Unit pro forma tax and financial projections which assume that all Partnership Properties will be sold immediately at prices consistent with their appraised values, or such other information as the General Partners deem appropriate and informative, provided in all such cases that the furnishing of such information to Limited Partners shall not contravene applicable law or applicable rules and regulations of the Securities and Exchange Commission regarding the solicitation of proxies. The Proxy to Liquidate shall contain a 45 day voting deadline, and the actual voting results shall be tabulated by the Partnership’s independent accountants who will receive the votes directly from the Limited Partners. The General Partners shall disclose the complete voting results for the Proxy to Liquidate in the Partnership’s next annual or quarterly report on Form 10-K or 10-Q sent to the Limited Partners for the period following the date on which voting was completed. If a Majority Vote of the Limited Partners is cast in favor of a liquidation of the Partnership, the assets of the Partnership shall be fully liquidated within 30 months from the close of the voting deadline applicable to the Proxy to Liquidate. Under no circumstances, however, shall the General Partners direct the Partnership to make distributions “in kind” of any Partnership Properties to the Limited Partners.

20.3    Limited Partners’ Right to Continue the Business of the Partnership.    Upon the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above with respect to the last remaining General Partner, the Limited Partners shall have a right prior to the effective date of the occurrence of any such event to elect to continue the business of the Partnership pursuant to the provisions of this Section 20.3. The effective date of the events specified in paragraphs (d), (e) and (f) of Section 20.1 above with respect to the last remaining General Partner shall be 120 days after the date of any such event. In the case of the occurrence of an event specified in paragraphs (d), (e) or (f) of Section 20.1 above, the Limited Partners may elect, by Majority Vote within 120 days from the date of such event, to continue the business of the Partnership and elect one or more new General Partners. The new General Partner or General Partners so elected shall execute, deliver, acknowledge and record an amendment to the Certificate and such other documents and instruments as may be necessary or appropriate to effect such change.

20.4    Payment to Withdrawn or Removed General Partner.    Upon the retirement, removal or Event of Withdrawal of a General Partner, the Partnership shall be required to pay such General Partner any amounts then accrued and owing to such General Partner under this Agreement. The method of payment to any such General Partner must be fair and must protect the solvency and liquidity of the Partnership. In addition, the Partnership shall have the right, but not the obligation, to terminate any such General Partner’s interest in Partnership income, losses, distributions and capital upon payment to him of an amount equal to the value of his interest in Partnership income, losses, distributions and capital on the date of such retirement, removal or Event of Withdrawal. Such interest shall be computed taking into account the General Partner’s economic interest in the Partnership under Articles IX and X hereof, and shall be based upon the market value of the assets of the Partnership determined as if such assets were sold on the date of such retirement, removal or Event of Withdrawal. In the event such General Partner (or his representative) and the Partnership cannot mutually agree upon such value within 90 days following such removal or withdrawal, such value shall be determined by arbitration before a panel of three appraisers, one of whom shall be selected by such General Partner (or his representative) and one by the Partnership, and the third of whom shall be selected by the two appraisers so selected by the parties. Such arbitration shall take place in Atlanta, Georgia and shall be in accordance with the rules and regulations of the American Arbitration Association then in force and effect. The expense of arbitration shall be borne equally by such General Partner and the Partnership. Payment to such General Partner of the value of his interest in Partnership income, losses, distributions and capital shall be made by the delivery of a promissory note (i) if the termination was voluntary, being unsecured, bearing no interest and having principal payable, if at all, from distributions which the General Partner would have otherwise received under this Agreement had the General Partner not terminated; or (ii) if the termination was involuntary, coming due in not less than five years and bearing interest at the rate of 9% per annum, with principal and interest payable annually in equal installments. In addition, within 120 days after the determination of the fair market value of the former General Partner’s interest, upon the vote of a majority of the Limited Partners, the Partnership may sell such interest to one or more Persons who may be Affiliates of the remaining General Partner or General Partners and admit such Person or Persons to the Partnership as substitute General Partner or Partners; provided, however, that the purchase price to be paid to the Partnership for the Partnership interest of the former General Partner shall not be less than its fair market value as determined by the appraisal described above. Such substitute General Partner or Partners may pay said purchase price in installments in the manner set forth above. In the event that such General Partner’s interest is not terminated by the Partnership pursuant to the provisions set forth above, such interest shall convert automatically to a special limited partnership interest having the same interest in the Partnership’s income, losses, distributions and capital as was attributable to such interest as a General Partner. In either event, any such General Partner who has retired, has been removed or with respect to which an Event of Withdrawal has occurred shall have no further right to participate in the management of the Partnership.

20.5    Termination of Executory Contracts.    Upon the removal or occurrence of an Event of Withdrawal of a General Partner, all executory contracts between the Partnership and such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may be terminated and canceled by the Partnership without prior notice or penalty. Such General Partner or any Affiliate thereof (unless such Affiliate is also an Affiliate of a remaining or new General Partner or General Partners) may also terminate and cancel any such executory contract effective upon 60 days prior written notice of such termination and cancellation to the remaining or new General Partner or General Partners, if any, or to the Partnership.

ARTICLE XXI

DISTRIBUTION ON TERMINATION OF PARTNERSHIP

21.1    Liquidation Distribution.    Upon a dissolution and final termination of the Partnership, the General Partners (or in the event of a General Partner’s removal or termination and, if there is no remaining General Partner, any other Person selected by the Limited Partners) shall take account of the Partnership assets and liabilities, and the assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied and distributed in accordance with Section 9.4 hereof.

21.2    Time of Liquidation.    A reasonable time shall be allowed for the orderly liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partners to minimize the losses upon a liquidation.

21.3    Liquidation Statement.    Each of the Partners shall be furnished with a statement prepared or caused to be prepared by the General Partners, which shall set forth the assets and liabilities of the Partnership as of the date of complete liquidation. Upon compliance with the foregoing distribution plan, the Limited Partners shall cease to be such, and the General Partners, as the sole remaining Partners of the Partnership, shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership.

21.4    No Liability for Return of Capital.    The General Partners shall not be personally liable for the return of all or any part of the Capital Contributions of the Limited Partners. Any such return shall be made solely from Partnership assets.

21.5    No Right of Partition.    The Partners and Assignees shall have no right to receive Partnership Property in kind, nor shall such Partners or Assignees have the right to partition the Partnership Property, whether or not upon the dissolution and termination of the Partnership.

21.6    Priority; Return of Capital.    Except as provided in this Agreement, no Limited Partner shall have priority over any other Limited Partner either as to the return of Capital Contributions or as to allocations of income and losses or payments of distributions. Other than upon the dissolution and termination of the Partnership as provided by this Agreement, there has been no time agreed upon when the Capital Contribution of each Limited Partner is to be returned.

21.7    Escheat of Distributions.    If, upon termination and dissolution of the Partnership, there remains outstanding on the books of the Partnership (after a reasonable period of time determined in the sole discretion of the General Partners) a material amount of distribution checks which have not been negotiated for payment by the Limited Partners, the General Partners may, if deemed to be in the best interest of the Partnership, cause such amounts to be redistributed pro rata to Limited Partners of record on such final distribution date who have previously cashed all of their distribution checks; provided, however, that neither the General Partners nor the Partnership shall be liable for any subsequent claims for payment of such redistributed distributions. The General Partners are not required to make such a redistribution, in which case such amounts may eventually escheat to the appropriate state. Notwithstanding the foregoing, the proceeds of distribution checks payable to Ohio residents which have not been negotiated for payment within one year of the distribution date shall be submitted to the Ohio Division of Unclaimed Funds in accordance with the Ohio Unclaimed Funds statute, Chapter 169 of the Ohio Revised Code.

ARTICLE XXII

GENERAL PROVISIONS

22.1    Notices.    Except as otherwise provided herein, any notice, payment, distribution or other communication which shall be required to be given to any Partner in connection with the business of the Partnership shall be in writing and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail and courier service, or (b) four days after it shall have been mailed by United States mail, first class with postage prepaid; in each case, if to a Limited Partner, addressed to the last address furnished for such purpose by the Limited Partner to whom it is authorized to be given as of the time sent for delivery or as of the time of such mailing; and if to a General Partner or the

Partnership, at the principal office of the Partnership, or at such other address as such General Partner may hereafter specify in a notice duly given as provided herein.

22.2    Survival of Rights.    This Agreement shall be binding upon and inure to benefit of the Partners and their respective heirs, legatees, legal representatives, successors and assigns.

22.3    Amendment.    Except as specifically provided herein, following the admission of Additional Limited Partners to the Partnership, this Agreement may be amended, modified and changed only after obtaining a Majority Vote of the Limited Partners. When voting on whether to approve or reject proposed changes to this Agreement, Limited Partners shall be permitted to vote separately on each significant proposed change.

22.4    Headings.    The captions of the articles and sections of this Agreement are for convenience only and shall not be deemed part of the text of this Agreement.

22.5    Agreement in Counterparts.    This Agreement, or any amendment hereto, may be executed in counterparts each of which shall be deemed an original Agreement, and all of which shall constitute one agreement, by each of the Partners hereto on the dates respectively indicated in the acknowledgements of said Partners, notwithstanding that all of the Partners are not signatories to the original or the same counterpart, to be effective as of the day and year first above written.

22.6    Governing Law.    This Agreement shall be governed and construed according to the laws of the State of Georgia governing partnerships; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 22.6.

22.7    Pronouns.    All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

22.8    Separability of Provisions.    Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation, or affect those portions, of this Agreement which are valid.

22.9    No Mandatory Arbitration of Disputes.    Except as may be permitted or required pursuant to Section 20.4 hereof, nothing in this Agreement or the Subscription Agreement to be executed by each Limited Partner shall be deemed to require the mandatory arbitration of disputes between a Limited Partner and the Partnership or any Sponsor. Nothing contained in this Section 22.9 is intended to apply to contracts between broker-dealers and Limited Partners.

[Signatures appear on next page.]

IN WITNESS WHEREOF, the undersigned hereby enter into and execute this Agreement of Limited Partnership of Wells Real Estate Fund XIV, L.P. as of the date and year first above written.

GENERAL PARTNERS:

WELLS CAPITAL, INC.
A Georgia Corporation
Attest:

By:	By:
Name:	Leo F. Wells, III President
Title:

LEO F. WELLS, III

INITIAL LIMITED PARTNER:

DOUGLAS P. WILLIAMS

EXHIBIT B

SUBSCRIPTION AGREEMENT

To:	Wells Real Estate Fund XIV, L.P.
Suite 250
6200 The Corners Parkway
Norcross, Georgia 30092

Ladies and Gentlemen:

The undersigned, by signing and delivering a copy of the attached Subscription Agreement Signature Page, hereby tenders this subscription and applies for the purchase of the number of units of limited partnership interest (“Units”) of Wells Real Estate Fund XIV, L.P., a Georgia limited partnership (the “Partnership”), set forth on such Subscription Agreement Signature Page. Payment for the units is hereby made by check payable to “SouthTrust Bank, as Escrow Agent for Wells Real Estate Fund XIV, L.P.”

Payments for Units will be held in escrow until the Partnership has received and accepted subscriptions for 125,000 units ($1,250,000), except with respect to residents of the States of New York and Pennsylvania, whose payments for units will be held in escrow until the Partnership has received and accepted subscriptions for 250,000 units ($2,500,000) from all investors.

I hereby acknowledge receipt of the Prospectus of Wells Real Estate Fund XIV, L.P. dated                     , 2003 (the “Prospectus”), which includes the Agreement of Limited Partnership of Wells Real Estate Fund XIV, L.P. (the “Partnership Agreement”) in the form attached as Exhibit A to the Prospectus.

I agree that if this subscription is accepted, it will be held, together with the accompanying payment, on the terms described in the Prospectus and that, if admitted to the Partnership, I shall be bound by the terms and conditions of the Partnership Agreement, including the power of attorney granted to the General Partners in Section 19.1 thereof. Subscriptions may be rejected in whole or in part by the Partnership in its sole and absolute discretion.

Prospective investors are hereby advised of the following:

(a)    The assignability and transferability of the Units is restricted and will be governed by the Agreement of Limited Partnership of Wells Real Estate Fund XIV, L.P. and all applicable laws as described in the Prospectus.

(b)    Prospective investors should not invest in Units unless they have an adequate means of providing for their current needs and personal contingencies and have no need for liquidity in this investment.

(c)    There is no public market for the Units and, accordingly, it may not be possible to readily liquidate an investment in the Partnership.

I hereby constitute and appoint Wells Capital, Inc. and Leo F. Wells, III, and each of them acting singly, with full power of substitution, my true and lawful attorney-in-fact in my name, place and stead and for my use and benefit (a) to sign, execute, deliver, certify, acknowledge, file and record a Partnership Agreement in substantially the form attached as Exhibit A to the Prospectus; and (b) to sign, execute, certify, acknowledge, swear to, file, record and publish any other certificates, instruments and documents which may be required of the Partnership under the laws of the State of Georgia or the laws of any state or any governmental agency, or which such attorney-in-fact deems necessary or advisable to file, record, publish, or deliver. The foregoing grant of authority (a) is a special power of attorney coupled with an interest, (b) is irrevocable and shall survive my death or disability, and (c) may be exercised by such attorney-in-fact by listing my name along with the names of all other persons for whom such attorney-in-fact is acting and executing the Partnership Agreement and such other certificates, instruments and documents with the single signature of a duly-authorized officer or agent of such attorney-in-fact for all of the persons whose names are so listed.

SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
CONDITIONS RESTRICTING TRANSFER OF UNITS

260.141.11    Restrictions on Transfer.

(a)    The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 of the Rules (the “Rules”) adopted under the California Corporate Securities Law (the “Code”) shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

(b)    It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section 260.141.12 of the Rules), except:

(1)    to the issuer;

(2)    pursuant to the order or process of any court;

(3)    to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of the Rules;

(4)    to the transferor’s ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor’s ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee’s ancestors, descendants or spouse;

(5)    to holders of securities of the same class of the same issuer;

(6)    by way of gift or donation inter vivos or on death;

(7)    by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities laws of the foreign state, territory or country concerned;

(8)    to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

(9)    if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner’s written consent is obtained or under this rule not required;

(10)    by way of a sale qualified under Sections 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(11)    by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;

(12)    by way of an exchange qualified under Section 25111, 25112 or 25113 of the Code provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

(13)    between residents of foreign states, territories or countries who are neither domiciled or actually present in this state;

(14)    to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

(15)    by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

(16)    by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities;

(17)    by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102; provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

(c)    The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

“IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST
THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT
OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN
THE COMMISSIONER’S RULES.”

[Last amended effective January 21, 1988.]

SPECIAL NOTICE FOR MAINE, MASSACHUSETTS, MINNESOTA, MISSOURI
AND NEBRASKA RESIDENTS ONLY

In no event may a subscription for Units be accepted until at least five business days after the date the subscriber receives the Prospectus. Residents of the States of Maine, Massachusetts, Minnesota, Missouri and Nebraska who first received the Prospectus only at the time of subscription may receive a refund of the subscription amount upon request to the Partnership within five days of the date of subscription.

STANDARD REGISTRATION REQUIREMENTS

The following requirements have been established for the various forms of registration. Accordingly, complete Subscription Agreements and such supporting material as may be necessary must be provided.

TYPE OF OWNERSHIP AND SIGNATURE(S) REQUIRED

1.	INDIVIDUAL: One signature required.

2.	JOINT TENANTS WITH RIGHT OF SURVIVORSHIP: All parties must sign.

3.	TENANTS IN COMMON: All parties must sign.

4.	COMMUNITY PROPERTY: Only one investor signature required.

5.	PENSION OR PROFIT SHARING PLANS: The trustee signs the Signature Page.

6.	TRUST: The trustee signs the Signature Page. Provide the name of the trust, the name of the trustee and the name of the beneficiary.

7.
PARTNERSHIP:    Identify whether the entity is a general or limited partnership. The general partners must be identified and their signatures obtained on the Signature Page. In the case of an investment by a general partnership, all partners must sign (unless a “managing partner” has been designated for the partnership, in which case he may sign on behalf of the partnership if a certified copy of the document granting him authority to invest on behalf of the partnership is submitted).

8.
CORPORATION:    The Subscription Agreement must be accompanied by (1) a certified copy of the resolution of the Board of Directors designating the officer(s) of the corporation authorized to sign on behalf of the corporation and (2) a certified copy of the Board’s resolution authorizing the investment.

9.
IRA AND IRA ROLLOVERS:    Requires signature of authorized signer (e.g., an officer) of the bank, trust company, or other fiduciary. The address of the trustee must be provided in order for the trustee to receive checks and other pertinent information regarding the investment.

10.	KEOGH (HR 10): Same rules as those applicable to IRAs.

11.
UNIFORM GIFT TO MINORS ACT (UGMA) or UNIFORM TRANSFERS TO MINORS ACT (UTMA):    The required signature is that of the custodian, not of the parent (unless the parent has been designated as the custodian). Only one child is permitted in each investment under UGMA or UTMA. In addition, designate the state under which the gift is being made.

INSTRUCTIONS TO SUBSCRIPTION AGREEMENT SIGNATURE PAGE
TO WELLS REAL ESTATE FUND XIV, L.P. SUBSCRIPTION AGREEMENT

INVESTOR INSTRUCTIONS
Please follow these instructions carefully. Failure to do so may result in the rejection of your subscription. All information on the Subscription Agreement Signature Page should be completed as follows:

1. INVESTMENT
a.    GENERAL:    A minimum investment of $1,000 (100 Units) is required, except for certain states which require a higher minimum investment. A CHECK FOR THE FULL PURCHASE PRICE OF THE UNITS SUBSCRIBED FOR SHOULD BE MADE PAYABLE TO THE ORDER OF “SOUTHTRUST BANK, AS ESCROW AGENT FOR WELLS REAL ESTATE FUND XIV, L.P.” Investors who have satisfied the minimum purchase requirements in Wells Real Estate Fund I, Wells Real Estate Fund II, Wells Real Estate Fund II-OW, Wells Real Estate Fund III, L.P., Wells Real Estate Fund IV, L.P., Wells Real Estate Fund V, L.P., Wells Real Estate Fund VI, L.P., Wells Real Estate Fund VII, L.P., Wells Real Estate Fund VIII, L.P., Wells Real Estate Fund IX, L.P., Wells Real Estate Fund X, L.P., Wells Real Estate Fund XI, L.P., Wells Real Estate Fund XII, L.P., Wells Real Estate Fund XIII, L.P. or Wells Real Estate Investment Trust, Inc. or in any other public real estate program may invest as little as $25 (2.5 Units) except for residents of Maine, Minnesota, Nebraska or Washington. Units may be purchased only by persons meeting the standards set forth under the Section of the Prospectus entitled “Suitability Standards.” Please indicate the state in which the sale was made. WE WILL NOT ACCEPT CASH, MONEY ORDERS OR TRAVELERS CHECKS FOR INITIAL INVESTMENTS.

b.    DEFERRED COMMISSION OPTION:    Please check the box if you have agreed with your Broker-Dealer to elect the Deferred Commission Option, as described in the Prospectus, as supplemented to date. By electing the Deferred Commission Option, you are required to pay only $9.40 per Unit purchased upon subscription. For the next six years following the year of subscription, or longer if required to satisfy outstanding deferred commission obligations, you will have a 1% sales commission ($.10 per Unit) per year deducted from and paid out of net cash from operations otherwise distributable to you. Election of the Deferred Commission Option shall authorize the general partners to withhold such amounts from cash distributions otherwise payable to you as is set forth in the “Plan of Distribution” section of the Prospectus.

2. CLASS STATUS OF UNITS
Please check the appropriate box to identify the status of units (Cash Preferred Units or Tax Preferred Units) desired. These classes of units entitle holders to different rights under the Partnership Agreement. For a more complete description of the differences between the two classes of units, see “Description of the Units” in the Prospectus. If electing Cash Preferred Units for some units and Tax Preferred Units for the remaining units being purchased, please complete a separate Subscription Agreement Signature Page for each class of Units.

3. TYPE OF OWNERSHIP	Please check the appropriate box to indicate the type of entity or type of individuals subscribing.

4. REGISTRATION NAME AND ADDRESS
Please enter the exact name in which the Units are to be held. For joint tenants with right of survivorship or tenants in common, include the names of both investors. In the case of partnerships or corporations, include the name of an individual to whom correspondence will be addressed. Trusts should include the name of the trustee. All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 6, the investor is certifying that this number is correct. Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a Qualified Plan or trust, this will be the address of the trustee. Indicate the birthdate and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.

5. INVESTOR NAME AND ADDRESS
Complete this Section only if the investor’s name and address is different from the registration name and address provided in Section 4. If the Units are registered in the name of a trust, enter the name, address, telephone number, social security number, birthdate and occupation of the beneficial owner of the trust.

6. SUBSCRIBER SIGNATURES
Please separately initial each representation made by the investor where indicated. Except in the case of fiduciary accounts, the investor may not grant any person a power of attorney to make such representations on his or her behalf. Each investor must sign and date this Section. If title is to be held jointly, all parties must sign. If the registered owner is a partnership, corporation or trust, a general partner, officer or trustee of the entity must sign. PLEASE NOTE THAT THESE SIGNATURES DO NOT HAVE TO BE NOTARIZED.

7. ADDITIONAL INVESTMENTS
Please check if you plan to make one or more additional investments, including any systematic monthly or other regular investments, in the Partnership. All additional investments must be in increments of at least $25 and, unless otherwise indicated on a new Subscription Agreement Signature Page, you will be deemed to have elected the same status of Units (Cash Preferred Units or Tax Preferred Units) you check in Section 2. Additional investments by residents of Maine must be for the minimum amounts stated under “Suitability Standards” in the Prospectus, and residents of Maine must execute a new Subscription Agreement Signature Page to make additional investments in the Partnership. If additional investments in the Partnership are made, the investor agrees to notify the General Partners and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations or warranties set forth in the Prospectus or the Subscription Agreement. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 7% of any such additional investments in the Partnership

8. DISTRIBUTIONS
a.    DISTRIBUTION REINVESTMENT PLAN:    By electing the distribution reinvestment plan, the investor elects to reinvest all distributions of net cash from operations in the Partnership and to have the option in the future to invest net cash from operations in limited partnerships or real estate investment trusts sponsored by the General Partners or their affiliates which have substantially identical investment objectives as the Partnership. Unless the General Partners are otherwise notified in writing, Units purchased pursuant to the distribution reinvestment plan will initially be treated as Cash Preferred Units. The investor agrees to notify the General Partners and the Broker-Dealer named on the Subscription Agreement Signature Page in writing if at any time he fails to meet the applicable suitability standards or he is unable to make any other representations and warranties as set forth in the Prospectus or Subscription Agreement or in the prospectus and subscription agreement of any future limited partnerships or real estate investment trusts sponsored by the General Partners or their affiliates. The investor acknowledges that the Broker-Dealer named in the Subscription Agreement Signature Page may receive a commission not to exceed 7% of any reinvested distributions.

b.    DISTRIBUTION ADDRESS:    If cash distributions are to be sent to an address other than that provided in Section 5 (i.e., a bank, brokerage firm or savings and loan, etc.), please provide the name, account number and address.

9. BROKER-DEALER
This Section is to be completed by the Registered Representative. Please complete all BROKER-DEALER information contained in Section 9 including suitability certification. SIGNATURE PAGE MUST BE SIGNED BY AN AUTHORIZED REPRESENTATIVE.

The Subscription Agreement Signature Page, which has been delivered with this Prospectus, together with a check for the full purchase price, should be delivered or mailed to your Broker-Dealer. Only original, completed copies of Subscription Agreements can be accepted. Photocopied or otherwise duplicated Subscription Agreements cannot be accepted by the Partnership.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS
SUBSCRIPTION AGREEMENT SIGNATURE PAGE,
PLEASE CALL 1-800-557-4830

WELLS Limited Partnership

L.P. XIV

Special Instructions:

1. INVESTMENT

__________ # of Units   __________ Total $ Invested

(# Units x $10 = $ Invested)

Minimum purchase $1,000 or 100 Units

☐ Initial Investment (Minimum $1,000)
☐ Additional Investments (Minimum $25)
State in which sale was made __________

Check the following box to elect the Deferred Commission Option: ☐
(This election must be agreed to by the Broker-Dealer listed below.)

2. CLASS STATUS OF UNITS

Check appropriate box.

If electing both Cash-Preferred Units and Tax-Preferred Units, please complete a separate Signature page for each type of investment.

☐ CASH-PREFERRED UNITS
(Entitled to first priority on distributions on cash flow from operations.)

☐ TAX-PREFERRED UNITS
(Allocated certain tax deductions, but no distributions of cash flow from operations.)

3. TYPE OF OWNERSHIP

☐ IRA (06)
☐ Keogh (10)
☐ Qualified Pension Plan (11)
☐ Qualified Profit Sharing Plan (12)
☐ Other Trust __________
For the Benefit of __________
☐ Partnership (15)

☐ Individual (01)
☐ Joint Tenants With Right of Survivorship (02)
☐ Community Property (03)
☐ Tenants in Common (04)
☐ Custodian: A Custodian for __________ under the Uniform Gift to Minors Act or the Uniform Transfers to Minors Act of the State of __________ (08)
☐ Other __________

4. REGISTRATION NAME AND ADDRESS

Please print name(s) in which Units are to be registered. Include trust name if applicable.

☐ Mr. ☐ Mrs. ☐ Ms. ☐ M.D. ☐ Ph.D. ☐ D.D.S. ☐ Other __________

Taxpayer Identification Number ☐☐ - ☐☐☐☐☐☐☐

Social Security Number ☐☐☐ - ☐☐ - ☐☐☐☐

Street Address or P.O. Box __________

City __________ State __________ Zip Code __________

Home Telephone No. (   ) __________ Business Telephone No. (   ) __________

Birthdate __________ Occupation __________

Email Address (Optional) __________ Provide only if you would like to receive updated information about Wells via email.

5. INVESTOR NAME AND ADDRESS

(COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

☐ Mr. ☐ Mrs. ☐ Ms. ☐ M.D. ☐ Ph.D. ☐ D.D.S. ☐ Other __________

Name __________

Social Security Number ☐☐☐ - ☐☐ - ☐☐☐☐

Street Address or P.O. Box __________

City __________ State __________ Zip Code __________

Home Telephone No (   ) __________ Business Telephone No. (   ) __________

Birthdate __________ Occupation __________

Email Address (Optional) __________ Provide only if you would like to receive updated information about Wells via email.

SUBDOCLPXIV02-11

(REVERSE SIDE MUST BE COMPLETED)

©2002 Wells Real Estate Funds

6. SUBSCRIBER SIGNATURES

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Partnership to accept this subscription, I hereby represent and warrant to you as follows:

(a) I have received the Prospectus.	Initials	Initials
(b) I accept and agree to be bound by the terms and conditions of the Partnership Agreement.	Initials	Initials
(c) I have (i) a net worth (exclusive of home, home furnishings, and automobiles) of $150,000 or more; or (ii) a net worth (as described above) of at least $45,000 and had during the last tax year or estimate that I will have during the current tax year a minimum of $45,000 annual gross income, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS".	Initials	Initials
(d) I acknowledge that the Units are not liquid.	Initials	Initials
(e) If I am a California resident or if the Person to whom I subsequently propose to assign or transfer any Units is a California resident, I may not consummate a sale or transfer of my Units, or any interest therein, or receive any consideration therefore, without the prior written consent of the Commissioner of the Department of Corporations of the State of California, except as permitted in the Commissioner's Rules, and I understand that my Units, or any document evidencing my Units, will bear a legend reflecting the substance of the foregoing understanding.	Initials	Initials
(f) ARKANSAS, NEW MEXICO AND TEXAS RESIDENTS ONLY: I am purchasing the Units for my own account and acknowledge that the investment is not liquid.	Initials	Initials

I declare that the information supplied above is true and correct and may be relied upon by the Partnership in connection with my investment in the Partnership. Under penalties of perjury, by signing this Signature Page, I hereby certify that (a) I have provided herein my correct Taxpayer Identification Number, and (b) I am not subject to back-up withholding as a result of a failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding.

Signature of Investor or Trustee ____ Signature of Joint Owner, if applicable ____ Date ____

(MUST BE SIGNED BY TRUSTEE(S) IF IRA, KEOGH OR QUALIFIED PLAN.)

7. ADDITIONAL INVESTMENTS

[If additional investments are made, please include social security number or other taxpayer identification number on your check.]

8. DISTRIBUTIONS (YOU MUST CHECK ONE OF THE FOLLOWING:)

NOTE: If you have checked "IRA" in section 3 and listed Wells Advisors, Inc. as custodian under Section 4, please disregard this section. You must instead complete page 7 of the Well Advisors, Inc. IRA Application Booklet.

☐ I prefer to participate in the Distribution Reinvestment Plan.

☐ I prefer to direct distributions to a party other than the registered owner per my instructions below.

☐ I prefer distributions to be deposited directly into the following account: ___Checking ___ Savings.

(For deposits into checking or savings accounts): Please enclose a voided check or deposit slip. By enclosing a voided check or deposit slip I (we) authorize and direct the Partnership to begin making electronic deposits to the checking or savings account designated by the enclosed voided check or deposit slip. An automated deposit entry shall constitute my (our) receipt for each transaction. This authority is to remain in force until the Partnership has received written notification from me (us) of its termination at such time and in such manner as to give the Partnership reasonable time to act on it.

Institution Name ____ Account Number ____

Name on Account ____

Street Address or P.O. Box ____

City ____ State ____ Zip Code ____

☐ I prefer distributions be paid to me at my address listed under Section 4.

9. BROKER-DEALER (TO BE COMPLETED BY REGISTERED REPRESENTATIVE)

☐ **PLEASE CHECK IF THIS IS A CHANGE IN BROKER-DEALER**

☐ **PLEASE CHECK IF THIS IS A NEW BRANCH ADDRESS FOR THE REGISTERED REPRESENTATIVE**

The Broker-Dealer or authorized representative must sign below to complete order. Broker-Dealer or authorized representative warrants that it is a duly licensed Broker-Dealer or authorized representative and may lawfully offer Shares in the state designated as the investor's address or the state in which the sale was made, if different. The Broker-Dealer or authorized representative warrants that he has reasonable grounds to believe this investment is suitable for the subscriber and that he has informed subscriber of all aspects of liquidity and marketability of this investment.

Broker-Dealer Name ____ Telephone No. (   )

Broker-Dealer Street Address or P.O. Box ____

City ____ State ____ Zip Code ____

Registered Representative Name ____ Telephone No. (   )

Reg. Rep. Street Address or P.O. Box ____

City ____ State ____ Zip Code ____

Email Address (Optional) ____ Provide only if you would like to receive updated information about Wells via email.

Broker-Dealer Signature, if required ____ Registered Representative Signature ____

Please mail completed Subscription Agreement (with all signatures) and personal check(s) made payable to:

Wells Investment Securities, Inc.

800-557-4830 or 770-449-7800

Overnight address:
6200 The Corners Parkway, Suite 250
Norcross, Georgia 30092-3355

Mailing address:
P.O. Box 926040
Norcross, Georgia 30010-6040

Cash, money orders, and travelers checks will not be accepted.

ACCEPTANCE BY GENERAL PARTNERS, Received and Subscription Accepted by:

ALPHABETICAL INDEX
Page
Additional Information	125
Compensation of the General Partners and Affiliates	51
Conflicts of Interest	54
Description of the Units	76
Distributions and Allocations	78
Estimated Use of Proceeds	49
Experts	124
Federal Income Tax Consequences	98
Fiduciary Duty of the General Partners	59
Financial Statements	126
Glossary	126
Investment by Tax-Exempt Entities and ERISA Considerations	93
Investment Objectives and Criteria	33
Legal Opinions	124
Management	43
Management’s Discussion and Analysis of Financial Condition and Results of Operations	84
Plan of Distribution	118
Prior Performance Summary	61
Prior Performance Tables	127
Real Property Investments	84
Reports to Investors	118
Risk Factors	12
Suitability Standards	28
Summary of the Offering	5
Summary of Partnership Agreement	84
Supplemental Sales Material	124

Units of Wells Fund XIV are not FDIC insured, may lose value and are not bank guaranteed. Investments in real estate may be affected by adverse economic and regulatory changes. Properties that incur vacancies may be difficult to sell or re-lease. Public limited partnerships have certain risks, including illiquidity of the investment, and should be considered a long-term investment. Past performance does not guarantee future performance. When you sell your units, they could be worth less than what you paid for them.

Until                     , 2003 (90 days after the date of this prospectus), all dealers that affect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as soliciting dealers.

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

WELLS REAL ESTATE FUND XIV, L.P.

Minimum Offering of $1,250,000

PROSPECTUS

WELLS INVESTMENT
SECURITIES, INC.

                    , 2003

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31    Other Expenses of Issuance and Distribution

Following is an itemized statement of the expenses of the offering and distribution of the securities to be registered, other than underwriting commissions:

Amount
SEC Registration Fee	$ 4,140
NASD Filing Fee	5,000
Printing Expenses	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Blue Sky Fees and Expenses	*
Miscellaneous	*

Total	$ *

*	To be filed by Amendment.

Item 32    Sales to Special Parties

Not Applicable

Item 33    Recent Sales of Unregistered Securities

Not Applicable

Item 34    Indemnification of the General Partners

Wells Real Estate Fund XIV, L.P. (Wells Fund XIV) shall indemnify and hold harmless each general partner from any loss, liability or damage incurred or suffered by any such general partner by reason of any act performed or omitted to be performed by such general partner in connection with the business of Wells Fund XIV, including attorneys’ fees incurred by such general partner in connection with the defense of any claim or action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent indemnification is prohibited by law; provided however, that any such indemnification shall only be from the assets of Wells Fund XIV and not from the limited partners. Any indemnification required herein to be made by Wells Fund XIV shall be made promptly following the fixing of the loss, liability or damage incurred or suffered by a final judgment of any court, settlement, contract or otherwise. A general partner (a) shall be entitled to the foregoing indemnification, and (b) shall not be liable to Wells Fund XIV for any loss, liability or damage suffered or incurred by Wells Fund XIV, directly or indirectly, in connection with the activities of such general partner; provided that no general partner whose action or omission to act caused the loss, liability or damage incurred or suffered may receive indemnification or avoid liability unless such general partner determined in good faith that such course of conduct was in the best interest of Wells Fund XIV, and such course of conduct did not constitute (i) fraud, negligence, misconduct or knowing violation of law, (ii) a breach of fiduciary duty to Wells Fund XIV or any partner, or (iii) a breach of the partnership agreement. Wells

Fund XIV shall not pay for any insurance covering liability of a general partner for actions or omissions for which indemnification is not permitted under the partnership agreement. Nothing contained in the partnership agreement shall constitute a waiver by any limited partner of any right which he may have against any party under federal or state securities laws.

Indemnification of the general partners will not be allowed for any liability, loss or damage incurred by them arising under federal and state securities laws unless (i) there has been a successful adjudication of the merits of each count involving alleged securities law violations as to the general partner seeking indemnification, or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the general partner seeking indemnification, or (iii) a court of competent jurisdiction approves a settlement of the claims against a general partner seeking indemnification and finds that indemnification of the settlement and related costs should be made. Prior to seeking a court approval for indemnification, the general partner shall apprise the court of the position of the Securities and Exchange Commission, the California Commissioner of the Development of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Nebraska Bureau of Securities, the Oklahoma Department of Securities, the Pennsylvania Securities Commission, the Tennessee Securities Division and the Texas State Securities Board regarding indemnification for violations of securities laws.

Item 35    Treatment of Proceeds from Stock Being Registered

Not Applicable

Item 36    Financial Statements and Exhibits

(a)    Financial Statements:

*The following audited financial statements of Wells Real Estate Fund XIV, L.P. are included in the Prospectus:

(1)    Report of Independent Auditors,
(2)    Balance Sheet as of December 31, 2002, and
(3)    Notes to Balance Sheet.

*    The following audited financial statements of Wells Capital, Inc. are included in the Prospectus:

(1)    Report of Independent Auditors,
(2)    Balance Sheet as of December 31, 2002,
(3)    Statement of Income for the year ended December 31, 2002,
(4)    Statement of Stockholder’s Equity for the year ended December 31, 2002,
(5)    Statement of Cash Flows for the year ended December 31, 2002, and
(6)    Notes to Financial Statements.

*    To be filed by Amendment

(b) Exhibits (See Exhibit Index):

Exhibit No.	Description

1
Form of Dealer Manager Agreement between Wells Real Estate Fund XIV, L.P. and Wells Investment Securities, Inc. (previously filed in and incorporated by reference Registrant’s Registration Statement on Form S-11, Commission File No. 333-101463, filed on November 26, 2002)

3.1	Form of Agreement of Limited Partnership of Wells Real Estate Fund XIV, L.P. (included as Exhibit A to Prospectus)

3.2
Certificate of Limited Partnership of Wells Real Estate Fund XIV, L.P. dated October 25, 2002 (previously filed in and incorporated by reference Registrant’s Registration Statement on Form S-11, Commission File No. 333-101463, filed on November 26, 2002)

4	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to Prospectus)

5.1	Opinion of Holland & Knight LLP regarding the legality of the securities of Wells Real Estate Fund XIV, L.P. to be offered

8	Opinion of Holland & Knight LLP regarding tax matters

10.1	Form of Escrow Agreement between Wells Real Estate Fund XIV, L.P. and SouthTrust Bank

10.2	Form of Property Management and Leasing Agreement between Wells Real Estate Fund XIV, L.P. and Wells Management Company, Inc. (to be filed by amendment)

23.1	Consent of Holland & Knight LLP (included in Exhibits 5.1 and 8)

Item 37    Undertakings

(a)    Wells Real Estate Fund XIV, L.P. (Wells Fund XIV) undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, including (but not limited to) any addition or deletion of a managing underwriter.

(b)    Wells Fund XIV undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment may be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)    Wells Fund XIV undertakes to send to each limited partner, at least on an annual basis, a detailed statement of any transactions with the general partners or their affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the general partners or their affiliates, for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(d)    To file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing limited partners; each sticker supplement should disclose all compensation and fees received by the general partners and their affiliates in connection with any such acquisition; the post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(e)    To file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the limited partners at least once each quarter after the distribution period of the offering has ended.

(f)    Wells Fund XIV undertakes to file the financial statements as required by Form 10-K for the first full fiscal year of operations and to provide each limited partner the financial statements required by Form 10-K for such year.

(g)    Wells Fund XIV undertakes to distribute to each limited partner, within sixty (60) days after the close of each quarterly period, a copy of each report on Form 10-Q which is required to be filed with the Commission or a quarterly report containing at least as much information as the report on Form 10-Q.

(h)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Wells Fund XIV pursuant to the foregoing provisions, or otherwise, Wells Fund XIV has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Wells Fund XIV of expenses incurred or paid by a director, officer or controlling person of Wells Fund XIV in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Wells Fund XIV will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

TABLE VI
ACQUISITIONS OF PROPERTIES BY PROGRAMS

The information contained on the following pages relates to acquisitions of properties within the past three (3) years by prior programs with which the general partners and their affiliates have been affiliated and which have substantially similar investment objectives to Wells Fund XIV. This table provides the potential investor with information regarding the general nature and location of the properties and the manner in which the properties were acquired. None of the information in Table VI has been audited.

TABLE VI

Wells REIT

Name of property	Metris Tulsa Building

Location of property	Tulsa, Tulsa County, Oklahoma

Type of property	Three story office building

Size of parcel	14.6 acres

Gross leasable space	101,100 sq. feet

Date of commencement of operations[1]	June 5, 1998

Date of purchase	February 11, 2000

Mortgage financing at date of purchase	8,000,000

Cash down payment	$4,740,000

Contract purchase price plus acquisition fee	$12,729,825

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$12,729,825

[1]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Dial Building

Location of property	Scottsdale, Maricopa County, Arizona

Type of property	Two story office building

Size of parcel	8.8 acres (approximately)

Gross leasable space	129,689 sq. feet

Date of commencement of operations[2]	June 5, 1998

Date of purchase	March 29, 2000

Mortgage financing at date of purchase	$14,289,809

Cash down payment	$100,000

Contract purchase price plus acquisition fee	$14,289,809

Other cash expenditures expensed	N/A

Other cash expenditures capitalized[3]	$134,226

Total Acquisition Cost	$14,424,034

[2]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[3]	Includes improvements made after acquisitions through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	ASML Building

Location of property	Tempe, Maricopa County, Arizona

Type of property	Two story office and warehouse building

Size of parcel	9.51 acres

Gross leasable space	95,133 sq. feet

Date of commencement of operations[4]	June 5, 1998

Date of purchase	March 29, 2000

Mortgage financing at date of purchase	$17,397,133

Cash down payment	$100,000

Contract purchase price plus acquisition fee	$17,397,133

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$17,397,133

[4]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Motorola Tempe Building

Location of property	Tempe, Maricopa County, Arizona

Type of property	Two story office building

Size of parcel	12.44 acres

Gross leasable space	133,225 sq. feet

Date of commencement of operations[5]	June 5, 1998

Date of purchase	March 29, 2000

Mortgage financing at date of purchase	$8,813,558

Cash down payment	$100,000

Contract purchase price plus acquisition fee	$16,036,219

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$16,036,219

[5]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells Fund XII and REIT

Name of property	Siemens Building

Location of property	Troy, Oakland County, Michigan

Type of property	Three story office building

Size of parcel	5.3 acres

Gross leasable space	77,054 sq. feet

Date of commencement of operations[6]	Fund XII – June 1, 1999 REIT – June 5, 1998

Date of purchase	May 10, 2000

Mortgage financing at date of purchase	N/A

Cash down payment	$400,000

Contract purchase price plus acquisition fee	$12,337,973

Other cash expenditures expensed	N/A

Other cash expenditures capitalized[7]	$2,255,159

Total Acquisition Cost	$14,593,132

[6]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[7]	Includes improvements made after acquisitions through December 31, 2002

TABLE VI (continued)

Wells REIT

Name of property	Avnet Building

Location of property	Tempe, Maricopa County, Arizona

Type of property	Two story office building

Size of parcel	9.63 acres

Gross leasable space	132,070 sq. feet

Date of commencement of operations[8]	June 5, 1998

Date of purchase	June 12, 2000

Mortgage financing at date of purchase	N/A

Cash down payment	$100,000

Contract purchase price plus acquisition fee	$13,269,502

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$13,269,502

[8]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Delphi Building

Location of property	Troy, Oakland County, Michigan

Type of property	Three story office building

Size of parcel	5.52 acres

Gross leasable space	107,193 sq. feet

Date of commencement of operations[9]	June 5, 1998

Date of purchase	June 29, 2000

Mortgage financing at date of purchase	$8,000,000

Cash down payment	N/A

Contract purchase price plus acquisition fee	$18,935,971

Other cash expenditures expensed	N/A

Other cash expenditures capitalized[10]	1,021,587

Total Acquisition Cost	$19,957,558

[9]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[10]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	Motorola Plainfield Building

Location of property	S. Plainfield, Middlesex County, New Jersey

Type of property	three-story office building

Size of parcel	34.5 acres

Gross leasable space	236,710 sq. feet

Date of commencement of operations[11]	June 5, 1998

Date of purchase	November 1, 2000

Mortgage financing at date of purchase	$23,000,000

Cash down payment	N/A

Contract purchase price plus acquisition fee	$33,753,381

Other cash expenditures expensed	N/A

Other cash expenditures capitalized[12]	$408,917

Total Acquisition Cost	$34,162,298

[11]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[12]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	Stone & Webster Building

Location of property	Houston, Texas

Type of property	six-story office building

Size of parcel	9.96 acres

Gross leasable space	312,564 sq. feet

Date of commencement of operations[13]	June 5, 1998

Date of purchase	December 21, 2000

Mortgage financing at date of purchase	$38,900,000

Cash down payment	N/A

Contract purchase price plus acquisition fee	$45,014,954

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$45,014,954

[13]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Metris Minnesota Building

Location of property	Minnetonka, Minnesota

Type of property	nine-story office building

Size of parcel	13.58 acres

Gross leasable space	300,633 sq. feet

Date of commencement of operations[14]	June 5, 1998

Date of purchase	December 21, 2000

Mortgage financing at date of purchase	$52,800,000

Cash down payment	N/A

Contract purchase price plus acquisition fee	$52,846,150

Other cash expenditures expensed	$1,669

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$52,847,819

[14]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells Fund XII and REIT

Name of property	AT&T Oklahoma Buildings

Location of property	Oklahoma City, Oklahoma

Type of property	one and two-story office buildings

Size of parcel	11.34 acres

Gross leasable space	128,500 sq. feet

Date of commencement of operations[15]	Fund XII – June 1, 1999 REIT – June 5, 1998

Date of purchase	December 28, 2000

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$15,325,554

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$15,325,554

[15]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells Fund XII and REIT

Name of property	Comdata Building

Location of property	Brentwood, Tennessee

Type of property	three-story office building

Size of parcel	12.3 acres

Gross leasable space	201,237 sq. feet

Date of commencement of operations[16]	Fund XII – June 1, 1999 REIT – June 5, 1998

Date of purchase	May 15, 2001

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$25,002,019

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$25,002,019

[16]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells Fund XIII and REIT

Name of property	AmeriCredit Building

Location of property	Orange Park, Florida

Type of property	two-story office building

Size of parcel	12.33 acres

Gross leasable space	85,000 sq. feet

Date of commencement of operations[17]	Fund XIII – June 14, 2001 REIT – June 5, 1998

Date of purchase	July 16, 2001

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$12,540,693

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$12,540,693

[17]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	State Street Building

Location of property	Quincy, Massachusetts

Type of property	seven-story office building

Size of parcel	11.22 acres

Gross leasable space	234,668 sq. feet

Date of commencement of operations[18]	June 5, 1998

Date of purchase	July 30, 2001

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$49,632,507

Other cash expenditures expensed	N/A

Other cash expenditures capitalized[19]	$2,203,684

Total Acquisition Cost	$51,836,191

[18]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[19]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	IKON Buildings

Location of property	Houston, Texas

Type of property	two one-story office buildings

Size of parcel	15.69 acres

Gross leasable space	157,790 sq. feet

Date of commencement of operations[20]	June 5, 1998

Date of purchase	September 7, 2001

Mortgage financing at date of purchase	3,383

Cash down payment	N/A

Contract purchase price plus acquisition fee	$20,785,902

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$20,782,519

[20]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Nissan Property

Location of property	Irving, Texas

Type of property	three-story office building

Size of parcel	14.873 acres

Gross leasable space	268,290 sq. feet

Date of commencement of operations[21]	June 5, 1998

Date of purchase	September 19, 2001

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$5,570,700

Other cash expenditures expensed	N/A

Other cash expenditures capitalized[22]	25,705,724

Total Acquisition Cost	$31,276,424

[21]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[22]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	Ingram Micro Building

Location of property	Millington, Tennessee

Type of property	one-story distribution facility

Size of parcel	39.223 acres

Gross leasable space	701,819 sq. feet

Date of commencement of operations[23]	June 5, 1998

Date of purchase[24]	September 27, 2001

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$21,055,184

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$21,055,184

[23]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[24]	On September 27, 2001, Wells OP acquired a leasehold interest in the Ingram Micro Building, with an option to purchase the property beginning in 2006.

TABLE VI (continued)

Wells REIT

Name of property	Lucent Building

Location of property	Cary, North Carolina

Type of property	four-story office building

Size of parcel	29.19 acres

Gross leasable space	120,000 sq. feet

Date of commencement of operations[25]	June 5, 1998

Date of purchase	September 28, 2001

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$18,022,771

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$18,022,771

[25]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells Fund XIII and REIT

Name of property	ADIC Buildings

Location of property	Parker, Colorado

Type of property	two one-story office buildings

Size of parcel	11.78 acres

Gross leasable space	148,204 sq. feet

Date of commencement of operations[26]	Fund XIII – June 14, 2001 REIT – June 5, 1998

Date of purchase	December 21, 2001

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$13,169,835

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$13,169,835

[26]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Convergys Building

Location of property	Tamarac, Florida

Type of property	two-story office building

Size of parcel	12.55 acres

Gross leasable space	100,000 sq. feet

Date of commencement of operations[27]	June 5, 1998

Date of purchase	December 21, 2001

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$13,497,360

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$13,497,360

[27]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Windy Point Buildings

Location of property	Schaumburg, Illinois

Type of property	seven and eleven-story office buildings

Size of parcel	18.73 acres

Gross leasable space	488,425 sq. feet

Date of commencement of operations[28]	June 5, 1998

Date of purchase	December 31, 2001

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$89,443,176

Other cash expenditures expensed	$1,927

Other cash expenditures capitalized[29]	$28,417

Total Acquisition Cost	$89,473,520

[28]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[29]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	Vertex Sarasota Building

Location of property	Sarasota, Florida

Type of property	three-story office building

Size of parcel	9.8 acres

Gross leasable space	157,700 sq. feet

Date of commencement of operations[30]	June 5, 1998

Date of purchase	January 11, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$21,431,212

Other cash expenditures expensed	N/A

Other cash expenditures capitalized[31]	$17,328

Total Acquisition Cost	$21,448,540

[30]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[31]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	Transocean Houston Building

Location of property	Houston, Texas

Type of property	six-story office building

Size of parcel	3.88 acres

Gross leasable space	155,991 sq. feet

Date of commencement of operations[32]	June 5, 1998

Date of purchase	March 15, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$22,038,362

Other cash expenditures expensed	$6,720

Other cash expenditures capitalized[33]	$3,100

Total Acquisition Cost	$22,048,182

[32]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[33]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	Novartis Atlanta Building

Location of property	Duluth, Georgia

Type of property	four-story office building

Size of parcel	7.57 acres

Gross leasable space	100,087 sq. feet

Date of commencement of operations[34]	June 5, 1998

Date of purchase	March 28, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$15,045,996

Other cash expenditures expensed	N/A

Other cash expenditures capitalized[35]	$1,320

Total Acquisition Cost	$15,047,316

[34]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[35]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	Dana Corporation Buildings

Location of property	(a) Farmington Hills, Michigan
(b) Kalamazoo, Michigan

Type of property	(a) three-story office and research and development building
(b) two-story office and industrial building

Size of parcel	(a) 7.8 acres
(b) 27.5 acres

Gross leasable space	(a) 112,480 sq. feet
(b) 147,004 sq. feet

Date of commencement of Operations[36]	June 5, 1998

Date of purchase	March 29, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Aggregate contract purchase price plus acquisition fee	$42,812,669

Other cash expenditures expensed	N/A

Other cash expenditures capitalized[37]	$500

Total Acquisition Cost	$42,813,169

[36]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[37]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	Travelers Express Denver Buildings

Location of property	Lakewood, Colorado

Type of property	two connected one-story office buildings

Size of parcel	7.88 acres

Gross leasable space	68,165 sq. feet

Date of commencement of operations[38]	June 5, 1998

Date of purchase	April 10, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$10,555,448

Other cash expenditures expensed	$33

Other cash expenditures capitalized[39]	$7,967

Total Acquisition Cost	$10,563,458

[38]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[39]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	Agilent Atlanta Building

Location of property	Alpharetta, Georgia

Type of property	two-story office building

Size of parcel	9.89 acres

Gross leasable space	101,207 sq. feet

Date of commencement of operations[40]	June 5, 1998

Date of purchase	April 18, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$15,151,643

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$15,151,643

[40]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	BellSouth Ft. Lauderdale Building

Location of property	Ft. Lauderdale, Florida

Type of property	one-story office building

Size of parcel	4.27 acres

Gross leasable space	47,400 sq. feet

Date of commencement of operations[41]	June 5, 1998

Date of purchase	April 18, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$6,891,748

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$6,891,748

[41]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Experian/TRW Buildings

Location of property	Allen, Texas

Type of property	two two-story office buildings

Size of parcel	26.53 acres

Gross leasable space	292,700 sq. feet

Date of commencement of operations[42]	June 5, 1998

Date of purchase	May 1, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$35,694,724

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$35,694,724

[42]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Agilent Boston Building

Location of property	Boxborough, Massachusetts

Type of property	three-story office building

Size of parcel	42.09 acres

Gross leasable space	174,585 sq. feet

Date of commencement of operations[43]	June 5, 1998

Date of purchase	May 3, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$31,843,732

Other cash expenditures expensed	N/A

Other cash expenditures capitalized[44]	$3,407,496

Total Acquisition Cost	$35,251,228

[43]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[44]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	TRW Denver Building

Location of property	Aurora, Colorado

Type of property	three-story office building

Size of parcel	10.15 acres

Gross leasable space	108,240 sq. feet

Date of commencement of operations[45]	June 5, 1998

Date of purchase	May 29, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$21,104,734

Other cash expenditures expensed	N/A

Other cash expenditures capitalized[46]	$735

Total Acquisition Cost	$21,105,469

[45]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[46]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	MFS Phoenix Building

Location of property	Phoenix, Arizona

Type of property	three-story office building

Size of parcel	9.32 acres

Gross leasable space	148,605 sq. feet

Date of commencement of operations[47]	June 5, 1998

Date of purchase	June 5, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$25,881,252

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$25,881,252

[47]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	ISS Atlanta Buildings

Location of property	Atlanta, Georgia

Type of property	two five-story office buildings

Size of parcel	4.82 acres

Gross leasable space	238,600 sq. feet

Date of commencement of operations[48]	June 5, 1998

Date of purchase[49]	July 1, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$40,765,159

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$40,765,159

[48]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[49]	On July 1, 2002, Wells OP acquired a ground leasehold interest in the ISS Atlanta Buildings, and will purchase the property outright on or before December 1, 2015.

TABLE VI

Wells REIT

Name of property	PacifiCare San Antonio Building

Location of property	San Antonio, Texas

Type of property	two-story office building

Size of parcel	21.67 acres

Gross leasable space	142,500 sq. feet

Date of commencement of operations[50]	June 5, 1998

Date of purchase	July 12, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$14,689,827

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$14,689,827

[50]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Kerr-McGee Property

Location of property	Houston, Texas

Type of property	four-story office building

Size of parcel	4.2 acres

Gross leasable space	100,000 sq. feet

Date of commencement of operations[51]	June 5, 1998

Date of purchase	July 29, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$2,117,945

Other cash expenditures expensed	N/A

Other cash expenditures capitalized[52]	$5,373,983

Total Acquisition Cost	$7,491,928

[51]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[52]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	BMG Greenville Buildings

Location of property	Duncan, South Carolina

Type of property	two adjacent one-story distribution facility buildings

Size of parcel	54.26 acres

Gross leasable space	473,398 and 313,380 sq. feet, respectively

Date of commencement of operations[53]	June 5, 1998

Date of purchase	July 31, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$26,687,017

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$26,687,017

[53]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Kraft Atlanta Building

Location of property	Suwanee, Georgia

Type of property	one-story office building

Size of parcel	10.29 acres

Gross leasable space	87,219 sq. feet

Date of commencement of operations[54]	June 5, 1998

Date of purchase	August 1, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$11,675,771

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$11,675,771

[54]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Nokia Dallas Buildings

Location of property	Irving, Texas

Type of property	three office buildings (nine-story, seven-story and six-story)

Size of parcel	19.43 acres

Gross leasable space	228,678, 223,470 and 152,086 sq. feet, respectively

Date of commencement of operations[55]	June 5, 1998

Date of purchase	August 15, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$119,523,569

Other cash expenditures expensed	N/A

Other cash expenditures capitalized[56]	$418,100

Total Acquisition Cost	$119,941,669

[55]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[56]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	Harcourt Austin Building

Location of property	Austin, Texas

Type of property	seven–story office building

Size of parcel	8.41 acres

Gross leasable space	195,230 sq. feet

Date of commencement of operations[57]	June 5, 1998

Date of purchase	August 15, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$39,033,323

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$39,033,323

[57]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	IRS Long Island Buildings

Location of property	Holtsville, New York

Type of property	two-story office building and one-story daycare facility

Size of parcel	36.25 acres

Gross leasable space	259,700 sq. feet

Date of commencement of operations[58]	June 5, 1998

Date of purchase	September 16, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$50,487,120

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$50,487,120

[58]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	AmeriCredit Phoenix Property (formerly AmeriCredit Arizona Property)

Location of property	Chandler, Arizona

Type of property	three-story office building

Size of parcel	14.74 acres

Gross leasable space	153,494 sq. feet

Date of commencement of operations[59]	June 5, 1998

Date of purchase	September 12, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$2,671,324

Other cash expenditures expensed	N/A

Other cash expenditures capitalized[60]	$6,322,324

Total Acquisition Cost	$8,993,648

[59]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[60]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	KeyBank Parsippany Building

Location of property	Parsippany, New Jersey

Type of property	four-story office building

Size of parcel	19.06 acres

Gross leasable space	404,515 sq. feet

Date of commencement of operations[61]	June 5, 1998

Date of purchase	September 27, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$101,643,893

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$101,643,893

[61]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Allstate Indianapolis Building

Location of property	Indianapolis, Indiana

Type of property	one-story office building

Size of parcel	12.71 acres

Gross leasable space	89,956 sq. feet

Date of commencement of operations[62]	June 5, 1998

Date of purchase	September 27, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$10,954,933

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$10,954,933

[62]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Federal Express Colorado Springs Building

Location of property	Colorado Springs, Colorado

Type of property	three-story office building

Size of parcel	28.01 acres

Gross leasable space	155,808 sq. feet

Date of commencement of operations[63]	June 5, 1998

Date of purchase	September 27, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$26,087,714

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$26,087,714

[63]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	EDS Des Moines Building

Location of property	Des Moines, Iowa

Type of property	one-story office building

Size of parcel	27.97 acres

Gross leasable space	115,000 sq. feet of office space and 290,000 sq. feet of warehouse space

Date of commencement of operations[64]	June 5, 1998

Date of purchase	September 27, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$26,577,376

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$26,577,376

[64]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Intuit Dallas Building

Location of property	Plano, Texas

Type of property	two-story office building with a three-story wing

Size of parcel	10.7 acres

Gross leasable space	166,238 sq. feet

Date of commencement of operations[65]	June 5, 1998

Date of purchase	September 27, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$26,669,654

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$26,669,654

[65]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Daimler Chrysler Dallas Building

Location of property	Westlake, Texas

Type of property	two-story office building

Size of parcel	13.175 acres

Gross leasable space	130,290 sq. feet

Date of commencement of operations[66]	June 5, 1998

Date of purchase	September 30, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$25,172,753

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$25,172,753

[66]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	NASA Buildings

Location of property	Washington, DC

Type of property	two nine-story office buildings

Size of parcel	3.58 acres

Gross leasable space	948,800 sq. feet

Date of commencement of operations[67]	June 5, 1998

Date of purchase	November 22, 2002

Mortgage financing at date of purchase	$85,000,000

Cash down payment	N/A

Contract purchase price plus acquisition fee	$349,165,776

Other cash expenditures expensed	$43,268

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$349,209,044

[67]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Capital One Richmond Buildings

Location of property	Glen Allen, Virginia

Type of property	three three-story office buildings

Size of parcel	15.25 acres

Gross leasable space	225,220 sq. feet

Date of commencement of operations[68]	June 5, 1998

Date of purchase	November 26, 2002

Mortgage financing at date of purchase	$28,634,345

Cash down payment	N/A

Contract purchase price plus acquisition fee	$28,634,345

Other cash expenditures expensed	$37,764

Other cash expenditures capitalized[69]	$2,500

Total Acquisition Cost	$28,674,609

[68]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[69]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	Caterpillar Nashville Building

Location of property	Nashville, Tennessee

Type of property	11-story office building

Size of parcel	13.175 acres

Gross leasable space	312,297 sq. feet

Date of commencement of operations[70]	June 5, 1998

Date of purchase	November 26, 2002

Mortgage financing at date of purchase	$58,566,601

Cash down payment	N/A

Contract purchase price plus acquisition fee	$61,779,411

Other cash expenditures expensed	$8,609

Other cash expenditures capitalized[71]	$4,920

Total Acquisition Cost	$61,792,940

[70]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[71]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells Fund XIII and REIT

Name of property	John Wiley Indianapolis Building

Location of property	Fishers, Indiana

Type of property	four-story office building

Size of parcel	10.28 acres

Gross leasable space	141,047 sq. feet

Date of commencement of operations[72]	Fund XIII – June 14, 2001 REIT – June 5, 1998

Date of purchase	December 12, 2002

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$17,506,702

Other cash expenditures expensed	N/A

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$17,506,702

[72]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

TABLE VI (continued)

Wells REIT

Name of property	Nestle Building

Location of property	Glendale, California

Type of property	20-story office building

Size of parcel	4.02 acres

Gross leasable space	505,115 sq. feet

Date of commencement of operations[73]	June 5, 1998

Date of purchase	December 20, 2002

Mortgage financing at date of purchase	$90,000,000

Cash down payment	N/A

Contract purchase price plus acquisition fee	$157,146,442

Other cash expenditures expensed	$50,212

Other cash expenditures capitalized[74]	$500,289

Total Acquisition Cost	$157,696,943

[73]	The date minimum offering proceeds were obtained and funds became available for investment in properties.
[74]	Includes the improvements made after acquisition through December 31, 2002.

TABLE VI (continued)

Wells REIT

Name of property	East Point Buildings

Location of property	Mayfield Heights, Ohio

Type of property	two three-story office buildings

Size of parcel	9.50 acres

Gross leasable space	187,735 sq. feet

Date of commencement of operations[75]	June 5, 1998

Date of purchase	January 9, 2003

Mortgage financing at date of purchase	N/A

Cash down payment	N/A

Contract purchase price plus acquisition fee	$22,079,138

Other cash expenditures expensed	$3,293

Other cash expenditures capitalized	N/A

Total Acquisition Cost	$22,082,431

[75]	The date minimum offering proceeds were obtained and funds became available for investment in properties.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this Amendment No.1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, and State of Georgia, on the 24th day of January, 2003.

WELLS REAL ESTATE FUND XIV, L.P. (Registrant)

By:	WELLS CAPITAL, INC. General Partner

	By:	/s/ Leo F. Wells, III
Leo F. Wells, III President

By:	/s/ LEO F. WELLS, III
LEO F. WELLS, III General Partner

Pursuant to the requirements of the Securities Act of 1933, this Amendment No.1 to Registration Statement has been signed by the following person in the capacity and on the date indicated.

Signatures	Title	Date

/s/ Leo F. Wells, III Leo F. Wells, III	President (Chief Executive Officer), Treasurer and Sole Director of Wells Capital, Inc.	January 24, 2003

EXHIBIT INDEX

Exhibit No.

1
Form of Dealer Manager Agreement between Wells Real Estate Fund XIV, L.P. and Wells Investment Securities, Inc. (previously filed in and incorporated by reference Registrant’s Registration Statement on Form S-11, Commission File No. 333-101463, filed on November 26, 2002)

3.1	Form of Agreement of Limited Partnership of Wells Real Estate Fund XIV, L.P. (included as Exhibit A to Prospectus)

3.2
Certificate of Limited Partnership of Wells Real Estate Fund XIV, L.P. dated October 25, 2002 (previously filed in and incorporated by reference Registrant’s Registration Statement on Form S-11, Commission File No. 333-101463, filed on November 26, 2002)

4	Form of Subscription Agreement and Subscription Agreement Signature Page (included as Exhibit B to Prospectus)

5.1	Opinion of Holland & Knight LLP regarding the legality of securities of Wells Real Estate Fund XIV, L.P. to be offered, filed herewith

8	Opinion of Holland & Knight LLP regarding tax matters, filed herewith

10.1	Form of Escrow Agreement between Wells Real Estate Fund XIV, L.P. and SouthTrust Bank, filed herewith

10.2	Form of Property Management and Leasing Agreement between Wells Real Estate Fund XIV, L.P. and Wells Management Company, Inc. (to be filed by amendment)

23.1	Consent of Holland & Knight LLP (included in Exhibits 5.1 and 8)